Exhibit 10.41

EXECUTION VERSION

Casino, Guichard-Perrachon S.A.,

Companhia Brasileira de Distribuição,

Via Varejo S.A.,

Nova Pontocom Comércio Eletrônico S.A.,

Bruxelas Empreendimentos e Participações S.A.,

AND

Cnova N.V.

Framework and IPO Agreement relating to the creation of the Cnova Group

Dated as of July 11, 2014

1.	DEFINITIONS, INTERPRETATION	7

1.1.	DEFINITIONS	7

1.2.	INTERPRETATIONS	15

2.	THE ASIAN REORGANIZATION	16

2.1.	SALE OF C-ASIA SHARES HELD BY QUINAM TO CD INTERNATIONAL	16

2.2.	CAPITAL INCREASE OF E-CAVI TO BE SUBSCRIBED FOR BY CAVI	16

2.3.	CGP’S UNDERTAKING	16

3.	THE NOVA REORGANIZATION	16

3.1.	DROP DOWN OF NOVA’S ASSETS	16

3.2.	REORGANIZATION OF THE SHAREHOLDING IN NOVA OPCO	17

4.	THE CNOVA CONTRIBUTIONS	17

4.1.	PRE-CONTRIBUTION REBALANCING OF THE SHARE CAPITAL OF CNOVA	17

4.2.	CNOVA RESOLUTIONS AND SHARE SPLIT	18

4.3.	CONTRIBUTION BY CGP OF THE CE SHARES TO CNOVA	18

4.4.	CONTRIBUTION BY ÉXITO OF AN INTEREST IN JV CD COLOMBIA TO CNOVA	19

4.5.	CONTRIBUTION BY DUTCH HOLDCO OF THE NOVA OPCO SHARES TO CNOVA	19

4.6.	CAPITAL OF CNOVA FOLLOWING THE SHARE SPLIT AND THE CNOVA CONTRIBUTIONS	20

4.7.	DOUBLE VOTING RIGHTS	20

5.	GOVERNING DOCUMENTS AND ADDITIONAL MATTERS CONCERNING CNOVA	21

5.1.	ARTICLES OF ASSOCIATION AND RULES FOR THE BOARD OF DIRECTORS	21

5.2.	BOARD AND MANAGEMENT OF CNOVA AT CLOSING	22

5.3.	RELATED-PARTY AGREEMENTS	22

6.	CLOSING	23

6.1.	COORDINATION OF THE PROJECT	23

6.2.	CLOSING DATE	23

6.3.	DEEMED ORDER OF CLOSING	23

7.	CONDITIONS PRECEDENT TO CLOSING	23

7.1.	JOINING PARTIES	23

7.2.	SHAREHOLDER APPROVALS	24

7.3.	CONTRIBUTION AUDITORS’ STATEMENTS	24

7.4.	NO INJUNCTIONS OR RESTRAINTS	24

7.5.	CONTRIBUTIONS CROSS-CONDITIONAL	24

8.	COVENANTS	24

8.1.	ORDINARY COURSE OF BUSINESS	24

8.2.	REGULATORY APPROVALS	25

8.3.	CHANGE OF CONTROL PROVISIONS	25

8.4.	ASSIGNMENT OF LIQUIDITY ARRANGEMENTS WITH BENEFICIARIES OF MANAGEMENT INCENTIVE PLANS	25

8.5.	NEW MANAGEMENT INCENTIVE PLAN	26

8.6.	VOTES; WRITTEN RESOLUTIONS; OTHER ACTIONS	26

8.7.	U.S. SECURITIES LAW COMPLIANCE	26

8.8.	MISALLOCATED ASSETS	26

9.	REPRESENTATIONS AND WARRANTIES	26

9.1.	ORGANIZATION, GOOD STANDING AND QUALIFICATION	27

9.2.	CAPITALIZATION AND TITLE TO SHARES	27

9.2.1.	CE	27

9.2.2.	Nova OpCo	28

9.3.	AUTHORITY; VALIDITY OF AGREEMENTS	28

9.4.	NO CONFLICTS	29

9.5.	LEGAL PROCEEDINGS AND LIABILITIES	29

9.6.	SUFFICIENCY OF ASSETS	30

10.	TERMINATION	30

10.1.	TERMINATION BY MUTUAL CONSENT	30

10.2.	TERMINATION BY ANY OF CGP, CBD AND VV	30

11.	IPO OF CNOVA	30

11.1.	UNDERTAKINGS IN RESPECT OF IPO	30

11.2.	IPO IMPLEMENTATION	31

11.3.	GOVERNANCE IMPLEMENTED FOR THE PURPOSE OF THE IPO	31

11.4.	CONSEQUENCE OF DELAYED IPO	32

12.	PUBLICITY	32

13.	MISCELLANEOUS	33

13.1.	JOINING PARTIES	33

13.2.	NOTIFICATIONS	33

13.3.	FURTHER ACTION	34

13.4.	NO JOINT LIABILITY	34

13.5.	INVALID PROVISIONS	34

13.6.	AMENDMENT	34

13.7.	COSTS	34

13.8.	CONSEQUENCES OF TERMINATION	35

13.9.	NO IMPLIED WAIVER; NO FORFEITURE OF RIGHTS	35

13.10.	NO RESCISSION; EXCLUSION	35

13.11.	LANGUAGE	35

13.12.	ASSIGNMENT AND ENCUMBRANCES	35

13.13.	LAW AND JURIDICTION	35

13.14.	COUNTERPARTS	36

13.15.	EFFECTIVENESS AND ENFORCEABILITY	36

EXHIBIT A		43

EXHIBIT B		48

EXHIBIT C		49

SCHEDULES		51

FRAMEWORK AND IPO AGREEMENT

AMONG:

1.                            Casino, Guichard-Perrachon S.A., a société anonyme organized under the laws of France, with a capital of EUR 173,052,072.90, having its registered office at 1, Esplanade de France, 42000 Saint-Etienne, France, registered with the registry of trade and companies of Saint-Etienne under number 554 501 171 (“CGP”), and represented by Mrs. Diane Coliche, duly authorized for the purposes hereof;

2.                            Companhia Brasileira de Distribuição, a sociedade anônima organized under the laws of Brazil, with a capital of BRL 6,780,897,688.95, headquartered in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Luiz Antônio, 3142, Brazil, registered with the CNPJ/MF under number 47.508.411/0001-56 (“CBD”), and represented by Mr. Ronaldo Iabrudi dos Santos Pereira and Mr. Christophe Hidalgo in accordance with its bylaws;

3.                            Via Varejo S.A., a sociedade anônima organized under the laws of Brazil, with a registered capital of BRL 2,895,452,570.59, headquartered in the City of São Caetano do Sul, State of São Paulo, at Rua João Pessoa, No. 83, Centro, Brazil, registered with the CNPJ/MF under number 33.041.260/0652-90 (“VV”), and represented by Mr. Líbano Miranda Barroso and Mr. Vítor Fagá de Almeida in accordance with its bylaws;

4.                            Nova Pontocom Comércio Eletrônico S.A., a sociedade anônima organized under the laws of Brazil, with a capital of BRL 50,741,294.71, headquartered in the City of São Paulo, State of São Paulo, at Rua Gomes de Carvalho, No. 1609/1617, 3°-7° andares, Brazil, registered with the CNPJ/MF under number 09.358.108/0001-25 (“Nova”), and represented by Mr. Germán Pasquale Quiroga Vilardo in accordance with its bylaws;

5.                           Bruxelas Empreendimentos e Participações S.A., a sociedade anônima organized under the laws of Brazil, with a capital of BRL 10,000.00, headquartered in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Luiz Antônio, No. 3172, 2nd floor, Brazil, registered with the CNPJ/MF under number 07.170.938/0001-07 (“Nova OpCo”), and represented by Mr. Germán Pasquale Quiroga Vilardo in accordance with its bylaws;

AND

6.                            Cnova N.V., a naamloze vennootschap organized under the laws of the Netherlands, having its corporate seat in Amsterdam and registered office at Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven, the Netherlands, registered with the trade register under number 60776676 (“Cnova”), and represented by Mr. Emmanuel Grenier and Mr. Germán Pasquale Quiroga Vilardo, duly authorized for the purposes hereof.

(Collectively the “Parties” and individually a “Party”).

RECITALS

A.                          The Parties, Éxito and CE (as defined below) are all members of the Casino Group(as defined below), being all controlled (other than CGP itself), directly or indirectly, by CGP.

B.                          The Parties and the Joining Parties (as defined below) contemplate transferring substantially all of the e-commerce activities carried out by the Casino Group, notably under the brands Cdiscount (in France, Latin America, Asia and Africa), Casas Bahia, Pontofrio and Extra (in Brazil) under a single holding company, Cnova, with a view to creating a global e-commerce leader with significant scale to strengthen the positioning of these e-commerce activities (the “Project”).  It is contemplated that the creation of this new group, controlled directly and indirectly by CGP, would be followed by an initial public offering of Cnova.

C.                          The Project and the execution of this Agreement (as defined below) have been approved by the boards of directors of CGP, CBD, VV and Éxito on June 4, 2014.

D.                          The Cnova Board and general meeting of shareholders of Cnova are expected to resolve to enter into and, as the case may be, approve this Agreement on or after the date hereof, following which the Agreement will be signed on behalf of, and become binding, effective and enforceable with respect to, Cnova.

E.                           Éxito, CE and the Brazilian Managers are anticipated to become Joining Parties to this Agreement.

F.                            On May 15, 2014, CGP filed with the French authorities a draft request for a tax ruling with respect to the CE Contribution (as defined below).  The delivery of this tax ruling is not a condition precedent to the Project.

G.                          On June 26, 2014, Nova OpCo filed with the State of Rio de Janeiro a request for a tax ruling confirming the ability of Nova OpCo to benefit from a special regime with respect to VAT (the “Brazilian Tax Ruling”) which has been obtained before the date hereof.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.                                     DEFINITIONS, INTERPRETATION

1.1.                           Definitions

As used herein, the following terms shall have the respective meanings set forth or referenced below.

Agreement	Means this Framework and IPO Agreement, including any Schedules, Annexes and Exhibits hereto, as such may be amended or restated from time to time in accordance with the terms hereof.

Ancillary Agreement	Means any agreement related to the Project.

Amended and Restated Articles of Association of Cnova	Means the articles of association of Cnova to be adopted at Closing as provided in Article 5.1.

Brazilian Managers	Means, individually or collectively, Germán Pasquale Quiroga Vilardo and Eduardo Khair Chalita.

Brazilian Tax Ruling	Has the meaning set forth in the Recitals.

Business	Has the meaning set forth in Article 9.6.

Business Day	Means a day, other than a Saturday or Sunday, on which the main commercial banks are open for the transaction of normal banking business in France, Brazil, Luxembourg and the Netherlands.

Casino Group	Means the group constituted by CGP and its Subsidiaries.

C-Asia

Means C-Distribution Asia Pte. Ltd., a company organized under the laws of Singapore, having its registered office at 50, Raffles Place #32-01, Singapore 048623, Singapore, registered under company number 201334378N, whose share capital is held, as of the date hereof, by Big C Supercenter Plc. (40%), CD

International (30%) and Quinam (30%).

C-Asia Sale	Has the meaning set forth in Article 2.1.

C-Asia Share Transfer Form	Has the meaning set forth in Article 2.1.

Cavi

Means Cavi Ltd., a company organized under the laws of Hong Kong, having its registered office at 14th Floor South China Building 1-3 Wyndham Street Central Hong Kong, registered with the companies registry under number 1153778, a wholly owned subsidiary of Quinam.

CBD	Has the meaning set forth in the preamble to this Agreement.

CD International

Means Cdiscount International B.V., a besloten vennootschap organized under the laws of the Netherlands, having its registered office at Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven, the Netherlands, registered with the trade register under number 59495812, a wholly owned subsidiary of CE.

C Latam	Means an Uruguayan company in the course of incorporation, which will be held directly or indirectly by CD International (70%) and Éxito (30%).

CE

Means Casino Entreprise S.A.S., a société par actions simplifiée organized under the laws of France, with a capital of EUR 166,931,225.00, having its registered office at 1, Esplanade de France, 42000 Saint-Etienne, France, registered with the registry of trade and companies of Saint-Etienne under number 422 919 548, to be renamed “Cdiscount Group” as soon as practicable after the date hereof.

CE Contribution	Has the meaning set forth in Article 4.3.

CE Shares	Means the 166,616,203 shares of CE held by CGP, out of a total of the 166,931,225 shares constituting CE’s share capital as of the date hereof.

CE Warrants	Means the outstanding warrants (bons de souscription d’actions) issued by CE, consisting in 6,500,000 warrants issued in 2011, 932,000 warrants issued in 2012 and 7,500,000 warrants issued in 2013.

CGP	Has the meaning set forth in the preamble to this Agreement.

Closing	Has the meaning set forth in Article 6.2.

Closing Date	Has the meaning set forth in Article 6.2.

Cnova	Has the meaning set forth in the preamble to this Agreement.

Cnova Board	Means the board of directors of Cnova.

Cnova Contribution Agreement	Has the meaning set forth in Article 4.3.

Cnova Contributions	Means, individually or collectively, any of the CE Contribution, the Nova OpCo Contribution and/or the JV CD Colombia Contribution.

Cnova Group	Means the group constituted, as from the Closing Date, of Cnova and its Subsidiaries.

Cnova Issue Shares	Means the Shares CGP, the Shares Dutch HoldCo and the Shares Éxito, collectively.

Cnova Resolutions	Has the meaning set forth in Article 4.2.

Co-CEO	Means a co-chief executive officer of Cnova.

Contract

Means, with respect to any Person, any agreement, indenture, loan agreement, undertaking, note or other debt instrument, contract, lease, mortgage, deed of trust, permit, license, understanding, arrangement, commitment or other obligation, written or oral, to which such Person or any of its Subsidiaries is a party or by which any of them may be bound or to which any of their properties may be subject.

Deed of Amendment	Means the deed of amendment to the articles of association of Cnova, pursuant to the execution of which the Amended and Restated Articles of Association of Cnova will become effective.

Drop Down	Has the meaning set forth in Article 3.1.

Drop Down Corporate Resolutions	Has the meaning set forth in Article 3.1.

Dutch Civil Law Notary	Has the meaning set forth in Article 6.1.

Dutch HoldCo

Means Jaïpur Financial Markets B.V., a besloten vennootschap organized under the laws of the Netherlands, having its registered office at Schiphol Boulevard 231, 1118 BH Schiphol, the Netherlands, registered with the trade register under number 60838892.

Dutch HoldCo Contribution	Has the meaning set forth in Article 3.2.

Dutch HoldCo Contribution Agreement	Has the meaning set forth in Article 3.2.

E-Cavi

Means E-Cavi Ltd., a company organized under the laws of Hong Kong, having its registered office at 14th Floor South China Building 1-3 Wyndham Street Central Hong Kong, registered with the companies registry under number 1998951, as of the date hereof, a wholly owned subsidiary of C-Asia.

E-Cavi Shareholders’ Agreement	Has the meaning set forth in Article 2.2.

E-Cavi Subscription	Has the meaning set forth in Article 2.2.

Equity Rights	Has the meaning set forth in Article 9.2.1.

Exchange Act	Has the meaning set forth in Article 11.3

Éxito	Means Almacenes Éxito S.A., a company organized under the laws of Colombia, headquartered in Envigado, Department of Antioquia, Colombia, registered with the trade register under number 890900608-9.

Governmental Entity

Means any supranational, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any other supranational, governmental, intergovernmental, quasi-governmental authority, body, department, or organization, including the European Union, or any regulatory body appointed by any of the foregoing in each case, in any jurisdiction.

ICC Court	Has the meaning set forth in Article 13.13.

ICC Rules	Has the meaning set forth in Article 13.13.

Indemnification Agreement	Has the meaning set forth in Article 3.1.

Interim Cnova Board Rules	Has the meaning set forth in Article 5.1(d).

IPO

Means the initial public offering of the ordinary shares of Cnova on the New York Stock Exchange or the NASDAQ Stock Market pursuant to the prospectus included in the registration statement on Form F-1 filed with the U.S. Securities and Exchange Commission on June 4, 2014, as amended from time to time, or any other public offering of the ordinary shares of Cnova on any stock exchange.

IPO Cnova Board Rules	Has the meaning set forth in Article 5.1(e).

Joining Party	Has the meaning set forth in Article 13.1.

JV CD Colombia	Means Cdiscount Colombia S.A.S., a company organized under the laws of

Colombia, having its registered office at Carrera 48 # 32 b sur 139 Envigado, Colombia, registered in the public business register under number 172913, whose share capital will be held, on the Closing Date immediately before the Closing, by Éxito (70%) and CD International (30%).

JV CD Colombia Contribution	Has the meaning set forth in Article 4.4(a).

JV CD Colombia Operational Services Agreement	Has the meaning set forth in Article 4.4(c)(i).

JV CD Colombia Shares	Has the meaning set forth in Article 4.4(a).

Law

Means any domestic or foreign statute, law, constitution, ordinance, rule, code, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, ordinance, decision, guideline or other requirement.

Lien

Means, whether arising under any Contract or otherwise, any debts, claims, security interests, liens, encumbrances, pledges, mortgages, retention agreements, hypothecations, rights of others, assessments, restrictions, voting trust agreements, options, rights of first offer, proxies, title defects, and charges or other restrictions or limitations of any nature whatsoever.

Lux HoldCo

Means Jaïpur Financial Markets S.à r.l, a limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 15, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 186.082.

Lux HoldCo Contribution	Has the meaning set forth in Article 3.2.

Lux HoldCo Contribution Agreement	Has the meaning set forth in Article 3.2.

Material Adverse Effect

Means, with respect to any Person, any change, effect, event, matter, occurrence or state of facts that (a) has or results in a material adverse effect on the business, condition (financial or otherwise), or assets, properties, liabilities, results of operations of such Person and such Person’s Subsidiaries, taken together as a whole, or (b) materially impairs such Person’s ability to perform its obligations hereunder or under any Ancillary Agreement, other than, in the case of clause (a), any change, effect, event, matter, occurrence or state of facts to the extent resulting from (i) general economic, political, legislative or regulatory conditions in any of the geographical areas in which such Person’s business is conducted, (ii) any changes or conditions generally affecting the industry in which such Person operates, except, in case of clause (i) or (ii), to the extent that such change, effect, event, matter, occurrence or state of facts has a disproportionate effect on such Person and such Person’s Subsidiaries, taken as a whole, relative to Persons in the same industry generally.

New Nova Shareholders’ Agreement	Has the meaning set forth in Article 4.5(c)(iii).

New Nova Operational Agreement	Has the meaning set forth in Article 4.5(c)(i).

Nova	Has the meaning set forth in the preamble to this Agreement.

Nova OpCo	Has the meaning set forth in the preamble to this Agreement.

Nova OpCo Contribution	Has the meaning set forth in Article 4.5(a).

Nova OpCo Shares	Means shares of Nova OpCo representing 100% of the share capital of Nova OpCo.

Nova Operational Agreement	Means the operational agreement entered into on October 17, 2013, by and among Nova, VV and CBD.

Organizational Documents	Means, with respect to any Person, the certificate of incorporation, articles of association, limited liability company agreement, bylaws or similar organizational documents of such Person.

Party	Has the meaning set forth in the preamble to this Agreement.

Person

Means any natural person or any firm, partnership, limited liability partnership, association, corporation, limited liability company, joint venture, trust, business trust, sole proprietorship or other entity or any division thereof.

Pre-IPO Delegations	Has the meaning set forth in Article 11.3.

Pricing Committee	Has the meaning set forth in Article 11.2.

Project	Has the meaning set forth in the Recitals.

Quinam

Means Quinam B.V., a besloten vennootschap organized under the laws of the Netherlands, having its registered office at Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven, the Netherlands, registered with the trade register under number 54166438.

Rebalancing	Has the meaning set forth in Article 4.1.

Securities Act	Has the meaning set forth in Article 8.7.

Share Split	Has the meaning set forth in Article 4.2.

Shares CGP	Has the meaning set forth in Article 4.3.

Shares Dutch HoldCo	Has the meaning set forth in Article 4.5.

Shares Éxito	Has the meaning set forth in Article 4.4.

Special Voting Agreement	Has the meaning set forth in Article 4.7(b).

Subsidiary

Means, with respect to any Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds stock or other ownership interests representing (i) 50% or more of the voting power of all outstanding stock or ownership interests of such entity or (ii) the right to receive 50% or more of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

Termination Date	Has the meaning set forth in Article 10.2.

Trademark License Agreements	Has the meaning set forth in Article 4.5 (c)(ii).

Underwriters	Has the meaning set forth in Article 11.2.

Voting Depository	Means Stichting Cnova Special Voting Shares, a foundation to be organized under the laws of the Netherlands as provided in Article 4.7.

VV	Has the meaning set forth in the preamble to this Agreement.

1.2.         Interpretations

The words “hereof”, “herein”, “hereto”, “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement or Articles, Sections, Schedules and Exhibits if the Agreement unless otherwise expressly specified.

The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.  When a term is defined herein, each of its grammatical form shall have a corresponding meaning.

The words “include(s)” means “include(s) but not limited to” or “include(s) without limitation” and “including” means “including but not limited to” or “including without limitation”, respectively.

References to any Article, Section, Schedule Annex or Exhibit are to those contained in, or appended to, this Agreement, and the expression “this Article” or “this Section” shall, unless followed by a reference to a specific provision, be deemed to refer to the whole Article or Section, as the case may be (bot merely the subsection, paragraph or other provision), in which the expression occurs.

The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Whenever the word “day” is used in this Agreement (other than in the term Business Day), it shall be deemed to refer to a calendar day.

2.            THE ASIAN REORGANIZATION

2.1.         Sale of C-Asia shares held by Quinam to CD International

As soon as practicable (whether before or after Closing), Quinam shall sell and transfer its entire 30% stake in the share capital of C-Asia to CD International for a price of EUR 16,680,000 payable in cash (the “C-Asia Sale”), pursuant to a share transfer form to be entered into substantially in the form annexed hereto as Schedule 2.1 (the “C-Asia Share Transfer Form”).

2.2.         Capital increase of E-Cavi to be subscribed for by Cavi

Concomitantly with, or as promptly as practicable after the C-Asia Sale, Cavi shall subscribe for a capital increase in E-Cavi so that Cavi will own, after such capital increase, a 20% stake in E-Cavi.  This subscription will be fully contributed in cash for a price equivalent to EUR 7,250,000 (the “E-Cavi Subscription”), pursuant to appropriate corporate resolutions and agreements between the relevant parties to be validly executed.  Following the E-Cavi Subscription, a shareholders’ agreement will be entered into between C-Asia and Cavi substantially in the form annexed hereto as Schedule 2.2, with such changes as may be agreed between the parties thereto (the “E-Cavi Shareholders’ Agreement”).

2.3.         CGP’s undertaking

CGP undertakes to use its reasonable best efforts to cause the C-Asia Sale and the E-Cavi Subscription to be completed in accordance with the terms hereof.

3.            THE NOVA REORGANIZATION

3.1.         Drop Down of Nova’s assets

As soon as possible after the date hereof, Nova shall contribute to Nova OpCo substantially all of its assets and liabilities in exchange for new shares issued by Nova OpCo and Nova shall become a holding company owning 100% of the shares of Nova OpCo (the “Drop Down”), pursuant to corporate resolutions of Nova and Nova OpCo, substantially in the form annexed hereto as Schedule 3.1 (i), as faithfully translated in Portuguese, with such changes as may be agreed among the Parties (the “Drop Down Corporate Resolutions”), as well as an indemnification agreement to be entered into between Nova and Nova OpCo, substantially in the form annexed hereto as Schedule 3.1 (ii), as faithfully translated in Portuguese, with such changes as may be agreed among the Parties (the “Indemnification Agreement”).  Nova and Nova OpCo shall carry out all the formalities and other actions necessary or appropriate to register and (further) effect and complete the occurrence of the Drop Down as soon as practicable after the date of the Drop Down.

The Drop Down shall be effected at book value based on Nova’s interim accounts as of the date of the Drop Down or the most recent practicable date prior to the date of the Drop Down and the net book value of the assets and liabilities contributed to Nova OpCo, including cash and cash equivalents shall be at least equal to the equivalent in Brazilian Reais of EUR 11,000,000 on the basis of the BRL/EUR exchange rate at 2:15 p.m. CET on the last Business Day preceding the date of the Drop Down, as published on the European Central Bank website.

3.2.         Reorganization of the shareholding in Nova OpCo

After the Drop Down, (i) as soon as practicable following the date of the Drop Down, Nova shall contribute in kind the Nova OpCo Shares to Lux HoldCo in exchange for 219,231,500 new shares issued by Lux Holdco, each having a nominal value of EUR 0.01, as a result of which Nova will remain the holder of 100% of the issued share capital of Lux HoldCo (the “Lux HoldCo Contribution”), and (ii) as promptly as practicable following the completion of the foregoing contribution, Lux HoldCo shall contribute in kind the Nova OpCo Shares to Dutch HoldCo in exchange for 220,481,400 new shares issued by Dutch Holdco, each having a nominal value of EUR 0.01, as a result of which Lux HoldCo will remain the holder of 100% of the issued share capital of Dutch HoldCo (the “Dutch HoldCo Contribution”).

The Lux HoldCo Contribution and the subsequent Dutch HoldCo Contribution shall be effected at book value, which shall be at least equal to EUR 11,000,000.

To this purpose, (i) Nova and Lux HoldCo shall execute a contribution agreement relating to the Lux HoldCo Contribution, substantially in the form annexed hereto as Schedule 3.2 (i), with such changes as may be agreed among the Parties (the “Lux HoldCo Contribution Agreement”), and (ii) Lux HoldCo and Dutch HoldCo shall execute a contribution agreement relating to the Dutch HoldCo Contribution, substantially in the form annexed hereto as Schedule 3.2 (ii), with such changes as may be agreed among the Parties (the “Dutch HoldCo Contribution Agreement”).

4.            THE CNOVA CONTRIBUTIONS

4.1.         Pre-contribution rebalancing of the share capital of Cnova

As of the date hereof, CGP holds 100% of the share capital of Cnova, divided in 450,000 ordinary shares, each having a nominal value of EUR 0.10.

On or around the date hereof and by virtue of the execution of a notarial deed of sale, purchase and transfer before the Dutch Civil Law Notary:

(a)        CGP shall sell to Dutch HoldCo and Dutch HoldCo shall purchase and accept from CGP 240,750 ordinary shares of Cnova, corresponding to 53.5% of its share capital, for an aggregate price equal to EUR 24,075; and

(b)        CGP shall sell to Éxito and Éxito shall purchase and accept from CGP 720 ordinary shares of Cnova, corresponding to 0.16% of its share capital, for an aggregate price equal to EUR 72;

((a) and (b) together, the “Rebalancing”).

Each of Cnova, CGP, Dutch HoldCo and Éxito shall grant a power of attorney to each (junior) civil law notary, lawyer, notarial assistant and paralegal working at NautaDutilh to appear before the Dutch Civil Law Notary and to execute the aforesaid notarial deed of sale, purchase and transfer, the notarial deed of issue required for purposes of issuing the respective Cnova Issue Shares contemplated in Article 4.3 through Article 4.5 and to take all the necessary actions to perfect the Rebalancing or otherwise required in connection therewith.

The purchase price shall be paid by, respectively, Dutch HoldCo and Éxito, no later than twenty (20) Business Days as from the date of the Rebalancing, unless Dutch HoldCo and Éxito agree otherwise with CGP.

The shares shall be sold by CGP free of any Liens.

Further to the Rebalancing (and before the Share Split and the Cnova Contributions mentioned below), CGP, Dutch HoldCo and Éxito will hold respectively 208,530, 240,750 and 720 ordinary shares in the issued capital of Cnova, each having a nominal value of EUR 0.10, representing 46.34%, 53.50% and 0.16% of the issued share capital of Cnova, each of which shall be split into two (2) ordinary shares in the issued capital of Cnova with effect from the execution of the Deed of Amendment, as provided for in Article 4.2.

4.2.         Cnova Resolutions and Share Split

On or prior to the Closing Date, CGP, Dutch HoldCo and Éxito shall adopt written shareholders’ resolutions of Cnova (the “Cnova Resolutions”) providing notably for resolutions to (i) effect a split of each of the ordinary shares of Cnova with a nominal value of EUR 0.10, into two (2) ordinary shares with a nominal value of EUR 0.05 each, with effect from the execution of the Deed of Amendment (the “Share Split”), (ii) approve the Cnova Contributions and resolve on the related issuance of the Cnova Issue Shares and (iii) amend the articles of association of Cnova in accordance with the Amended and Restated Articles of Association of Cnova as provided for in Article 5.1.

4.3.         Contribution by CGP of the CE Shares to Cnova

On the Closing Date, CGP shall contribute in kind the CE Shares to Cnova (the “CE Contribution”) in exchange for 190,557,009 new ordinary shares, with a nominal value of EUR 0.05 each (the “Shares CGP”) to be issued by Cnova to CGP subject to the condition precedent of the execution of the Deed of Amendment, pursuant to an agreement to be entered into as soon as practicable after the date hereof substantially in the form annexed hereto as Schedule 4.3, with such changes as may be agreed among the Parties and Éxito (the “Cnova Contribution Agreement”).

The CE Contribution shall be effected at book value, which book value shall be at least EUR 9,527,850.45.  Any value of the CE Shares in excess of EUR 9,527,850.45 shall be deemed to be share premium (agio) and shall be added to Cnova’s share premium reserve.

4.4.         Contribution by Éxito of an interest in JV CD Colombia to Cnova

(a)        On the Closing Date, Éxito shall contribute in kind 21% of the total issued share capital of JV CD Colombia (the “JV CD Colombia Shares”) to Cnova (the “JV CD Colombia Contribution”) in exchange for 657,943 new ordinary shares, with a nominal value of EUR 0.05 each (the “Shares Éxito”) to be issued by Cnova to Éxito subject to the condition precedent of the execution of the Deed of Amendment, pursuant to the Cnova Contribution Agreement.

(b)        The JV CD Colombia Contribution shall be effected at book value, which book value shall be at least EUR 32,897.15.  Any value of the JV CD Colombia Shares in excess of EUR 32,897.15 shall be deemed to be share premium (agio) and shall be added to Cnova’s share premium reserve.

(c)        As soon as practicable before or after the Closing:

(i)         Éxito and JV CD Colombia shall negotiate in good faith and enter into an operational services agreement consistent with the term sheet annexed hereto as Schedule 4.4 (c)(i) (the “JV CD Colombia Operational Services Agreement”);

(ii)        Éxito, CD International and Cnova shall negotiate in good faith a shareholders’ agreement governing their relationship as shareholders of JV CD Colombia and including reciprocal put and call options regarding a 29% interest in the share capital of JV CD Colombia held by Éxito, consistent with the term sheet annexed hereto as Schedule 4.4 (c)(ii);

(iii)       Éxito (through Spice Investments Mercosur S.A.), CD International and Cnova shall negotiate in good faith a shareholders’ agreement governing their relationship as shareholders of C Latam and including reciprocal put and call options regarding a 10% interest in the share capital of C Latam held by Spice Investments Mercosur S.A., consistent with the term sheet annexed hereto as Schedule 4.4 (c)(iii).

4.5.         Contribution by Dutch HoldCo of the Nova OpCo Shares to Cnova

(a)        On the Closing Date, Nova shall cause Dutch HoldCo to contribute in kind the Nova OpCo Shares to Cnova (the “Nova OpCo Contribution”) in exchange for 220,000,000 new ordinary shares, with a nominal value of EUR 0.05 each (the “Shares Dutch HoldCo”) to be issued by Cnova to Dutch HoldCo subject to the condition precedent of the execution of the Deed of Amendment, pursuant to the Cnova Contribution Agreement.

(b)        The Nova OpCo Contribution shall be effected at book value, which book value shall be at least EUR 11,000,000. Any value of the Nova OpCo Shares in excess of EUR 11,000,000.00 shall be deemed to be share premium (agio) and shall be added to Cnova’s share premium reserve.

(c)        Promptly before or after the date of the Nova OpCo Contribution:

(i)         Nova OpCo, CBD, Cnova and VV, and Nova as an intervening and consenting party, shall enter into an amendment to the Nova Operational Agreement, in all material respects in the form annexed hereto as Schedule 4.5 (c)(i), as faithfully translated in Portuguese, with such changes as may be agreed among the Parties (the “New Nova Operational Agreement”);

(ii)        CBD, Nova and Nova OpCo shall enter into a trademark license agreement and VV, Nova and Nova OpCo shall enter into a trademark license agreement, in each case in all material respects in the form annexed hereto as Schedule 4.5 (c)(ii), with in each case such changes as are necessary to split such form into two separate agreement, one with VV as the sole licensor and one with CBD as the sole licensor, in each case as faithfully translated in Portuguese, and with such other changes as may be agreed among the Parties (the “Trademark License Agreements”);

(iii)       CBD, VV, the Brazilian Managers and Nova, as intervening party, shall enter into a new shareholders’ agreement of Nova in all material respects in the form annexed hereto as Schedule 4.5 (c)(iii), as faithfully translated in Portuguese, with such changes as may be agreed among the Parties (the “New Nova Shareholders’ Agreement”), which will supersede the current shareholders’ agreement entered into on October 17, 2013, it being specified that only the English version of the New Nova Shareholders’ Agreement will be disclosed to the public markets; and

(iv)       The Brazilian Managers, Nova, Nova OpCo and Cnova shall enter into a management undertaking agreement in all material respects in the form annexed hereto as Schedule 4.5 (c)(iv), as faithfully translated in Portuguese, with such changes as may be agreed among the Parties, it being specified that only the English version of the management undertaking agreement will be disclosed to the public markets.

4.6.         Capital of Cnova following the Share Split and the Cnova Contributions

Further to the Share Split and the Cnova Contributions and with effect from the execution of the Deed of Amendment, CGP, Dutch HoldCo and Éxito shall hold respectively 190,974,069, 220,481,500 and 659,383 ordinary shares in the issued capital of Cnova, representing 46.34%, 53.50% and 0.16% of the issued share capital of Cnova.

4.7.         Double voting rights

(a)        On or after the Closing Date, at the time deemed appropriate by CGP but in any event prior to the closing of the IPO, CGP, CBD, VV and the Brazilian

Managers shall cause the initial directors of the Voting Depository to incorporate the Voting Depository, by notarial deed of incorporation to be executed before the Dutch Civil Law Notary, which shall be regulated by (i) the articles of association attached hereto as Schedule 4.7 (a)(i) and (ii) the terms and conditions attached hereto as Schedule 4.7 (a)(ii). All the Parties and Joining Parties (except for Cnova) undertake to give such initial directors of the Voting Depository all required assistance to this purpose.

(b)         On or after the Closing Date, at the time deemed appropriate by CGP but in any event prior to the closing of the IPO, Cnova, the Voting Depository, CGP, CBD, VV, the Brazilian Managers and Éxito shall execute an agreement governing the creation of special voting rights substantially in the form attached hereto as Schedule 4.7 (b), with such changes as may be agreed among the Parties (the “Special Voting Agreement”), pursuant to which the Cnova shareholders holding one or more Cnova ordinary shares immediately after the Cnova Contributions but prior to the IPO shall be entitled to receive at the time of the IPO and subject to the occurrence of the IPO twice as many voting rights in Cnova’s general meeting as the number of Cnova ordinary shares held by them.

(c)          The Parties, Éxito and the Voting Depository shall undertake to implement the Special Voting Agreement on or as soon as practicable after the date on which the Special Voting Agreement has been executed, but in any event prior to the closing of the IPO.

5.                                     GOVERNING DOCUMENTS AND ADDITIONAL MATTERS CONCERNING CNOVA

5.1.                           Articles of association and rules for the board of directors

(a)         After the Rebalancing but prior to the Cnova Contributions, CGP and Éxito shall adopt, and Nova shall cause Dutch HoldCo to adopt, in their capacity as shareholders of Cnova, via the Cnova Resolutions, a resolution to amend the articles of association of Cnova in accordance with the amended and restated articles association of Cnova substantially in the form annexed hereto as Schedule 5.1 (a), with such changes as may be agreed among the Parties (the “Amended and Restated Articles of Association of Cnova”) and (i) appoint the non-executive director mentioned in Article 5.2(b) who is not already a director, for an initial term expiring at the first annual general meeting of Cnova following the Closing and (ii) set the term of appointment for the directors mentioned in Article 5.2(b) who are already directors to expire at the first annual general meeting of Cnova following the Closing.

(b)                       On or about the date of the launch of the roadshow for the IPO, CGP and Éxito shall appoint, and Nova shall cause Dutch HoldCo to adopt, in their capacity as shareholders of Cnova, a resolution to appoint the directors mentioned in Article 5.2(c), for an initial term expiring at the first annual general meeting of Cnova following the Closing.

(c)                        On or about the date of the closing of the IPO (and effective as of the closing of the IPO), CGP and Éxito shall, and Nova shall cause Dutch HoldCo to, adopt, in their capacity as shareholders of Cnova, (i) a resolution to appoint the independent directors as mentioned in Article 11.3 for an initial term to be set by

CGP after consultation with the other Parties and (ii) a resolution to reappoint all the directors already sitting on the Cnova Board for a term to be set by CGP after consultation with the other Parties.

(d)                       Prior to Closing, the Parties and Éxito shall use their reasonable best efforts to cause the Cnova Board to meet to adopt rules for the Cnova Board, substantially in the form annexed hereto as Schedule 5.1 (d), with such changes as may be agreed among the Parties, such rules to become effective as of Closing (the “Interim Cnova Board Rules”).

(e)                        As soon as the Cnova Board is composed of at least seven (7) directors, as provided in Article 5.2(c), the Parties and Éxito shall use their reasonable best efforts to cause the Cnova Board to meet to adopt rules for the Cnova Board adapted to meet (i) the requirements applicable to and practices of Dutch companies listed on a U.S. stock exchange and (ii) the principles presented to and approved by the boards of directors of CGP, CBD and VV on June 4, 2014 (the “IPO Cnova Board Rules”), with effect as of the date of the closing of the IPO.

5.2.                           Board and management of Cnova at Closing

(a)                       The Parties and Éxito shall cause the Cnova Board to consist, at the Closing Date, of three (3) members, one of whom shall be an executive director (the Co-CEO in charge of the Nova OpCo operations; the other Co-CEO in charge of the Cdiscount operations having the status of observer on the Cnova Board, with a rotation between the roles of the Co-CEO serving on the Cnova Board as executive director and the observer Co-CEO) and two (2) of whom shall be non-executive directors, by virtue of the Cnova Resolutions, appointing or confirming the appointment of the directors mentioned in Article 5.2(b).

(b)                       On the Closing Date, such Cnova Board shall consist of:

•                      Arnaud Strasser, as non-executive director;

•                      Ronaldo Iabrudi dos Santos Pereira, as non-executive director;

•                      Germán Pasquale Quiroga Vilardo, as executive director and Co-CEO.

(c)                        On or about the date of the launch of the roadshow for the IPO and, in any event, no later than December 31, 2014, CGP and Éxito shall adopt, and CBD, VV and the Brazilian Managers shall cause Dutch HoldCo to adopt, in their capacity as shareholders of Cnova, a shareholders’ resolution resulting in the Cnova Board to consist of seven (7) members, the four (4) additional members being non-executive directors.  Two (2) of the additional directors shall be designated by CGP, one (1) by CBD and one (1) by VV.

5.3.                          Related-party agreements

The Parties and the Joining Parties hereby agree and acknowledge that in addition to the agreements provided for in this Agreement, the agreements listed in Exhibit A will have been entered into, before or upon the Closing Date, between Cnova or its

Subsidiaries, on the one hand, and CGP or its Subsidiaries, on the other hand.

6.                                     CLOSING

6.1.                           Coordination of the Project

The Parties and the Joining Parties hereby agree that CGP is appointed to coordinate the overall realization of the Project and the consummation of the transactions contemplated in this Agreement and in the Ancillary Agreements.

6.2.                           Closing Date

The closing of the Cnova Contributions shall all take place on the date set by CGP, after consultation with the other Parties, which shall be no later than December 31, 2014, subject to the satisfaction of the conditions precedent set forth in Article 7 (other than those conditions that by their terms are to be satisfied at Closing) or the waiver of such conditions (to the extent permitted by applicable Law) (the “Closing Date”), at the offices of NautaDutilh, Amsterdam, before a Dutch civil law notary (the “Dutch Civil Law Notary”), unless another deadline or place is mutually agreed upon in writing by the Parties.  The “Closing” means, with respect to each of the Cnova Contributions, the execution and delivery of all relevant legal and contractual documentation required hereunder and thereunder and under Dutch, French, Brazilian and Colombian Laws, as applicable, to properly consummate each of the Cnova Contributions.

6.3.                           Deemed Order of Closing

On the Closing Date, the Cnova Contributions shall occur and shall be deemed to have occurred for all purposes in the following order:

•                       first, the CE Contribution;

•                       second, the JV CD Colombia Contribution; and

•                       third, the Nova OpCo Contribution;

provided that the issue of the respective Cnova Issue Shares shall be effective as of the execution of the Deed of Amendment.

7.                                     CONDITIONS PRECEDENT TO CLOSING

The obligation of the Parties and Joining Parties to effect the Cnova Contributions is subject to the satisfaction or, to the extent permitted by applicable Law, waiver (in writing) by all of the Parties prior to the Closing Date of the following conditions:

7.1.                           Joining Parties

Éxito, CE and the Brazilian Managers shall each have become a Joining Party.

7.2.                           Shareholder approvals

The Cnova Contributions shall have been approved via the Cnova Resolutions by CGP, Dutch Holco and Éxito, in their capacity as shareholders of Cnova (after the Rebalancing but prior to the Cnova Contributions).  This condition precedent must be satisfied on the Closing Date.

7.3.                           Contribution auditors’ statements

The contribution auditors’ statement for the Cnova Contributions shall have been issued and delivered in accordance with the relevant contribution agreements.

7.4.                           No Injunctions or Restraints

No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law which is in effect and prohibits or makes illegal consummation of the Lux HoldCo Contribution, the Dutch HoldCo Contribution and the Cnova Contributions in accordance with the terms of this Agreement, or any step of the pre-closing reorganization actions mentioned in this Agreement.

7.5.                           Contributions Cross-Conditional

The Parties and the Joining Parties, as applicable, shall have taken all actions necessary to cause each of the Lux Holdco Contribution and the Dutch HoldCo Contribution and each of the Cnova Contributions to become effective (other than such actions that by their nature are to be taken at or after the Closing), including the execution of the Lux HoldCo Contribution Agreement, the Dutch HoldCo Contribution Agreement and the Cnova Contribution Agreement, each of which shall have been executed and shall be in full force and effect.  Each of the JV CD Colombia Operating Agreement, the New Nova Operational Agreement and the New Nova Shareholders’ Agreement shall have been executed and shall be in full force and effect as of the Closing.

8.                                     COVENANTS

8.1.                           Ordinary course of business

Each of Cnova, CE and Nova and, as the case may be, Nova OpCo covenants and agrees as to itself and its Subsidiaries that, after the date hereof and until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, unless CGP, CBD and VV shall otherwise approve in writing, and except as otherwise expressly contemplated by this Agreement or as necessary to implement the Project as may be directed by CGP, CBD and VV in mutual agreement:

•                       the business of it and its Subsidiaries shall be conducted in the ordinary and usual course consistent with past practice and it and its Subsidiaries shall use their respective commercially reasonable efforts to preserve intact its business organization and maintain its existing relations and goodwill with all Governmental Entities, clients, customers, suppliers, creditors, lessors, employees and shareholders, as applicable;

•                       it shall not amend in any material way or propose to amend in any material way its Organizational Documents; (ii) it shall not issue any shares of capital stock or other equity interests (other than in connection with the CE Warrants or any existing stock option plan), (iii) it shall not split, combine or reclassify its outstanding shares of capital stock or other equity interests (other than the contemplated share split at Lux HoldCo and Dutch HoldCo to obtain shares with a nominal value of EUR 0.01 per share); (iv) it shall not declare, set aside or pay any type of dividend or other distribution, whether payable in cash, stock or property, in respect of any capital stock or other equity interests, as appropriate; or (v) it shall not repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or other equity interests, as applicable, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock or other equity interests, as applicable;

•                       it shall not sell, directly or indirectly, any share in any of its Subsidiaries.

8.2.                           Regulatory approvals

Other than as expressly contemplated by this Agreement, the obligation of the Parties and the Joining Parties to consummate the Project is not subject to any approval by any Governmental Entity.

However, each of the Parties and each of the Joining Parties agrees to cooperate and to diligently proceed with any actions required and more generally to do whatever is or would be necessary in order to obtain any authorization, permit or approval (including, as the case may be, the transfer of such authorization, permit or approval to Cnova or its Subsidiaries) that would be required or advisable to implement the Project.  Each of the Parties shall keep the other Parties reasonably informed of the status of these actions.

8.3.                          Change of control provisions

The Parties and Joining Parties agree to cooperate and to diligently proceed with any actions required and more generally to do whatever is or would be necessary, to ensure the waiver of any relevant change of control provisions provided in the contracts entered into by CE or its Subsidiaries or Nova (and, as the case may be, Nova OpCo).  Each of the Parties shall keep the other Parties reasonably informed of the status of these actions.

8.4.                           Assignment of liquidity arrangements with beneficiaries of management incentive plans

CGP’s rights and obligations under the liquidity arrangements (consisting notably of reciprocal put and call options) entered into with the minority shareholders of CE, who received their shares pursuant to free shares plans, shall be assigned to Cnova, as soon as practicable after the date hereof.

Cnova and CGP undertake to do whatever is necessary or advisable, from time to time, in order to implement the assignment contemplated by this Article 8.4 and, if need be, enter into back-to-back arrangements.

8.5.                           New management incentive plan

The Cnova Board shall give due consideration to an appropriate management incentive plan, to the benefit of such managers of the Cnova Group as may be selected by the Cnova Board, which shall be approved by such of Cnova’s corporate bodies as may be required.

8.6.                           Votes; written resolutions; other actions

Each Party and each Joining Party hereby commits to (i) vote in favor of any resolution during any shareholders’ meeting in respect of any company in which it is a shareholder, (ii) sign any written shareholder resolution(s) in respect of any company in which it is a shareholder and (iii) take any other action, in each case, necessary or appropriate to enable the consummation of the transactions contemplated hereunder or under the Ancillary Agreements and the implementation and completion of the Project.

8.7.                           U.S. Securities Law Compliance

In connection with any IPO pursuant to Article 11, the Parties and the Joining Parties shall comply with all applicable provisions of the U.S. Securities Act of 1933, as amended (the “Securities Act”), including the registration under the Securities Act of the offering of the ordinary shares of Cnova in the IPO on an appropriate registration form or forms to be designated by Cnova.

8.8.                           Misallocated assets

If, following the Closing, any right, property or asset not forming part of the Business is found to have been transferred to Cnova or a Subsidiary of Cnova in error, either directly or indirectly, Cnova shall transfer or cause to be provided such right, property or asset (and any related liability) as soon as practicable to the applicable Party or Joining Party for no consideration.  If, following the Closing, any right, property or asset forming part of the Business is found to have been retained by any applicable Party or Joining Party in error, either directly or indirectly and not including any assets for which it was intended that Cnova would only have a right to use or obtain the benefit of, or be entitled to services providing for, such assets as provided for in Article 9.6, such Party or Joining Party shall transfer or cause to be provided such right, property or asset (and any related liability) as soon as practicable to Cnova or a Subsidiary of Cnova, as the case may be, for no consideration.

9.                                     REPRESENTATIONS AND WARRANTIES

Each Party and each Joining Party represents and warrants (other than with respect to (i) Article 9.2.1 for which only CGP represents and warrants, (ii) Article 9.2.2 for which only each of Nova, CBD, VV and the Brazilian Managers represents and warrants and (iii) Article 9.6 for which only each of GGP, Nova, CBD, VV, Éxito and the Brazilian Managers represents and warrants), severally and not jointly with the other Parties or Joining Parties, to the other Parties and Joining Parties that all the statements contained in this Article 9, to the extent applicable to such Party or such Joining Party, are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date.

9.1.                           Organization, good standing and qualification

Such Party or Joining Party is an entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the laws of its jurisdiction of organization.  Each of such Party’s or Joining Party’s Subsidiaries is an entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the laws of its respective jurisdiction of organization.  Each of such Party or Joining Party and its Subsidiaries has all requisite corporate, company or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

9.2.                           Capitalization and title to shares

9.2.1.                 CE

As of the date hereof, the share capital of CE amounts to EUR 166,931,225 and consists of 166,931,225 ordinary shares, par value EUR 1 per share, as well as the CE Warrants (which will have been cancelled at the time of the Closing).  All the share capital of CE has been duly authorized and validly issued, is fully paid and has not been issued in violation of any Equity Rights.  Save for any statutory preferential right or any provision contained in the Organizational Documents and the outstanding options between CGP and certain managers and employees of CE in respect of 315,022 shares of CE held by such managers and employees as listed in Exhibit B, there are no outstanding securities, options, warrants, calls, rights, conversion rights, preemptive rights, rights of first refusal, redemption rights, repurchase rights, plans, “tag-along” or “drag-along” rights, commitments, agreements, arrangements or undertakings (collectively, “Equity Rights”) (i) obligating CE, any Subsidiary of CE, or any of their respective owners to issue, deliver, redeem, purchase or sell, or cause to be issued, delivered, redeemed, purchased or sold, any shares of capital stock or other equity interest in CE or any Subsidiary of CE or any securities or obligation convertible or exchangeable into or exercisable for any shares of capital stock or other equity interest in CE or any Subsidiary of CE, (ii) giving any Person a right to subscribe for or acquire any shares of capital stock or other equity interest in CE or any Subsidiary of CE or (iii) obligating CE, any Subsidiary of CE or any of their respective owners to issue, grant, adopt or enter into any such Equity Right.  None of CE or any Subsidiary of CE has (1) outstanding indebtedness that could entitle or convey to any Person the right to vote, or that is convertible into or exercisable for any shares of capital stock or other equity interest in CE or any Subsidiary of CE or (2) Equity Rights that entitle or convey to any Person the right to vote with the shareholders of CE or of any Subsidiary of CE on any matter.  Other than the options outstanding between CGP and certain managers of CE, there are no shareholders’ agreements, voting trusts or other agreements or understandings outstanding with respect to the shares of CE or any Subsidiary of CE.  None of CE or any Subsidiary of CE has any outstanding bonds, debentures or other similar obligations.

As of the date hereof, CGP is (and as of the Closing Date will be) the sole record and beneficial owner of the CE Shares, free and clear of any Lien, except for any Liens created by this Agreement or by any provision contained in the Organizational Documents.  No claim has been made or, to the knowledge of CGP, threatened, asserting that any Person other than a Person listed on Exhibit B is the holder or beneficial owner of, or has a right to acquire beneficial ownership of, any stock of, or any other voting, equity or ownership interest in CE.  At Closing, CE will transfer and deliver to Cnova good and valid title to the CE Shares, free and clear of any Liens other than Liens created by this Agreement or by any provision contained in the Organizational Documents.

As of the date hereof, CE owns, directly and indirectly, all or part of the share capital of its Subsidiaries as described in Exhibit C.

9.2.2.                Nova OpCo

As of the date hereof, the share capital of Nova OpCo amounts to BRL 10,000.00 and consists of 10,000 ordinary shares, with no par value.  All the share capital of Nova OpCo has been duly authorized and validly issued, is fully paid and has not been issued in violation of any Equity Rights, is owned by Nova as of the date hereof and will be owned, as of the Closing Date immediately prior to the Nova OpCo Contribution, by Dutch HoldCo.  Save for any statutory preferential right, there are no Equity Rights (a) obligating Nova OpCo, any Subsidiary of Nova OpCo, or any of their respective owners to issue, deliver, redeem, purchase or sell, or cause to be issued, delivered, redeemed, purchased or sold, any shares of capital stock or other equity interest in Nova OpCo or any Subsidiary of Nova OpCo or any securities or obligation convertible or exchangeable into or exercisable for any shares of capital stock or other equity interest in Nova OpCo or any Subsidiary of Nova OpCo, (b) giving any Person a right to subscribe for or acquire any shares of capital stock or other equity interest in Nova OpCo or any Subsidiary of Nova OpCo or (c) obligating Nova OpCo, any Subsidiary of Nova OpCo or any of their respective owners to issue, grant, adopt or enter into any such Equity Right.  None of the Nova OpCo or any Subsidiary of Nova OpCo has (i) outstanding indebtedness that could entitle or convey to any Person the right to vote, or that is convertible into or exercisable for any shares of capital stock or other equity interest in Nova OpCo or any Subsidiary of Nova OpCo or (ii) Equity Rights that entitle or convey to any Person the right to vote with the shareholders of Nova OpCo or of any Subsidiary of Nova OpCo on any matter.  There are no shareholders’ agreements, voting trusts or other agreements or understandings outstanding with respect to the shares of Nova OpCo or any Subsidiary of Nova OpCo.  None of Nova OpCo or any Subsidiary of Nova OpCo has any outstanding bonds, debentures or other similar obligations.

As of the date hereof, Nova is (and as of the Closing Date Dutch HoldCo will be) the sole record and beneficial owner of the Nova OpCo Shares, free and clear of any Lien, except for any Liens created by this Agreement.  No claim has been made or, to the knowledge of Nova, threatened, asserting that any Person is the holder or beneficial owner of, or has a right to acquire beneficial ownership of, any stock of, or any other voting, equity or ownership interest in Nova OpCo.  At Closing, Dutch HoldCo will transfer and deliver to Cnova good and valid title to the Nova OpCo Shares, free and clear of any Liens other than Liens created by this Agreement.

9.3.                           Authority; validity of agreements

Such Party or Joining Party has full power and authority to execute and deliver this Agreement (or joinder agreement to this Agreement, as applicable) and each Ancillary Agreement to which it is or is specified to be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder or thereunder.  The execution, delivery and performance by such Party or such Joining Party of each of this Agreement (or joinder agreement to this Agreement, as applicable) and the Ancillary Agreements has been, and the consummation by such Party or Joining Party of the transactions contemplated hereunder and thereunder has been, duly and validly authorized and approved by all necessary corporate action of such Party or Joining Party, including any necessary approval or consent of its stockholders or other equity owners.  This Agreement and any Ancillary Agreement executed and delivered on or prior to the date hereof has been, and upon its execution prior to or at Closing each joinder agreement to this Agreement and each other Ancillary Agreements will be, duly and validly executed and delivered by such Party or Joining Party, and (assuming due authorization, execution and delivery by any other party hereto and thereto) this Agreement and each Ancillary Agreement executed and delivered on or prior to the date hereof constitutes, and upon its execution prior to or at Closing each joinder agreement to this Agreement and each other Ancillary Agreement will constitute, a valid and binding obligation of such Party or Joining Party enforceable against each in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

9.4.                           No conflicts

The execution, delivery and performance of this Agreement (or joinder agreement to this Agreement, as applicable) and the Ancillary Agreements by such Party or Joining Party (to the extent it is a party to such agreements) will not, and the consummation of the transactions contemplated hereunder and thereunder will not, conflict with, result in a termination of, contravene or constitute a default under, or be an event that with the giving of notice or passage of time or both will become a default under, or give to any other Person any right of termination, payment, acceleration, vesting or cancellation of or under, or accelerate the performance required by or maturity of, or result in the creation of any Lien or loss of any rights of such Party or Joining Party pursuant to any of the terms, conditions or provisions of or under (a) any applicable Law, (b) the Organizational Documents of such Party or Joining Party or (c) any Contract or other instrument binding upon such Party or Joining Party, or to which the property of such Party or Joining Party is subject, except for, in the case of this clause (c), any conflict, termination, contravention, default, payment, acceleration, vesting, cancellation, Liens or loss of rights that, individually or in the aggregate, could not reasonably be expected to materially impair or delay such Party’s or Joining Party’s ability to promptly perform its obligations hereunder or under any Ancillary Agreements to which it is a party.

9.5.                           Legal proceedings and liabilities

There are no (a) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending and served or, to the knowledge of such Party or Joining Party, pending and not served or threatened, against such Party or Joining Party or (b) obligations or liabilities, whether accrued, contingent or otherwise, or any other facts or circumstances, which, to the knowledge of such Party or Joining Party, as applicable, could result in any claims against, or obligations or liabilities of, such Party or Joining Party, any of its Subsidiaries or any of their respective directors or officers in their capacity as such, that, in each case, individually or in the aggregate, (i) would reasonably be expected to have a Material Adverse Effect on such Party or

Joining Party or its Subsidiaries or, after Closing, on Cnova, or (ii) would reasonably be expected to prevent, impair or materially delay the consummation of the transactions contemplated hereunder or such Party’s or Joining Party’s ability to promptly perform its obligations hereunder or under any Ancillary Agreement to which it is a party.

9.6.                           Sufficiency of assets

Following the completion of the Cnova Contributions, taking into account services to be provided pursuant to the on-going agreements among the Parties and Joining Parties and other rights and entitlements of Cnova pursuant to the other Ancillary Agreements, Cnova and its Subsidiaries will have the right to use or obtain the benefit of or be entitled to services providing for all of the assets necessary to conduct the e-commerce activities carried out by the Casino Group under the brands Cdiscount (in France, Latin America, Asia (subject to the completion of the transactions contemplated in Article 2) and Africa), Casas Bahia, Pontofrio and Extra (in Brazil), in all material respects as conducted on the date of this Agreement (such activities, the “Business”).

10.                              TERMINATION

10.1.                    Termination by mutual consent

This Agreement may be terminated by mutual written consent of CGP, CBD and VV at any time prior to the Closing Date.

10.2.                    Termination by any of CGP, CBD and VV

This Agreement may be terminated by either CGP, CBD or VV at any time after December 31, 2014 if the Closing Date shall not have occurred by December 31, 2014 (the “Termination Date”); provided, however, that prior to any such termination the Parties shall negotiate in good faith in an attempt to extend the Agreement.

If, as of the Closing Date, the representations and warranties set forth in Article 9 are not true and correct in all material respects, this Agreement may also be terminated by any Party; provided, however, that the right to terminate this Agreement pursuant to this paragraph of Article 10.2 shall not be available to any Party the actions of which have resulted in the failure of any representation or warranty to be true and correct in all material respects.  Any such termination will be without prejudice to the right of the relevant Parties to seek damages or other appropriate remedies for such misrepresentation.

11.                              IPO OF CNOVA

11.1.                    Undertakings in respect of IPO

CGP, CBD, VV, Nova and Éxito undertake to use their respective reasonable best efforts to cause Cnova to take all necessary and appropriate actions and to cooperate in good faith to complete the IPO by the end of the third quarter or within the last quarter of the year 2014 and in any event no later than December 31, 2015, in any event only to the extent that market conditions are favorable as determined by CGP after consultation with the other Parties.  The Brazilian Managers undertake to fully cooperate with the Parties in the IPO process.

The Parties and Joining Parties acknowledge that, regarding documents executed in Portuguese which have to be publicly disclosed as part of the securities filing, the English version thereof will be disclosed.

11.2.                    IPO implementation

The Parties shall designate investment banks to serve as the underwriters for the IPO (the “Underwriters”).

The Parties and Éxito shall use their reasonable best efforts to cause the Cnova Board to create a pricing committee composed of three (3) Cnova directors, one (1) to be designated by CGP, one (1) to be designated by CBD and one (1) to be designated by VV (the “Pricing Committee”) and to delegate to the Pricing Committee the powers to (i) determine the number of newly-issued ordinary shares of Cnova which it considers appropriate to offer to the public in the IPO, (ii) set the price range for the IPO, (iii) agree to the price at which Cnova shares are to be sold in the IPO, in each case, taking into account the recommendations made by the Underwriters, and (iv) determine the Underwriters’ discount and authorize the execution of the underwriting agreement in connection with the IPO.

All fees and expenses with respect to the IPO (including road shows and marketing expenses) shall be borne by Cnova.

In the event any secondary offering is made at the time of the IPO, as determined by CGP in consultation with the other Parties, Cnova and the relevant Parties participating in such secondary offering shall negotiate in good faith in order to adapt this Article 11 to take into account such secondary offering (notably regarding the pricing and the allocation of the fees and expenses).

11.3.                    Governance implemented for the purpose of the IPO

Prior to and with effect as of the closing of the IPO, CGP and Éxito shall adopt, and CBD, VV and the Brazilian Managers shall cause Dutch HoldCo to adopt, in their capacity as shareholders of Cnova, a shareholders’ resolution to cause the Cnova Board to consist of nine (9) directors by reappointing the existing seven (7) directors and appointing two (2) additional persons as non-executive directors who shall be independent directors as defined under and otherwise meeting the requirements of (i) the NYSE or NASDAQ corporate governance standards, as applicable to Cnova, (ii) the requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case as applicable to Cnova, and (iii) the Dutch corporate governance code.

Prior to and with effect as of the closing of the IPO, the Cnova Board shall constitute the following committees of the Cnova Board: (i) an audit committee, which shall be composed of two (2) independent directors; and (ii) a nomination and remuneration committee, which shall be composed of three (3) directors, including at least one (1) independent director.

Prior to the closing of the IPO, the Parties and Éxito shall use their reasonable best efforts to cause the Cnova Board to reappoint the chief executive officer of Cdiscount S.A., Emmanuel Grenier, as Co-CEO of Cnova effective as of the closing of the IPO for a term to be set by CGP after consultation with the other Parties.

In addition, upon the closing of the IPO or shortly thereafter, Cnova shall adopt any other policies and procedures necessary or reasonably appropriate for a foreign private issuer (within the meaning of the Exchange Act) as determined by CGP after consultation with the other Parties.

Prior to the closing of the IPO, CGP and Éxito shall grant, and CBD, VV and the Brazilian Managers shall cause Dutch HoldCo to grant, in their capacity as shareholders of Cnova, delegations to the Cnova Board substantially in the form annexed hereto as Schedule 11.3, with such changes as may be agreed among the Parties (the “Pre-IPO Delegations”)

11.4.                    Consequence of delayed IPO

If the IPO is not completed by December 31, 2014, CGP, CBD, VV, Nova, Éxito and the Brazilian Managers agree to negotiate in good faith a shareholders’ agreement of Cnova appropriate for a company whose shares are not publicly listed, on the basis of the governance provided for in the IPO Cnova Board Rules.

12.                              PUBLICITY

The Parties and Éxito shall use reasonable best efforts to develop a joint communications plan and each Party and Éxito shall use its reasonable best efforts to cause all press releases and other similar public statements with respect to the transactions contemplated hereby, to the extent they have not been previously issued or disclosed, to be consistent with such joint communications plan.  Unless prohibited by applicable Law or by obligations pursuant to any listing agreement with or rules of any market authority, each Party and Éxito shall consult with each other before issuing any press release or similar public written statement with respect to the transactions contemplated by this Agreement, shall not issue any such press release or similar public written statement prior to such consultation and shall consider in good faith all comments received in connection therewith.  In addition to the foregoing, unless CGP, CBD or VV, respectively, determines in good faith (after consultation with outside legal counsel) that disclosure is required by applicable Law or by obligations pursuant to any listing agreement with or rules of any market authority, no Party nor Éxito shall issue any press release or otherwise make any similar public written statement or disclosure concerning any other Party or any other Party’s business, financial condition or results of operations, to the extent not previously disclosed, without the prior written consent of CGP.

In any event, each Party and Joining Party shall comply with applicable laws and regulations in the relevant jurisdictions, including Brazil, France, the Netherlands and the United States, as the case may be.

In no circumstance shall any Brazilian Manager disclose any non-public information regarding the Project, except as may be otherwise directed by or agreed to by the

Cnova Board, or make any public disclosure or other public statement with respect to the Project, except as may be otherwise agreed to by CGP.

Each Party and CE shall ensure that its directors, officers and employees, as well as the directors, officers and employees of its Subsidiaries shall comply with the preceding paragraph of this Article 12.

13.                              MISCELLANEOUS

13.1.                    Joining Parties

Any Person signing a joinder agreement to this Agreement in the form annexed hereto as Schedule 13.1 (a “Joining Party”) agrees to be bound severally but not jointly by all the terms of this Agreement (including any obligations contained herein) applicable to such Joining Party.  CGP is hereby authorized by each Party, with the power of substitution, to countersign any such joinder agreement for acceptance on behalf of all Parties.

13.2.                    Notifications

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered (i) by hand delivery against receipt signed and dated by the addressee, (ii) by email with a confirmation copy sent the Business Day after such electronic transmission by a nationally recognized overnight delivery service (receipt requested), (iii) by registered or certified first class mail (receipt requested and postage prepaid), or (iv) by a nationally recognized overnight delivery service (receipt requested), to the Parties at the following addresses, or at such other addresses as the Parties may designate by written notice in the manner aforesaid:

If to CGP:

Casino, Guichard-Perrachon S.A.

Attention:                    Chief Executive Officer — Mr. Jean-Charles Naouri

Legal Department — Mr. Pascal Rivet

1, Esplanade de France, 42000 Saint-Etienne, France

If to CBD:

Companhia Brasileira de Distribuição

Attention:                    Chief Executive Officer — Mr. Ronaldo Iabrudi dos Santos Pereira

Legal Department — Mr. Fernando Q. Merino

Avenida Brigadeiro Luiz Antônio, 3142, São Paulo, SP, Brazil

If to VV:

Via Varejo S.A.

Attention:                    Chief Executive Officer — Mr. Líbano Miranda Barroso

Legal Department — Mr. André Rizk

Rua João Pessoa, 83, Centro, São Caetano do Sul, SP, Brazil

If to Nova or Nova OpCo:

Nova Pontocom Comércio Eletrônico S.A.

Attention:                    Chief Executive Officer — Mr. Germán Pasquale Quiroga Vilardo

Rua Gomes de Carvalho, No. 1609/1617, 3°-7° andares, São Paulo, SP, Brazil

If to Cnova:

Cnova N.V.

Attention:                    Co-Chief Executive Officers — Mr. Emmanuel Grenier and Mr. Germán Pasquale Quiroga Vilardo

Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven, the Netherlands

Notice given pursuant to (i), (iii) or (iv) above shall be deemed effectively given when received and notices given pursuant to (ii) above shall be deemed effectively given on the Business Day following the date of the sending of the email.

13.3.                    Further action

If at any time after Closing any further action is necessary or desirable in order to implement this Agreement, each Party or Joining Party shall at its own cost execute and deliver any further documents and take all such necessary action as may reasonably be requested from each of such party.

13.4.                   No joint liability

The Parties and the Joining Parties are acting severally but not jointly under this Agreement.

13.5.                    Invalid provisions

In the event that a provision of this Agreement is null and void or unenforceable (either in whole or in part), the remainder of this Agreement shall continue to be effective to the extent that, given this Agreement’s substance and purpose, such remainder is not inextricably related to the null and void or unenforceable provision.  The Parties shall make every effort to reach agreement on a new provision which differs as little as possible from the null and void or unenforceable provision, taking into account the substance and purpose of this Agreement.

13.6.                    Amendment

No amendment to this Agreement shall have any force or effect unless and until it is in writing and signed by the Parties.

13.7.                    Costs

Except as provided otherwise in this Agreement, each Party and Joining Party shall bear its own costs in connection with the preparation, negotiation, implementation and signing of this Agreement or any joinder agreement to this Agreement.

13.8.                    Consequences of termination

In the event that this Agreement is terminated pursuant to Article 10, this Agreement shall have no further effect with the exception of the provisions set forth in Article 1, Article 12 and Article 13, which provisions shall survive any termination of this Agreement indefinitely.

13.9.                    No implied waiver; no forfeiture of rights

Any waiver under this Agreement must be given by notice to that effect.

Where a Party does not exercise any right under this Agreement (which shall include the granting by a Party to any other Party of an extension of time in which to perform its obligations under any provision hereof), this shall not be deemed to constitute a forfeiture of any such rights (rechtsverwerking).  The rights of each Party under this Agreement may be exercised as often as necessary and are cumulative and not exclusive of rights and remedies provided by law.

13.10.             No rescission; exclusion

The Parties and Joining Parties hereby waive their rights under Articles 6:265 to 6:272 inclusive of the Dutch Civil Code to rescind (ontbinden) or demand in legal proceedings the rescission (ontbinding), in whole or in part, of this Agreement.

13.11.             Language

The language of this Agreement is English and all notices to be given in connection with this Agreement must be in English.  All demands, requests, statements, certificates or other documents or communications to be provided in connection with this Agreement must be in English or accompanied by a certified English translation; in this case the English translation prevails unless the document or communication is a statutory or other official document or communication.

13.12.             Assignment and encumbrances

No Party or Joining Party may assign this Agreement (contractsoverneming) or assign any of its rights thereunder without the prior written consent of the other Parties.

13.13.             Law and juridiction

This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the Netherlands.

The Parties and the Joining Parties expressly agree that any dispute arising out of or in connection with this Agreement, including without limitation, the validity, interpretation, compliance, implementation, termination or breach of this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) prevailing on the date of the request for arbitration.

The arbitral tribunal shall consist of three (3) arbitrators, of whom one shall be nominated by claimant(s) and one shall be nominated by respondent(s).  The third arbitrator acting as president of the arbitral tribunal shall be appointed by the two party-nominated arbitrators, jointly, within fifteen (15) days from the confirmation of the second arbitrator, failing which the International Court of Arbitration of the

International Chamber of Commerce (“ICC Court”) shall appoint the president of the arbitral tribunal pursuant to the ICC Rules.

The language of the arbitration shall be English.  Any of the parties to the arbitration may submit evidence in any other language provided that it is accompanied by a certified translation into English.  The decision of the arbitral tribunal shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction.

The seat of the arbitration shall be Paris, France.

The Parties and the Joining Parties expressly agree that the arbitration shall be kept strictly confidential, along with the information thereon (including without any limitations, the allegations made by the parties thereto, evidence, technical reports and any other statements given by third parties along with any documentation submitted or exchanged in the course of the arbitration proceedings), which shall only be revealed to the arbitral tribunal, the ICC Court, the parties, their attorneys, and any person essential to the development of the arbitration proceedings, except if such disclosure is required so as to satisfy obligations set out by law or by any competent authorities or to enforce any decision of the arbitral tribunal.

13.14.             Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that the Parties need not sign the same counterpart.

13.15.             Effectiveness and enforceability

This Agreement shall be binding, effective and enforceable as of the date hereof among the Parties other than Cnova and will be binding, effective and enforceable with respect to Cnova on the date of its execution by Cnova.  On the date of execution of this Agreement by Cnova, Cnova shall become a Party (and, for the avoidance of doubt, Cnova shall not be deemed a Party until the date of execution by Cnova).  In addition, the effectiveness and enforceability of this Agreement shall not be subject to the signature by any Joining Party of a joinder agreement to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Signature Page No. 1

CASINO, GUICHARD-PERRACHON S.A.

/s/

Name: Diane Coliche
Title: Director Development and Holdings

Signature Page No. 2

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

/s/

Name: Alexandre Gonçalves De Vasconcellos
Title: Officer of Real Estate Business

/s/

Name: Daniela Sabbagpapa
Title: Investor Relation Officer

Signature Page No. 3

VIA VAREJO S.A.

/s/

Name: Líbano Miranda Barroso
Title: Chief Executive Officer

/s/

Name: Victor Faga De Almeida
Title: CFO Via Varejo

Signature Page No. 4

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

/s/

Name: Luiz Henrique Abrantes Escobar
Title: Chief Commercial Officer

/s/

Name: Fernando Queiroz Tracanella
Title: Chief Financial Officer

Signature Page No. 5

BRUXELAS EMPREENDIMENTOS E PARTICIPAÇÕES S.A.

/s/

Name: Luiz Henrique Abrantes Escobar
Title: Chief Commercial Officer

/s/

Name: Fernando Queiroz Tracanella
Title: Chief Financial Officer

Signature Page No. 6

CNOVA N.V.

Name: Emmanuel Grenier
Title: Co-Chief Executive Officer

Name: Germán Pasquale Quiroga Vilardo
Title: Co-Chief Executive Officer

EXHIBIT A

LIST OF RELATED-PARTY AGREEMENTS

I.             LOGISTICS AND FULFILLMENT AGREEMENTS

1.1.                            Logistics Service Agreement, dated January 24, 2013, between Easydis S.A.S. and Cdiscount S.A.

1.2.                            First Amendment, dated May 16, 2014, to the Logistics Service Agreement, dated January 24, 2013, between Easydis S.A.S. and Cdiscount S.A.

1.3.                            Second Amendment, dated May 16, 2014, to the Logistics Service Agreement, dated January 24, 2013, between Easydis S.A.S. and Cdiscount S.A.

1.4.                            Pick-Up Point Agreement Regarding P30 Packages, dated January 1, 2013, between Cdiscount S.A. and Distribution Casino France S.A.S.

1.5.                            Amendment, dated May 16, 2014, to the Pick-Up Point Agreement Regarding P30 Packages, dated January 1, 2013, between Cdiscount S.A. and Distribution Casino France S.A.S.

1.6.                            Pick-Up Point Agreement Regarding M30 Packages, dated January 1, 2013, between Cdiscount S.A. and Distribution Casino France S.A.S.

1.7.                            First Amendment, dated January 1, 2013, to the Pick-Up Point Agreement Regarding M30 Packages, dated January 1, 2013, between Cdiscount S.A. and Distribution Casino France S.A.S.

1.8.                            Second Amendment, dated May 16, 2014, to the Pick-Up Point Agreement Regarding M30 Packages, dated January 1, 2013, between Cdiscount S.A. and Distribution Casino France S.A.S.

1.9.                            Pick-Up Point Agreement Regarding P30 Packages, dated May 14, 2014, between Cdiscount S.A and Franprix Leader Price Holding S.A.S.

1.10.                     Pick-Up Point Agreement Regarding M30 Packages, dated May 16, 2014, between Franprix Leader Price Holding S.A.S. and Cdiscount S.A.

1.11.                     Logistics Service Agreement, dated July 16, 2013, between CCV, S.N.C. and Cdiscount S.A.

1.12.                     First Amendment, dated May 16, 2014, to the Logistics Service Agreement, dated July 16, 2013, between CCV, S.N.C. and Cdiscount S.A.

1.13.                     Second Amendment, dated May 16, 2014, to the Logistics Service Agreement, dated July 16, 2013, between CCV, S.N.C. and Cdiscount S.A.

II.            OPERATIONAL AGREEMENTS

2.1.                            Management Support and Strategic Advisory Agreement, dated June 4, 2014, among Casino, Guichard- Perrachon S.A., Euris S.A.S. and Cnova N.V.

2.2.                            DCF Commercial Partnership Agreements

III.          FINANCING AGREEMENTS

3.1.                            Agreement, dated December 30, 2011, between Banque du Groupe Casino S.A. and Cdiscount S.A.

3.2.                            First Amendment, dated December 20, 2012, to the Cooperation Agreement, dated December 30, 2011, between Banque du Groupe Casino S.A. and Cdiscount S.A.

3.3.                            Second Amendment, dated June 28, 2013, to the Cooperation Agreement, dated December 30, 2011, between Banque du Groupe Casino S.A. and Cdiscount S.A.

3.4.                            Joint-Venture Agreement, dated June 13, 2012, among Banque du Groupe Casino S.A., C2C-Cartes et Crédits à la Consommation S.A. and Cdiscount S.A.

3.5.                            Cash Pooling Agreement (Convention de Gestion Centralisée de Trésorerie Polca) to be entered into among Polca and adhering companies

3.6.                            Intercompany Loan Agreement to be executed by Companhia Brasileira de Distribuição and Nova Pontocom Comércio Eletrônico S.A. prior to the Drop Down.

3.7.                            Intercompany Loan Agreement dated July 18, 2011 and amended on October 17, 2013, between Nova Pontocom Comércio Eletrônico S.A. and Companhia Brasileira de Distribuição.

IV.          LICENSING AGREEMENTS

4.1.                            Finlandek Licensing Agreement, dated May 16, 2014, between Casino Guichard-Perrachon S.A. and Cdiscount S.A.

4.2.                            Finlandek Licensing Agreement, dated May 16, 2014, between Casino Guichard-Perrachon S.A. and Cdiscount S.A.

4.3.                            Assignment Agreement, dated November 8, 2010 and amended on December 22, 2010, between Nova Pontocom Comércio Eletrônico S.A., Plataforma E-Commerce do Brasil Participações S.A.

4.4.                            Letter of Authorization of Domain Name Use to be executed by Companhia Brasileira de Distribuição, Via Varejo S.A. and Nova OpCo on the Closing Date.

V.            OTHER CORPORATE AGREEMENTS

5.1.                            Development and Management Agreement, dated November 19, 2012, between Go Sport France S.A. and Cdiscount S.A.

5.2.                            Agency Agreement, dated January 10, 2008, between Casino International S.A.S. and Cdiscount S.A.

5.3.                            Commercial Partnership, dated May 14, 2014, between Cdiscount S.A. and E.M.C. Distribution S.A.S.

5.4.                            Supply Agreement, dated May 19, 2014, between Cdiscount S.A. and EMC Distribution S.A.S

5.5.                            Commercial Partnership Agreement, dated May 19, 2014, between Cdiscount S.A. and Distribution Casino France S.A.S.

5.6.                            Commercial Partnership Agreement, dated May 19, 2014, between Cdiscount S.A. and Distribution Casino France S.A.S.

5.7.                            Corporate Guaranty Agreement, dated April 29, 2014, among Companhia Brasileira de Distribuição, Nova Pontocom Comércio Eletrônico S.A., Via Varejo and Apple Computer Brasil Ltda.

VI.          LEASE AGREEMENTS

6.1.                            Cestas Commercial Lease Agreements, dated March 26, 2013, April 20, 2010 and February 7, 2014, by and between Cdiscount S.A., as lessee, and respectively Genepierre S.C.P.I. & Gene-Entreprise S.C.P.I., Pref 24 S.A.S. and Parcolog Bordeaux Cestas S.C.I., as lessors.

6.2.                            Bacalan Sublease Agreement, dated March 27, 2014, between Casino Guichard-Perrachon S.A. and Cdiscount S.A.

6.3.                            Fulfillment Center Lease Agreement, dated July 1, 2011, between Ponto Frio.com Comércio Eletrônico S.A. (former corporate name of Nova Pontocom Comércio Eletrônico S.A.) and Globex Utilidades S.A. (former corporate name of Via Varejo S.A.).

6.4.                            Lease Agreement, dated June 7, 2013, among Nova Pontocom Comércio Eletrônico S.A., Via Varejo and Casa Bahia Comercial Ltda.

6.5.                            Lease Agreement, dated May 13, 2011, among Nova Pontocom Comércio Eletrônico S.A., Casa Bahia Contact Center Ltda. and Casa Bahia Comercial Ltda.

VII.         COMMODATE AGREEMENT

7.1.                            Commodate Agreement no. 3.16.2.5.7.1, dated July 20, 2012, among Companhia Brasileira de Distribuição, Monticelli Buzzo Serviços e Comércio de Produtos Eletrônicos Ltda., Nova Pontocom Comércio Eletrônico S.A. and Banco Ourinvest S.A.

7.2.                            Commodate Agreement no. 3.16.2.5.10.11315, dated October 25, 2013, among Companhia Brasileira de Distribuição, Nova Pontocom Comércio Eletrônico S.A. and Banco Ourinvest S.A.

7.3.                            Commodate Agreement no. 3.16.2.5.1.1 1319, dated October 2, 2013, among Companhia Brasileira de Distribuição, Nova Pontocom Comércio Eletrônico S.A. and Banco Ourinvest S.A.

7.4.                            Commodate Agreement no. 3.16.2.5.4.1 1323, dated October 2, 2013, among Companhia Brasileira de Distribuição, Nova Pontocom Comércio Eletrônico S.A., Ferparo Participações Ltda. and Roselc Participações Ltda.

7.5.                            Commodate Agreement no. 3.16.2.5.1.1 1319, dated October 25, 2013, between Companhia Brasileira de Distribuição and Nova Pontocom Comércio Eletrônico S.A.

7.6.                            Commodate Agreement no. 3.16.2.5.8.1 1338, dated November 1, 2013, between Companhia Brasileira de Distribuição and Nova Pontocom Comércio Eletrônico S.A.

7.7.                            Commodate Agreement no. 3.16.2.5.2.1 1359, dated July 6, 2012, among Companhia Brasileira de Distribuição, Nova Pontocom Comércio Eletrônico S.A., Monticelli Buzzo Serviços e Comércio de Produtos Eletrônicos and Banco Ourinvest S.A.

7.8.                            Commodate Agreement no. 3.16.2.5.6.1 1384, dated October 11, 2013, between Companhia Brasileira de Distribuição and Nova Pontocom Comércio Eletrônico S.A.

VIII.       SHAREHOLDERS’ AGREEMENT

8.1.                            Nova Voting Agreement, to be executed by Nova Pontocom Comércio Eletrônico S.A., Companhia Brasileira de Distribuição, Via Varejo S.A., ECQD Participações Ltda., Mr. German Pasquale Quiroga Vilardo, Mr. Eduardo Khair Chalita and stock option plan beneficiaries promptly before or after the Closing Date.

EXHIBIT B

LIST OF SHAREHOLDERS OF CE

NAME	NO. OF SHARES	PERCENTAGE OF THE SHARE CAPITAL
CGP	166,616,203	99.81%
FOUCHE Cédric	24,817	0.01%
JEHAN Farid	24,817	0.01%
LAVERGNE Jérôme	24,817	0.01%
BORIES Marie	17,729	0.01%
BOUCHE Alain	12,411	0.01%
BOULOUMIE Eric	12,411	0.01%
CHAUVELIER Franck	12,411	0.01%
DUBROCA Guillaume	12,411	0.01%
FOING Olivier	12,411	0.01%
FRANCOIS Philippe	12,411	0.01%
GUERIN David	12,411	0.01%
KADOUR-KOLEE Djamel	12,411	0.01%
MALERGUE Laure	12,411	0.01%
MONTEIRO David	12,411	0.01%
PRIOLET Stéphane	12,411	0.01%
VITAL Hervé	12,411	0.01%
DE RAUNIES Pierre	8,862	0.01%
MARTY Thomas	8,862	0.01%
LECHAT Jacques	7,093	0.00%
SUTEL Loïc	7,093	0.00%
BELLOC Stéphane	7,000	0.00%
BENARD DENDE Anil	7,000	0.00%
CESBRON Carole	7,000	0.00%
DE LACROIX Guillaume	7,000	0.00%
EICH Frédéric	7,000	0.00%
VIALARD Arnaud	7,000	0.00%
Total	166,931,225	100%

EXHIBIT C

LIST OF DIRECT AND INDIRECT SUBSIDIARIES OF CE

NAME OF SUBSIDIARY	PERCENTAGE OF SHARE CAPITAL HELD(1)
Subsidiaries of CE
Cdiscount S.A.(2)	99.6%
CD International	100%
Financière MSR S.A.S.	50.1%
E-Trend S.A.S.	51.7	%(3)
Cdiscount Afrique S.A.S.	100%
Subsidiaries of Cdiscount S.A.
Cdiscount Voyages S.A.S.	100%
3W S.A.S.	100%
Subsidiaries of CD International
JV CD Colombia	30%
C Latam(4)	70%
C-Asia	30%
Subsidiaries of C-Asia
C Distribution (Thailand) Limited	70%
E-Cavi	100%
Subsidiaries of 3W S.A.S.
Moncornerdeco.com S.A.S.	70%

(1)         As of the date of this Agreement (unless specified otherwise).

(2)         0.4% of the share capital of Cdiscount S.A. is held directly or indirectly by CGP.

(3)         In addition, 21.4% of the share capital of E-Trend S.A.S. is held by Financière MSR S.A.S.

(4)         In course of incorporation.

Anapold S.A.S.	100%
3W Santé S.A.S.	92.5%
Subsidiary of Cdiscount Afrique S.A.S.
Cdiscount Côte d’Ivoire	100%

SCHEDULES

Schedule 2.1	Agreed form of C-Asia Share Transfer Form

Schedule 2.2	Draft form of E-Cavi Shareholders’ Agreement

Schedule 3.1 (i)	Agreed form of Drop Down Corporate Resolutions

Schedule 3.1 (ii)	Agreed form of Indemnification Agreement

Schedule 3.2 (i)	Agreed form of Lux HoldCo Contribution Agreement

Schedule 3.2 (ii)	Agreed form of Dutch HoldCo Contribution Agreement

Schedule 4.3	Agreed form of Cnova Contribution Agreement

Schedule 4.4 (c)(i)	Term sheet of JV CD Colombia Operational Services Agreement

Schedule 4.4 (c)(ii)	Term sheet of put and call options regarding a 29% interest in the share capital of JV CD Colombia

Schedule 4.4 (c)(iii)	Term sheet of put and call options regarding a 10% interest in the share capital of C Latam

Schedule 4.5 (c)(i)	Agreed form of New Nova Operational Agreement

Schedule 4.5 (c)(ii)	Agreed form of Trademark License Agreement(s)

Schedule 4.5 (c)(iii)	Agreed form of New Nova Shareholders’ Agreement

Schedule 4.5 (c)(iv)	Agreed form of management undertaking agreement

Schedule 4.7 (a)(i)	Agreed form of the articles of association of the Voting Depository

Schedule 4.7 (a)(ii)	Agreed form of the terms and conditions of the Voting Depository

Schedule 4.7 (b)	Agreed form of Special Voting Agreement

Schedule 5.1 (a)	Agreed form of Amended and Restated Articles of Association of Cnova

Schedule 5.1 (d)	Agreed form of Interim Cnova Board Rules

Schedule 11.3	Agreed form of Pre-IPO Delegations

Schedule 13.1	Agreed form of joinder agreement

SCHEDULE 2.1

AGREED FORM OF C-ASIA SHARE TRANSFER FORM

INSTRUMENT OF TRANSFER

We,	Quinam BV (the “Transferor”)

of	Professor Dr Dorgelolaan 30 D, 5613AM Eindhoven, The Netherlands

in consideration of	[•]

do hereby transfer to	Cdiscount International BV (the “Transferee”)

of	Professor Dr Dorgelolaan 30 D, 5613AM Eindhoven, The Netherlands

the shares more particularly described in the Schedule hereto (hereinafter called the “Shares”) standing in the name of the Transferor in the Register of Members of C-DISTRIBUTION ASIA PTE. LTD. to hold unto the said Transferee its executors, administrator or assigns, subject to the several conditions upon which the Transferor held the same at the time hereof, and the Transferee does hereby agree to take the Shares subject to the same conditions.

SCHEDULE

NAME OF COMPANY	: C-DISTRIBUTION ASIA PTE. LTD.

NUMBER OF SHARES	: 1,350,000 Ordinary Share fully paid in the capital of the Company.

IN WITNESS WHEREOF the parties have set their hands this                day of

SIGNED BY
For and on behalf of Quinam BV in the presence of:

Name of Witness:
Address:
Occupation:

SIGNED BY
For and on behalf of Cdiscount International BV in the presence of:

Name of Witness:
Address:
Occupation:

A HUSBAND MUST NOT WITNESS THE SIGNATURES OF HIS WIFE OR VICE-VERSA.

SCHEDULE 2.2

DRAFT FORM OF E-CAVI SHAREHOLDERS’ AGREEMENT

Dated [•] 2014

Cavi Limited

and

C-Distribution Asia Pte. Ltd.

SHAREHOLDERS’ AGREEMENT

relating to E-Cavi Limited

Clause		Page

PART A — INTERPRETATION		1

1	Interpretation	1

2	Warranties	7

PART B - THE JOINT VENTURE		8

3	Purpose and Scope of joint venture	8

PART C - CONDUCT AND OPERATIONS OF THE COMPANY		8

4	Conduct and development of the Business	8

5	Related Party Transactions	8

PART D - GOVERNANCE		8

6	Powers and duties of the Board of Directors	8

7	Board Reserved Matters	9

8	Appointment of Directors	9

9	Removal of Directors	10

10	Board meetings	10

11	Meetings of Shareholders	11

12	Shareholder Reserved Matters	11

PART E - COMPANY FINANCE		11

13	Additional finance for the Company	11

PART F —TRANSFERS OF SHARES		12

14	Transfers	12

15	Default or Change of Control	14

16	Terms and consequences of transfers of Shares	17

17	Determination of Open Market Value	21

i

18	Duration, termination and survival	22

19	Confidentiality	22

PART H — GENERAL		24

20	General	24

Schedule 1 Deed of Adherence (Clause 16.8)		29

Schedule 2 Board Reserved Matters (Clause 7)		31

Schedule 3 Shareholder Reserved Matters (Clause 12)		32

ii

Shareholders’ Agreement

This Agreement is made on [•] 2014 between:

(1)                              Cavi Limited, a company incorporated in Hong Kong whose registered office is at 14th Floor South China Building 1-3 Wyndham Street Central Hong Kong and company number is 1153778 (“Cavi”); and

(2)                              C-Distribution Asia Pte. Ltd., a company incorporated in Singapore whose registered office is at 50 Raffles Place, #32-01 Singapore Land Tower, Singapore 048623 and registered number is 201334378N ( “C-Asia”),

(each a “Party” and together the “Parties”).

Recitals:

(A)                            Cavi and C-Asia have agreed to manage E-Cavi Limited, a company incorporated in Hong Kong whose registered office is at 14th Floor South China Building 1-3 Wyndham Street Central Hong Kong and company number is 1998951 (the “Company”) as a joint venture Company to carry on the Business (defined below).

(B)                            The Company was incorporated in Hong Kong on 19 November 2013. As at the date of this Agreement, it has an issued and paid-up share capital of [•].

(C)                            The Parties are entering into this Agreement to regulate their respective rights in the Company on the terms and conditions of this Agreement.

It is agreed as follows:

PART A — INTERPRETATION

1                                      Interpretation

In this Agreement, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1                            Definitions

“Acceptance Notice” has the meaning set out in Clause 14.3.3(i)(a) (Choices open to Remaining Shareholders);

“Appointment Period” has the meaning set out in Clause 17.1.2 (Determination of Open Market Value);

“Articles” means the articles of association of the Company as amended from time to time;

“Associated Company” means, in relation to a person, any holding company, subsidiary of such person or any other subsidiaries of any such holding company, and will include any entity or person who directly or indirectly Controls such person or is Controlled by such person or is under common Control with such person;

“Board” means the board of directors of the Company from time to time;

“Board Reserved Matters” has the meaning set out in Clause 7.1 (Board Reserved Matters);

“Board Super Majority” has the meaning set out in Clause 7.1 (Board Reserved Matters);

1

“Business” has the meaning set out in Clause 3.1 (Purpose and Scope of joint venture);

“Business Day” means a day which is not a Saturday, a Sunday or a public holiday in France, Singapore or Hong Kong;

“Chairman” means the chairman of the Board from time to time;

“Change of Control” means where a person (who is not an Associated Company of the Shareholder) who did not previously exercise Control over a Shareholder acquires or agrees to acquire or has options over or otherwise becomes able to exercise such Control or where a person who was previously able to exercise Control over that Shareholder ceases to be in a position to do so, unless the person then in Control is an Associated Company of the relevant Shareholder;

“Change of Control Default Notice” has the meaning set out in Clause 15.4 (Change of Control Default Notice (Call Option and Put Option));

“Change of Control EoD” has the meaning set out in Clause 15.1.3 (Event of Default);

“Change of Control Purchase Assets” has the meaning set out in Clause 15.4.2 (Change of Control Default Notice (Call Option and Put Option));

“Change of Control Sale Assets” has the meaning set out in Clause 15.4.1 (Change of Control Default Notice (Call Option and Put Option));

“Closing Date” has the meaning set out in Clause 14.3.3(i)(a) (Choices open to Remaining Shareholders);

“Companies Ordinance” means the Companies Ordinance (Cap. 622 of the Laws of Hong Kong);

“Confidential Information” has the meaning set out in Clause 19.1 (Confidential Information);

“Control” means, in relation to a person where a person has direct or indirect control (i) of the affairs of that person, or (ii) over more than 50 per cent. of the total voting rights conferred by all the issued shares in the capital of that person or (iii) over the appointment or removal of a majority of the board of directors of that person (in each case whether pursuant to relevant constitutional documents, contract or otherwise) and “Controlled” shall be construed accordingly;

“Cure Period” has the meaning set out in Clause 15.5 (Material Breach Default Notice (Call Option and Put Option));

“Debt” means any loans, borrowings or indebtedness (including any Loan Notes) (together with any accrued interest);

“Deed of Adherence” means a deed substantially in the form set out in Schedule 1 (Deed of Adherence);

“Defaulting Shareholder” has the meaning set out in Clause 15.1(i) (Event of Default);

“Director” means any director of the Company appointed by a Shareholder in accordance with the terms of this Agreement and the Articles;

“Encumbrance” means any claim, charge, mortgage, lien, option, equitable right, power of sale, pledge, hypothecation, retention of title, right of pre-emption, right of first offer, right of

2

first refusal or other third party right(s) or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing;

“Event of Default” has the meaning set out in Clause 15.1 (Event of Default);

“Financial Year” means a financial year of the Company commencing (other than in the case of its initial financial period) on [1 January and ending on 31 December] or on such other dates as the Company may resolve in accordance with the Articles;

“Group” means the Company and any Group Companies from time to time;

“Group Company” means a subsidiary of the Company;

“HK$” or “Hong Kong Dollars” means Hong Kong dollars, the lawful currency of Hong Kong;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Insolvency Default Notice” has the meaning set out in Clause 15.3 (Insolvency Default Notice (Call Option));

“Insolvency Event” in relation to a Shareholder means:

(a)                               the Shareholder entering into or resolving to enter into any arrangement, composition or compromise with or assignment for the benefit of its creditors or any class of them in any relevant jurisdiction;

(b)                               the Shareholder being unable to pay its debts when they are due or being deemed under any statutory provision of any relevant jurisdiction to be insolvent;

(c)                                a liquidator or provisional liquidator being appointed to the Shareholder or a receiver, receiver and manager, trustee or similar official being appointed over any of the assets or undertakings of the Shareholder, or an event analogous with any such event occurring in any relevant jurisdiction; or

(d)                               an application or order being made or a resolution being passed for the winding up of the Shareholder (except for the purposes of a bona fide reconstruction or amalgamation);

“Insolvency EoD” has the meaning set out in Clause 15.1.2 (Event of Default);

“Insolvency Sale Assets” has the meaning set out in Clause 15.3 (Insolvency Default Notice (Call Option));

“Interest” includes an interest of any kind in or in relation to any share or any right to control the voting or other rights attributable to any share, disregarding any conditions or restrictions to which the exercise of any right attributed to such interest may be subject;

“Laws” means the laws and regulations for the time being in force applicable to any member of the Group or any Shareholder or their Associated Companies (as appropriate) including, where applicable, the rules of any stock exchange on which the securities of a Shareholder or its Associated Companies are listed or other governmental or regulatory body to which a Shareholder or its Associated Companies are subject;

“Losses” means all losses, liabilities, costs (including legal costs and experts’ and consultants’ fees), charges, expenses, actions, proceedings, claims and demands;

3

“Material Breach Default Notice” has the meaning set out in Clause 15.5 (Material Breach Default Notice (Call Option and Put Option));

“Material Breach EoD” has the meaning set out in Clause 15.1.1 (Event of Default);

“Material Breach Purchase Assets” has the meaning set out in Clause 15.5.2 (Material Breach Default Notice (Call Option and Put Option));

“Material Breach Remedy Notice” has the meaning set out in Clause 15.5 (Material Breach Default Notice (Call Option and Put Option));

“Material Breach Sale Assets” has the meaning set out in Clause 15.5.1 (Material Breach Default Notice (Call Option and Put Option));

“Non-defaulting Shareholder” has the meaning set out in Clause 15.1(ii) (Event of Default);

“Offer” has the meaning set out in Clause 14.3.2(i) (Issue of Transfer Notice to Remaining Shareholder);

“Offeror” has the meaning set out in Clause 14.3.1 (Transfer to a third party);

“Open Market Value” has the meaning set out in Clause 17.1.1 (Determination of Open Market Value);

“Ordinary Resolution” means a resolution passed by simple majority of the total voting rights of the Shareholders present (in person or by proxy) at the general meeting;

“Permitted Regulatory Condition” means a bona fide consent, clearance, approval or permission necessary to enable a transferor of the Shares and/or the transferee of the Shares to be able to complete a transfer of Shares under (i) the rules or regulations of any stock exchange on which it or any of its Associated Companies is quoted; or (ii) the rules or regulations of any governmental, statutory or regulatory body in those jurisdictions where the transferor of the Shares, the transferee of the Shares, the Company or any of their Associated Companies carries on business;

“Related Party” has the meaning set out in Clause 5.2 (Related Party Transactions);

“Related Party Transaction” has the meaning set out in Clause 5.1 (Related Party Transactions);

“Relevant Notice” has the meaning set out in Clause 16.1 (Terms and consequences of transfers of Shares);

“Relevant Securities” has the meaning set out in Clause 16.1 (Terms and consequences of transfers of Shares);

“Relevant Time” has the meaning set out in Clause 16.1 (Terms and consequences of transfers of Shares);

“Remaining Shareholders” has the meaning set out in Clause 14.3.1(v) (Transfer to a third party);

“Right” has the meaning set out in Clause 20.8 (Waiver);

“Selling Shareholder” has the meaning set out in Clause 16.1 (Terms and consequences of transfers of Shares);

4

“Shareholder” means any holder of Shares from time to time having the benefit of this Agreement, including under the terms of a Deed of Adherence;

“Shareholder’s Group” means a Shareholder and any Associated Companies of that Shareholder from time to time;

“Shareholder Reserved Matters” has the meaning set out in Clause 12.1 (Shareholder Reserved Matters);

“Shareholding Proportion” means the proportion of the Shares held by a Shareholder to the total number of issued Shares at the relevant time;

“Shares” means all the ordinary shares in the issued share capital of the Company from time to time;

“SIAC” means the Singapore International Arbitration Centre;

“Stamp Duty Ordinance” means the Stamp Duty Ordinance (Cap. 117 of the Laws of Hong Kong);

“Surviving Provisions” means Clause 1 (Interpretation), Clause 19 (Confidentiality), Clause 20.1 (Governing law and submission to jurisdiction), Clause 20.2 (Notices), Clause 20.3 (Whole agreement and remedies), Clause 20.5 (No Partnership), Clause 20.7 (Survival of Rights, Duties and Obligations), Clause 20.8 (Waiver), Clause 20.9 (Variation), Clause 20.10 (No assignment), Clause 20.12 (Invalidity/severance), Clause 20.14 (Costs) and any other provisions of this Agreement to the extent relevant to the interpretation or enforcement of such provisions;

“Tag-along” has the meaning set out in Clause 14.3.1(v) (Transfer to a third party);

“Tag-along Assets” has the meaning set out in Clause 14.3.3(ii)(a) (Tag-along);

“Tag-along Debt” has the meaning set out in Clause 14.3.3(ii)(a) (Tag-along);

“Tag-along Notice” has the meaning set out in Clause 14.3.3(ii)(a) (Tag-along);

“Tag-along Shares” has the meaning set out in Clause 14.3.3(ii)(a) (Tag-along);

“Tax” means all forms of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies, in each case anywhere in the world and all penalties, charges, cost and interest relating thereto;

“Tax Authority” means any taxing or other authority competent to impose or collect any Tax;

“Third Party Offer” has the meaning set out in Clause 14.3.1 (Transfer to a third party);

“Third Party Offer Price” has the meaning set out in Clause 14.3.1(iii) (Transfer to a third party);

“Transfer”, in the context of Shares or any Interest in Shares, means any of the following: (a) sell, assign, transfer or otherwise dispose of, or grant any option over, any Shares or any Interest in Shares; (b) create or permit to subsist any Encumbrance over Shares or any Interest in Shares; (c) enter into any agreement in respect of the votes or any other rights attached to any Shares (including under this Agreement); or (d) renounce or assign any right to receive any Shares or any Interest in Shares;

“Transfer Assets” has the meaning set out in Clause 14.3.1 (Transfer to a third party);

5

“Transfer Date” has the meaning set out in Clause 16.2.4 (Completion of transfer);

“Transfer Debt” has the meaning set out in Clause 14.3.1 (Transfer to a third party);

“Transfer Notice” has the meaning set out in Clause 14.3.2 (Issue of Transfer Notice to Remaining Shareholder);

“Transfer Shares” has the meaning set out in Clause 14.3.1 (Transfer to a third party);

“Transferee” has the meaning set out in Clause 14.2 (Transfer to Associated Companies permitted at any time);

“Transferor” has the meaning set out in Clause 14.2 (Transfer to Associated Companies permitted at any time);

“Transferring Shareholder” has the meaning set out in Clause 14.3.1 (Transfer to a third party);

“Valuers” has the meaning set out in Clause 17.1.2 (Determination); and

“Warranties” has the meaning given in Clause 2.1 (Warranties).

1.2                            Singular, plural, gender

References to one gender include all genders and references to the singular include the plural and vice versa.

1.3                            References to persons and companies

References to:

1.3.1                   a person include any company, partnership or unincorporated association (whether or not having separate legal personality); and

1.3.2                   a company include any company, corporation or any body corporate, wherever incorporated.

1.4                            References to subsidiaries and holding companies

A company is a “subsidiary” of another company (its “holding company”) if that other company, directly or indirectly, through one or more subsidiaries:

1.4.1                   holds a majority of the voting rights in it;

1.4.2                   is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;

1.4.3                   is a member or shareholder of it and controls alone, or pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or

1.4.4                   has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors are obliged to comply.

1.5                            Schedules etc.

References to this Agreement shall include any Recitals and Schedules to it and references to Clauses and Schedules are to Clauses of, and Schedules to, this Agreement.

6

1.6                            Information

References to books, records or other information mean books, records or other information in any form, including paper, electronically stored data, magnetic media, film and microfilm.

1.7                            Headings

Headings shall be ignored in interpreting this Agreement.

1.8                            Non-limiting effect of words

The words “including”, “include”, “in particular” and words of similar effect shall not be deemed to limit the general effect of the words which precede them.

1.9                            Modification etc. of statutes

References to a statute or statutory provision include that statute or provision as from time to time modified or re-enacted or consolidated whether before or after the date of this Agreement so far as such modification or re-enactment or consolidation applies or is capable of applying to any transactions entered into in accordance with this Agreement provided that nothing in this Clause 1.9 shall operate to increase the liability of any party beyond that which would have existed had this Clause been omitted.

1.10                     Documents

References to any document (including this Agreement) or to a provision in a document, shall be construed as a reference to such document or provision as amended, supplemented, modified, restated or novated from time to time.

1.11                     Reasonable endeavours

Where the words “reasonable endeavours” are used in this Agreement in relation to the performance of any act by a party, such party shall be required to take only those steps in performing such act as are commercially reasonable having regard to such party’s circumstances at the time, but shall not be required to ensure such act’s performance whether by assuming material expenditure or otherwise.

2                                      Warranties

2.1                            Each Party warrants to the other Parties that, as at the date of this Agreement (the “Warranties”):

2.1.1                   it has the full power and authority to enter into and to perform its obligations under this Agreement, all necessary corporate, shareholder and other actions have been taken to authorise such execution, delivery and performance and this Agreement, when executed, will constitute valid, binding and legally enforceable obligations on it in accordance with its terms; and

2.1.2                   the entry into and delivery of, and the performance by it of, this Agreement will not result in any breach of any provision of its memorandum and articles of association (or equivalent constitutional documents) or result in any claim by a third party against the other Shareholders or the Company.

2.2                            Each Party acknowledges that the other Party has entered into this Agreement in reliance upon the Warranties being true and accurate in all respects.

7

PART B - THE JOINT VENTURE

3                                      Purpose and Scope of joint venture

3.1                            The Business of the Company shall be to act as a holding company for e-commerce investments in Vietnam which shall include (i) e-retail business including one or several physical places of business; (ii) e-market place business; (iii) online advertising business; and (iv) other related activities (the “Business”). The head office of the Company shall be situated in Hong Kong.

3.2                            The Shareholders agree that the business of the Company shall be confined to the Business, except as may be otherwise agreed by the Shareholders at a general meeting.

PART C - CONDUCT AND OPERATIONS OF THE COMPANY

4                                      Conduct and development of the Business

4.1                            General

4.1.1                   The Shareholders agree that their respective rights and obligations in relation to the Group and the Business shall be regulated by this Agreement and the Articles. The Shareholders agree to comply with the provisions of this Agreement and all provisions of the Articles which relate to them and that such provisions of the Agreement and Articles shall be enforceable by the Shareholders between themselves in whatever capacity.

4.1.2                   The Shareholders shall (so far as they lawfully can) use reasonable endeavours to ensure that the Company complies with all of its obligations under this Agreement and the Articles.

5                                      Related Party Transactions

5.1                            The Shareholders shall, and shall use their voting rights to procure that the Company shall, ensure that any transaction, arrangement or dealing by any member of the Group with a Shareholder or any member of a Shareholder’s Group or any Director (a “Related Party Transaction”) shall be entered into by the parties thereto on an arm’s length basis.

5.2                            The Shareholder who is interested in the Related Party Transaction (whether directly or indirectly through a member of that Shareholder’s Group) (the “Related Party”) shall declare its interests in the Related Party Transaction to the other Shareholder.

PART D - GOVERNANCE

6                                      Powers and duties of the Board of Directors

6.1                            Directors/Board

The Board shall be responsible for the overall management of the Business of the Company and shall act in the interests of the Company so as to maximise the Company’s equity value, without regard to the individual interests of any of the Shareholders, provided that the Board shall not take any decision in relation to: (i) any of the Shareholder Reserved Matters without the prior approval of the Shareholders in accordance with

8

Clause 12 (Shareholder Reserved Matters); or (ii) any matter which, by Law, must be approved by way of Shareholders’ resolution.

6.2                            Chairman

6.2.1                   The Board shall decide by majority vote who shall act as Chairman.

6.2.2                   Board meetings shall be chaired by the Chairman if he is present. If the Chairman is not present at any Board meeting within [five minutes] after the time appointed for holding such meeting, the Directors present may appoint any one of the other Directors present to act as Chairman for the purpose of the meeting.

6.2.3                   The Chairman shall not have a second or casting vote at any meeting of the Board or any general meeting of shareholders of the Company.

7                                      Board Reserved Matters

7.1                            The Shareholders shall procure, so far as they lawfully can, that no action shall be taken or resolution passed by the Company in respect of those matters set out in Schedule 2 (Board Reserved Matters) (“Board Reserved Matters”) without the approval of 75 per cent. of the Directors present and entitled to vote on such resolution (the “Board Super Majority”).

7.2                            A series of related transactions shall be construed as a single transaction, and any amounts involved in the related transactions shall be aggregated, to determine whether a matter is a Board Reserved Matter.

8                                      Appointment of Directors

8.1                            Number and identity of appointees

8.1.1                   The minimum number of Directors shall be three.

8.1.2                   As at the date of this Agreement the Board comprises three Directors and the Parties each have the right to nominate the following number of individuals for appointment to the Board:

Cavi: 1

C-Asia: 2

8.1.3                   The Shareholders shall have the right to increase or decrease the number of Directors on the Board by an Ordinary Resolution.

8.1.4                   The Shareholders shall have the right to nominate Directors to the Board based on the total number of Directors on the Board at that time pro rata to each Shareholder’s Shareholding Proportion on the date of such appointment, provided, however, that (i) fractions above 0.5 shall be rounded up; (ii) fractions of 0.5 and below shall be rounded down; and (iii) a Shareholder shall not have the right to nominate a Director if a fraction of its nomination right is 0.5 or below.

8.1.5                   If the provisions of Clause 8.1.4 (Number and identity of appointees) result in a number of Directors fewer than the number of Directors which may at such time be appointed to the Board, any remaining Directors may be appointed by an Ordinary Resolution.

9

8.1.6                   If a Shareholder transfers some of its Shares to an Associated Company pursuant to Clause 14.2 (Transfer to Associated Companies permitted at any time), that Shareholder and Associated Company shall jointly appoint Directors to the Board and their respective shareholdings shall be combined as if they were one Shareholder for that purpose.

8.1.7                   The Shareholders shall vote their Shares to increase the number of Directors on the Board if required in order to give effect to the formulation set out in this Clause 8.1.

8.1.8                   No Shareholder shall have the right to object to the appointment of a Director by any of the other Shareholder.

9                                      Removal of Directors

9.1                            A Director may be removed as a director of the Company at any time by notice in writing to the Company by the Shareholder who appointed him and the Shareholders shall promptly remove such Director from their position(s) and the Shareholder that appointed such Director shall promptly appoint another Director in their place in accordance with Clause 8 (Appointment of Directors) and the Articles.

9.2                            To ensure compliance with the terms of Clause 8 (Appointment of Directors) and this Clause 9 (Removal of Directors), each Shareholder agrees to vote its Shares in the Company, and to ensure that its respective appointed Directors will exercise their voting rights, in such a manner as will result in the appointment or removal of the appointees of the other Shareholders to the Board in accordance with such Clauses.

10                               Board meetings

10.1                     Frequency

The Board shall decide how often Board meetings shall take place and any Director may convene a Board meeting at any time.

10.2                     Notice/agenda

At least five days’ written notice by email, courier or fax, shall be given to each of the Directors of all Board meetings, except where a Board meeting is adjourned under Clause 10.3 (Quorum).

10.3                     Quorum

10.3.1            The quorum at a Board meeting shall be, with respect to a Board Reserved Matter, at least 75 per cent. of all Directors and, with respect to all other matters, at least 50 per cent. of all Directors.

10.3.2            If a quorum is not present within half an hour of the time appointed for the meeting or if a quorum ceases to be present during the course of the meeting, the Director(s) present shall adjourn the Board meeting to a specified place and time not less than three Business Days after the original date where the same quorum shall be required.

10.3.3            Details of the adjourned Board meeting shall be given to all of the Directors at least two Business Days prior to the adjourned meeting.

10

10.4                     Voting

Subject to the other provisions of this Agreement, at any Board meeting each Director shall have one vote and decisions at Board meetings shall be taken by a simple majority of the votes of the Directors present and voting at a quorate Board meeting.

11                               Meetings of Shareholders

11.1                     Notice/agenda

Notice of a general meeting shall be sent to each Shareholder in accordance with the Articles and applicable Laws.

11.2                     Quorum

The quorum at a general meeting shall be constituted by such number of duly authorised representatives or proxies of the Shareholders holding, with respect to a Shareholder Reserved Matter, more than 75 per cent. of the Shares and, with respect to all other matters, more than 50 per cent. of the Shares. [If, within 15 minutes from the time appointed for the meeting a quorum be not present, it shall stand adjourned to the same day in the next week at the same time and place, or to such other day, time and place as the chairman of the meeting may determine. If at such adjourned meeting a quorum be not present within 15 minutes from the time appointed for the meeting, the Shareholder(s) present in person or by proxy shall be a quorum and may transact the business for which the meeting is called.]

11.3                     Chairman

The Chairman of the Board shall act as chairman of general meeting, but shall not have a casting vote.

11.4                     Voting

All matters raised at a general meeting shall, unless otherwise required by applicable Law, the Articles or this Agreement, be decided by Ordinary Resolution.

12                               Shareholder Reserved Matters

12.1                     The Shareholders shall procure, as far as they lawfully can, that no action is taken or resolution passed by the Company in respect of the matters listed in Schedule 3 (Shareholder Reserved Matters) (“Shareholder Reserved Matters”), without the prior approval of Shareholders holding at least 75 per cent. of the Shares.

12.2                     A series of related transactions shall be construed as a single transaction, and any amounts involved in the related transactions shall be aggregated, to determine whether a matter is a Shareholder Reserved Matter.

PART E - COMPANY FINANCE

13                               Additional finance for the Company

13.1                     Additional finance

The manner in which additional funding required by the Company and/or the Group is to be obtained shall be determined by the Board by a simple majority.

11

13.2                     Shareholder finance

If the Board decides that the Shareholders shall provide any additional financing by way of subscription for Shares and a Shareholder does not wish to subscribe to such Shares, such Shareholder’s Shareholding Proportion as on the date of such issue in the Company shall be diluted accordingly.

PART F —TRANSFERS OF SHARES

14                               Transfers

14.1                     General prohibition on disposal of Shares

A Shareholder may not Transfer any of its Shares or any Interest in Shares to any person without the prior written consent of all of the other Shareholders or unless permitted or required to do so under Clause 14.2 (Transfer to Associated Companies permitted at any time) or have complied with the terms of Clause14.3 (Transfer to a third party).

14.2                     Transfer to Associated Companies permitted at any time

A Shareholder (the “Transferor”) may at any time Transfer any of its Shares to an Associated Company (the “Transferee”) on giving prior written notice to the other Shareholders provided that:

14.2.1            the Transferor (but not a subsequent transferor in a series of transfers to Associated Companies) shall remain party to this Agreement and shall be jointly and severally liable with the Transferee under this Agreement as a Shareholder in respect of the transferred Shares; and

14.2.2            the Transferee shall enter into a Deed of Adherence; and

14.2.3            the Transferee shall, and the Transferor shall procure that the Transferee shall, retransfer its Shares to the Transferor or another Associated Company of the Transferor immediately if the Transferee ceases to be an Associated Company of the Transferor.

14.3                     Transfer to a third party

Any Shareholder may Transfer its Shares to a third party only if it complies with this Clause 14.3.

14.3.1            A Shareholder (the “Transferring Shareholder”) may Transfer its Shares (the “Transfer Shares”) and such portion of the total Debt owed by the Company and/or any Group Company to the Transferring Shareholder and/or its Associated Companies as reflects the number of Transfer Shares as a proportion of the total number of Shares held by the Transferring Shareholder (the “Transfer Debt” and together with the Transfer Shares, the “Transfer Assets”) only if it receives an offer for such Transfer Assets (the “Third Party Offer”) from a bona fide third party (the “Offeror”) which:

(i)                                  is for any of the Shares held by the Transferring Shareholder and/or its Associated Companies and the relevant portion of the Debt owed by the Company and/or any Group Company to the Transferring Shareholder and/or its Associated Companies;

12

(ii)                               is irrevocable and unconditional except for any Permitted Regulatory Condition;

(iii)                            states the price of the Third Party Offer which shall be for cash consideration (the “Third Party Offer Price”) and immediately payable;

(iv)                           contains all material terms and conditions (including the intended completion date of the offer) and any Permitted Regulatory Conditions; and

(v)                              if the proposed Transfer would, when aggregated with all other Transfers in the six month period prior to the date of the Third Party Offer result in the Transfer of more than 50 per cent. of the Shares, includes an offer to acquire all the Shares held by the other Shareholder (the “Remaining Shareholder”) along with all Debt owed by the Company and/or any Group Company to the Remaining Shareholder and/or its Associated Companies at the same cash price as and on no less favourable terms than the Transfer Assets (a “Tag-along”).

14.3.2            Issue of Transfer Notice to Remaining Shareholder

Within 10 Business Days of receiving a Third Party Offer which it wishes to accept, a Transferring Shareholder shall issue a written notice (the “Transfer Notice”) to the Remaining Shareholder containing notification of the Third Party Offer (including the name of the Offeror, the price offered for the Transfer Assets and all material terms and conditions of the Third Party Offer) and upon issuing the Transfer Notice, the Transferring Shareholder shall:

(i)                                  make an offer to sell the Transfer Assets to the Remaining Shareholder (“Offer”); and

(ii)                               provide confirmation that the Remaining Shareholder may elect to proceed in accordance with one of the options in Clause 14.3.3 (Choices open to Remaining Shareholders).

14.3.3            Choices open to Remaining Shareholders

Upon receipt of a Transfer Notice, the Remaining Shareholder may do one of the following:

(i)                                  Accept the Offer

(a)                       Before the expiry of the period of 10 Business Days from the date of the Transfer Notice (the “Closing Date”), if the Remaining Shareholder wishes to buy the Transfer Assets at the Third Party Offer Price, it shall send a written notice to the Transferring Shareholder accepting the Offer (the “Acceptance Notice”). An Acceptance Notice shall be irrevocable. If the Remaining Shareholder does not wish to accept the Offer it may either send a written notice to the Transferring Shareholder by the Closing Date declining the Offer or do nothing in which case it shall be deemed to have declined the Offer.

(b)                       If, by the Closing Date, the Transferring Shareholder has not received an Acceptance Notice from the Remaining Shareholder, the Transferring Shareholder shall then, subject to Clause 14.3.3(ii)

13

(Tag-along), be free to accept the Third Party Offer and sell all the Transfer Assets to the Offeror within one month of the Closing Date at the Third Party Offer Price and on terms being no more favourable than those of the Third Party Offer, provided that the Offeror enters into a Deed of Adherence.

(c)                        The transfer of the Transfer Assets to the Remaining Shareholder shall be completed in accordance with Clause 16 (Terms and consequences of transfers of Shares) and the terms and conditions of the relevant Offer. In the event of any conflict between the provisions of Clause 16 (Terms and consequences of transfers of Shares) and the terms and conditions of the relevant Offer, the former shall take precedence.

(ii)                               Tag-along

(a)                       If the Remaining Shareholder wishes to exit the Company pursuant to the Tag-along in Clause 14.3.1(v) (Transfer to a third party), it shall send a written notice (the “Tag-along Notice”) to the Transferring Shareholder by the Closing Date electing to sell all of its Shares (the “Tag-along Shares”) and all Debt owed by the Company and/or Group Company to the Remaining Shareholder and/or its Associated Companies (the “Tag-along Debt” and together with the Tag-along Shares, the “Tag-along Assets”) to the Offeror, at the same cash price as and on no less favourable terms than those contained in the Third Party Offer, except that the Remaining Shareholder shall have the right to request the addition of any necessary Permitted Regulatory Conditions, or adjustments to any existing Permitted Regulatory Conditions, but only to the extent necessary to be able to complete the transfer of the Tag-along Assets. Provided that the Offeror shall only be obliged to purchase the Tag-along Assets, if the Third Party Offer is for more than 50 per cent. of the Shares, whether in a single proposed transfer or a series of proposed transfers within six months. Transfer would, when aggregated with all other Transfers in the six month period prior to the date of the Third Party Offer

(b)                       The Transferring Shareholder shall then be prohibited from selling the Transfer Assets to the Offeror unless the Offeror agrees to purchase the Tag-along Assets at the same time, at the same cash price as and on no less favourable terms than those contained in the Third Party Offer.

15                               Default or Change of Control

15.1                     Event of Default

If a Shareholder:

14

15.1.1            fails to comply with its obligations in Clause 14 (Transfers) or 16.6.2 (Further assurance) of this Agreement (the “Material Breach EoD”);

15.1.2            is subject to an Insolvency Event (the “Insolvency EoD”); or

15.1.3            is subject to any Change of Control, provided always that a Shareholder shall not be deemed to have suffered a Change of Control by reason only of such Shareholder’s group having undergone a bona fide reorganisation of its business (the “Change of Control EoD”), then it shall have committed an “Event of Default”.

For the purposes of this Clause 15,

(i)                                   “Defaulting Shareholder” means any Shareholder who commits an Event of Default; and

(ii)                                “Non-defaulting Shareholder” means the Shareholder other than the Defaulting Shareholder.

15.2                     Notice of Default

If an Event of Default occurs, the Defaulting Shareholder shall notify the Non-defaulting Shareholder as soon as reasonably practicable.

15.3                     Insolvency Default Notice (Call Option)

In the event of an Insolvency EoD, the Non-defaulting Shareholder may give written notice (an “Insolvency Default Notice”) within 30 Business Days of receiving notification of the Insolvency EoD or of becoming aware of the Insolvency EoD, whichever is the earlier, requiring the Defaulting Shareholder, subject to the satisfaction or waiver of any Permitted Regulatory Condition set out in the Insolvency Default Notice, to sell all of the Shares held by the Defaulting Shareholder together with any Debt owed by the Company and/or any Group Company to the Defaulting Shareholder and/or its Associated Companies (together, the “Insolvency Sale Assets”) to the Non-defaulting Shareholder at a price equal to the Open Market Value of the Insolvency Sale Assets.

15.4                     Change of Control Default Notice (Call Option and Put Option)

In the event of a Change of Control EoD, the Non-defaulting Shareholder may give written notice (a “Change of Control Default Notice”) within 30 Business Days of receiving notification of the Change of Control EoD or of becoming aware of the Change of Control EoD, whichever is earlier, requiring the Defaulting Shareholder, subject to the satisfaction or waiver of any Permitted Regulatory Condition set out in the Change of Control Default Notice, to either:

15

15.4.1    sell all the Shares held by the Defaulting Shareholder together with any Debt owed by the Company and/or any Group Company to the Defaulting Shareholder and/or its Associated Companies (together, the “Change of Control Sale Assets”) to the Non-defaulting Shareholder at a price equal to the Open Market Value of the Change of Control Sale Assets; or

15.4.2    purchase all the Shares held by the Non-defaulting Shareholder, together with any Debt owed by the Company and/or any Group Company to the Non-defaulting Shareholder and/or its Associated Companies (together the “Change of Control Purchase Assets”) from the Non-defaulting Shareholder at a price equal to the Open Market Value of such the Change of Control Purchase Assets.

15.5       Material Breach Default Notice (Call Option and Put Option)

Following a Material Breach EoD, the Non-defaulting Shareholder may give written notice (a “Material Breach Remedy Notice”) within 30 Business Days of receiving notification of the Material Breach EoD or of becoming aware of the Material Breach EoD, whichever is earlier, requiring the Defaulting Shareholder to stop and/or remedy the breach causing the Material Breach EoD within 30 Business Days of receipt of the Material Breach Remedy Notice (the “Cure Period”). If the Defaulting Shareholder fails to remedy or cure the breach within the Cure Period to the satisfaction of the Non-defaulting Shareholder, the Non-defaulting Shareholder may give written notice (a “Material Breach Default Notice”) within 30 Business Days from the end of the Cure Period requiring the Defaulting Shareholder to either:

15.5.1    sell all the Shares held by the Defaulting Shareholder together with any Debt owed by the Company and/or any Group Company to the Defaulting Shareholder and/or its Associated Companies (together, the “Material Breach Sale Assets”) to the Non-defaulting Shareholder at a price equal to the 75 per cent. of the Open Market Value of the Material Breach Sale Assets, subject to the satisfaction or waiver of any Permitted Regulatory Condition set out in the Material Breach Default Notice; or

15.5.2    purchase all the Shares held by the Non-defaulting Shareholder, together with any Debt owed by the Company and/or any Group Company to the Non-defaulting Shareholder and/or its Associated Companies (together the “Material Breach Purchase Assets”) from the Non-defaulting Shareholder at a price equal to the 125 per cent. of the Open Market Value of the Material Breach Purchase Shares.

15.6       Completion of transfer

The sale and purchase of the Insolvency Sale Assets, the Change of Control Sale Assets, the Change of Control Purchase Assets, the Material Breach Sale Assets and the Material Breach Purchase Assets shall be made on the terms set out in Clause 16 (Terms and consequences of transfers of Shares). In the above cases, the Defaulting Shareholder shall be solely responsible for any Stamp Duty payable in relation to the transfer of shares in accordance the Stamp Duty Ordinance. The Shareholders waive their rights of first refusal to the transfer of Shares contained in this Agreement and the Articles to the extent necessary to give effect to this Clause 15 (Default or Change of Control).

15.7       Other breaches of the Agreement

If a Shareholder commits a breach of this Agreement (other than those specified in Clause 15.1 (Event of Default) above), the Non-defaulting Shareholder may serve written notice

16

upon the Defaulting Shareholder specifying the breach and requiring the Defaulting Shareholder immediately to stop the breach and, to the extent possible, to make good the consequences of the breach within 30 Business Days. Where the breach has prejudiced the Non-defaulting Shareholder it may seek an immediate remedy of an injunction, specific performance or similar order to enforce the Defaulting Shareholder’s obligations. This does not affect the Non-defaulting Shareholder’s right subsequently to claim damages or other compensation for breach under applicable law.

16          Terms and consequences of transfers of Shares

16.1       Definitions

In this Clause 16 (Terms and consequences of transfers of Shares):

“Buyer” means in the case of:

(a)          Clause 14.3 (Transfer to a third party), a Remaining Shareholder buying Transfer Shares; and

(b)          Clauses 15.3 (Insolvency Default Notice (Call Option)), 15.4.1 (Change of Control Default Notice (Call Option and Put Option)) and 15.5.1 (Material Breach Default Notice (Call Option and Put Option)) a Non-defaulting Shareholder buying the Shares; and

(c)           Clause 15.4.2 (Change of Control Default Notice (Call Option and Put Option)) or Clause 15.5.2 (Material Breach Default Notice (Call Option and Put Option)), the Defaulting Shareholder.

“Relevant Notice” means in the case of:

(a)          Clause 14 (Transfers), the Transfer Notice or the Exit Notice as applicable; and

(b)          Clause 15 (Default or Change of Control), the Insolvency Default Notice, Change of Control Default Notice or the Material Breach Default Notice as applicable.

“Relevant Securities” means in the case of:

(a)          Clause 14 (Transfers), the Transfer Assets or the Exit Assets as applicable; and

(b)          Clause 15 (Default or Change of Control), the Insolvency Sale Assets, the Change of Control Sale Assets, the Change of Control Purchase Assets, the Material Breach Sale Assets or the Material Breach Purchase Assets, as applicable.

“Relevant Time” means in the case of:

(a)          With respect to Clause 14.3.2 (Issue of Transfer Notice to Remaining Shareholder), the date of the Acceptance Notice; and

(b)          Clause 15 (Default or Change of Control), the date of the notice of determination of the Open Market Value pursuant to Clause 17.1 (Determination)

“Selling Shareholder” means in the case of:

(a)          Clause 14.3 (Transfer to a third party), the Transferring Shareholder;

(b)          Clause 15.3 (Insolvency Default Notice (Call Option)), Clause 15.4.1 (Change of Control Default Notice (Call Option and Put Option)) or Clause 15.5.1 (Material

17

Breach Default Notice (Call Option and Put Option)), the Defaulting Shareholder; and

(c)           Clause 15.4.2 (Change of Control Default Notice (Call Option and Put Option)) or Clause 15.5.2 (Material Breach Default Notice (Call Option and Put Option)), the Non-defaulting Shareholder selling the Shares.

16.2       Completion of transfer

Any transfer of Relevant Securities made under the provisions of Clauses 14 (Transfers) and 15 (Default or Change of Control) (except by a Transferring Shareholder or a Remaining Shareholder to an Offeror under Clause 14.3.3(i)(b) or 14.3.3(ii) which shall be made as agreed with the Offeror) shall be made in accordance with the following terms set out in this Clause 16.2 (Completion of transfer).

16.2.1    The Selling Shareholder and the Buyer shall have the right to request the addition of any necessary Permitted Regulatory Conditions or adjustments to existing Permitted Regulatory Conditions, but only to the extent necessary to be able to complete the transfer of the Relevant Securities.

16.2.2    Each of the Selling Shareholder and the Buyer shall use reasonable endeavours to ensure the satisfaction of any Permitted Regulatory Condition applying to it as soon as possible.

16.2.3    If any of the Permitted Regulatory Conditions is not satisfied or waived 60 Business Days or, in the case of a regulatory approval, 150 Business Days, after service of the Relevant Notice, then the Relevant Notice, shall lapse.

16.2.4    If the Relevant Notice is a Transfer Notice, then the Transfer Shares shall be offered to the Offeror who had previously made a Third Party Offer but was unable to proceed as a result of the rights of first refusal contained in Clause 14.3.2 (Transfer to a third party).

16.2.5    Completion of the transfer of the Relevant Securities shall take place, in the case of Clause 14.3.2 (Transfer to a third party), 10 Business Days after the Relevant Time and, in the case of Clause 16, 10 Business Days after the Relevant Time or the date of satisfaction or waiver of all Permitted Regulatory Conditions (whichever is the later) (the “Transfer Date”) and at such reasonable time and place as the Selling Shareholder and the Buyer shall agree or, failing which, at 11.00 a.m. at the registered office of the Company.

16.2.6    On or before the Transfer Date the Selling Shareholder shall deliver to the Buyer in respect of the Relevant Securities:

(i)           duly executed instruments for share transfer and the sold note in respect of the Relevant Securities duly executed by the Selling Shareholder as the registered and beneficial holder thereof and as transferor in favour of the Buyer as transferee;

(ii)          any relevant share certificates (or provide an express indemnity in a form satisfactory to the Buyer in the case of any certificate found to be missing);

(iii)         any other document which may be required to enable the Buyer to obtain the effective Transfer of the Shares to it and to be registered as the holder thereof; and

18

(iv)         a power of attorney or proxy form in such form and in favour of such person as the Buyer may nominate to enable the Buyer to exercise all rights of ownership including, without limitation, voting rights.

(v)          where applicable, a certified true copy of the board resolution of the Selling Shareholder approving the sale of the  Relevant Securities to the Buyer;

(vi)         a certified true copy of the board resolution of the Company subject to the stamping of the relevant transfer forms, approving the transfer of the Relevant Securities  and the registration of the Relevant Securities in the name of the Buyer upon presentation of the instruments of transfer to the Board of the Company;

(vii)        original letters of resignations of the Directors of the Company nominated by the Selling Shareholder (if any);

(viii)       a cheque for the Stamp Duty payable (in respect of the agreed share of the Stamp Duty payable if the transfer is contemplated by Clause 14 or in respect of the whole amount of Stamp Duty payable if the transfer is contemplated by Clause 15).

16.2.7    Against delivery of the documents referred to in Clause 15.6 (Completion of transfer), the Buyer shall pay the total consideration due for the Relevant Securities to the Selling Shareholder by 5 p.m. (Hong Kong time) on the Transfer Date.

16.3       Business to be run as going concern

The Shareholders shall do all things within their power to ensure that the Business continues to be run as a going concern during the period between the service of any notice pursuant to Clauses 14 (Transfers) to 16 (Terms and consequences of transfers of Shares) and the completion of any transfers of Shares.

16.4       Transfer terms

Any sale and/or transfer of Shares under Clauses 14 (Transfers) to 16 (Terms and consequences of transfers of Shares) shall be on terms that those Shares:

16.4.1    are transferred free from all Encumbrances (other than those created under this Agreement and the Articles); and

16.4.2    are transferred with the benefit of all rights attaching to them as at the date of the relevant transfer.

16.5       Registration

Each of the Shareholders shall procure (insofar as permitted by local law) that a Transfer of Shares is not approved or registered unless this Agreement and the Articles have been complied with.

16.6       Further assurance

16.6.1    Each of the Shareholders shall use reasonable endeavours to effect a transfer of Shares in accordance with the terms of this Agreement and the Articles as quickly as is practicable and in any event within any time period specified in this Agreement.

19

16.6.2    Each of the Shareholders shall procure that the Directors nominated by it exercise their voting rights to pass a resolution of the Board to approve any Transfer of Shares which complies with this Agreement.

16.7       Debt and guarantees

16.7.1    Release of guarantees

Where a Selling Shareholder Transfers its Shares to a Buyer, the Buyer shall, and shall procure that the Company shall use reasonable endeavours to procure the release of any guarantees, indemnities, security or other comfort given by the Selling Shareholder to or in respect of the Company or its Business and, pending such release, shall indemnify the Selling Shareholder in respect of them.

16.7.2    Loans owed by the Selling Shareholder to the Company

(i)           The Transfer of any of the Shares held by a Selling Shareholder to a Buyer or an Offeror is conditional upon the repayment pro rata to the Shares to be transferred, if applicable, of all Debt owed by the Selling Shareholder and/or its Associated Companies to the Company and/or any Group Company or the novation of the same to the Buyer or the Offeror, as the case may be, and the agreement of the Buyer or the Offeror, as the case may be, to be bound by the terms and obligations of all such Debt.

(ii)          Any assumption of the obligations of a Selling Shareholder by the Buyer or the Offeror, as the case may be, is without prejudice to the right of either the Buyer, the Offeror, the Company and/or any Group Company to claim from the Selling Shareholder in respect of liabilities arising prior to the date of the transfer of the relevant Shares.

16.8       Deed of Adherence

The Shareholders shall procure that no person other than an existing Shareholder acquires any Shares unless it enters into a Deed of Adherence agreeing to be bound by this Agreement as a Shareholder and any other agreements entered into in connection with the Business as a Shareholder. The Shareholders agree that in signing a Deed of Adherence such person shall have the benefit of the terms of this Agreement and shall be a Party to this Agreement.

16.9       Removal of appointees

If a Shareholder ceases to be a Shareholder it shall, and it shall procure that all its appointees to the Board and to the board of directors of any Group Company shall, do all such things and sign all such documents as may otherwise be necessary to ensure the resignation or dismissal of such persons from such appointments in a timely manner in accordance with Clause 9 (Removal of Directors).

16.10    Interest

Any purchase money payable to a Transferring Shareholder shall, to the extent that it is not paid to, or to the order of, the Transferring Shareholder on or before the appropriate completion date, bear interest against the Buyer at the rate of one per cent over the base lending rate from time to time of [Bank of Tokyo-Mitsubishi UFJ Limited, Bangkok branch] calculated on a daily basis from such date until the Transferring Shareholder is reimbursed by the Buyer.

20

17          Determination of Open Market Value

17.1       Determination

17.1.1    Where the value of the Shares (the “Open Market Value”) is to be determined in accordance with Clause 15 (Default or Change of Control), the Shareholders shall have 30 Business Days from the date of the relevant Default Notice to come to an agreement on the Open Market Value of such Shares based on the method set out in Clause 17.1.2 (Determination).

17.1.2    If the Shareholders are unable to reach an agreement on the Open Market Value within the time specified in Clause 17.1.1 (Determination) then they shall have 20 Business Days (the “Appointment Period”) to appoint the corporate finance team of a firm of accountants (which may be the Company’s auditors) or an independent investment bank (the “Valuers”) to value the Shares. If the Shareholders cannot agree on a firm of accountants or independent investment bank within the Appointment Period then the Valuers shall be appointed by the chairman of the SIAC for the time being at the request of any Shareholder.

17.1.3    The Valuers shall determine the Open Market Value within 45 Business Days of their appointment and shall notify the Shareholders of their determination within one Business Day of the same. The fees of the Valuers shall be borne by the Shareholders in the Shareholding Proportion.

17.1.4    The Valuers shall act as experts and not as arbitrators and their determination shall be final and binding on the Parties (in the absence of manifest error in which case the determination shall be void and shall be remitted to the Valuers for correction).

17.1.5    The Shareholders shall procure that the Valuers have such access to the accounting records and other relevant documents of the Company and any Group Company as they may reasonably require, subject to such confidentiality obligations as the Shareholders may consider appropriate.

17.2       Method

17.2.1    The Open Market Value as at the date of the Insolvency Default Notice, Material Breach Default Notice or Change of Control Default Notice, as appropriate, shall be determined on the following assumptions and bases:

(i)           valuing the Shares to be sold on the basis of an arm’s length sale between a willing seller and a willing buyer who are acting knowledgeably, prudently and without compulsion;

(ii)          if the Group is then carrying on business as a going concern, on the assumption that it will continue to do so;

(iii)         that the Shares to be sold are capable of being transferred without restriction; and

(iv)         valuing the Shares to be sold as a rateable proportion of the total value of all the Shares without any premium or discount being attributed to the class of the Shares to be sold or the percentage of the issued share capital of the Company which they represent.

17.2.2    The Valuers shall be entitled to make the following adjustments:

21

(i)           they may determine the Open Market Value to reflect any other factors which they reasonably believe should be taken into account; and

(ii)          if they encounter any difficulty in applying any of the assumptions or bases set out in this Clause 17.2 (Method) then they may resolve that difficulty in such manner as they shall in their absolute discretion think fit.

18          Duration, termination and survival

18.1       Duration and termination

This Agreement shall continue in full force and effect without limit in time until the earlier of:

18.1.1    the Shareholders agreeing in writing to terminate it;

18.1.2    the date on which all of the Shares, to the extent remaining in issue, are owned by one Shareholder; and

18.1.3    an effective resolution is passed or a binding order is made for the winding-up of the Company (other than to effect an amalgamation),

save for the Surviving Provisions which shall continue in force after termination.

18.2       Termination

Termination of this Agreement shall be without prejudice to any liability or obligation in respect of any matters, undertakings or conditions which shall not have been observed or performed by the relevant Party prior to such termination.

19          Confidentiality

19.1       Confidential Information

Subject to Clause 19.2 (Exclusions), each Shareholder shall use reasonable endeavours to keep confidential and to procure that its respective Associated Companies and their respective officers, employees, agents and advisers keep confidential the following (the “Confidential Information”):

19.1.1    all communications between them and the Group;

19.1.2    all information and other materials supplied to or received by any of them from the Group which are either marked “confidential” or are by their nature intended to be for the knowledge of the recipient alone; and

19.1.3    any information relating to:

(i)           this Agreement, the Business and the customers, assets or affairs of the Group, all information concerning the business transactions and/or financial arrangements of the Group; and

(ii)          the customers, business, assets or affairs of a Shareholder or its Associated Companies and all information concerning the business transactions and/or financial arrangements of a Shareholder or its Associated Companies;

and shall not use any Confidential Information for its own business purposes or disclose any Confidential Information to any third party without the consent of the other Shareholder.

22

19.2       Exclusions

19.2.1    Clause 19.1 (Confidential Information) shall not prohibit disclosure or use of any information if and to the extent:

(i)           the information is or becomes publicly available (other than by breach of this Agreement);

(ii)          the other party has given prior written approval to the disclosure or use;

(iii)         information about the Group which the Board has confirmed in writing to the Shareholders is not confidential;

(iv)         the information is independently developed by a party after the date of this Agreement;

(v)          the disclosure or use is required by law, any governmental or regulatory body or any stock exchange on which the shares of either party or any of its Associated Companies is listed (including where this is required as part of any actual or potential offering, placing and/or sale of securities of that party or any of its Associated Companies);

(vi)         the disclosure or use is required for the purpose of any judicial or arbitral proceedings arising out of this Agreement or any documents to be entered pursuant to it;

(vii)        the disclosure of information to any Tax Authority to the extent such disclosure is reasonably required for the purposes of the tax affairs of the Shareholder concerned or any of its Associated Companies; or

(viii)       the disclosure of information by a Shareholder to its Associated Companies, directors, employees or professional advisers on a need to know basis and on terms that such parties undertake to comply with the provisions of this Clause 19 (Confidentiality) as if they were a party to this Agreement,

(ix)         the disclosure of information on a confidential basis to a bona fide third party or professional advisers or financiers of such third party wishing to acquire Shares from a Shareholder in accordance with the terms of this Agreement to the extent that any such persons need to know the information for the purposes of considering, evaluating, advising on or furthering the potential purchase provided that no such disclosure shall be made unless:

(a)        such person has agreed to be bound to observe the restrictions under this Clause 19 (Confidentiality) to which the Shareholder concerned is subject; and

(b)        the package of information being disclosed has been approved by the non-transferring Shareholder (such approval not to be unreasonably withheld or delayed);

provided that prior to disclosure or use of any information pursuant to Clause 19.2.1(v) or (vi), the party concerned shall consult with the other party insofar as is reasonably practicable.

23

19.3       Damages not an adequate remedy

Without prejudice to any other rights or remedies which a Shareholder may have under this Agreement or the Articles, the Shareholders acknowledge and agree that damages would not be an adequate remedy for any breach of this Clause 19 (Confidentiality) and the remedies of injunction, specific performance and other equitable relief are appropriate for any threatened or actual breach of any such provision and no proof of special damages shall be necessary for the enforcement of the rights under this Clause 19 (Confidentiality).

19.4       Duration of Confidentiality Obligations

The obligations contained in this Clause 19 (Confidentiality) shall for two years after the termination of this Agreement.

PART H — GENERAL

20          General

20.1       Governing law and submission to jurisdiction

20.1.1    This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of Hong Kong.

20.1.2    Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore at the SIAC in accordance with the SIAC Rules, which rules are deemed to be incorporated by reference in this Clause 20.1. (Governing law and submission to jurisdiction). The tribunal shall consist of one arbitrator. If the relevant Parties are unable to agree on the appointment of the arbitrator, the appointment shall be made by the chairman for the time being of the SIAC. The language of the arbitration shall be English.

20.1.3    Notwithstanding Clause 20.1.2 (Governing law and submission to jurisdiction), any Party may at any time seek interlocutory, provisional or interim relief or remedies, any order in aid of proceedings pursuant to Clause 20.1.2 (Governing law and submission to jurisdiction) or enforcement of any arbitral award, order, relief or remedy obtained in arbitration pursuant to Clause 20.1.2 (Governing law and submission to jurisdiction) from the courts of Singapore or any other court of competent jurisdiction.

20.2       Notices

20.2.1    Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be in writing in English and shall be sufficiently given or served if delivered or sent in accordance with this Clause 20.2 (Notices).

20.2.2    A Notice to Cavi shall be sent to it at the following address, or such other person or address as Cavi may notify to the other Parties from time to time:

Cavi Limited

14th Floor South China Building

1-3 Wyndham Street Central Hong Kong

24

Email: [•]

Attention: [•]

20.2.3    A Notice to C-Asia shall be sent to it at the following address, or such other person or address as C-Asia may notify to the other Parties from time to time:

C-Distribution Asia Pte. Ltd.

50 Raffles Place, #32-01, Singapore Land Tower, Singapore 048623

Email: adeponsay@groupe-casino.fr

Attention: Alexis de Ponsay, Director

20.2.4    Any Notice may be delivered by hand or sent by courier using a reputable courier company or email. Without prejudice to the foregoing any Notice shall conclusively be deemed to have been received at the time of delivery if delivered by hand or courier and at the time of sending, if sent by email, provided that receipt shall not occur if the sender receives an automated message indicating that the email has not been delivered to the recipient.

20.3       Whole agreement and remedies

20.3.1    This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement.

20.3.2    Each Party agrees and acknowledges that:

(i)           in entering into this Agreement, it is not relying on any representation, warranty or undertaking not expressly incorporated into it.

(ii)          its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement and each of the Parties waives all other rights and remedies (including those in tort or arising under statute) in relation to any such representation, warranty or undertaking.

20.3.3    In this Clause 20.3 “this Agreement” includes all documents entered into pursuant to this Agreement.

20.3.4    Nothing in this Clause 20.3 excludes or limits any liability for fraud.

20.4       Conflict with the Articles

In the event of any ambiguity, conflict or discrepancy between the provisions of this Agreement and the Articles, it is intended that the provisions of this Agreement shall prevail and accordingly the Parties shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall further if necessary procure any required amendment to the Articles to the extent permissible under the applicable Laws.

25

20.5       No Partnership

Nothing in this Agreement shall be deemed to constitute a partnership between the Parties hereto or constitute any Party the agent of any other Party for any purpose.

20.6       Release etc.

Any liability owing from any Shareholder under this Agreement may in whole or in part be released, compounded or compromised or time or indulgence given by a Shareholder in its absolute discretion without in any way prejudicing or affecting its rights against the other Shareholder under the same or a like liability, whether joint and several or otherwise, or the rights of the other Shareholder.

20.7       Survival of Rights, Duties and Obligations

Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to another Party or which thereafter may accrue in respect of any act or omission prior to such termination.

20.8       Waiver

No failure of any Shareholder to exercise, and no delay by it in exercising, any right or remedy under this Agreement (a “Right”) shall operate as a waiver of that Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of that Right or the exercise of any other Right. The Rights provided in this Agreement are cumulative and not exclusive of any other Rights (whether provided by law or otherwise). Any express waiver of any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach.

20.9       Variation

No amendment to this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

20.10     No assignment

20.10.1  Except as otherwise expressly provided in this Agreement, none of the Parties may without the prior written consent of the other, assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement.

20.10.2  This Agreement shall be binding on the Parties and their respective successors and assigns.

20.11     Further Assurance

Each of the Parties shall (i) from time to time execute such documents and perform such acts and things as any Party may reasonably require from time to time in order to carry out the intended purpose of this Agreement; (ii) vote its Shares so as to give full effect to this Agreement; (iii) cause each Director nominated by it to take all steps necessary to carry out the intended purposes of this Agreement; and (iv) use reasonable endeavours to procure that any necessary third party shall execute such documents and do such acts and things as may reasonably be required in order to carry out the intended purpose of this Agreement.

26

20.12     Invalidity/severance

20.12.1  If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the Parties.

20.12.2  To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 20.12.1 (Invalidity/severance), then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under Clause 20.12.1 (Invalidity/severance), not be affected.

20.13     Counterparts

This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by executing any such counterpart.

20.14     Costs

Each Party shall bear all costs incurred by it in connection with the preparation, negotiation and execution of this Agreement.

27

This Agreement has been signed on the date stated at the beginning of this Agreement.

SIGNED by [•] for and on behalf of Cavi Limited:

SIGNED by [•] for and on behalf of C-Distribution Asia Pte. Ltd.:

28

Schedule 1
Deed of Adherence
(Clause 16.8)

This Deed of Adherence is made on [date] by [            ], a company incorporated [in [         ] /under the laws of [       ]] under registered number [            ] whose [registered/principal office is at [            ]] (the “New Shareholder”).

Recitals:

(A)         The New Shareholder is the transferee of [state the number of shares] shares ([the “Transferred Shares”/”Subscribed Shares”]) in the issued capital of E-Cavi Limited (“the Company”) [by virtue of the instrument(s) of transfer in respect thereof executed by [state the name of the Transferor]].

(B)         This Deed of Adherence is entered into in compliance with Clause 16.8 (“Deed of Adherence”) of a shareholders’ agreement made on [date] between (1) Cavi Limited and (2) C-Distribution Asia Pte. Ltd. as such agreement has been or may be amended, supplemented or novated from time to time (the “Agreement”).

It is agreed as follows:

1             The New Shareholder confirms that it has been supplied with and has read a copy of the Agreement and in consideration of and upon the registration in the Company’s register of shareholders of the New Shareholder as the holder of the Transferred/ Subscribed Shares, the New Shareholder will, subject to paragraph 2 below, as from the date of registration of the New Shareholder as holder of the Transferred/ Subscribed Shares, be bound by, and be entitled to the benefit of, all the terms and conditions of the Agreement which are applicable to a Shareholder in all respects as if it had been a party thereto.

2             Where the New Shareholder holds transferred shares in the Company purchased from any Shareholder, the New Shareholder will be bound by, and be entitled to the benefit of, all the terms and conditions of the Agreement which are applicable to such Shareholder in all respects as if it had been a party thereto.

3             Save as defined otherwise in this Deed, all defined terms used in this Deed shall have the same meaning as set out in the Agreement.

4             This Deed is made for the benefit of (a) the original Parties to the Agreement and (b) any other person or persons who after the date of the Agreement (and whether or not prior to or after the date of this Deed) adhere to the Agreement.

5             The address and fax number of the New Shareholder for the purposes of Clause 20.2 (Notices) of the Agreement are as follows: [insert address and fax numbers].

6             Clause 20.1 (Governing law and submission to jurisdiction) of the Agreement shall apply to this Deed as if set out in full herein.

29

In witness of which this Deed has been signed as a deed on the date stated at the beginning of this Deed.

SEALED with the COMMON SEAL of [•] and signed by [•] in the presence of :-

Or

SIGNED, SEALED and DELIVERED by [•] in the presence of :-

30

Schedule 2
Board Reserved Matters
(Clause 7)

The following matters require the agreement or approval of a Board Super Majority in accordance with Clause 7 (Board Reserved Matters):

1.            suspension or cessation of any activity of the Company, the value of which exceeds the higher of €10 million and 20 per cent. of the gross asset value in the consolidated accounts of the Company; and

2.            acquisition or disposal of business/asset, the value of which exceeds the higher of €10 million and 20 per cent. of the gross asset value in the consolidated accounts of the Company.

31

Schedule 3
Shareholder Reserved Matters
(Clause 12)

The following matter requires the prior written consent of the Shareholders as a Shareholder Reserved Matter in accordance with Clause 12 (Shareholder Reserved Matters):

1.            change of business purpose of the Company;

2.            any amendment to or alteration of the Articles;

3.            the dissolution or voluntary winding up of the Company;

4.            the amalgamation of the Company with any other company; and

5.            the issue of new shares as fully or partly paid up otherwise than for cash.

32

SCHEDULE 3.1 (I)

AGREED FORM OF DROP DOWN CORPORATE RESOLUTIONS

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

CPNJ/MF (Corporate Taxpayers’ Registry) No 09.358.108/0001-25
NIRE (Board of Trade Company Registration ID) No 35.300.386.540

MINUTES OF THE BOARD OF DIRECTORS MEETING
HELD ON [JULY 21], 2014

1.                                   DATE, TIME AND PLACE: On [July 21], 2014 at [09:00] [am], at the head offices of Nova Pontocom Comércio Eletrônico S.A. (“Company”), in the City of São Paulo, State of São Paulo, at Rua Gomes de Carvalho, 1609/1617, 6th floor.

2.                                   NOTICE AND ATTENDANCE: Notice of the meeting was duly given under Article 15 of the Company’s Bylaws. The following members of the Board of Directors were present: [Alberto Ribeiro Guth, Eduardo Khair Chalita, Eduardo Vasconcelos Leônidas, Líbano Miranda Barroso, Ronaldo Iabrudi dos Santos Pereira and Vitor Fagá de Almeida].

3.                                   CHAIR: Chairman: Mr. [Líbano Miranda Barroso]; Secretary: Mrs. [Ana Paula Tarossi].

4.                                   AGENDA: Resolve on (i) the approval of the contribution of the operating assets and liabilities described in the appraisal report attached hereto as Exhibit I, prepared by the specialized firm Magalhães Andrade S/S Auditores Independentes (“Magalhães Andrade”), into the share capital of its wholly-owned subsidiary Bruxelas Empreendimentos e Participações S.A.; and (ii) the authorization for the officers of the Company to perform all acts necessary to implement the resolution provided for in item (i) above.

5.                                   RESOLUTION: Opening the session by the Chairman, the members of the Board of Directors discussed the items of the Agenda and resolved on the following:

(i)                                   Approve the contribution of the operating assets and liabilities described in the appraisal report attached hereto as Exhibit I, into the share capital of its wholly-owned subsidiary Bruxelas Empreendimentos e Participações S.A., in the amount of BRL[•] ([•] Brazilian Reais), appraised by Magalhães Andrade at book value in accordance with the applicable accounting principles, based on the balance sheet drawn up on [July 20], 2014, also attached hereto in Exhibit I; and

(ii)                                Ratify all acts performed by the Company’s Board of Officers until the date hereof in connection with the resolution described in item (i) above, as well as authorize the officers of the Company to perform all acts necessary for its implementation.

6.                                   CLOSING: The Chairman allowed all to speak, as necessary. With no further comments to be added, the meeting was declared suspended for the time required to draw up these minutes, which, after being read and approved, were duly signed by all those present.

7.                                   SIGNATURES: [Alberto Ribeiro Guth, Eduardo Khair Chalita, Eduardo Vasconcelos Leônidas, Líbano Miranda Barroso, Ronaldo Iabrudi dos Santos Pereira and Vitor Fagá

de Almeida] Chair: Chairman: Mr. [Líbano Miranda Barroso]; Secretary: Mrs. [Ana Paula Tarossi].

8.                                   CERTIFICATE: I hereby declare that these minutes are a true copy of the minutes drawn down in the Company’s Board of Directors Meetings book.

São Paulo, [July 21], 2014.

[•]
Secretary

2

EXHIBIT I
APPRAISAL REPORT

BRUXELAS EMPREENDIMENTOS E PARTICIPAÇÕES S.A.

CPNJ/MF (Corporate Taxpayers’ Registry) No 07.170.938/0001-07
NIRE (Board of Trade Company Registration ID) No 35.300.320.573

MINUTES OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING
HELD ON [JULY 21], 2014

1.                                   DATE, TIME AND PLACE: On [July 21], 2014 at [10:00] [am], at the head offices of Bruxelas Empreendimentos e Participações S.A. (“Company”), in the City of São Paulo, State of São Paulo, Avenida Brigadeiro Luis Antônio, 3172, 2nd floor, Postal Code 01402-000.

2.                                   NOTICE AND ATTENDANCE: The calling formalities of the meeting were waived with due compliance of Article 124, Paragraph 4, of Law No 6,404/76 (“Brazilian Corporations Law”), in light of the attendance of the sole shareholder representing the totality of the share capital of the Company. Also present members of the Company’s Board of Officers and representatives of Magalhães Andrade S/S Auditores Independentes.

3.                                   CHAIR: Chairman: Mr. [•]; Secretary: Mr. [•].

4.                                   AGENDA: Resolve on (i) the increase of the Company’s share capital in the amount of BRL[•] ([•] Brazilian Reais), hence increasing the Company’s current share capital from BRL10,000.00 (ten thousand Brazilian Reais) to BRL[•] ([•] Brazilian Reais), upon the issuance of [•] ([•]) new common shares, registered and with no par value (“Shares”), at an issuance price of BRL[•] ([•] Brazilian Reais), each, set based on the share net worth, in accordance with Article 170, Paragraph 1, of the Brazilian Corporations Law; (ii) the subscription and payment form of the Shares to be issued; (iii) the ratification of the engagement of the specialized firm Magalhães Andrade S/S Auditores Independentes (“Magalhães Andrade”) to appraise the assets to be contributed by Nova Pontocom Comércio Eletrônico S.A. (“Nova Pontocom”) into the Company’s share capital, for purposes of paying in the shares to be issued in the capital increase provided for in item (ii) above, and appreciation of the appraisal report prepared by Magalhães Andrade (“Appraisal Report”), in accordance with Article 8 of the Brazilian Corporations Law; (iv) the amendment to Article 5 of the Company’s Bylaws, in order to reflect the new number of shares representing the Company’s share capital, in the event of approval of the proposal provided for in item (i) above; and (v) the restatement of the Company’s Bylaws in the event of approval of the proposal provided for in item (iv) above.

5.                                   INFORMATION OF THE BOARD OF OFFICERS: The Board of Officers submitted to the Company’s shareholder the Appraisal Report prepared by Magalhães Andrade, containing the appraisal of the operating assets and liabilities to be contributed into the share capital by the shareholder Nova Pontocom, and informed the representatives of Magalhães Andrade were present at the meeting to provide any necessary clarification to the shareholder.

6.                                   RESOLUTION: After the installation of the Meeting and the discussions of the items of the Agenda, the Company’s shareholder resolved on the following:

(i)                                   Approve the increase of the Company’s share capital in the amount of BRL[•] ([•] Brazilian Reais), hence increasing the Company’s current share capital from BRL10,000.00 (ten thousand Brazilian Reais) to BRL[•] ([•] Brazilian Reais), upon the issuance of [•] ([•]) Shares, at an issuance price of BRL[•] ([•] Brazilian Reais) each, fixed based on the share net worth, in accordance with Article 170, Paragraph 1, of the Brazilian Corporations Law, fully subscribed by the sole shareholder Nova Pontocom, as set forth in the Subscription Bulletin, attached here to as Exhibit I;

(ii)                                Approve the payment of the capital increase subscribed by Nova Pontocom by means of contribution of the operating assets and liabilities described in the Appraisal Report, in the total amount of BRL[•] ([•] Brazilian Reais) (“Operational Assets and Liabilities”), appraised by Magalhães Andrade at book value in accordance with the applicable accounting principles, based on the balance sheet of Nova Pontocom drawn up on [July 20], 2014, also attached hereto in Exhibit II, which was hereby approved with no reservations and initialed by the Company. As a result of the Operational Assets and Liabilities contribution, the operation assets and liabilities set forth in Exhibit II are hereby fully transferred to the Company, which takes on, from the date hereof, all rights and obligations of Operational Assets and Liabilities;

(iii)                             Ratify the appointment of the specialized company hired to appraise the Operational Assets and Liabilitiesto be contributed into the Company’s share capital, namely: Magalhães Andrade S/S Auditores Independentes, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) No 62.657.242/0001-00, with office in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, 1893, 6th floor, Postal Code 01452-001, as well as approve the Appraisal Report prepared by Magalhães Andrade, the value of which was dully accepted by the subscriber Nova Pontocom, in accordance with Article 8, Paragraph 2, of the Brazilian Corporations Law;

(iv)                            Considering the resolution provided for in item (i) above, approve the amendment to Article 5 of the Company’s Bylaws in order to reflect the new number of shares representing the Company’s share capital, which shall henceforth read as follows:

“Article 5.                                               The share capital is of BRL[•] ([•] Brazilian Reais), divided into [•] ([•]) registered common shares, with no par value.”

(v)                               Considering the resolution provided for in item (iv) above, approve the restatement of the Company’s Bylaws which shall become effective as provided for in Exhibit III.

7.                                   DOCUMENTS FILED AT THE HEAD OFFICES: Appraisal Report, Subscription Bulletin; and restated Bylaws.

8.                                   CLOSING: The Chairman allowed all to speak, as necessary. With no further comments to be added, the meeting was declared suspended for the time required to drawn up of

2

these minutes, which, after being read and approved, were duly signed by all those present.

9.                                   SIGNATURES: Nova Pontocom Comércio Eletrônico S.A. and [representatives of Magalhães Andrade] Chair: Chairman: Mr. [•]; Secretary: Mr. [•].

10.                            CERTIFICATE: I hereby declare that these minutes are a true copy of the minutes drawn down in the Company’s Shareholders’ Meetings book.

São Paulo, [July 21], 2014.

[•]
Secretary

3

EXHIBIT I
SUBSCRIPTION BULLETIN

BRUXELAS EMPREENDIMENTOS E PARTICIPAÇÕES S.A.

CPNJ/MF [Corporate Taxpayers’ Registry] No 07.170.938/0001-07
NIRE [Company Registration ID] 35.300.320.573

SUBSCRIPTION BULLETIN
Subscription Bulletin regarding the capital increase of Bruxelas Empreendimentos e Participações S.A., approved in the General Shareholders’ Meeting held on [July 21], 2014.

Shareholder		No of Common Shares	Issuance Price	Paid up Value	Paid Up Form

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A., a corporation enrolled with the National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) under No. 09.358.108/0001-25, with head offices in the City of São Paulo, State of São Paulo, at Rua Gomes de Carvalho, 1609, 7th floor, herein represented in accordance with its bylaws.

		[•]	BRL[•]	BRL[•] on the date hereof, through contribution of the assets described in the Appraisal Report.	Contribution of the assets, as described and appraised in the Appraisal Report.

p. [•]	p. [•]

São Paulo, [July 21], 2014.

EXHIBIT II
APPRAISAL REPORT

EXHIBIT III
COMPANY’S BYLAWS

7

BRUXELAS EMPREENDIMENTOS E PARTICIPAÇÕES S.A.

CPNJ/MF [Corporate Taxpayers’ Registry] No 07.170.938/0001-07
NIRE [Company Registration ID] No 35.300.320.573

MINUTES OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING
HELD ON [JULY 22], 2014

1.                                   DATE, TIME AND PLACE: On [July 22], 2014 at [02:00] [pm], at the head offices of Bruxelas Empreendimentos e Participações S.A. (“Company”), in the City of São Paulo, State of São Paulo, Avenida Brigadeiro Luis Antônio, 3172, 2nd floor, Postal Code 01402-002.

2.                                   NOTICE AND ATTENDANCE: The calling formalities of the meeting were waived with due compliance of Article 124, Paragraph 4, of Law No 6,404/76 (“Brazilian Corporations Law”), in light of the attendance of the sole shareholder representing the totality of the share capital of the Company. Also present members of the Company’s Board of Officers and representatives of Magalhães Andrade S/S Auditores Independentes.

3.                                   CHAIR: Chairman: Mr. [•]; Secretary: Mr. [•].

4.                                   AGENDA: Resolve on (i) the change of the Company’s corporate name; (ii) the change of the Company’s headquarters location; (iii) the amendment to Articles 1 and caput of Article 3 of the Company’s Bylaws, in order to reflect the Company’s new corporate name and the Company’s new headquarters location, in the event of approval of the proposals provided for in items (i) and (ii) above; and (iv) the restatement of the Company’s Bylaws in the event of approval of the proposal provided for in item (iii) above.

5.                                   RESOLUTION: After the installation of the Meeting and the discussions of the items of the Agenda, the Company’s shareholder resolved on the following:

(i)                                   Approve the change of the Company’s corporate name from “Bruxelas Empreendimentos e Participações S.A.” to “[Nova Comércio Eletrônico] S.A.”;

(ii)                                Approve the change of the Company’s headquarters location from city and State of São Paulo, at Avenida Brigadeiro Luis Antônio, 3172, 2nd floor, Postal Code 01402-002 to city and State of São Paulo, at Rua Gomes de Carvalho, 1609, 3rd to 7th floor, [•], Postal Code [•]. [TBC].

(iii)                             Considering the resolutions provided for in items (i) and (ii) above, approve the amendment to Articles 1 and caput of Article 3 of the Company’s Bylaws in order to reflect the Company’s new corporate name and the Company’s new headquarters address, which shall henceforth read as follows:

“Article 1.                           [Nova Comércio Eletrônico] S.A. is a closely-held company (the “Company”) and shall be governed by these Bylaws and any applicable law.”

“Article 3.                           The Company’s headquarters and jurisdiction are located in the city and state of São Paulo, at Rua Gomes de Carvalho, 1609, 3rd to 7th floor, [•], Postal Code [•].

Sole Paragraph. The Company may create or extinguish branches, offices or other establishments in Brazil or abroad, by resolution of Board of Officers.”

(iv)                            Considering the resolution provided for in item (iii) above, approve the restatement of the Company’s Bylaws which shall become effective as provided for in Exhibit.

6.                                   DOCUMENTS FILED AT THE HEAD OFFICES: Restated Bylaws.

7.                                   CLOSING: The Chairman allowed all to speak, as necessary. With no further comments to be added, the meeting was declared suspended for the time required to drawn up of these minutes, which, after being read and approved, were duly signed by all those present.

8.                                   SIGNATURES: [Nova Pontocom Comércio Eletrônico S.A.] Chair: Chairman: Mr. [•]; Secretary: Mr. [•].

9.                                   CERTIFICATE: I hereby declare that these minutes are a true copy of the minutes drawn down in the Company’s Shareholders’ Meetings book.

São Paulo, [July 22], 2014.

[•]
Secretary

2

Exhibit to the Minutes of the Extraordinary Shareholders’ Meeting of Bruxelas
Empreendimentos e Participações S.A., held on [July 22], 2014

[Restated Bylaws]

SCHEDULE 3.1 (II)

AGREED FORM OF INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

[NOVA OPCO]

[July 22], 2014

INDEMNIFICATION AGREEMENT

By this Indemnification Agreement dated as of [July 22], 2014 (“Agreement”), the Parties:

(1)                             NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A., a corporation incorporated under the laws of Brazil, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance (“CNPJ/MF”) under No. 09.358.108/0001-25, with head offices in the city of São Paulo, state of São Paulo, at Rua Gomes de Carvalho, 1609, 3rd to 7th floor, herein represented pursuant to its bylaws (hereinafter referred to as “NPC”); and

(2)                              [NOVA OPCO], a corporation incorporated under the laws of Brazil, enrolled with CNPJ/MF under No. 07.170.938/0001-07, with head offices in the city of São Paulo, state of São Paulo, at Rua Gomes de Carvalho, 1609, 3rd to 7th floor, herein represented pursuant to its bylaws (hereinafter referred to as “[Nova OpCo]”).

NPC and [Nova OpCo] are hereinafter jointly referred to as “Parties” and each of them is individually and indistinctively referred to as “Party”.

WHEREAS:

(A)                            Under a project of reorganization of the e-commerce businesses of the Casino Group, NPC approved the contribution of its operating assets and liabilities into [Nova OpCo], its wholly-owned subsidiary at the time (“Contribution”), as approved in the board of directors’ meeting, held on [July 21], 2014 (“Contribution Date”); and

(B)                            In view of and in consideration for the Contribution, the Parties have agreed to execute this Agreement in order to regulate the indemnification payable by [Nova OpCo] to NPC, arising from contingencies related to the Contribution of the operating assets and liabilities that have the triggering event prior to the Contribution Date.

NOW, THEREFORE, THE PARTIES AGREE to enter into this Agreement, which shall be governed by the following terms and conditions:

1                                      DEFINITIONS AND INTERPRETATION

1.1                            Definitions. The capitalized terms below, when used in this Agreement, as well as their plural or singular, male or female form, shall have the following meanings:

“Agreement” means this Indemnification Agreement dated as of [July 22], 2014.

“Brazilian Code of Civil Procedure” means Federal Law No. 5,869 dated January 11, 1973, as amended.

“Business Day” means any day on which financial institutions are not required or authorized to close in the city of São Paulo, state of São Paulo, Brazil.

“Claim Notification” has the meaning set forth in Section 3.3(i).

“Contribution” has the meaning set forth in Recitals (A).

“Contribution Date” has the meaning set forth in Recitals (A).

2

“Deductions” means any deductions, withholdings, costs or compensation arising from any taxes and withholdings of any nature, including those imposed by third parties or governmental authorities.

“ICC” means the International Chamber of Commerce.

“ICC Rules” has the meaning set forth in Section 7.3.

“IGP-M/FGV” means General Price Index — Market, as published by Fundação Getulio Vargas.

“Losses” has the meaning set forth in Section 3.1.

“[Nova OpCo]” means [•].

“NPC” means Nova Pontocom Comércio Eletrônico S.A.

“Term” has the meaning set forth in Section 3.2.

“Third Party Claim” has the meaning set forth in Section 0.

“Taxes” means any tax, contribution, collection, fee, tax or other governmental charges, whether federal, state or local, including income tax, withholding tax, tax on the circulation of goods, ad valorem, social contributions and social security, taxes on financial transactions or services, as well as any penalties, fines and interest arising from.

1.2                            Interpretation. In this Agreement, except to the extent that the context requires otherwise:

1.2.1                   Any reference to the sections and appendices shall be deemed a reference to sections of this Agreement;

1.2.2                   Headings used in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement;

1.2.3                   Reference to a “person” shall be deemed to include any natural person, corporation, company, consortium, joint venture, funds, governmental authority, or other incorporated or unincorporated entity or association, and unless the context otherwise requires, the singular shall be deemed to include the plural and vice versa;

1.2.4                   The words “include” and “including” are to be construed without limitation.

1.2.5                   A reference to a “day” means a calendar day according to the civil calendar; a reference to “a month” means any period of thirty (30) consecutive days; and a reference to “a year” means a calendar year according to the civil calendar.

3

2                                      PURPOSE

2.1                            This Agreement establishes the terms, conditions and obligations to indemnify that must be observed by each Party due to the Contribution, pursuant to Section 3 below.

3                                      OBLIGATION TO INDENMTIFY

3.1                            Indemnity. [Nova OpCo] undertakes to indemnify, reimburse and hold NPC harmless against any and all damages, losses, expenses and costs (including, but not limited to, attorneys’ fees and court costs) effectively incurred, or which otherwise result in disbursements (“Losses”) by NPC, arising from acts, facts, omissions, activities, events, business or legal, administrative or arbitration proceedings relating to the operating assets and liabilities which were object of the Contribution, the triggering event of which having occurred prior to the Contribution Date. For the avoidance of doubt, the indemnification obligation set forth herein does not encompass all liabilities that have been expressly excluded from the Contribution, for which NPC will remain liable.

3.2                            Restrictions to the Obligation to Indemnify [Nova OpCo]. The obligation to indemnify [Nova OpCo] provided herein shall be in full force and effect for a term equivalent to the statute of limitations applying to the indemnifiable Loss pursuant to the terms hereof (“Term”). For the avoidance of doubt, the obligation to indemnify [Nova OpCo] shall stand indefinitely to such Term for any Losses regarding a Third Party Claim that exists on the date hereof or has been initiated prior to the Contribution Date or has been initiated within the Term.

3.3                            Procedure in event of Third Party Claim

Following the Contribution Date, in the event of NPC be summoned, notified, fined or sued, in or out of court, for liability that constitutes or may constitute a Loss (“Third Party Claim”), shall proceed as follows:

(i)                                  In the event of NPC be notified over a Third Party Claim, NPC shall provide written notice to [Nova OpCo] (“Notice of Claim”) as soon as possible, within a period lesser than [ten] ([10]) Business Days from the date NPC has learned about the Third Party Claim, or a period corresponding to one third (1/3) of the legal term to submit the defense or plea to the third Party Claim, whichever is shorter, with copy of the documentation received, and other information available at the time. The failure to notify [Nova OpCo] within the terms set forth above shall hold [Nova OpCo] harmless against the obligation to indemnify to the extent that affect the defense to the Third Party Claim and cause damage to NPC. Additionally, the provisions set forth in Section 3.3(v) below shall be observed, regarding urgent provisions.

(ii)                               Following the receipt of the Notice of Claim, [Nova OpCo] shall decide between: (a) meet the Third Party Claim; or (b) undertake the defense. The decision shall be provided by written notice to NPC (which shall be provided with at least half of the legal term to submit the available defense or plea), to assume the defense of the Third Party Claim, in the event that [Nova OpCo] acknowledges in the notification that such Third Party Claim is covered by the obligations of this Section 3. In the event

4

of [Nova OpCo] waives its right to defend the Third Party Claim, or fails to notify NPC on the intention to assume the defense of the Third Party Claim as provided herein, NPC shall defend such Third Party Claim directly.

(iii)                            In the event [Nova OpCo] assumes the defense of the Third Party Claim, such defense shall be conducted on behalf and for the benefit of NPC. The defense shall be diligently conducted by the lawyers indicated by [Nova OpCo], whom will keep NPC informed about the progress of the defense while the procedure lasts, by the delivery of monthly reports. [Nova OpCo] may enter into a deal in connection with any Third Party Claim without NPC’s consent exclusively in the event that the deal comprises only indemnification payment or pecuniary sanction. In the event any deal comprises indemnification of non pecuniary nature, or requires an admission of guilt, fault or error by NPC, [Nova OpCo] may not enter into a deal in connection with such Third Party Claim without NPC’s consent, consent which may not be denied, conditioned or delayed without reasonable justification. Notwithstanding the above, NPC shall have the right to demand the execution of a deal by [Nova OpCo] in connection with any Third Party Claim in the event that the non execution of such deal produces a material adverse effect to NPC. If [Nova OpCo] fails in promptly defend, or after initiated or been obliged to present de defense, fail to continue or give up on such defense, and if, in any of these cases, the Third Party Claim does not come to be ended by a transaction in accordance with this Section 3.3(iii), NPC shall have the right to assume the respective defense, at the expense of [Nova OpCo], being able to choose between conducting such defense to the final trial or end the Third Party Claim in advance through a transaction, at its discretion.

(iv)                           NPC shall cooperate with [Nova OpCo] and its consultants in the defense of any Third Party Claim that [Nova OpCo] choose to defense, including upon the granting of powers of attorney and access to the necessary documents held by NPC.

(v)                              In the event [Nova OpCo] decides not to defend the Third Party Claim or do not notify NPC of its intention of assuming the defense pursuant to the Section 3, NPC may conduct the Third Party Claim defense directly. The defense shall be diligently conducted by the lawyers indicated by NPC, at a reasonable cost, which will maintain [Nova OpCo] informed about the progress of the defense while the procedure lasts, by the delivery of semiannual reports. NPC may enter into a deal in connection with any Third Party Claim only with [Nova OpCo] consent.

(vi)                           Regardless the Party conducting the defense, [Nova OpCo] shall bear all costs and expenses of the defense of a Third Party Claim, including, with no limitation, attorney’s fees, court costs, court deposits and bonds.

(vii)                        The Parties agree, however, in the event of groundlessness or partial validity of a defense presented by [Nova OpCo] in connection to a Third Party Claim, [Nova OpCo] shall bear the Loss arising from such

5

conviction, making the payment directly to the Third Party Claim author. Only in case of legal impossibility of making the payment directly to the Third Party Claim author, NPC shall make this payment and [Nova OpCo] shall reimburse the amount of the Loss to NPC.

3.4                            Duty to mitigate. The Parties shall endeavor their best efforts to mitigate the chance of effective materialization of contingencies and indemnities, pursuant to this Agreement, including refraining from seeking with third parties the materialization of any contingencies. Notwithstanding the foregoing, [Nova OpCo], by notice to NPC, containing the justification and reasons thereof, shall be entitled to seek the materialization of any contingencies and indemnities to the extent that such fact could reasonably represent a potential reduction of Loss to NPC or otherwise limit the scope of damages (including reputational) that such contingency could cause to NPC. In event of divergence of NPC regarding the justification and reasons given by [Nova OpCo], the decision whether seek the materialization of the contingency or indemnity shall be referred to an independent law firm appointed by consensus between NPC and [Nova OpCo].

3.5                            Amount of Loss. The amount of a Loss shall take into consideration the payments made or the recovery eventually received as a result of insurance policies hired by the Parties, thereby, the payments shall be only made net of the amount of any damages arising from hiring the insurance policies, as well as increased by the cost of such insurance policies hiring and any eventually premiums. Furthermore, the payment of a Loss shall take into consideration the tax effects regarding the applicable deductibility or taxability, thereby, if the payment generates a deductible expense in the same year, the payment shall be made on a net basis. Moreover, if the receipt of an indemnify payment generates a tax obligation, the gross amount of the indemnify shall be adjusted, even with the fulfillment of the tax obligation, to result in a full indemnify of the Loss suffered.

3.6                            Conditions of payment. The indemnification provided for in this Section 3 shall be paid with no Deductions, in national currency and in immediately available funds, to the bank account indicated by NPC. If any Deduction or withholding is required by law, or if NPC is subject to additional taxation as a result of this payment, [Nova OpCo] shall increase the amount of the indemnification payment in the same amount required to ensure that the net amount received by NPC (after considering all Deductions to such payment) be equal to the amount that would have been received if the payment was not subject to Deductions.

3.7                            Frequency of the indemnification. The Parties agree that [Nova OpCo] shall indemnify NPC quarterly for the Losses finally incurred over the respective quarter and for which the procedure provided under this article 3 shall have been complied with, excluding events which [Nova OpCo] has borne directly the Loss.

4                                      REPRESENTATIONS AND WARRANTIES

4.1                            The Parties represent and warrant each other, which they declare as being true, accurate, complete and updated:

4.1.1                   Capacity. Each of the Parties fully understand the obligations object of this Agreement and possess full capacity, discernment, powers and were properly advised by qualified professionals to execute this Agreement.

6

4.1.1                   Authorization. The Parties possess all the corporate authorizations necessary to execute this Agreement and to fulfill with the obligations established herein. The Parties possess full powers to execute and formalize any contract, instrument, or document to be entered into as a result of this Agreement in view of the consummation of the obligations contemplated herein.

4.1.2                   Absence of Conflicts and Violations. The execution of this Agreement and the fulfillment of the obligations assumed herein:

(i)                                  shall not violate any provision of the corporate documents of the Parties; and

(ii)                               shall not violate nor conflict with any law applicable to the Parties.

4.1.1                   Validity and Enforceability of the Agreement. This Agreement constitutes a valid legal and binding obligation to each of the Parties and enforceable against them in accordance with the terms hereof.

5                                      NOTICES

5.1                            Notices and invoices shall only be deemed as duly delivered or sent, if delivered in person, sent by registered mail or fax, to the addresses below:

If to NPC:

Rua Gomes de Carvalho, 1609/1617, 7th floor
04547-000, São Paulo — SP
Attn.: Chief Executive Officer
Fax: +55 11 4949-[•]

If to [Nova OpCo]:

[•]
[•]
Attn.: [•]
Fax.: [•]

5.2                            Such notices delivered in accordance with Section 5.1 and made by:

5.2.1                   Delivery in person shall be delivered during the normal business hours, on Business Days at the addressee’s head office, and shall be deemed to have been delivered at the time the notification is received;

5.2.2                   Correspondence with return receipt request shall be deemed to have been delivered on the date indicated in the return receipt request, and

5.2.3                   Any fax shall be transmitted during the normal business hours, on Business Days at the addressee’s head office, and shall be deemed to have been delivered at the time of written confirmation of complete and successful transmission of the fax.

5.3                            Any communication by phone or email shall, unless otherwise expressly permitted, be confirmed by one of the methods of delivery described in Section 5.2 above, and the delivery of such notice shall be made in accordance with Section 5.2, irrespective of prior communication by telephone or email.

7

6                                      MISCELANEOUS

6.1                            Specific performance. The specific performance of any obligations contained herein may be required by the non-defaulting party or the creditor, as applicable, of such obligation pursuant to the Brazilian Code of Civil Procedure.

6.2                            Entire agreement

6.2.1                   Except as expressly provided for herein, this Agreement contains the entire agreement between the Parties regarding the subject matter hereof and supersedes any understandings, commitments, negotiations, agreements, contracts (executed or not) or representations, oral or written, prior to this document.

6.2.1                   The Parties acknowledge that they are not executing this Agreement based on any warranty, representation, statement, agreement or commitment of any kind other than those expressly provided for herein. To the extent permitted by law, and except in cases of fraud, each Party agrees and acknowledges that their sole rights and remedies in respect of any representation, warranty or commitment made or given herein shall only apply in case of breach of the terms and conditions provided for herein, to the exclusion of all other rights and remedies.

6.3                            Exclusion of invalid provisions. If any of the provisions of this Agreement, or any part thereof, is annulled, declared illegal or deemed invalid or unenforceable for any reason, the validity and enforceability of the remaining provisions shall not be affected or impaired in connection with any of the Parties. In case of any illegality, invalidity or ineffectiveness, the Parties agree to discuss in good faith the relevant amendments hereto in order to reinstate this Agreement and preserve and give effect to the original intent of the parties.

6.4                            Waiver and amendment

6.4.1                   No waiver of any right to any of the parties arising out of this Agreement shall be effective if it is not expressly written.

6.4.1                   Failure of either Party to exercise any right it may have herein or in the applicable law or failure to apply any possible measure, penalty or sanction shall not operate as a waiver or novation, and shall not, therefore, be construed as a desistance of their application in case of recurrence. No waiver, termination or discharge of this Agreement or any of the terms or provisions hereof shall be binding on any of the Parties, unless confirmed in writing. No waiver by either Party of any term or provision hereof or any default hereunder shall affect the rights of said party to enforce thereafter such term or provision or to exercise any legal right or remedy in the event of any other default, whether similar or not.

6.4.2                   This Agreement may not be changed or amended except in writing and executed by all Parties.

6.5                            Further assurances. Each of the Parties shall use its reasonable efforts to: (i) ensure that any third party performs such other acts and execute and deliver such other documents as required to comply with the provisions hereof; and (ii) ensure that the

8

other Party may require from any third parties all such acts and measures as required to the compliance with this Agreement.

6.6                            Independent contractors. Nothing herein shall create or be construed as creating a partnership or an association of any kind or as an obligation to any Party of any duty, obligation or liability as to a partnership, joint venture, agency, fiduciary relationship, membership, or any other business entity recognized by law for any purpose. Rights, benefits, liabilities and obligations of the Parties hereunder shall be joint and not several.

6.7                            Assignment

6.7.1                   Neither Party may assign this Agreement or the rights and obligations arising out of this Agreement, wholly or in part, without the express prior written consent of the other Party.

6.7.2                   Notwithstanding the provisions of Section 6.7.1 above, the parties acknowledge and agree that in the event of any corporate reorganization involving any of the Parties, all surviving companies succeeding the applicable Party wholly or in part (regardless of new or existing ones) fully undertake and are subject to all rights and obligations of the applicable as provided for herein.

6.8                            Irrevocability and irreversibility. This Agreement is irrevocably and irreversibly executed by the Parties, binding upon the Parties, their heirs and successors and permitted assigns in any way.

6.9                            Anti-corruption legislation. The Parties mutually state that they have not performed any act or omission that could result in a breach of the obligations of Law No. 12,846 of August 1, 2013.

7                                      APPLICABLE LAW AND ARBITRATION

7.1                            Applicable law. This Agreement shall be governed and construed pursuant to the laws of the Federative Republic of Brazil.

7.2                            Amicable settlement. Any dispute arising from or related to this Agreement shall be notified in writing by one Party to the other, and the Parties shall use their best efforts to settle the dispute on an amicable basis within fifteen (15) days from the date of receipt of the notification.

7.3                            Arbitration. If an agreement cannot be reached pursuant to Section 7.2 above, any dispute arising out of or in connection with the present Agreement, including without limitation, the validity, interpretation, compliance, implementation, termination or breach of this Agreement shall be submitted to arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) prevailing as at the date of the request for such arbitration.

7.4                           Arbitral tribunal. The arbitral tribunal shall consist of three (3) arbitrators, of whom one shall be nominated by claimant(s) and one shall be nominated by respondent(s). The third arbitrator acting as president of the arbitral tribunal shall be nominated jointly by the two party-appointed arbitrators within 15 (fifteen) days from the confirmation of the second arbitrator, failing which the ICC shall appoint the president of the arbitral tribunal pursuant to the ICC Rules.

9

7.5                            Language. The language of the arbitration shall be Portuguese. Any of the parties to the arbitration may submit evidence in any other language provided that it is accompanied by a translation into Portuguese.

7.6                            Jurisdiction. The decision of the arbitral tribunal shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction. Each party retains the right to seek judicial assistance notably (a) to compel arbitration; (b) to obtain interim measures of protection rights prior to instruction of pending arbitration and any such action shall not be construed as a waiver of the arbitration proceeding by the party; or (c) to enforce any decision of the arbitrators including the final award. If a party seeks judicial assistance, the Courts of São Paulo, Brazil, shall have jurisdiction.

7.7                            Consolidation of proceedings. Arbitration proceedings might be consolidated as agreed by the parties or determined by the ICC pursuant to the ICC Rules.

7.8                            Confidentiality of arbitration. The Parties and the intervening-consenting party expressly agree that the arbitration shall be kept strictly confidential, along with the information thereon (including without any limitations, the allegations made by the parties thereto, evidence, technical reports and any other statements given by third parties along with any documentation submitted or exchanged in the course of the arbitration proceedings), which shall only be revealed to the arbitral tribunal, the ICC, the parties, their attorneys, and any person essential to the development of the arbitration proceedings, except if such disclosure is required so as to satisfy obligations set out by law or by any competent authorities.

IN WITNESS WHEREOF, the Parties hereby execute this Agreement in two (2) counterparts of equal form and content together with two (2) witnesses.

São Paulo, [July 22], 2014.

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

Name:	Name:
Title:	Title:

10

[NOVA OPCO]

Name:	Name:
Title:	Title:

Witnesses:

1.	2.
Name:	Name:
Id. R.G. No.:	Id. R.G. No.:

11

SCHEDULE 3.2 (I)

AGREED FORM OF LUX HOLDCO CONTRIBUTION AGREEMENT

CONTRIBUTION AGREEMENT

between

Nova Pontocom Comércio Eletrônico S.A.

as Contributor

and

Jaïpur Financial Markets S.à r.l.

as Contributee

Dated [21] July 2014

NautaDutilh Avocats Luxembourg 2, rue Jean Bertholet L- 1233 Luxembourg

Telephone: +352 26 12 29 1 Facsimile: +352 26 68 43 31

THIS AGREEMENT is made on [21] July 2014 by and between:

(1)         Nova Pontocom Comércio Eletrônico S.A., a company organized under the laws of Brazil, with a capital of BRL 50,741,294.71, headquartered in the City of São Paulo, State of São Paulo, at Rua Gomes de Carvalho, No. 1609/1617, 3°-7° andares, Brazil, registered with the CNPJ/MF under number 09.358.108/0001-25, hereinafter referred to as the “Contributor”,

AND

(2)         Jaïpur Financial Markets S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, Grand Duchy of Luxembourg, with registered office at 15, rue Edward Steichen, L- 2540 Luxembourg, with a share capital of EUR 12,500.- and registered with the Luxembourg Trade and Companies Register under number B 186.082;

hereinafter referred to as the “Contributee”.

The Contributor and the Contributee are collectively referred to hereafter as the “Parties”, each being a “Party”.

WHEREAS, the Contributor holds the entire share capital of the Contributee.

WHEREAS, the Contributor intends to contribute [NUMBER] shares (the “Contributed Shares”) held in Bruxelas Empreendimentos e Participações S.A., with registered offices at Avenida Brigadeiro Luiz Antônio, nº 3172, 2º floor, in the city of São Paulo, State of São Paulo, Brazil, Brazilian Taxpayers’ Registry (CPNJ) No. 07.170.938/0001-07 to the Contributee (the “Contribution in Kind”).

WHEREAS, on or around 15 July 2014, the board of managers of the Contributee delegated the necessary powers to any manager of the Contributee in order to certify and approve the value of the Contribution in Kind on the date hereof.

WHEREAS, in exchange for the said Contribution in Kind, the Contributee will increase its share capital (the “Capital Increase”) by an amount of [two million one hundred ninety-two thousand three hundred fifteen] euros (EUR [2,192,315]) by the issue of [two hundred nineteen million two hundred thirty-one thousand five hundred] [(219,231,500)] new shares of the Contributee with a nominal value of one cent euro (EUR 0,01) each (the “Issued Shares”), to be allocated to the Contributor.

WHEREAS, the Parties have agreed to effect the Capital Increase on the terms and conditions contained in this Agreement.

NOW THEREFORE, IT IS AGREED as follows:

1.              CONTRIBUTION

The Contributor hereby agrees to contribute the Contributed Shares with full title to the Contributee and declare that the Contributed Shares are free of any charge or lien whatsoever, that there exist no impediments to the free disposal of the Contributed Shares.

The Contributee declares that the aggregate value of the Contribution in Kind has been certified at [AMOUNT] Brazilian Reals (R$ [AMOUNT]) which corresponds to [AMOUNT] euro (EUR [AMOUNT]) after conversion following the exchange rate per [18] July 2014 of EUR 1 being equal to R$ [AMOUNT] [to be confirmed].

The Parties hereby agree that the Contributed Shares will be contributed, and recorded in the Contributee’s accounts, at the same value as the book value at which the Contributed Shares are recorded in the Contributor’s accounts.

2.              TRANSFER OF THE CONTRIBUTIONS IN KIND — EFFECTIVE DATE

The transfer of full ownership of the Contributed Shares is subject to and shall take place upon execution of the notarial deed relating to the Capital Increase before a Luxembourg notary on or about [21] July 2014 or as soon as practicable thereafter (the “Effective Date”). Any rights attached to the Contributed Shares shall accrue to the Contributee as of the Effective Date.

3.              CONSIDERATION

The Parties agree that the consideration for the Contribution in Kind consisting of the Contributed Shares shall be the issue by the Contributee of the Issued Shares.

The difference in value between the Contributed Shares on one hand and the Issued Shares on the other hand shall be allotted to the Contributee’s share premium account (the “Share Premium”).

4.              WARRANTIES

Each of the Parties hereby warrants, represents and undertakes to the other that:

4.1                   it has the legal right and full power and authority to execute and deliver this Agreement and to exercise its rights and perform its obligations thereunder;

4.2                   all corporate action(s) required by it to validly and duly authorise the execution and delivery of this Agreement as well as the exercise of its rights and performance of its obligations thereunder has (have) been duly taken;

4.3                   the execution and performance of this Agreement do not and will not breach its articles of association or other constitutional documents or any agreement or obligation by which it is bound, or violate any applicable law; and

4.4                   this Agreement (when executed) will be valid and binding on it and enforceable against it in accordance with its terms and conditions.

5.              AMENDMENTS AND MODIFICATIONS

Any amendments and modifications to this Agreement are subject to the written approval of the Parties.

6.              FURTHER ASSURANCES

6.1                               At any time (whether before or after the date of this Agreement), each Party hereto shall do and execute, or procure to be done and executed, all necessary acts, deeds, documents and/or things as may be reasonably requested of it by the other Party to give effect to this Agreement.

6.2                               All powers are granted to the holder of an original version of this Agreement in order to carry out the required formalities to give effect to this Agreement.

7.              BENEFIT OF THE AGREEMENT AND ASSIGNMENTS

7.1                               This Agreement shall be binding upon and inure to the benefit of each Party hereto and its successors and assignees.

7.2                               No Party may assign any of its rights under the Agreement without the prior written consent of the other Party.

8.              REMEDIES AND WAIVERS

No failure by either Party to exercise or any delay by either Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

9.              INVALIDITY

This Agreement contains the entire understanding of the Parties hereto with respect to the subject matter contained herein without prejudice, however, as to its interpretation in light of any other agreements in full force and effect as of the date hereof between the Parties hereto that may directly or indirectly relate to such subject matter. This Agreement may be amended only by a written instrument executed by the Parties or their respective successors or assigns. The section and clause headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.       INTERPRETATION

If any of the provisions of this Agreement is held invalid or unenforceable, and unless the invalidity or enforceability thereof does substantial violence to the underlying intent and sense of the remainder of this Agreement, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provisions of this Agreement except the invalidated or unenforceable provision. In the event any provision is held invalid of unenforceable, the Parties shall attempt to agree on a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in the light of the content of this Agreement and, on so agreeing, shall incorporate such substitute provision in this Agreement.

11.      NOTICES

All notices, requests, permissions, waivers and other communications hereunder shall be in writing in the English language and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of a company, the signature shall be by a duly authorized officer thereof) and delivered by hand, or deposited in the mail (registered, return receipt requested), properly addressed and postage prepaid or by facsimile (provided the same is confirmed by mail, as above sent within one day of dispatch) to the registered office of the other Party.

12.       COSTS

All costs, duties, or fees whatsoever resulting from the present Agreement shall be paid by the Company.

13.       GOVERNING LAW AND JURISDICTION

13.1                        This Agreement is governed by, and shall be construed in accordance with Luxembourg law.

13.2                        The Parties hereby agree that the courts of Luxembourg-City shall have exclusive jurisdiction to settle any dispute, which may arise out of, or in connection with this Agreement, and that accordingly any proceeding, suit or action arising out of or in connection with this Agreement may be brought in such courts.

14.       COUNTERPARTS

This Agreement may be executed in a number of counterparts and by way of facsimile exchange of executed signature pages, all of which together shall constitute one and the same Agreement.

The Parties hereto or their duly authorised representatives have executed this Agreement in two originals the day and year first above written, each Party acknowledging to have received one copy.

[signature pages to follow]

THE CONTRIBUTOR:

Nova Pontocom Comércio Eletrônico S.A.

By:

Title:

THE CONTRIBUTEE:

Jaïpur Financial Markets S.à r.l.

By:

Title: Class B Manager

SCHEDULE 3.2 (II)

AGREED FORM OF DUTCH HOLDCO CONTRIBUTION AGREEMENT

PROJECT ARCACHON

CONTRIBUTION AGREEMENT

between

Jaïpur Financial Markets S.à r.l.

as contributor

and

Jaïpur Financial Markets B.V.

as Company

Dated as of [22] July 2014

1

1	Definitions and interpretation	4

2	Contribution and transfer	5

4	Notices	6

5	Further Action	6

6	No Implied Waiver; No Forfeiture of Rights	7

7	No Third Party Stipulation	7

8	Amendment	7

9	Invalidity	7

10	No Rescission	7

11	No Transfer, Assignment or Encumbrance	8

12	Governing Law and Jurisdiction	8

Annex A - Resolution		10

Annex B - Deed of Issue		11

2

CONTRIBUTION AGREEMENT

THIS AGREEMENT IS MADE AS OF [22] JULY 2014 BETWEEN

1.                                     Jaïpur Financial Markets S.à r.l., a limited liability company (Société a responsabilité limitée) under the laws of the Grand Duchy of Luxembourg, having its registered office at 15 rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Registre de Commerce et des Sociétés under number B 186082 (“Lux Holdco”); and

2.                                     Jaïpur Financial Markets B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its corporate seat at Amsterdam (address: 1118 BH Schiphol, Schiphol Boulevard 231, trade register number 60838892) (the “Company”).

Lux Holdco and the Company are hereinafter jointly referred to as the “Parties” and each of them as a “Party”.

BACKGROUND

A.                                   The Parties are both members of the Casino Group, being both controlled directly or indirectly, by CGP.

B.                                   In connection with the Framework Agreement, Lux Holdco contemplates contributing and transferring as a contribution in kind [number] shares, representing 100% of the capital of Nova OpCo (the “Nova OpCo Shares”) to the Company in exchange for newly issued ordinary shares in the capital of the Company.

C.                                   On [the date hereof], Lux Holdco, acting in its capacity as sole shareholder of the Company, adopted a written resolution approving among other things, the entering into of this Agreement and the contribution of the Nova OpCo Shares and resolving on the related issue of the Shares, subject to the terms and conditions of this Agreement, a copy of which is attached hereto as Annex A (the “Resolution”).

D.                                   In connection with the contribution of the Nova OpCo Shares and the proposed issue of the Shares, the Board has prepared a description of the

3

Nova OpCo Shares in accordance with Section 2:204b(1) of the Dutch Civil Code.

E.                                   The Parties wish to lay down in this Agreement certain of their rights and obligations in relation to the contribution of the Nova OpCo Shares.

THE PARTIES THEREFORE AGREE AS FOLLOWS

1                                        DEFINITIONS AND INTERPRETATION

1.1                              In this Agreement the following definitions shall apply:

Agreement	This contribution agreement.

Annex	An annex to this Agreement.

Board	the Company’s board of directors (bestuur).

Casino Group	Means the group of companies constituted of CGP and its direct and indirect subsidiaries.

CGP	Casino, Guichard-Perrachon S.A.

Clause	A clause of this Agreement.

Company	Has the meaning set out in the preamble to this Agreement.

Deed of Issue	The deed of issue of shares in the capital of the Company to Lux Holdco, substantially in the form as attached hereto as Annex B.

Framework Agreement

the Framework and IPO Agreement relating to the creation of the Cnova group, consisting of Cnova N.V. and its subsidiaries, originally entered into by and among CGP, Companhia Brasileira de Distribuição, Via Varejo S.A., Nova Pontocom Comércio Eletrônico S.A. and Nova OpCo as of the [eleventh] day of July two thousand fourteen.

Nova OpCo

Bruxelas Empreendimentos e Participações S.A., a sociedade anônima organized under the laws of Brazil, headquartered in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Luiz Antônio, No. 3172, 2nd floor, Brazil, registered with the CNPJ/MF under

4

number 07.170.938/0001-07.

Nova OpCo Shares	Has the meaning set out in recital B.

Party	A party to this Agreement.

Resolution	Has the meaning set out in recital C.

Shares

[two hundred twenty million four hundred eighty-one thousand and four hundred (220,481,400)] ordinary shares in the capital of the Company, having a nominal value of one eurocent (EUR 0.01) each and numbered 101 up to and including [220,481,500].

1.2                              References to statutory provisions are to those provisions as they are in force from time to time.

1.3                              Terms that are defined in the singular have a corresponding meaning in the plural and vice versa.

1.4                              Words denoting a gender include each other gender.

1.5                              The terms “written” and “in writing” include the use of electronic means of communication.

1.6                              Although this Agreement has been drafted in the English language, this Agreement pertains to Dutch legal concepts. Any consequence of the use of English words and expressions in this Agreement under any law other than Dutch law shall be disregarded.

1.7                              The words “include”, “included” and “including” are used to indicate that the matters listed are not a complete enumeration of all matters covered.

1.8                              The titles and headings in this Agreement are for construction purposes as well as for reference. No Party may derive any rights from such titles and headings.

2                                        CONTRIBUTION AND TRANSFER

2.1                              Contribution

2.1.1                    Further to the Resolution, Lux Holdco hereby agrees with the Company to pay up in full the Shares to be issued by the Company through the execution

5

of the Deed of Issue, by contributing and transferring the Nova OpCo Shares to the Company, subject to the terms and conditions laid down in this Agreement.

2.1.2                    The Nova OpCo Shares will be contributed, and recorded in the Company’s accounts, at the same value as the book value at which the Nova OpCo Shares are recorded in Lux Holdco’s accounts.

2.1.3                    Any value of the Nova OpCo Shares in excess of the nominal value of the Shares is deemed to be share premium (agio) and shall be added to the Company’s share premium reserve.

2.1.4                    The Company shall register the issue of the Shares to Lux Holdco in its shareholders register following execution of the Deed of Issue.

2.2                              Transfer of Nova OpCo Shares

2.2.1                    In giving effect to the agreement under Clause 2.1.1, the Company hereby transfers the Nova OpCo Shares to the Company and the Company accepts the same from Lux Holdco. Lux Holdco and the Company hereby undertake to comply with any formalities required under Brazilian law to perfect the present transfer as soon as practical but in any event no later than three (3) days following the execution of the Deed of Issue.

3                                        NOTICES

3.1                              All notices given under or in connection with this Agreement shall be given by electronic means or in writing and, in the latter case, shall be sent by courier service or by registered mail (with a copy of such notice being sent in advance by e-mail). All such notices shall be addressed to their respective addresses as included in the preamble of this Agreement, unless otherwise notified by a Party to the other Party.

4                                        FURTHER ACTION

If at any time after the execution of this Agreement any further action is necessary or desirable in order to implement this Agreement, each Party shall take all such actions as may reasonably be requested from it by the other Party.

6

5                                        NO IMPLIED WAIVER; NO FORFEITURE OF RIGHTS

5.1                              Nothing shall be construed as a waiver under this Agreement unless a document to that effect has been signed by the Parties or a notice to that effect has been given.

5.2                              The failure of a Party to exercise or enforce any right under this Agreement shall not constitute a waiver of the right to exercise or enforce such right in the future.

5.3                              Where a Party does not exercise any right under this Agreement (which shall include the granting by a Party to any other Party of an extension of time in which to perform its obligations under any provision hereof), this shall not be deemed to constitute a forfeiture of any such rights (rechtsverwerking).

6                                        NO THIRD PARTY STIPULATION

This Agreement does not contain any third party stipulation (derdenbeding) in favour of any person.

7                                        AMENDMENT

No amendment to this Agreement shall have any force or effect unless it is in writing and signed by each Party.

8                                        INVALIDITY

In the event that a provision of this Agreement is null and void or unenforceable (either in whole or in part):

a.                                      the remainder of this Agreement shall continue to be effective to the extent that, given this Agreement’s substance and purpose, such remainder is not inextricably related to the null and void or unenforceable provision; and

b.                                      the Parties shall make every effort to reach agreement on a new provision which differs as little as possible from the null and void or unenforceable provision, taking into account the substance and purpose of this Agreement.

9                                        NO RESCISSION

To the extent permitted by law, the Parties hereby waive their rights to

7

rescind or nullify, or to demand the rescission, nullification or amendment of, this Agreement on any grounds whatsoever.

10                                 NO TRANSFER, ASSIGNMENT OR ENCUMBRANCE

No Party may transfer, assign or encumber its contractual relationship, any of its rights or any of its obligations under this Agreement without the prior written consent of the other Party.

11                                 GOVERNING LAW AND JURISDICTION

11.1                       This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

11.2                       The Parties agree that any dispute in connection with this Agreement or any agreement resulting therefrom shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam.

(signature pages follow)

8

This Agreement has been entered into on the date stated at the beginning of this Agreement and may be signed in counterparts, which together shall constitute one and the same agreement.

Jaïpur Financial Markets S.à r.l.

Name :

Title : Manager A

Jaïpur Financial Markets S.à r.l.

Name :

Title : Manager B

Jaïpur Financial Markets B.V.

Name : O. Vela

Title : director A

Jaïpur Financial Markets B.V.

Name : H. Loevendie

Title : director B

9

ANNEX A - RESOLUTION

10

ANNEX B - DEED OF ISSUE

11

SCHEDULE 4.3

AGREED FORM OF CNOVA CONTRIBUTION AGREEMENT

CONTRIBUTION AGREEMENT

among

Cnova N.V.

Casino, Guichard-Perrachon S.A.

Almacenes Éxito S.A.

and

Jaïpur Financial Markets B.V.

Dated as of [23] July 2014

1

1	Definitions and interpretation	5

2	CE Contribution and transfer	8

3	JV CD Colombia Contribution and transfer	12

4	Nova OpCo Contribution and transfer	13

5	Notices	14

6	Further Action	14

7	No Implied Waiver; No Forfeiture of Rights	14

8	No Third Party Stipulation	14

9	Amendment	15

10	Invalidity	15

11	No Rescission	15

12	No Transfer, Assignment or Encumbrance	15

13	Governing Law and Jurisdiction	15

Annex A - Resolution		19

Annex B - Deed of Issue		20

Annex C - Form of Description and Auditor’s Statement		21

2

CONTRIBUTION AGREEMENT

THIS AGREEMENT IS MADE ON [23] JULY 2014 AMONG:

1.                                     Cnova N.V., a public company with limited liability (naamloze vennootschap) organized under the laws of the Netherlands, having its corporate seat in Amsterdam and registered office at Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven, the Netherlands, registered with the trade register under number 60776676 (the “Company”);

2.                                     Casino, Guichard-Perrachon S.A., a société anonyme organized under the laws of France, having its registered office at 1, Esplanade de France, 42000 Saint-Etienne, France, registered with the registry of trade and companies of Saint-Etienne under number 554 501 171 (“CGP”);

3.                                     Almacenes Éxito S.A., a company organized under the laws of Colombia, headquartered in Envigado, Department of Antioquia, Colombia, registered with the trade register under number 890900608-9 (“Exito”); and

4.                                     Jaïpur Financial Markets B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its corporate seat at Amsterdam (address: 1118 BH Schiphol, Schiphol Boulevard 231, trade register number 60838892) (“Dutch HoldCo”).

The Company, CGP, Exito, and Dutch HoldCo are hereinafter jointly referred to as the “Parties” and each of them as a “Party”.

BACKGROUND

A.                                   The Parties are all members of the Casino Group, being all controlled (other than CGP itself), directly or indirectly, by CGP.

B.                                   The Parties contemplate transferring the shares of CE, Nova OpCo and JV CD Colombia, which companies are part of the Casino Group and carry out certain e-commerce activities, notably under the brands Cdiscount (in France, Latin America, Asia and Africa), Casas Bahia, Pontofrio and Extra (in Brazil), to the Company, with a view to creating a global e-commerce player with significant scale to strengthen the

3

positioning of these e-commerce activities, pursuant to a Framework and IPO Agreement originally entered into by and among CGP, Companhia Brasileira de Distribuição, Via Varejo S.A. Nova Pontocom Comércio Eletrônico S.A. and Nova OpCo as of [11] July 2014 (the “Framework and IPO Agreement”).

C.                                   Under the Framework and IPO Agreement, (i) CGP has agreed to transfer 166,616,203 shares, representing 99.8% of the capital of CE (the “CE Shares”) to the Company as a contribution in kind in exchange for newly issued shares in the capital of the Company (the “CE Contribution”); (ii) Exito has agreed to transfer 406,434 shares, representing 21% of the capital of JV CD Colombia (the “JV CD Colombia Shares”) to the Company as a contribution in kind in exchange for newly issued shares in the capital of the Company (the “JV CD Colombia Contribution”); and (iii) Dutch HoldCo has agreed to transfer, subsequently after the CE Contribution and the JV CD Colombia Contribution, [number] shares, representing 100% of the capital of Nova OpCo (the “Nova OpCo Shares”) to the Company as a contribution in kind in exchange for newly issued shares in the capital of the Company (the “Nova OpCo Contribution” and, together with the CE Contribution and the JV CD Colombia Contribution, the “Contributions”).

D.                                   On [the date hereof], CGP, Exito and Dutch HoldCo, acting in their capacity as shareholders of the Company, adopted a written resolution, approving among other things, the entering into of this Agreement and the Contributions, and resolving on the related issue of the Cnova Shares, subject to the terms and conditions of this Agreement, a copy of which is attached hereto as Annex A (the “Resolution”).

E.                                   In connection with the Contributions, the Company’s board of directors has prepared a description of the CE Shares, the Nova OpCo Shares and the JV CD Columbia Shares in accordance with Section 2:94b(1) of the Dutch Civil Code (the “Description”).

F.                                    The Company has been furnished an auditor’s statement from [Mazars] stating that the value of the CE Shares, the Nova OpCo Shares and the JV CD Colombia Shares is at least equal to the amount that needs to be paid up on the Cnova Shares to be issued by the Company to CGP, Exito and Dutch HoldCo, respectively, in connection with the Contributions. The auditor’s statement is appended to the Description and these documents are both attached hereto as Annex C.

4

G.                                  The Parties wish to lay down in this Agreement certain of their rights and obligations in relation to the Contributions.

THE PARTIES THEREFORE AGREE AS FOLLOWS

1                                        DEFINITIONS AND INTERPRETATION

1.1                              In this Agreement the following definitions shall apply:

Agreement	This contribution agreement.

Annex	An annex to this Agreement.

Articles of Association	the Company’s articles of association.

Casino Group	Means the group of companies constituted of CGP and its direct and indirect subsidiaries.

CE

Cdiscount Group S.A.S. (formerly Casino Entreprise S.A.S.), a société par actions simplifiée organized under the laws of France, having its registered office at 1, Esplanade de France, 42000 Saint-Etienne, France, registered with the registry of trade and companies of Saint-Etienne under number 422 919 548.

CE Contribution	Has the meaning set out in recital C.

CE Shares	Has the meaning set out in recital C.

CGI	Has the meaning set out in Clause 2.3.1(d).

CGP	Has the meaning set out in the preamble to this Agreement.

Clause	A clause of this Agreement.

Cnova Shares	The Shares CGP, the Shares Dutch Holdco and the Shares Exito collectively.

Company	Has the meaning set out in the preamble to this Agreement.

Condition	the condition precedent (opschortende voorwaarde) of the execution of the Deed of Amendment.

5

Contributions	Has the meaning set out in recital C.

Deed of Amendment

the deed of amendment to the Articles of Association, in accordance with the draft deed, drawn up by NautaDutilh N.V. and bearing the reference 82039049 M 12196791 (unofficial translation bearing the reference: 82039049 M 12134925).

Deed of Issue	The deed of issue of shares in the capital of the Company to CGP, Exito, Dutch HoldCo respectively, substantially in the form as appended hereto as Annex B.

Description	Has the meaning set out in recital E.

Dutch HoldCo	Has the meaning set out in the preamble to this Agreement.

Exito	Has the meaning set out in the preamble to this Agreement.

Framework and IPO Agreement	Has the meaning set out in recital B.

JV CD Colombia	Cdiscount Colombia S.A.S., a company organized under the laws of Colombia, domiciled in the city of Envigado, Colombia, registered in the public business register under number 260638.

JV CD Colombia Contribution	Has the meaning set out in recital C.

JV CD Colombia Shares	Has the meaning set out in recital C.

Nova OpCo

Bruxelas Empreendimentos e Participações S.A., a sociedade anônima organized under the laws of Brazil, headquartered in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Luiz Antônio, No. 3172, 2nd floor, Brazil, registered with the CNPJ/MF under number 07.170.938/0001-07.

Nova OpCo Contribution	Has the meaning set out in recital C.

6

Nova OpCo Shares	Has the meaning set out in recital C.

Party	A party to this Agreement.

Resolution	Has the meaning set out in recital D.

Shares CGP

190,557,009 ordinary registered shares in the capital of the Company, each having a nominal value of five eurocent (EUR 0.05), numbered 900,001 up to and including 191,457,009, to be issued to CGP in accordance with Clause 2.1.1.

Shares Dutch HoldCo

220,000,000 ordinary registered shares in the capital of the Company, each having a nominal value of five eurocent (EUR 0.05), numbered 192,114,953 up to and including 412,114,952, to be issued to Dutch HoldCo in accordance with Clause 4.1.1.

Shares Exito

657,943 ordinary registered shares in the capital of the Company, each having a nominal value of five eurocent (EUR 0.05), numbered 191,457,010 up to and including 192,114,952, to be issued to Exito in accordance with Clause 3.1.1.

1.2                              References to statutory provisions are to those provisions as they are in force from time to time.

1.3                              Terms that are defined in the singular have a corresponding meaning in the plural and vice versa.

1.4                              Words denoting a gender include each other gender.

1.5                              The terms “written” and “in writing” include the use of electronic means of communication.

1.6                              Although this Agreement has been drafted in the English language, this Agreement pertains to Dutch legal concepts. Any consequence of the use of English words and expressions in this Agreement under any law other than Dutch law shall be disregarded.

1.7                              The words “include”, “included” and “including” are used to indicate that

7

the matters listed are not a complete enumeration of all matters covered.

1.8                              The titles and headings in this Agreement are for construction purposes as well as for reference. No Party may derive any rights from such titles and headings.

2                                        CE CONTRIBUTION AND TRANSFER

2.1                              CE Contribution

2.1.1                    Further to the Resolution, CGP hereby agrees with the Company to pay up in full the Shares CGP to be issued to CGP through the execution of the Deed of Issue and subject to fulfilment of the Condition, by contributing and transferring the CE Shares to the Company, subject to the terms and conditions laid down in this Agreement.

2.1.2                    The CE Shares will be contributed, and recorded in the Company’s accounts, at the same value as the book value at which the CE Shares are recorded in CGP’s accounts.

2.1.3                    Any value of the CE Shares in excess of the aggregate nominal value of the Shares CGP is deemed to be non-stipulated share premium (agio) and shall be added to the Company’s share premium reserve.

2.1.4                    The Company shall register the issue of the Shares CGP to CGP in its shareholders register following fulfilment of the Condition.

2.2                              Transfer of CE Shares

2.2.1                    In giving effect to the agreement under Clause 2.1.1, CGP hereby transfers the CE Shares to the Company and the Company hereby accepts the same from CGP. CGP and the Company hereby undertake to comply with any formalities required under French law to perfect the present transfer, including the execution of a share transfer order and the registration of the transfer of the CE Shares to the Company in the shareholders register (registres des mouvements de titres) of CE and the relevant shareholders account, as soon as practical but in any event no later than three (3) days following the execution of the Deed of Issue.

2.2.2                    Clause 2.2.1 is subject to article 6.3 of the Framework and IPO Agreement.

8

2.3                              Tax representations relating to the CE Contribution

2.3.1                    General representations

a.                                      CGP and the Company will comply with any applicable statutory rules with respect to reporting obligations in connection with French corporate income tax and any other taxes resulting from the consummation of the CE Contribution, as further detailed hereafter.

b.                                      CGP is a corporation having its registered office in France and is therefore subject to French corporate income tax under ordinary rules.

c.                                       The Company is a limited liability company having its corporate seat in the Netherlands.

d.                                      CGP and the Company wish to elect for the CE Contribution to be subject to the favorable tax regime provided for by Articles 210 A & B of the French Tax Code (code général des impôts or “CGI”).

2.3.2                    Corporate income tax

For the purpose of benefitting from the tax favorable regime provided for by Articles 210 A, B and C of the CGI, CGP and the Company hereby take the following commitments subject however to the grant by the French tax authorities of a tax ruling pursuant to Articles 210-B and 210-C of the CGI no later than 30 April 2015. To this effect:

a.                                      CGP undertakes, if one of the conditions listed below is not complied with, to pay the taxes resulting from the withdrawal of the French tax ruling requested on [date of the request]:

•                      CGP shall hold the Shares CGP issued by the Company in consideration of the CE Contribution for at least three years;

•                      in order to compute future capital gains to be recognized upon the disposition of the Shares CGP issued by the Company in consideration of the CE Contribution, CGP shall use the

9

value that the CE Shares had for tax purposes in CGP’s accounts;

•                      the CE Shares contributed to the Company shall be held by the Company for as long as the Shares CGP, issued by the Company in consideration of the CE Contribution, are held by CGP;

•                      the share premium (agio) recorded by the Company as part of the CE Contribution shall be earmarked and kept unchanged in the books of the Company for as long as the Shares CGP, issued by the Company in consideration of the CE Contribution, are held by CGP;

•                      the Company shall not reimburse, partially or fully, the contribution made by CGP and shall not repurchase, partially or fully, the Shares CGP, issued by the Company in consideration of the CE Contribution, for as long as the Shares CGP are held by CGP;

•                      CGP shall inform the French tax administration of any new fact affecting directly or indirectly the compliance with the above-mentioned conditions;

•                      throughout the effective duration of the above-mentioned holding commitments, CGP will annex to the statement provided for by Article 54 septies I of the CGI, a statement consistent with the template attached as an annex to the above-mentioned French tax ruling;

•                      the Casino group shall support, notably in case of withdrawal of the tax ruling, the potential double taxation on future capital gains resulting from the sale of the CE Shares that would be caused by the contribution of the CE Shares at their book value;

•                      the Company shall keep unchanged in its balance sheet the entire share premium that would be recorded, as the case may be, as a result of stock split splitting each ordinary share in the Company’s capital in two, to occur prior to the CE Contribution.

10

b.                                      In addition, the Company undertakes, as appropriate and for purposes of French corporate income tax only, to comply with all requirements set forth in Articles 210 A & B of the CGI. As a consequence, the Company undertakes to:

•                      record on the liability side of the balance sheet of its French operations the reserves whose taxation is deferred at the level of CGP and which relate to the contributed assets and do not become purposeless as a result of the CE Contribution (Article 210 A 3 a of the CGI);

•                      take over from CGP, and comply with, any obligation to recapture income and gains which were previously deferred for the taxation of CGP (Article 210 A-3-b of the CGI) to the extent attributable to the contributed assets;

•                      compute future capital gains to be recognized upon the disposition of the CE Shares received from CGP from the tax basis of CGP in these CE Shares (Article 210 A-3 c of the CGI);

•                      recapture in its French taxable income, within the period and under the conditions set forth at Article 210 A-3 d of the CGI, any capital gains realized as the case may be upon the CE Contribution and which relate to depreciable assets received from CGP;

•                      record in the balance sheet of its French operations any assets received from CGP - other than permanent / fixed assets - contributed for the value that they had for tax purposes in the books of CGP or, alternatively, include in the taxable income of the tax year of the CE Contribution the profit equal to the excess of the contribution value of such assets over their tax basis in the books of CGP (Article 210 A 3 e of the CGI).

Generally, the Company will, from the date of consummation of the CE Contribution, substitute for CGP with respect to any commitments or obligations in relation to the CE Shares, in particular, those previously taken, as the case may be, by CGP pursuant to Article 210 B bis of the CGI

11

as well as any commitment taken by CGP in connection with prior contributions in kind, mergers or similar transactions.

3                                        JV CD COLOMBIA CONTRIBUTION AND TRANSFER

3.1                              JV CD Colombia Contribution

3.1.1                    Further to the Resolution, Exito hereby agrees with the Company to pay up in full the Shares Exito to be issued to Exito through the execution of the Deed of Issue and subject to fulfilment of the Condition, by contributing and transferring the JV CD Colombia Shares to the Company, subject to the terms and conditions laid down in this Agreement.

3.1.2                    The JV CD Colombia Shares will be contributed, and recorded in the Company’s accounts, at the same value as the book value at which the JV CD Colombia Shares are recorded in Exito’s accounts.

3.1.3                    Any value of the JV CD Colombia Shares in excess of the aggregate nominal value of the Shares Exito is deemed to be non-stipulated share premium (agio) and shall be added to the Company’s share premium reserve.

3.1.4                    The Company shall register the issue of the Shares Exito to Exito in its shareholders register following fulfilment of the Condition.

3.2                              Transfer of JV CD Colombia Shares

3.2.1                    In giving effect to the JV CD Colombia Contribution, Exito shall transfer the JV CD Colombia Shares to the Company and the Company shall accept the same from Exito. Exito hereby undertakes to comply with any formalities required under Colombian law to perfect the present transfer, including the registration of the transfer of the JV CD Colombia Shares to the Company in the shareholders ledger (libro de registro de accionistas) of JV CD Colombia and the cancellation of Exito’s share certificates representing the JV CD Colombia Shares and issuance of new share certificates to the Company representing the JV CD Colombia Shares, as soon as practical but in any event no later than three (3) days following the execution of the Deed of Issue.

3.2.2                    CGP shall cause Cdiscount International B.V. to waive its right to acquire JV CD Colombia Shares in furtherance of the right of first refusal set

12

forth in the bylaws of JV CD Colombia and to execute and deliver, or cause to be executed and delivered, all documents and to take, or cause to be taken, all actions that may be necessary or appropriate to effectuate such waiver.

3.2.3                    Clause 3.2.1 is subject to article 6.3 of the Framework and IPO Agreement.

4                                        NOVA OPCO CONTRIBUTION AND TRANSFER

4.1                              Nova OpCo Contribution

4.1.1                    Further to the Resolution, Dutch HoldCo hereby agrees with the Company to pay up in full the Dutch HoldCo Shares to be issued to Dutch HoldCo through the execution of the Deed of Issue and subject to fulfilment of the Condition, by contributing and transferring the Nova OpCo Shares to the Company, subject to the terms and conditions laid down in this Agreement.

4.1.2                    The Nova OpCo Shares will be contributed, and recorded in the Company’s accounts, at the same value as the book value at which the Nova OpCo Shares are recorded in Dutch HoldCo’s accounts.

4.1.3                    Any value of the Nova OpCo Shares in excess of the aggregate nominal value of the Shares Dutch HoldCo is deemed to be non-stipulated share premium (agio) and shall be added to the Company’s share premium reserve.

4.1.4                    The Company shall register the issue of the Shares Dutch HoldCo to Dutch HoldCo in its shareholders register following fulfilment of the Condition.

4.2                              Transfer of Nova OpCo Shares

4.2.1                    In giving effect to the Nova OpCo Contribution, Dutch HoldCo hereby transfers the Nova OpCo Shares to the Company and the Company accepts the same from Dutch HoldCo. Dutch HoldCo and the Company hereby undertake to comply with any formalities required under Brazilian law to perfect the present transfer, including the registration of the transfer of the relevant Nova OpCo Shares in Nova OpCo’s corporate books and with the Central Bank of Brazil, as soon as practical but in any event

13

no later than three (3) days following the execution of the Deed of Issue.

4.2.2                    Clause 4.2.1 is subject to article 6.3 of the Framework and IPO Agreement.

5                                        NOTICES

5.1                              All notices given under or in connection with this Agreement shall be given by electronic means or in writing and, in the latter case, shall be sent by courier service or by registered mail (with a copy of such notice being sent in advance by e-mail). All such notices shall be addressed to their respective addresses as included in the preamble of this Agreement, unless otherwise notified by a Party to all other Parties.

6                                        FURTHER ACTION

If at any time after the execution of this Agreement any further action is necessary or desirable in order to implement this Agreement, each Party shall take all such actions as may reasonably be requested from it by any other Party.

7                                        NO IMPLIED WAIVER; NO FORFEITURE OF RIGHTS

7.1                              Nothing shall be construed as a waiver under this Agreement unless a document to that effect has been signed by the Parties or a notice to that effect has been given.

7.2                              The failure of a Party to exercise or enforce any right under this Agreement shall not constitute a waiver of the right to exercise or enforce such right in the future.

7.3                              Where a Party does not exercise any right under this Agreement (which shall include the granting by a Party to any other Party of an extension of time in which to perform its obligations under any provision hereof), this shall not be deemed to constitute a forfeiture of any such rights (rechtsverwerking).

8                                        NO THIRD PARTY STIPULATION

This Agreement does not contain any third party stipulation

14

(derdenbeding) in favour of any person.

9                                        AMENDMENT

No amendment to this Agreement shall have any force or effect unless it is in writing and signed by each Party.

10                                 INVALIDITY

In the event that a provision of this Agreement is null and void or unenforceable (either in whole or in part):

a.                                      the remainder of this Agreement shall continue to be effective to the extent that, given this Agreement’s substance and purpose, such remainder is not inextricably related to the null and void or unenforceable provision; and

b.                                      the Parties shall make every effort to reach agreement on a new provision which differs as little as possible from the null and void or unenforceable provision, taking into account the substance and purpose of this Agreement.

11                                 NO RESCISSION

To the extent permitted by law, the Parties hereby waive their rights to rescind or nullify, or to demand the rescission, nullification or amendment of, this Agreement on any grounds whatsoever.

12                                 NO TRANSFER, ASSIGNMENT OR ENCUMBRANCE

No Party may transfer, assign or encumber its contractual relationship, any of its rights or any of its obligations under this Agreement without the prior written consent of each other Party.

13                                 GOVERNING LAW AND JURISDICTION

13.1                       This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

13.2                       The Parties agree that any dispute in connection with this Agreement or any agreement resulting therefrom shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam.

15

(signature pages follow)

16

This Agreement has been entered into on the date stated at the beginning of this Agreement and may be signed in counterparts, which together shall constitute one and the same agreement.

Cnova N.V.

Name	:

Title	:

Date	:

Casino, Guichard-Perrachon S.A.

Name	:

Title	:

Date	:

Almacenes Éxito S.A.

Name	:

Title	:

Date	:

17

Jaïpur Financial Markets B.V.

Name	:

Title	:

Date	:

18

ANNEX A - RESOLUTION

19

ANNEX B - DEED OF ISSUE

20

ANNEX C - FORM OF DESCRIPTION AND AUDITOR’S STATEMENT

21

SCHEDULE 4.4 (C)(I)

TERM SHEET OF JV CD COLOMBIA OPERATIONAL SERVICES AGREEMENT

Parties	Éxito and JV CD Colombia

Scope	Éxito to provide services to JV CD Colombia to support the development and the operations of the e-commerce business of JV CD Colombia in Colombia

Services	A description of the services to be provided by Éxito to JV CD Colombia (the “Services”) is attached as Schedule A

Price	The prices of the Services shall be at market conditions or at costs

Payment	Payment by JV CD Colombia on a monthly basis

Term	1 year, renewed automatically for additional 1 year periods unless either of Éxito or JV CD Colombia expresses its intention not to renew with at least 90-day notice

Liability

The Services will be performed entirely at Éxito’s risk, and Éxito assumes all responsibility for the condition of tools and equipment used in the performance of the Services. Without limitation, JV CD Colombia shall under no circumstances be liable to Éxito for any special, indirect or consequential damages, including, but not limited to, loss of profits or loss of business opportunity.

Confidentiality	Confidentiality obligations covering all non-public information disclosed by a party to the other party and expiring 1 year after the termination the operational services agreement

Taxes	Any and all taxes imposed or assessed by reason of the operational services agreement or its performance shall be paid by Éxito

Warranty	Éxito shall warrant to JV CD Colombia that the Services will be of the kind and quality designated and will be performed by qualified personnel

Governing Law / Dispute Resolution	Colombian law / Arbitration

Annex A

Description of the Services

Finance

•                                Accounting and tax administration, financial reporting and planning, internal audit, trading goods and services, maintenance, payroll payment, treasury services and portfolio.

Human Resources

•                                Recruitment, selection, training, compensation and structures, labor welfare, labor relations, holistic health, internal communications and labor claims.

Legal

•                                Advisory, legal proceedings.

Delivery including pick-up at store (in store handling)

•                                Storage and personnel.

Real Estate

•                                Manage and invoice warehouse lease (including administrative utilities) and office lease (including administrative utilities).

•                                Provide solutions for JV CD Colombia warehouse and office expansion through leasing (asset lease and/or fit-out construction) or through Greenfield projects for warehouse (asset construction including fit-out).

Marketing

•                                Advisory service in strategy, campaign development, and traffic related agencies, review of parts and alignment with Éxito’s strategy.

•                                Transfer of Éxito’s rates for service media; use of Éxito’s clients data base.

IT Costs

•                                Structure, implement and manage licenses and developments agreements for SAP, Rotar, NEON, SIPLA (Blacklist), SINCO, Terradata, Sinemax, Redhumana-Infox, WMS and Picking.

Logistics

•                                Shipping from warehouse to store.

•                                Warehouse occupation, handling and pick-up services.

•                                Transfer between Éxito warehouse and JV CD Colombia warehouse.

SCHEDULE 4.4 (C)(II)

TERM SHEET OF PUT AND CALL OPTIONS REGARDING A 29% INTEREST IN THE SHARE
CAPITAL OF JV CD COLOMBIA

Parties	Éxito and Cnova

Call Option

Object	29% of the share capital of JV CD Colombia

Call option holder	Cnova

Exercise period	As from September 1, 2017

Call Option Price

On a 100% basis, the higher of:

(i)                    the sales of JV CD Colombia for the preceding twelve month period, multiplied by the ratio which is (x) the enterprise value of Cnova on the date in which the Call Option is exercised, divided by (y) the sales of Cnova for the preceding twelve month period reduced by net financial debt of Cnova; or

(ii)                 the amount corresponding to the Discounted Cash Flow (DCF) valuation of JV CD Colombia based on the 2014-2023 business plan, yearly increased in the same percentage as the percentage increase in the Colombian Consumer Price Index rate (Índice de Precios al Consumidor — IPC) at the time the Call Option is exercised

Method of payment	Cnova shares

Put Option

Object	29% of the share capital of JV CD Colombia

Put option holder	Éxito

Exercise period	As from September 1, 2017

Put Option Price	Same as for Call Option

Method of payment	Cnova shares

Price Dispute Resolution

If Éxito and Cnova are unable to agree on the Call Option Price or the Put Option Price, they shall promptly retain an accounting firm of international standing, which shall decide between Éxito’s and Cnova’s position or set a Price in between

Governing Law / Dispute Resolution	Colombian law / Arbitration

SCHEDULE 4.4 (C)(III)

TERM SHEET OF PUT AND CALL OPTIONS REGARDING A 10% INTEREST IN THE SHARE
CAPITAL OF C LATAM

Parties	Spice Investments Mercosur S.A. and Cnova

Call Option

Object	10% of the share capital of C Latam

Call option holder	Cnova

Exercise period	As from September 1, 2017

Call Option Price

On a 100% basis, the higher of:

(i)                    the sales of C Latam for the preceding twelve month period, multiplied by the ratio which is (x) the enterprise value of Cnova on the date in which the Call Option is exercised, divided by (y) the sales of Cnova for the preceding twelve month period reduced by net financial debt of Cnova; or

(ii)                 the amount corresponding to the Discounted Cash Flow (DCF) valuation of C Latam based on a business plan to be agreed between Éxito and Cnova, yearly increased in the same percentage as the percentage increase in the Colombian Consumer Price Index rate (Índice de Precios al Consumidor — IPC) at the time the Call Option is exercised

Method of payment	Cnova shares

Put Option

Object	10% of the share capital of C Latam

Put option holder	Spice Investments Mercosur S.A.

Exercise period	As from September 1, 2017

Put Option Price	Same as for Call Option

Method of payment	Cnova shares

Price Dispute Resolution

If Spice Investments Mercosur S.A. and Cnova are unable to agree on the Call Option Price or the Put Option Price, they shall promptly retain an accounting firm of international standing, which shall decide between Spice Investments Mercosur S.A.’s and Cnova’s position or set a Price in between

Governing Law / Dispute Resolution	Uruguayan law / Arbitration

SCHEDULE 4.5 (C)(I)

AGREED FORM OF NEW NOVA OPERATIONAL AGREEMENT

FIRST AMENDMENT TO THE OPERATIONAL AGREEMENT

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

VIA VAREJO S.A.

[NOVA OPCO]

CNOVA N.V.

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

[•], 2014

FIRST AMENDMENT TO THE OPERATIONAL AGREEMENT

By this First Amendment dated as of [July 23], 2014 to the Operational Agreement dated October 17, 2013, among Nova Pontocom Comércio Eletrônico S.A., Via Varejo S.A. and Companhia Brasileira de Distribuição (“Operational Agreement”), the Parties:

(1)                              COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, a publicly held company incorporated under the laws of Brazil,  enrolled with the National Corporate Taxpayers Register of the Ministry of Finance (“CNPJ/MF”) under No. 47.508.411/0001-56, with head offices in the city of São Paulo, state of São Paulo, at Avenida Brigadeiro Luiz Antônio, 3142, herein represented pursuant to its bylaws (hereinafter referred to as “CBD”);

(2)                              VIA VAREJO S.A., a publicly held company incorporated under the laws of Brazil, enrolled with the CNPJ/MF under No. 33.041.260/0652-90, with head offices in the city of São Caetano do Sul, state of São Paulo, at Rua João Pessoa, 83, herein represented pursuant to its bylaws (hereinafter referred to as “Via Varejo”);

(3)                              [NOVA OPCO], a corporation incorporated under the laws of Brazil, enrolled with CNPJ/MF under No. 07.170.938/0001-07, with head offices in the city of São Paulo, state of São Paulo, at [Rua Gomes de Carvalho, 1609, 3rd to 7th floors], herein represented pursuant to its bylaws (hereinafter referred to as “[Nova OpCo]” or the “Company”);

(4)                              CNOVA N.V., a company incorporated under the laws of the Netherlands, with head offices in Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven, Amsterdam herein represented pursuant to its articles of incorporation (hereinafter referred to as “Cnova”).

CBD, Via Varejo, [Nova OpCo] and Cnova (the latter exclusively in relation to the provisions set forth in Section 1.1 below) are hereinafter jointly referred to as “Parties” and each of them is individually and indistinctively referred to as “Party”.

And, as intervening and consenting party,

(5)                              NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A., a corporation incorporated under the laws of Brazil, enrolled with CNPJ/MF under No. 09.358.108/0001-25, with head offices in the city of São Paulo, state of São Paulo, at Rua Gomes de Carvalho, 1609, 3rd to 7th floors, herein represented pursuant to its bylaws (hereinafter referred to as “NPC”);

WHEREAS:

(A)                            On October 17, 2013 CBD, Via Varejo and NPC entered into the Operational Agreement in order to define the rules to promote an alignment of the interests between Via Varejo, CBD and NPC in the development of their activities;

(B)                           Under a project of reorganization of the e-commerce businesses of the Casino Group (“E-Commerce Restructuring”), on July [21], 2014, NPC approved the contribution of its operating assets and liabilities into [Nova OpCo], its wholly-owned subsidiary at the time;

2

(C)                            As part of the E-Commerce Restructuring, Casino Guichard-Perrachon (“CGP”), the ultimate controlling shareholder of NPC, CBD and Via Varejo, established Cnova to concentrate under a single holding company the e-commerce businesses of (i) NPC, which conducts e-commerce business in Brazil, and (ii) CGP, including CDiscount and CDiscount International BV, each wholly-owned by Casino Entreprise and which conduct e-commerce business in France and abroad;

(D)                            On July [23], 2014, with the completion of the E-Commerce Restructuring, [Nova OpCo] has become directly and wholly-owned by Cnova, therefore CBD, Via Varejo and certain minority shareholders of NPC jointly have become indirect holders of [•]% of the total capital and [•]% of the voting capital of Cnova;

(E)                             In view of the E-Commerce Restructuring, the Parties have agreed to execute this first amendment to the Operational Agreement in order to modify certain terms and conditions therein to conform it to the current needs.

NOW, THEREFORE, THE PARTIES AGREE to enter into this first amendment on the date hereof, by which the Operational Agreement is restated in its entirety and shall be in force and governed by the following terms and conditions:

1                                      DEFINITIONS AND INTERPRETATION

1.1                            Definitions. The capitalized terms below, when used in this Agreement, as well as their plural or singular, male or female form, shall have the following meanings:

“Affiliate” means any company that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with a Party. It is further included in the concept of “Affiliate”, the officers, employees, consultants, agents or proxies of an Affiliate or Party, as the case may be.

“Agreement” or “Operational Agreement” means this Operational Agreement executed on October 17, 2013, as amended on [July 23], 2014.

“Brands” means, when mentioned together or indistinctly, the brands “Ponto Frio” and “Casas Bahia” and their derivations, registered with the Brazilian National Institute of Industrial Property — Instituto Nacional da Propriedade Industrial — INPI and held by Via Varejo, and the brand “Extra” and its derivations, registered with INPI and held by CBD, as well as any brand that may be licensed to [Nova OpCo] by CBD or Via Varejo, being the Brands held by CBD and Via Varejo that were licensed to [Nova OpCo] by the execution of the Trademark License Agreements.

“Brazilian Corporations Law” means Federal Law No. 6,404 dated December 16, 1976, as amended.

“Brazilian Code of Civil Procedure” means Federal Law No. 5,869 dated January 11, 1973, as amended.

“CBD” means Companhia Brasileira de Distribuição.

“Committee” has the meaning set forth in Section 3.1.

3

“ICC Rules” has the meaning set forth in Section 19.3.

“ICC” means the International Chamber of Commerce.

“CGP” means Casino Guichard-Perrachon;

“Claim” means any and all claims, encumbrances, liens, court decisions, appeal, debts, obligations, damages, injuries, costs (including legal costs and costs of other professionals), losses, expenses, litigation or causes of action of whatever nature.

“Common Items” means, in relation to [Nova OpCo], items of common assortment between Via Varejo and [Nova OpCo] and, in relation to CBD, items of common assortment between Via Varejo and CBD (excluding food retail).

“Confidential Information” has the meaning set forth in Section 14.1.

“Cnova” means Cnova N.V.

“Differentiated Protection Items” has the meaning set forth in Section 4.4.1.

“Disclosing Party” has the meaning set forth in Section 14.1(b).

“Extra Stores” means the physical stores under the brand “Extra” and its derivations as operated by CBD (excluding food retail).

“E-Commerce” means the non-presential sales in any of its forms, including media such as internet websites, mobile applications, telesales, as operated by [Nova OpCo].

“E-Commerce Restructuring” has the meaning set forth in Recitals (B);

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Indemnified Party” has the meaning set forth in Section 12.1.

“Indemnifying Party” has the meaning set forth in Section 12.1.

“Letter of Authorization of Domain Name Use” means the Letter of Authorization of Domain Name Use between CBD, Via Varejo and [Nova OpCo], executed on July [23], 2014.

“Market Place” means the business model, as operated by the [Nova OpCo], whereby stores can publish their portfolio of products in a particular website in order to get customers traffic from such website and effect transactions in return for a commission on sales.

“Negligence” means negligence, recklessness or malpractice, as well as any action or omission, whether single or cumulative, performed with carelessness or indifference as to the harmful consequences thereof, whether actual or potential.

“[Nova OpCo]” means [•];

“NPC” means Nova Pontocom Comércio Eletrônico S.A..

“Parties” means CBD, Via Varejo and [Nova OpCo]. Exclusively for the purposes of Sections 2.1.2(i), 3, and 9 to 19, the term “Parties” or “Party” also refers to Cnova.

“Receiving Party” has the meaning set forth in Section 14.1(a).

4

“Relevant Media” means the following (i) broadcast television channels with national coverage: Globo, SBT, Record and Band, and (ii) newspapers and mass-circulation magazines: O Estado de Sao Paulo newspaper, Folha de São Paulo newspaper, O Globo newspaper, Veja magazine, Exame magazine, and Época magazine.

“Trademark License Agreements” means the Trademark License Agreement between Via Varejo and [Nova OpCo] and the Trademark License Agreement between CBD and [Nova OpCo], both executed on July [23], 2014.

“Via Varejo” means Via Varejo S.A.

“VPC” means of cooperative advertising funds, received by the supplier for use in marketing activities.

“Willful Misconduct” means any intentional or wanton conscious or reckless act or omission as constitutes, in effect, a willful, intentional, conscious, reckless and utter disregard of any provision of this Agreement or of applicable law.

1.2                            Interpretation. In this Agreement, except to the extent that the context requires otherwise:

1.2.1                   Any reference to the sections and appendices shall be deemed a reference to sections of this Agreement;

1.2.2                   Headings used in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement;

1.2.3                   Reference to a “person” shall be deemed to include any natural person, corporation, company, consortium, joint venture, funds, governmental authority, or other incorporated or unincorporated entity or association, and unless the context otherwise requires, the singular shall be deemed to include the plural and vice versa;

1.2.4                   The words “include” and “including” are to be construed without limitation.

1.2.5                   A reference to a “day” means a calendar day according to the civil calendar; a reference to “a month” means any period of thirty (30) consecutive days; and a reference to “a year” means a calendar year according to the civil calendar.

2                                      PURPOSE OF THE AGREEMENT

2.1                            Purpose

2.1.1                   This Agreement establishes the terms and conditions to promote the alignment between businesses of the Brands operated in physical stores and on virtual environment by the Parties, in order to increase synergies and create value for its shareholders.

2.1.2                   The Parties hereby acknowledge and agree that:

(i)                                  each Party shall act in good faith in relation to the other Party and endeavor its best efforts to ensure compliance with the provisions of this Agreement; and

5

(ii)                               each Party shall act as reasonably required to, pursuant to the principles set forth in Section 2.2, fulfill the purpose of this Agreement.

2.2                            Principles

(i)                                  the Parties shall jointly implement all opportunities to improve synergies between the operations of the Parties periodically on an ongoing basis;

(ii)                               the obligations of the Parties under this Agreement shall be based on economy of scale principles, so as to enable the reduction of shared operating costs and greater bargaining power, which should benefit the operations of the Parties;

(iii)                            the Parties undertake to seek sales growth of E-Commerce, of physical stores and of multi-channeling of the Brands;

(iv)                           the Parties undertake to observe the protective measures, aiming to improve the alignment between the operations of the physical stores and E-Commerce of the Brands;

(v)                              Via Varejo and CBD, in connection to the E-Commerce of the corresponding Brands, shall establish, jointly with [Nova OpCo], mutual goals of growth, in order to engage and facilitate the fulfillment of the objectives set forth in this Agreement; and

(vi)                           [Nova OpCo], with respect to E-Commerce of the corresponding Brands, agrees to use the Brands in accordance with the terms of the Trademark License Agreements and maintain appropriated levels of service to the e-commerce in Brazil.

2.3                            Term. This Agreement shall be effective as of the date hereof and shall continue in full force and effect for an initial term of twenty (20) years, renewable for another term of twenty (20) years in the event the renewal is agreed by all Parties.

3                                      MARKETING AND STRATEGY COMMITTEE

3.1                            [Nova OpCo] shall have a Marketing and Strategy Committee (“Committee”) , which shall have only an advisory role and non-binding resolutions. Such committee is created upon the will of the Parties and shall not be considered as a corporate body for any purpose.

3.2                            The members of the Committee shall act diligently and in the interest of the [Nova OpCo], however, they shall not be considered as managers of [Nova OpCo] for their role in the Committee. None of the provisions contained in the Brazilian Corporations Law shall be applicable to them on the performance of their duties as Committee members. The Committee members who are also managers of a Party shall be subject to the provisions of the Brazilian Corporations Law only in relation to their acts performed in their capacity of managers of the corresponding Party.

3.3                            This Committee shall be composed of three (3) members, all appointed for a term of office of two (2) years, reelection being permitted. Cnova shall appoint one (1) member among its own officers or directors, CBD shall appoint one (1) member, and Via Varejo shall appoint one (1) member.

6

3.4                            The Committee, as a group, and each member of the Committee, individually, shall express its opinion and provide its report exclusively to the board of directors of Cnova and to the Party to this Agreement that appointed such member to the Committee, respectively.

3.5                            Duties. The Committee shall be responsible for supervising compliance with this Agreement, notably through the exercise of the following duties:

(a)                               evaluate and discuss issues of trademarks, marketing, logistics, warehousing, transportation and pricing related to Nova OpCo business to be submitted to the board of directors of Cnova;

(b)                               review and discuss the parameters for purchase and sale of goods by [Nova OpCo], including in relation to the mix and volume of goods traded by [Nova OpCo];

(c)                                review and discuss measures to promote multi-channeling and the interaction of E-Commerce operations with the physical stores of CBD and Via Varejo in order to capture synergies between these two operations; and

(d)                               analyze and discuss any other matters submitted by the board of directors of Cnova for the analysis of the Committee.

3.6                           Committee members. The members of the Committee must have knowledge about E-Commerce marketing, strategy, driving and implementing business, logistics and pricing.

4                                      COMMERCIAL ASPECTS

4.1                            Purchase management of Common Items

4.1.1                   Via Varejo shall conduct the negotiation of commercial terms and conditions with suppliers, including price, VPC, bonuses, payment terms and conditions, after sales, in relation to Common Items, provided that, on the one hand, Via Varejo shall guarantee to [Nova OpCo] and CBD, and on the other hand, [Nova OpCo] and CBD shall guarantee to Via Varejo the same commercial conditions in the purchase of Common Items obtained for its own business.

4.1.2                   [Nova OpCo] and CBD shall inform Via Varejo about their own specific needs with regards to suppliers’ payment conditions and the frequency, locations and delivery lots of Common Items, and Via Varejo shall ensure the compliance of these instructions by the suppliers. [Nova OpCo] and CBD may, at their own discretion, attend the respective meetings with the suppliers and have access to the orders placed on their behalf by Via Varejo

4.1.3                   [Nova OpCo] and CBD shall be responsible for determining the mix and volume of Common Items, and [Nova OpCo] and CBD shall, through Via Varejo, make the effective placement of purchase orders, being those firm orders, of Common Items to be sold on E-Commerce of the Brands and on the Extra Stores, as applicable.

4.2                            Management of purchases of other items

4.2.1                   With regards to any other items that are not Common Items, but purchased from the suppliers of the Common Items, Via Varejo shall be responsible for the entire

7

process of purchasing the items to be sold on E-Commerce of the Brands and in Extra Stores, including negotiating with such suppliers, provided that Via Varejo observes the maximum price range for each item as determined by [Nova OpCo] and CBD, as applicable, and informed to Via Varejo.

4.2.2                   With regards to any other items to be offered for sale on E-Commerce of the Brands or in Extra Stores that are not Common Items or that are not purchased from the suppliers of the Common Items, or in case Via Varejo is not able to meet the maximum price range established by [Nova OpCo] or CBD in accordance with Section 4.2.1 above, [Nova OpCo] and CBD, as applicable, shall be liable for the entire process of purchasing such items to be sold on E-Commerce of the Brands and in Extra Stores, including negotiating with such other suppliers.

4.2.3                   With the purpose of implementing the purposes and principles of this Agreement set forth in Sections 2.1 and 2.2, Nova OpCo], CBD and Via Varejo should share their suppliers price tables and may, at their sole discretion, use any of the tables in commercial negotiations with suppliers, as well as develop, jointly, internal processes to ensure that the price tables of Via Varejo, CBD and [Nova OpCo] are always updated in the sharing system, except as prohibited by applicable law.

4.2.4                   [Nova OpCo], CBD and Via Varejo shall not use, in an explicit manner, the price table, [Nova OpCo] of Via Varejo’s and CBD, CBD of Via Varejo’s and [Nova OpCo]’sand Via Varejo of [Nova OpCo]’s and CBD”s, to demand from the suppliers commercial condition even better than that found in the price tables shared by them.

4.3                            Exception to the purchase management. The purchase management provided for in Sections 4.1 and 4.2, conducted by Via Varejo in Brazil:

(a)                               shall not interfere in or include the process of international purchasing or the negotiation with global suppliers, which are conducted internationally by CGP, Cnova and their respective Affiliates; and

(b)                               does not include negotiations regarding private labels products and no-name products.

4.4                            Differentiated Protection Items

4.4.1                   In an attempt of maximum alignment of business planning and pricing of the E-Commerce of the Brands between Via Varejo and [Nova OpCo], Via Varejo and [Nova OpCo] shall jointly define the pricing and commercialization strategies, including promotions and sales offers to the entire line of products and services, and shall keep weekly discussions in the Committee.

4.4.2                   In case Via Varejo and [Nova OpCo] do not reach agreement in the weekly discussions pursuant to Section 4.4.1, Via Varejo shall monthly prepare and send to [Nova OpCo], a list containing Differentiated Protection Items. For purposes of this Agreement, “Differentiated Protection Items” consist of the most selling items in Via Varejo’s physical stores, which represent 80% of the

8

sales revenue during the months immediately preceding the preparation of the list.

4.5                            Pricing policy of E-Commerce of the Brands

4.5.1                   With respect to E-Commerce of the Brands, [Nova OpCo] undertakes, to offer the same cash price and payment conditions of Via Varejo on all Differentiated Protection Items, not offering for sale on E-Commerce of the Brands for a lower price than advertised in the Relevant Media by Via Varejo, provided that [Nova OpCo] may offer the possibility of payment in up to 10 installments with no interest on the E-Commerce. [Nova OpCo] may offer to its clients all forms of payment and shipping usually available on E-Commerce.

4.5.2                   The prices of items not considered Differentiated Protection Items shall be freely determined by [Nova OpCo] on the E-Commerce of the Brands.

4.6                            Remuneration. For the purchases made by [Nova OpCo] or CBD from the suppliers of Via Varejo in accordance with the provisions set forth in Sections 4.1 and 4.2, with due regard to the Section 4.3, [Nova OpCo] and CBD shall pay to Via Varejo a remuneration fee, equivalent of 1.3% and 2.2%, respectively, of the total value (free of taxes levied on such purchases) items effectively purchased from such suppliers as such total value is further defined in 4.6.1 and 4.6.2 below.

4.6.1                   The remuneration fee set forth in Section 4.6 above shall apply to the total value of purchases of (a) Common Items pursuant to Section 4.1; and (b) non Common Items, but purchased from the suppliers of the Common Items pursuant to Section 4.2.

4.6.2                   The remuneration fee set forth in Section 4.6 above shall not apply to bonuses, rebates, VPC and other discounts. Any gains registered by Via Varejo on such discounts shall be split pro rata in accordance with criteria usually used by the Parties for such purpose.

4.6.3                   The remuneration fee set forth in Section 4.6 above shall be valid on purchases made during the period beginning on October 17, 2013 and ending five (5) years from the date hereof, subject to possibility of revision in good faith by the Parties of the commercial parameters at the end of the third (3rd) year from the date hereof.

4.6.4                  The calculation and the payment of the remuneration shall be respectively performed and due quarterly, with accounting recognition on the last day of the quarter, and [Nova OpCo] and CBD shall make the payment to Via Varejo on the fifth (5th) business day after the end of the quarter. The payment shall be made in cash on the bank account to be informed in writing by Via Varejo to [Nova OpCo] and CBD or in any other form agreed among the Parties.

4.6.5                  Each Party shall be responsible for the payment of any taxes due as a result of this Operational Agreement in accordance with the tax laws at the time of the taxable events. In case a Party is responsible to withhold any taxes due, the Party shall proceed with the withholding in the form and within the period specified in the applicable law.

9

4.6.6                   Due to the E-Commerce Restructuring, NPC shall bear the remuneration relating its purchases made between October [17], 2013 and [July 13], 2014 and [Nova OpCo] shall bear the remuneration relating to its purchases from [July 14], 2014 onwards.

5                                      LOGISTIC ASPECTS

5.1                            Storage

5.1.1                   The Parties shall analyze, in view of economical and operational aspects, the sharing of areas of their respective distribution centers, seeking, whenever possible and advantageous, the segmentation of operations, optimizing processes and costs, with proper rational sharing of costs and expenses directly and indirectly incurred in maintaining the shared distribution centers.

5.1.2                   The Parties shall jointly conduct the planning of future need for storage areas and study the best way to enable them.

5.2                            Transportation

5.2.1                   The Parties shall work together towards standardizing and sharing of the price tables and service level of the carriers, respecting the specificity of the business. The Parties shall jointly develop internal processes to ensure that the price tables of the Parties are always updated in the sharing system.

5.2.2                   The Parties shall evaluate, in view of economical and operational aspects, the sharing of transfer loads and loads for home delivery, in order to derive mutual benefit of scale gains. Whenever possible and advantageous, the Parties shall seek the segmentation of operations, optimizing processes and costs

5.2.3                   The Parties shall proceed with due rational sharing of costs and expenses directly or indirectly incurred in the transportation referred to in Section 5.2.2.

5.3                            Supply

5.3.1                   The Parties shall develop together a control system that allows Via Varejo access schedule, supply and delivery information of items purchased by CBD and [Nova OpCo] in accordance with the provisions set forth in Sections 4.1 and 4.2.

5.3.2                   Any issues with the sales turnover of items purchased pursuant to Sections 4.1 and 4.2 for sale on the E-Commerce of the Brands or in Extra Stores shall be addressed with the corresponding supplier by [Nova OpCo] or CBD, as applicable, jointly with Via Varejo.

6                                      COMMUNICATION AND MARKETING ASPECTS

6.1                            Right to use the Brands

6.1.1                   The strategy and positioning of the respective Brands shall be determined by Via Varejo and CBD. [Nova OpCo] shall use the Brands in the E-Commerce in accordance with the rules and concepts specifically designed for the E-Commerce of each Brand, pursuant to this Agreement and the respective Trademark License Agreements. [Nova OpCo] agrees to adhere to the strategy

10

and positioning of the respective Brands as determined by Via Varejo and CBD in accordance with the terms of this Section 6.1.1.

6.1.2                   [Nova OpCo] shall inform Via Varejo of its desire to operate in product categories other than electronic goods and furniture, using the brands owned by Via Varejo on the E-Commerce. Via Varejo shall notify [Nova OpCo] of any objection within not more than thirty (30) consecutive days as from the receipt of the information from [Nova OpCo]. In case there is no objection, only after such period has elapsed may [Nova OpCo] work in such category.

6.2                            Abstaining from haring measure and unfavorable publicity. During the term of this Agreement, and following its termination, each Party agrees directly or indirectly not to take any measure for the purpose of jeopardizing or that may reasonably jeopardize the other Party or its reputation or that may culminate in unfavorable publicity to the other Party.

6.3                            Domain and URL. Via Varejo and CBD are prohibited from using domains and URLs for purposes of E-Commerce of the Brands. In all cases, only one domain name shall be used for each Brand, which should always be “www.brand.com.br”. In any particular destination on the internet, the URL must follow the standard “www.brand.com.br/specificdestination”. The domain names and URL shall be used in accordance with the Letter of Authorization of Domain Name Use.

6.4                            Marketing of the Brands. The Parties shall meet, fortnightly or whenever necessary, to align on a continuous basis the communication strategy and the marketing of Brands, ensuring the same visual and expression unit of each Brand, preparing a schedule for implementation of joint initiatives and the recovery of additional costs incurred by Via Varejo and CBD, as applicable.

6.4.1                   Marketing in the Media. The Parties agree to implement the following initiatives:

(i)                                  Via Varejo and CBD must reserve at least five percent (5%) of the space of announcements in print media of the respective Brands for content specified and defined by [Nova OpCo] for the E-Commerce of the same Brand.

(ii)                               Via Varejo and CBD must include as a destination link of all online announcements of their Bands, the URL of E-Commerce of the same Brand.

(iii)                            Via Varejo and CBD must include in all television announcements of their Brands, whether in open channel or cable, for at least five (5) seconds, the URL and telesales contact of the E-Commerce of the same Brand. The screen space destined to references to the E-Commerce can not be smaller than the size of the character generator. Additionally, all such television ads should end with the spoken or written message “Go to www.marca.com.br” or “ join us at fb.com/brand” or “download the app of the brand”.

11

(iv)                           Via Varejo and CBD must include, in all radio announcements of their respective Brands, the following spoken message at the end of the add: “go to www.brand.com.br”.

(v)                              Except otherwise limited by law, Via Varejo and CBD must include in all outdoor announcements (including billboards, private truck sides, door shops) of the respective Brands the URL and telesales contact of the E-Commerce of the same Brand.

6.4.2                   Marketing in the stores. The Parties agree to implement the following initiatives:

(i)                                  on the façade, include the URL and telesales contact of the E-Commerce of the same Brand. In addition, inclusion of messages such as “More products at www.brand.com.br”, as specified and defined by [Nova OpCo];

(ii)                               on physical storefronts when closed, include the main message of “Open 24 hours at www.brand.com.br “ ;

(iii)                            on the exit vision of physical store, include the message “Continue shopping at www.brand.com.br”;

(iv)                           on the screen of the cash registers, include the message “More products at www.brand.com.br”;

(v)                              on bags and other packing containers, include the URL and telesales contact of the E-Commerce the same Brand;

(vi)                           on at least one side of all of private trucks of the Brands, include the URL and telesales contact of the E-Commerce of the same Brand;

(vii)                        on the invoices, include the URL and telesales contact of the E-Commerce of the same Brand and also the message “Continue shopping at www.brand.com.br”;

(viii)                     in all the catalogs, include the URL and telesales contact of the E-Commerce of the same Brand on all pages. Additionally , all catalogs should include at least one (1) page with products that do not exist in the physical store of the Brand that can be found in the respective E-Commerce.

6.4.3                   Costs. Except for the initiatives set forth in items (i) to (v)(iv) of Section 6.4.1, for the initiatives set forth in Sections 6.4.1 or 6.4.2 that result in structural changes and costs for Via Varejo or CBD, Via Varejo or CBD, as applicable, shall inform [Nova OpCo] about such costs (as reasonably estimated by Via Varejo or CBD, as applicable) and [Nova OpCo] at its own discretion shall decide whether the initiative shall be implemented. If [Nova OpCo] decides to implement the initiative, the costs informed by Via Varejo or CBD, as applicable, shall be borne directly by [Nova OpCo].

12

7                                      MULTI-CHANNEL ASPECTS

7.1                            The Parties shall meet, fortnightly or whenever necessary, to align on a continuous basis the multi-channel strategy between the E-Commerce of the Brands and the physical stores of the same Brand, preparing a schedule for implementation of joint initiatives and the recovery of additional costs incurred by the Parties, as applicable.

7.2                            Via Varejo and CBD shall seek to viable the multi-channel of the E-Commerce of the Brands, enabling (i) customers who purchase via E-Commerce of the Brand to withdraw the products at the nearest physical store of the respective Brand, or, alternatively (ii) for [Nova OpCo] to perform the home delivery the products to the E-Commerce clients, withdrawing such products from the storage of the physical store of the respective Brand.

7.3                            Via Varejo and CBD shall share with [Nova OpCo] the structure and the returning process of products, in order to allow customers who purchase via E-Commerce of the Brands to exchange or refund, at the customer’s choice, in any physical store of the same Brand.

7.4                            Via Varejo and CBD shall instruct their staff to pursue sales, inside the store, of items unavailable in the physical stores through the E-Commerce of the respective Brand. Via Varejo, CBD and the staff of the physical stores of the respective Brand shall be commissioned in accordance with policy to be established by the Parties for the items sold in the form of this Section 7.4.

7.4.1                   The objective of this Section 7.4 is to expand the variety of products available to the customers of Via Varejo and CBD. However, there shall be no cannibalization between the physical stores and the E-Commerce of the Brands in relation to the products made available by Via Varejo and CBD.

7.5                            Post Sales

7.5.1                   The Parties shall centralize, in view of economical and operational aspects, the structures used in the technical assistance and reconditioning of process of products sold by the Brands, either in physical stores of Brands or on the E-Commerce.

7.5.2                   Via Varejo shall share and allow the utilization by [Nova OpCo] of its installed capacity for assemblage and technical assistance of furniture to be sold on the E-Commerce.

7.5.3                   The Parties shall be deemed liable for the costs arising from customer’s claims, whether on administrative or judicial jurisdiction.

7.6                            Cost and Expenses. Via Varejo and [Nova OpCo] and CBD and [Nova OpCo], as applicable, shall proceed with an appropriate rational sharing of the operating costs and expenses incurred, directly or indirectly, in implementing the aspects of multi-channel in relation to the respective Brands, pursuant to Section 7.

8                                      ACCESS TO INFORMATION

8.1                            [Nova OpCo] is entitled, but not required, to monitor any and all activity or content related to or released in connection with the E-Commerce of the Brands. [Nova OpCo] is

13

further entitled to investigate any violation or policies or claims that may be reported to it.

8.2                            Via Varejo and CBD are entitled, but not required, to monitor any and all activity or content related to or released in connection with the E-Commerce of the Brands. Via Varejo and CBD are further entitled to investigate any violation or policies or claims that may be reported to them on E-Commerce of the respective Brands.

8.3                            The Parties agree to cooperate in good faith in the course of any investigation conducted according to the provisions hereof, and shall promptly allow the entrance and access of the Party and its representatives to all the facilities and to promptly provide copies of any documents and information to the Party and to its representatives as requested.

9                                      PRIVATE LABELS

9.1                            [Nova OpCo] and Cnova may operate the e-commerce activities of any private labels and/or brands or no names, whether developed and owned by the Parties or their Affiliates or otherwise, without the need of request for permission to any of the other Parties, provided that [Nova OpCo] or Cnova, as applicable, shall observe the strategy and positioning of the respective private labels and/or brands as determined by the owner of the private label and/or the brand in the e-commerce in the event that such owner is one of CBD or Via Varejo or an Affiliate controlled by one of them.

10                               EXCLUSIVITY AND NON-COMPETE

10.1                     Exclusivity

10.1.1            Via Varejo and CBD forthwith acknowledge and agree that they shall operate any and all activities related to the E-Commerce of the Brands in Brazil exclusively through [Nova OpCo]. Via Varejo and CBD also agree that, for the term of this Agreement, they may not use any third parties for activities of E-Commerce in Brazil or to provide any services in connection with or similar to the E-Commerce of any brands.

10.1.2            The Parties agree that the obligation of exclusivity hereby undertaken by Via Varejo and CBD applies to the E-Commerce transactions of Via Varejo and CBD in Brazil, including any brand or domain that may be held or used by Via Varejo and/or CBD in Brazil, acting directly or by means of any controlled company, during the term of this Agreement.

10.1.3            Should during the term of this Agreement Via Varejo and/or CBD develop any other brands or domains for the activities of E-commerce in Brazil, Via Varejo or CBD, as applicable, shall inform [Nova OpCo] and Cnova for them to decide at their sole discretion about the inclusion of the new brand or domain, as the case may be, on the E-Commerce. If [Nova OpCo] and Cnova decide to include a new brand or domain, the Parties shall enter into an amendment to this Agreement to include the mentioned brand and domain, and shall adjust in good faith the terms and conditions of this Agreement that may be so required, as well as any other agreement that may be necessary, including the Trademark License Agreements.

14

10.1.4            The Parties agree that [Nova OpCo] shall operate the E-Commerce on a non-exclusive basis to Via Varejo and CBD, which means that [Nova OpCo] can be hired to provide e-commerce activities to third parties.

10.1.5            The violation of the obligations of exclusivity established herein by Via Varejo or CBD shall submit Via Varejo or CBD, as applicable, in addition to damages and other remedies, to the payment of a pecuniary and non-compensatory fine for violation in the amount of fifty million reais (R$50.000.000,00). Such fine shall be paid within a period of ten (ten) days after a violation occurs.

10.2                     Non-Compete. Via Varejo and CBD agree, during the term of this Agreement, to abstain from purchasing, directly or through any of its Affiliates, any equity interest in any legal entity that, on the date of such acquisition, operates:

(i)                                   exclusively E-Commerce in Brazil;

(ii)                                directly or through any of its Affiliates, among other activities, E-Commerce in Brazil, provided that the Parties undertake to discuss in good faith the potential acquisition.

11                               REPRESENTATIONS AND WARRANTIES

11.1                     The Parties represent and warrant each other, which they declare as being true, accurate, complete and updated:

11.1.1            Capacity. Each of the Parties fully understand the operations object of this Agreement and possess full capacity, discernment, powers and were properly advised by qualified professionals to execute this Agreement, as well as to consummate and implement the operations contemplated herein.

11.1.2            Authorization. The Parties possess all the corporate authorizations necessary to execute this Agreement and to fulfill with the obligations established herein. The Parties possess full powers to execute and formalize any contract, instrument, or document to be entered into as a result of this Agreement in view of the consummation of the operations contemplated herein and the fulfillment of their corresponding obligations.

11.1.3            Absence of Conflicts and Violations. The execution of this Agreement and the fulfillment of the obligations assumed herein:

(i)                                  shall not violate any provision of the corporate documents of the Parties; and

(ii)                               shall not violate nor conflict with any law applicable to the Parties.

11.1.4            Validity and Enforceability of the Agreement. This Agreement constitutes a valid legal and binding obligation to each of the Parties and enforceable against them in accordance with the terms hereof.

15

12                               INDEMNIFICATION AND LIABILITY

12.1                     Obligation to Indemnify. Each Party (an “Indemnifying Party”) undertakes to indemnify and hold harmless each other (each of them, an “Indemnified Party”), solely in relation to any Losses arising from:

(i)                                   violation or inaccuracy of any of the representations or warranties provided by each of the Parties in Section 11 of this Agreement;

(ii)                                breach of any obligation assumed by each of the Parties in this Agreement.

12.2                     Liability

12.2.1            Each Party shall be liable and shall defend, indemnify and hold the economic group of the other Party harmless, and shall position/defend itself against any and all Claims that may arise or in any way are related, directly or indirectly, to the failure by the economic group of the Indemnifying Party to obey and fully comply with all the laws applicable to the performance of its respective obligations under the terms of this Agreement.

12.2.2            If any Party becomes aware of any incident likely to give rise to a Claim, which may result in the indemnifications provided for in Sections 12.1 to 12.2, such Party shall immediately notify in writing the other Party and both Parties shall cooperate and work together to investigate the incident immediately and mitigate any liability resulting thereof.

12.2.3            Notwithstanding any contrary provision contained in the present Agreement, each Party shall assume full liability, without limitation, for its own Negligence or Willful Misconduct.

12.2.4            The provisions of this Section 11.1 shall continue in force regardless the termination of this Agreement.

13                               TERMINATION AND PENALTIES

13.1                     This Agreement may be terminated by either Party, for good cause, upon the occurrence of the following events:

13.1.1            In the event of contractual default, at the sole discretion of the non-defaulting Party, upon failure by the defaulting Party to comply with its obligation within thirty (30) days following the receipt of notice from the non-defaulting Party, being the defaulting Party subject to payment of damages and the contractual penalty provided in Section 13.3 below.

13.1.2            Insolvency, judicial or extrajudicial reorganization, bankruptcy, dissolution or winding-up of any Party, in which event this Agreement shall be deemed to have been automatically terminated, irrespective of notice.

13.2                     Except for the events provided for in Section 13.1 above, the Agreement may only be terminated by a written instrument duly signed by the Parties by mutual agreement.

13.3                     The Parties agree that (i) any material breach of the rights and obligations of each Party provided in this Agreement or (ii) the termination of this Agreement before the end of the term provided for in Section 2.3 and in accordance with the Section 13.1, shall, without

16

prejudice to damages and any other rights or remedies that may be available, subject the Party causing the early termination or giving rise to the breach, including the anticipated termination of any successive renewals, as the case may be, to a punitive and non-compensatory penalty in the amount of fifty million reais (R$50.000.000,00).

13.3.1            For the avoidance of doubt, any termination of this Agreement being fully agreed among the Parties, whether anticipated or not, shall not subject any Party, in any event, to the punitive and non-compensatory penalty aforementioned.

14                               CONFIDENTIALITY

14.1                     For the purposes of this Agreement, Confidential Information shall mean:

(a)                               any information relating to this Agreement, the platform and the E-Commerce of the Brands, including, but not limited to, agreements of any kind, technical information, flows, organizational structures, procedures, expertise, know-how, as well as any other information disclosed by one Party (the “Disclosing Party”) and/or its respective representatives or advisors (“Representatives”) or any of its Affiliates.

(b)                               any non-public, confidential, proprietary or patentable information relating to the Disclosing Party, its Affiliates, any shareholder, employee or customer of the Disclosing Party, that have been obtained by the other Party (the “Receiving Party”) or by its Representatives, either in writing or verbally, through the Disclosing Party or as a result of contacts with the management or with its Representatives or Affiliates;

(c)                                analysis, compilations, studies or other documents prepared by the Receiving Party or its Representatives, which contain or otherwise reflect or are generated using such information; and

(d)                               understandings, verbal or written agreements, amounts, negotiations, interested parties, procedures, economic and legal concepts and strategies discussed, evaluated, rejected or preferred by the interested parties relating to the purpose hereof;

14.2                     Confidential Information shall not include any information which the Receiving Party can demonstrate that:

(a)                               it is or becomes available to the public for reasons other than the disclosure by the Receiving Party or its Representatives;

(b)                               is already, at the time of disclosure, known by the Receiving Party and was not disclosed by the Disclosing Party, its Representatives or Affiliates or obtained by the Receiving Party as a result of this Agreement or by violation of any laws or obligations to which the Receiving Party is or may become subject; or

(c)                                the disclosure is required by an arbitral or judicial order which has become final and non-appealable, to which the Disclosing Party is subject (and, in such event, only upon written notice with no later than two business days in advance).

17

15                               USE OF CONFIDENTIAL INFORMATION

15.1                     The Receiving Party agrees to maintain in strict secrecy the Confidential Information, and shall not disclose it to third parties or use it other than for purposes hereof.

(i)                                  The provisions of Section 15 above shall not prevent the Receiving Party from disclosing Confidential Information to (i) its Representatives having a need to know the Confidential Information solely for the performance of this Agreement, (ii) its Affiliates.

(ii)                               The Receiving Party agrees to take all necessary measures to protect the Confidential Information when disclosing them to its Representatives.

(iii)                            The Receiving Party shall be jointly and severally liable with its Representatives and Affiliates, without benefit of order, for all acts or omissions of their Representatives or Affiliates regarding the Confidential Information.

15.2                     If required by the Disclosing Party, the Receiving Party agrees to return or destroy, within 5 business days from the termination of this Agreement, any and all material provided by the Disclosing Party or produced by the Receiving Party or any of its Representatives or Affiliates containing any kind of Confidential Information.

15.3                     Disclosure of Confidential Information. If a Receiving Party, or any of its Representatives or Affiliates is obliged by law, by regulation, or applicable stock market rule or by request of any government authorities to disclose part or all of the Confidential Information, such Receiving Party or its Representative or Affiliate as the case may be shall be authorized to disclose said Confidential Information, provided that it promptly notifies the Disclosing Party, with enough time to allow the latter to perform any measures or appeals that may be appropriate. The Receiving Party or its Representative or Affiliate will reveal only such information as required, and shall exert every best effort to obtain confidential treatment for any Confidential Information that is so revealed.

16                               SEVERABILITY OF THE PARTIES

16.1                     The Parties shall not maintain any employment relation with employees, managers and/or agents of the other, and no form of association, cooperation or partnership relation shall be established between them (except those already existing by virtue of any instruments other than this Agreement) and, therefore, each one of them shall be, especially and exclusively, liable for the fulfillment of its respective labor, social and security obligations under the legislation in force.

16.2                     Each Party shall be liable for the fulfillment of its respective obligations and liabilities undertaken herein, and each of them shall be individually and exclusively liable for complying with the rules applicable to them under the legislation in force, hereby exempting the other Party from any liability for non-compliance with any rule applicable to the activities subject matter of this Agreement.

18

17                               NOTICES

17.1                     Notices and invoices shall only be deemed as duly delivered or sent, if delivered in person, sent by registered mail or fax, to the addresses below:

If to CBD:

Avenida Brigadeiro Luiz Antonio, 3142
01423-000, São Paulo — SP
Attn.: Chief Executive Officer
Fax: +55 11 3884-[•]

If to Via Varejo:

Rua João Pessoa, 83
09520-010, São Caetano do Sul — SP
Attn.: Chief Executive Officer
Fax: +55 11 4225-[•]

If to [Nova OpCo]:

[•]
[•]
Attn.: [•]
Fax.: [•]

If to Cnova:

Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven
Amsterdam, Netherlands
Attn.: [•]
Fax.: [•]

If to NPC:

Rua Gomes de Carvalho, 1609/1617, 7th floor
04547-000, São Paulo — SP
Attn.: Chief Executive Officer
Fax: +55 11 4949-[•]

17.2                     Such notices delivered in accordance with Section 17.1 and made by:

17.2.1            Delivery in person shall be delivered during the normal business hours, on business days at the addressee’s head office, and shall be deemed to have been delivered at the time the notification is received;

17.2.2           Correspondence with return receipt request shall be deemed to have been delivered on the date indicated in the return receipt request, and

17.2.3           Any fax shall be transmitted during the normal business hours, on business days at the addressee’s head office, and shall be deemed to have been delivered at the time of written confirmation of complete and successful transmission of the fax.

17.3                     Any communication by phone or email shall, unless otherwise expressly permitted, be confirmed by one of the methods of delivery described in Section 16.2 above, and the

19

delivery of such notice shall be made in accordance with Section 16.2, irrespective of prior communication by telephone or email.

18                               MISCELLANEOUS

18.1                     Territory. The provisions of this Agreement are only applicable to the Parties with regards to their operations in Brazil, except as expressly provided differently in this Agreement.

18.2                     Specific performance. The specific performance of any obligations contained herein may be required by the non-defaulting party or the creditor, as applicable, of such obligation pursuant to the Brazilian Code of Civil Procedure.

18.3                     Entire agreement

18.3.1            Except as expressly provided for herein, this Agreement contains the entire agreement between the Parties regarding the subject matter hereof and supersedes any understandings, commitments, negotiations, agreements, contracts (executed or not) or representations, oral or written, prior to this document.

18.3.2            The Parties acknowledge that they are not executing this Agreement based on any warranty, representation, statement, agreement or commitment of any kind other than those expressly provided for herein. To the extent permitted by law, and except in cases of fraud, each Party agrees and acknowledges that their sole rights and remedies in respect of any representation, warranty or commitment made or given herein shall only apply in case of breach of the terms and conditions provided for herein, to the exclusion of all other rights and remedies.

18.4                     Exclusion of invalid provisions. If any of the provisions of this Agreement, or any part thereof, is annulled, declared illegal or deemed invalid or unenforceable for any reason, the validity and enforceability of the remaining provisions shall not be affected or impaired in connection with any of the Parties. In case of any illegality, invalidity or ineffectiveness, the Parties agree to discuss in good faith the relevant amendments hereto in order to reinstate this Agreement and preserve and give effect to the original intent of the parties.

18.5                     Failure to agree.  With respect to any obligation under the present Agreement requiring one or more Parties to negotiate any point that is not defined by the present Agreement, in the event that the Parties fail for whatever reason to reach an agreement as a result of such negotiation (including by a breach of such obligation to negotiate in good faith) and without prejudice to any other rights or remedies available to the Parties, such failure shall under no circumstances result in the termination or invalidity of any other provision of this Agreement.

18.6                     Waiver and amendment

18.6.1            No waiver of any right to any of the parties arising out of this Agreement shall be effective if it is not expressly written.

18.6.2            Failure of either Party to exercise any right it may have herein or in the applicable law or failure to apply any possible measure, penalty or sanction shall

20

not operate as a waiver or novation, and shall not, therefore, be construed as a desistance of their application in case of recurrence. No waiver, termination or discharge of this Agreement or any of the terms or provisions hereof shall be binding on any of the Parties, unless confirmed in writing. No waiver by either Party of any term or provision hereof or any default hereunder shall affect the rights of said party to enforce thereafter such term or provision or to exercise any legal right or remedy in the event of any other default, whether similar or not.

18.6.3            This Agreement may not be changed or amended except in writing and executed by all Parties.

18.7                     Further assurances. Each of the Parties shall use its reasonable efforts to: (i) ensure that any third party performs such other acts and execute and deliver such other documents as required to comply with the provisions hereof; and (ii) ensure that the other Party may require from any third parties all such acts and measures as required to the compliance with this Agreement.

18.8                     Independent contractors. Nothing herein shall create or be construed as creating a partnership or an association of any kind or as an obligation to any Party of any duty, obligation or liability as to a partnership, joint venture, agency, fiduciary relationship, membership, or any other business entity recognized by law for any purpose. Rights, benefits, liabilities and obligations of the Parties hereunder shall be joint and not several.

18.9                     Assignment

18.9.1            Neither Party may assign this Agreement or the rights and obligations arising out of this Agreement, wholly or in part, without the express prior written consent of the other Party.

18.9.2            Notwithstanding the provisions of Section 18.9.1 above, the parties acknowledge and agree that in the event of any corporate reorganization involving any of the Parties, all surviving companies succeeding the applicable Party wholly or in part (regardless of new or existing ones) fully undertake and are subject to all rights and obligations of the applicable as provided for herein.

18.10              Irrevocability and irreversibility. This Agreement is irrevocably and irreversibly executed by the Parties, binding upon the Parties, their heirs and successors and permitted assigns in any way.

18.11              Anti-corruption legislation.. Each Party represent that it and its subsidiaries have not, nor, to the knowledge of each such Party, have the directors, officers, agents, employees or controlled Affiliates of such Party and its subsidiaries, performed any act or omission, directly or indirectly, that would result in a violation by such persons of (a) the obligations of Brazilian Federal Law No. 12,846 of August 1, 2013, (b) the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (c) any other similar law of any other jurisdiction in which such Party and its subsidiaries operates its business.

21

19                               APPLICABLE LAW AND ARBITRATION

19.1                     Applicable law. This Agreement shall be governed and construed pursuant to the laws of the Federative Republic of Brazil.

19.2                     Amicable settlement. Any dispute arising from or related to this Agreement shall be notified in writing by one party to the other(s), and the parties shall use their best efforts to settle the dispute on an amicable basis within fifteen (15) days from the date of receipt of the notification.

19.3                     Arbitration. If an agreement cannot be reached pursuant to Section 19.2 above, any dispute arising out of or in connection with the present Agreement, including without limitation, the validity, interpretation, compliance, implementation, termination or breach of this Agreement shall be submitted to arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) prevailing as at the date of the request for such arbitration.

19.4                     Arbitral tribunal. The arbitral tribunal shall consist of three (3) arbitrators, of whom one shall be nominated by claimant(s) and one shall be nominated by respondent(s). The third arbitrator acting as president of the arbitral tribunal shall be nominated jointly by the two party-appointed arbitrators within 15 (fifteen) days from the confirmation of the second arbitrator, failing which the ICC shall appoint the president of the arbitral tribunal pursuant to the ICC Rules.

19.5                     Language. The language of the arbitration shall be English. Any of the parties to the arbitration may submit evidence in any other language provided that it is accompanied by a translation into English.

19.6                     Jurisdiction. The decision of the arbitral tribunal shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction. Each party retains the right to seek judicial assistance notably (a) to compel arbitration; (b) to obtain interim measures of protection rights prior to instruction of pending arbitration and any such action shall not be construed as a waiver of the arbitration proceeding by the party; or (c) to enforce any decision of the arbitrators including the final award. If a party seeks judicial assistance, the Courts of São Paulo, Brazil, shall have jurisdiction.

19.7                    Consolidation of proceedings. Arbitration proceedings might be consolidated as agreed by the parties or determined by the ICC pursuant to the ICC Rules.

19.8                     Confidentiality of arbitration. The Parties and the intervening-consenting party expressly agree that the arbitration shall be kept strictly confidential, along with the information thereon (including without any limitations, the allegations made by the parties thereto, evidence, technical reports and any other statements given by third parties along with any documentation submitted or exchanged in the course of the arbitration proceedings), which shall only be revealed to the arbitral tribunal, the ICC, the parties, their attorneys, and any person essential to the development of the arbitration proceedings, except if such disclosure is required so as to satisfy obligations set out by law or by any competent authorities.

IN WITNESS WHEREOF, the Parties hereby execute this Agreement in five (5) counterparts of equal form and content together with two (2) witnesses.

22

São Paulo, [July 23], 2014.

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Name:	Name:
Title:	Title:

VIA VAREJO S.A.

Name:	Name:
Title:	Title:

[NOVA OPCO]

Name:	Name:
Title:	Title:

CNOVA N.V.

Name:	Name:
Title:	Title:

23

Intervening Parties

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

Name:	Name:
Title:	Title:

Witnesses:

1.	2.

Name:	Name:
Id. R.G. No.:	Id. R.G. No.:

24

SCHEDULE 4.5 (C)(II)

AGREED FORM OF TRADEMARK LICENSE AGREEMENT(S)

LETTER OF AUTHORIZATION OF DOMAIN NAME USE

This Letter of Authorization of Domain Name Use (“Letter of Authorization”) is issued pursuant to the Trademark License Agreement dated of [please include the date] (“Agreement”) entered into by and between COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, a corporation organized and existing under the laws of Brazil, enrolled with the CNPJ under number 47.508.411/0001-56 with its principal place of business at Avenida Brigadeiro Luis Antonio, 3142, São Paulo, Brazil (“CBD”) and VIA VAREJO S.A., a corporation organized and existing under the laws of Brazil, enrolled with the CNPJ under number 33.041.260/0652-90 with its principal place of business at Rua João Pessoa, 83 — Centro — São Caetano do Sul, Brazil (“Via Varejo”) as Licensors; and NOVA OPCO, a corporation organized and existing under the laws of Brazil, enrolled with the CNPJ under number                              with its principal place of business at                               , as Licensee.

By this Letter of Authorization, Licensors, as the owners of the Domain Names, authorize the use of the Domain Names by Licensee solely in connection with Licensee’s Operations in the Territory and according to the specifications below

The terms and conditions of the Agreement are hereby incorporated by reference into and made part of this Letter of Authorization. All defined terms within the Agreement shall have the same meaning when used in this Letter of Authorization. If any provisions of this Letter of Authorization are in direct conflict with the Agreement so that the provisions of both cannot be given effect, the terms of this Letter of Authorization shall govern the specific issue.

CARTA DE AUTORIZAÇÃO DE USO DE NOME DE DOMÍNIO

Esta Carta de Autorização de Uso de Nome de Domínio (“Carta de Autorização”) é fornecida em conformidade com o Contrato de Licença de Marca com data de [favor incluir a data] (“Contrato”) celebrado por e entre COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, uma sociedade constituída e com existência em conformidade com as leis do Brasil, inscrita no CNPJ sob o número 47.508.411/0001-56 com sede social na Avenida Brigadeiro Luis Antonio, 3142, São Paulo, Brasil (“CBD”) e VIA VAREJO S.A., uma sociedade constituída e com existência em conformidade com as leis do Brasil, inscrita no CNPJ sob o número 33.041.260/0652-90 com sede social em Rua João Pessoa, 83 — Centro — São Caetano do Sul, Brasil (“Via Varejo”) como Licenciantes; e NOVA OPCO, uma sociedade constituída e com existência em conformidade com as leis do Brasil, inscrita no CNPJ sob o número                              com sede comercial em                               , como Licenciada.

Por meio desta Carta de Autorização, as Licenciantes, na qualidade de titulares dos Nomes de Domínio, autorizam o uso de seus Nomes de Domínio pela Licenciada unicamente em conexão com as Operações da Licenciada no Território e de acordo com as especificações abaixo.

Os termos e condições do Contrato são pelo presente instrumento incorporados como referência a esta Carta de Autorização e fazem parte desta. Todos os termos definidos no Contrato terão o mesmo significado quando utilizados nesta Carta de Autorização. Caso alguma disposição desta Carta de Autorização esteja em conflito direto com o Contrato de tal modo que as disposições de ambos não possam tornar-se efetivas, os termos desta Carta de Autorização regerão tal questão específica.

Domain Names	As listed in Schedule A.

Effective Date	Same as the Agreement.

Term and termination	This Letter of Authorization shall remain effective for the same term as the Agreement and shall be automatically terminated upon the expiration or termination of the Agreement.

Specific terms & conditions

1.                   Notwithstanding the provisions of Clause 2.1 of the Agreement, Licensee may acquire and use domain names that represent common misspellings or alternate spellings of the Domain Names in order to redirect customers to one of the Domain Names. Upon the expiration or termination of the Agreement, such domain names shall be transferred to Licensors (as per Clause 9.4. of the Agreement).

2.                   Licensors may continue to use the Domain Name “extra.com.br” and any similar domain names for the sale of food and drink products, which are expressly excluded from the scope of the Agreement.

3.                   Licensee will have the ownership of all website content which are accessible via the licensed Domain Names and of all improvements thereof.

4.                   Each Licensor shall, at its own cost, take all steps required to maintain registrations for the Domain Names owned by such Licensor throughout the term of the Agreement. In the event a Licensor does not take any step required to maintain its Domain Name, Licensee shall have the right to take such step itself, at the Licensor’s cost.

5.                   No payments by Licensee will be due as per this Letter of Authorization. The only payments due by Licensee to Licensors are set forth in Article IV of the Agreement.

[Tradução coluna

Nomes de Domínio	Como listados no Anexo A.

Data Efetiva	Mesma do Contrato.

Prazo e rescisão	Esta Carta de Autorização permanecerá em vigor pelo mesmo prazo do Contrato e será automaticamente rescindida mediante término ou rescisão do Contrato.

Termos e condições específicos

1.                   Independentemente das disposições da Cláusula 2.1 do Contrato, a Licenciada pode adquirir e usar nomes de domínio que representem ortografias incorretas comuns ou ortografias alternativas dos Nomes de Domínio de modo a redirecionar os clientes a um dos Nomes de Domínio. Mediante término ou rescisão do Contrato, tais nomes de domínio serão transferidos às Licenciantes (conforme a Cláusula 9.4. do Contrato).

2.                   As Licenciantes podem continuar a usar o Nome de Domínio “extra.com.br” e quaisquer nomes de domínio similares para a venda de produtos alimentares e bebidas que estejam expressamente excluídos do âmbito do Contrato.

3.                   A Licenciada terá a titularidade de todo conteúdo de web site que seja acessível por meio dos Nomes de Domínio licenciados e de todas as melhorias destes.

4.                   Cada Licenciante tomará, às suas próprias expensas, todas as medidas necessárias para manter os registros dos Nomes de Domínio de titularidade de tal Licenciante ao longo da vigência do Contrato. No caso de uma Licenciante não tomar alguma medida necessária para manter seu Nome de Domínio, a Licenciada terá o direito de tomar ela mesma tal medida, às expensas da Licenciante.

5.                   Nenhum pagamento por parte da Licenciada será exigível em conformidade com esta Carta de Autorização. Os únicos pagamentos exigíveis da Licenciada às Licenciantes estão estipulados na

Cláusula IV do Contrato.

São Paulo,                       .

CBD

By/ Por:

Title/ Cargo:

VIA VAREJO S.A.

By/ Por:

Title/ Cargo:

[NOVA OPCO]

By/ Por:

Title/ Cargo:

Witness 1:

By/ Por:

Title/ Cargo:

Witness 2:

By/ Por:

Title/ Cargo:

SCHEDULE A

DOMAIN NAMES

CBD

1.              extra.com.br

Via Varejo

1.              casasbahia.com.br; and

2.              pontofrio.com.br

[Tradução]

ANEXO A

NOMES DE DOMÍNIO

CBD

2.              extra.com.br

Via Varejo

3.              casasbahia.com.br; e

4.              pontofrio.com.br

TRADEMARK LICENSE AGREEMENT

This Agreement is made by and between

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, a corporation organized and existing under the laws of Brazil, enrolled with the CNPJ under number 47.508.411/0001-56 with its principal place of business at Avenida Brigadeiro Luis Antônio, 3142, Zip Code 01402-000, São Paulo/SP (hereinafter referred as “CBD”), and

VIA VAREJO S.A., a corporation organized and existing under the laws of Brazil, enrolled with the CNPJ under number 33.041.260/0652-90 with its principal place of business at Rua João Pessoa, 83, São Caetano do Sul /SP (hereinafter referred as “Via Varejo”),

Separated referred as “Licensor” and together as “Licensors”, and

BRUXELAS EMPREENDIMENTOS E PARTICIPAÇÕES S/A, a corporation organized and existing under the laws of Brazil, enrolled with the CNPJ under number 07.170.938/0001-07 with its principal place of business at Avenida Brigadeiro Luis Antônio, 3172, 2nd floor, Zip Code 01402-000, São Paulo/SP (hereinafter referred as “Licensee”),

CBD, Via Varejo and Licensee are hereafter referred to, individually, as a “Party” and, collectively, as the “Parties”.

WITNESSETH:

WHEREAS, Licensors are the owners or have the right to license the use of certain Trademarks (as defined below);

WHEREAS, Licensee desires to use the Trademarks for distribution and/or sale of products in connection with e-Commerce (as defined below) and one particular Trademark in connection with Wholesale Activities (as defined below), as established in Section 2.2;

WHEREAS, pursuant to the BPTO’s (as defined below) rules the Trademarks are classified under International Class 35 which encompasses a number of different activities and the Parties intended that the Licensee has the exclusive right to use the Trademarks solely in connection with e-Commerce activities in the Territory (as defined below) and with Wholesale Activities as set out in Section 2.2;

WHEREAS, Licensors are willing and agree to grant a license to Licensee for the use of the Trademarks solely in connection with e-Commerce and with Wholesale Activities to the extent specifically established in Section 2.2;

WHEREAS, Licensors and Licensee entered into the Operational Agreement (as defined below) regulating, among others, certain issues relating to marketing, use of trademarks and synergies,

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

ARTICLE I. DEFINITIONS

1.1                               The following terms (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement shall have the following respective meanings (it being understood that the terms defined in this Agreement, whether in this Article I or otherwise, shall include in the singular number the plural, and in the plural number the singular):

(a)         “BPTO” shall mean the Brazilian Patent & Trademark Office.

(b)         “Business Partner” shall mean companies or an individual associated with one of the Parties by means of a contract which shall carry out actions within the scope of the Licensee’s Operations.

(c)          “Control” shall mean (i) the direct or indirect power to exercise, individually or collectivity, over fifty percent (50%) of the voting rights (or other ownership interest, if not a corporation), whether or not by virtue of an agreement with other Parties, of any entity and/or (ii) the direct or indirect power to appoint or dismiss, whether or not by virtue of an agreement with other Parties, individually or collectively, more than half of the directors of such entity, even if all Parties with voting rights cast their votes.

(d)         “Cnova” shall mean Cnova N.V.

(e)          “Confusingly Similar” shall mean anything that is likely to cause confusion to the relevant consuming public about the source of a sales service using the Trademarks or that, intentionally or unintentionally, conflicts with the outlined scope of this Agreement, which guarantees exclusivity to Licensee for the use of the Trademarks solely in connection with Licensee’s Operations.

(f)           “Corporate and Institutional Purposes” shall mean activities anywhere in the world related to the company’s internal audience (employees, etc.), for marketing purposes, for compliance with regulatory requirements (such as corporate and securities laws) and/or portfolio presentations to possible new or existing business partners and subcontractors.

(g)          “e-Commerce” shall mean sales of products and services by any electronic means such as websites, social network, mobile applications, telesales and all other existing and/or future electronic means and resources available, that can be accessed from anywhere.

(h)         “Effective Date” shall mean the date of signatures of this Agreement by the Parties.

(i)             “Licensee’s Operations” shall mean the e-Commerce activities carried out by Licensee for the sale of products in general, except from food and drink products related to Trademark Extra, which are expressly excluded from the scope of this Agreement, as well as the Wholesale Activities to the extent specifically established in Section 2.2.

(j)            “Operational Agreement” shall mean the Operational Agreement between CBD, Via Varejo, Licensee, Cnova and Nova Pontocom Comércio Eletrônico S.A, dated October 17, 2013, as amended on  [July [•], 2014].

(k)         “Physical Stores” shall mean physical commercial establishments, such as retail stores, by which sales are carried out within actual premises of a real estate property owned or leased by the relevant business, it being specified that e-Commerce-related sales should not be considered as Physical Stores solely by virtue of a physical pick-up or delivery involving a physical establishment.

(l)             “Subcontractors” shall mean an individual or company contracted to perform part or all of the obligations undertook by the Parties.

(m)     “Tax” shall mean any present or future tax, levy, impost, duty, charge or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement.

(n)         “Territory” shall mean the countries and regions listed in Schedule B, which Licensee has the right to use the Trademarks.

(o)         “Trademarks” shall mean the trademark applications and registrations listed in Schedule A attached hereto, and made a part hereof, and their derivations.

(p)         “Wholesale Activities” shall mean the operation conducted by Licensee that consists in volume sales to corporate entities and to small and medium retailers, performed through e-Commerce and/or telephone system, using the Trademark Ponto Frio.

ARTICLE II. GRANT OF LICENSE

2.1                               Subject to the terms and conditions contained herein, Licensors hereby grant Licensee, during the term of this Agreement, an exclusive and irrevocable license to use, reproduce and publicly display the Trademarks in any form, but solely in connection with Licensee’s Operations in the Territory and subject to Section 2.2 below.

2.1.1                                       Licensors shall retain the right to use, directly or indirectly, the Trademarks or any other trademarks other than in connection with the Licensee’s Operations.

In this respect, in addition to the exclusivity contained in Section 2.1, Licensors shall not use or license for use by any other person the Trademarks or any other trademark in the Territory in connection with activities that could be considered Confusingly Similar with Licensee’s Operations.

2.1.2                                       Licensors shall not be entitled to use, file and/or register at the BPTO new trademarks in the Territory to identify specifically (with the specification for) services of e-Commerce, nor use or licence such new trademarks in connection with activities that could be considered Confusingly Similar with Licensee’s Operations. The mere update of logos related to the Trademarks or any other trademarks owned by Licensors shall not be considered as a breach of the obligations established herein.

2.1.3                                       Without prejudice to the provisions herein, Licensee shall not be entitled to use other trademarks that could be Confusingly Similar to any of the Trademarks as used by Licensors in the Physical Stores.

2.1.4                                       Licensee is allowed to develop new trademarks for purposes of use in its e-Commerce activities which shall exclusively belong to Licensee. For sake of clarification, Licensee’s use of the Trademarks shall not be on an exclusive basis and as such Licensee shall have the right to use other trademarks, including third party trademarks, for purposes of conducting its e-Commerce activities and Wholesale Activities.

2.1.5                                       Licensee agrees that it shall at no time adopt, use, register, purchase or otherwise acquire, without Licensors’ prior written consent, any sign, trademark or commercial name which is identical or similar to the Trademarks as used by Licensors in the Physical Stores. Licensee further agrees that it will not, during the term of this Agreement or thereafter, challenge (i) Licensors exclusive property rights in the Trademarks, or (ii) the validity of the Trademarks and any registrations thereof;

2.1.6                                       Licensors shall not delegate, pledge, encumber or otherwise transfer the Trademarks to a third party without Licensee’s prior written consent.

2.1.7                                       Licensors shall grant to Licensee, for no consideration, a right of use of the domain names associated with the Trademarks in a separate letter, as described in Schedule C, under the same terms and conditions mutatis mutandis as this Agreement. Such letter shall be executed by the Parties upon signature of this Agreement

2.2                               Via Varejo also grants Licensee during the term of this Agreement an exclusive and irrevocable license to use, reproduce and publicly display the Trademark Ponto Frio, as described in the Schedule A, solely in connection with Wholesale Activities in the Territory.

2.3                               Licensee may not assign, delegate, encumber or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the respective Licensor, except in the event such transfer is made to:

2.3.1                                       companies directly or indirectly Controlled by Licensee;

2.3.2                                       Cnova or companies Controlled by or Controlling Cnova, for Corporate and Institutional Purposes; and

2.3.3                                       Subcontractors or Business Partners of Licensee or its subsidiaries to the extent such transfer is necessary for the activities carried out by such persons to the benefit of Licensee or its subsidiaries.

2.4                               Licensee shall not sublicense the Trademarks without prior and written consent of the respective Licensor, except in the event such sublicense is granted to:

2.4.1                                       companies directly or indirectly Controlled by Licensee;

2.4.2                                       Cnova or companies Controlled by or Controlling Cnova, for Corporate and Institutional Purposes; and

2.4.3                                       Subcontractors or Business Partners of Licensee or its subsidiaries to the extent such sublicense is necessary for the activities carried out by such persons to the benefit of the Licensee or its subsidiaries.

2.5                               Licensee shall have a right of first refusal in case any Licensor intends to transfer the ownership of or license any of the Trademarks under the conditions set out below.

2.5.1                                       Each Licensor shall inform Licensee upon a three (3) month prior notice of its intent to (i) transfer the Trademarks to any person or (ii) grant licenses on any of the Trademarks to third parties in relation to activities outside Licensee’s Operations. Such notice shall set out the identity of the proposed purchaser or licensee and a complete copy of the offer. After such notice, Licensee shall have thirty (30) days to notify Licensors of its intention to exercise the right to purchase or license, as the case may be, the relevant Trademarks on the same terms and conditions as those that have been agreed with the proposed transferee or licensee. If the consideration provided for in the offer is not in cash or reflects a broader transaction, the price shall be based on the value of the consideration as established in good faith by the Parties, provided that in case the Parties cannot reach a mutually agreeable consensus, they shall jointly appoint an independent expert with a mandate to determine the price in accordance with this Agreement pursuant to the applicable rules of valuation of the International Chamber of Commerce. The Licensor and the Licensee shall complete the transfer or licensing of the offered Trademarks at such time and place as shall be specified in the notice of the Licensee of its intention to exercise its right, but in any event no later than forty-five (45) business days following the giving of such notice. In the event that the transaction resulting from the Licensee’s exercise of its right of first refusal is not consummated within the aforementioned period through the fault of the Licensee, then the Licensor may proceed to consummate the transaction contemplated initially.

2.5.2                                       If Licensee does not exercise its right of first refusal, Licensor shall have a 60-day period from the expiry date of the above-mentioned 30-day period to complete the license or transfer with a third party under the same terms and conditions as those notified to Licensee. If the terms of the contemplated license or transfer are modified or if the contemplated license or transfer is not completed within such 60-day period, then Licensor shall again comply with the Licensee’s right of first refusal as set forth in Clause 2.5.1.

2.5.3                                       Notwithstanding any rights and remedies that Licensee may have under this Agreement, in case a Licensor grants licenses on the Trademarks in relation to activities outside Licensee’s Operations or transfers the ownership of any Trademark in violation of Licensee’s right of first refusal, the contract between Licensor and the third party shall contain provisions to the extent that the new Trademark owner or licensee will be required to maintain the Licensee’s rights set forth in this Agreement with all its existing terms and conditions.

2.5.4                                       To the extent Licensee does not exercise its right of refusal, Licensors may transfer the ownership of, or grant license over, the relevant Trademark(s) to third parties in accordance with the provisions of Section 2.5.2. In any event, the contract between Licensors and the third party shall contain provisions to the extent that the new Trademark owner or licensee will be required to maintain the Licensee’s rights set forth in this Agreement with all its then existing terms and conditions.

2.6                               Without prejudice to other rights or remedies that may be available in connection with a breach of Section 2.5, non-compliance with Section 2.5 above will subject the defaulting Party to the payment of a non-compensatory fine in the same amount provided in Section 9.3 below.

ARTICLE III. OWNERSHIP AND WARRANTIES

3.1                               Licensee acknowledges that all intellectual property rights regarding the Trademarks belong exclusively to, or are exclusively controlled by Licensors.

3.1.                            Licensee shall in no way represent that it has any ownership regarding the Trademarks and specifically acknowledges that any prior use of the Trademarks by Licensee has not created and will not hereafter create any right, title or interest thereof in favor of Licensee other than as provided for in this Agreement.

3.2                               Each Licensor shall, at its own cost, take all steps required to maintain registrations with the BPTO of the Trademarks owned by such Licensor throughout the term of this

Agreement. In the event a Licensor does not take any step required to maintain its Trademark, Licensee shall have the right to take such step itself, at the Licensor’s cost.

3.3                               Licensee shall, at its own cost, take all steps required for initiating the recordal process of the license granted to Licensee under Article II in the BPTO within ten (10) days of the Effective Date. If requested by Licensee, Licensors shall use its best efforts to assist and provide all reasonably required documents and information for such record.

3.4                               Each Party warrants that it has full authority, power and capacity to enter into and carry out its obligations under this Agreement.

3.5                               Each Licensor warrants to Licensee that:

3.5.1                                       it exclusively owns all of the rights and interests in, and has title to, the Trademarks, and is entitled to grant the rights granted to Licensee under this Agreement, and more specifically, under Article II;

3.5.2                                       each of the Trademarks is valid and subsisting;

3.5.3                                       it has not given a third party permission to use any of the Trademarks in the Territory for the performance of activities equivalent or Confusingly Similar to the Licensee’s Operations, nor is it under an obligation to do so;

3.5.4                                       all application, filing, registration, renewal and other fees in respect of registrations (or applications for registration) of the Trademarks have been paid; and

3.5.5                                       it has not acquiesced in the unauthorized use of the Trademarks, nor is any Party infringing, or likely to infringe, any of the Trademarks.

3.5.6                                       other than as has been disclosed by Licensors, no relevant claim has been made by a third party which disputes the right of Licensor to use or license any Trademark in respect of the Licensee’s Operations, nor is Licensor aware of any circumstances likely to give rise to a claim.

ARTICLE IV. PAYMENT

4.1                               In consideration for the rights granted herein, Licensee shall pay to CBD a total single amount of R$100,000.00 (one hundred thousand reais) and to Via Varejo a total single amount of R$100,000.00 (one hundred thousand reais), in each case on a one time basis.

4.1.1                                       No further payments by Licensee will be due during the term of this Agreement or upon its renewal.

4.2                               The payment shall be due as of the Effective Date, and shall be made within ten (10) days of the issuance of the Certificate of Recordation by the BPTO.

4.3                               All Taxes of any kind whatsoever in connection with the execution of this Agreement and payments made by Licensee and imposed on Licensors shall be borne by Licensee.

ARTICLE V. CONFIDENTIAL INFORMATION

5.1                               The Parties shall hold confidential and shall not directly or indirectly disclose, publish or use for the benefit of itself or any third party any confidential or proprietary information, as defined below as “Confidential Information”, which have been acquired as a result of this Agreement, without first having obtained the other Party prior written consent to such disclosure, publication or use.

5.2                               Definition: For the purposes of this Agreement, Confidential Information shall mean:

5.2.1                                       any information relating to this Agreement, the platform and the Licensee’s Operations, including, but not limited to, agreements of any kind, technical information, flows, organizational structures, procedures, expertise, know-how, as well as any other information disclosed by one Party (the “Disclosing Party”) and/or its respective representatives or advisors (“Representatives”) or any of its affiliates.

5.2.2                                       any non-public, confidential, proprietary or patentable information relating to the Disclosing Party, its affiliates, any shareholder, employee or customer of the Disclosing Party, that have been obtained by the other Party (the “Receiving Party”) or by its representatives, either in writing or verbally, through the Disclosing Party or as a result of contacts with the management or with its representatives or affiliates;

5.2.3                                       analysis, compilations, studies or other documents prepared by the Receiving Party or its representatives, which contain or otherwise reflect or are generated using such information; and

5.2.4                                       understandings, verbal or written agreements, amounts, negotiations, interested parties, procedures, economic and legal concepts and strategies discussed, evaluated, rejected or preferred by the interested parties relating to the purpose of this Agreement.

5.3                               Exception: Confidential Information shall not include any information which the Receiving Party can demonstrate that:

5.3.1                                       it is or becomes available to the public for reasons other than the disclosure by the Receiving Party or its representatives;

5.3.2                                       is already, at the time of disclosure, known by the Receiving Party and was not disclosed by the Disclosing Party, its representatives or affiliates or obtained by the Receiving Party as a result of this Agreement or by violation of any laws or obligations to which the Receiving Party is or may become subject; or

5.3.3                                       the disclosure is required by an arbitral or judicial order which has become final and non-appealable, to which the Disclosing Party is subject (and, in such event, only upon written notice with no later than two business days in advance).

5.4                               Use: The Receiving Party agrees to maintain in strict secrecy the Confidential Information, and shall not disclose it to third parties or use it other than for purposes of this Agreement.

5.4.1                                       The provisions above shall not prevent the Receiving Party from disclosing Confidential Information to (i) its representatives having a need to know the Confidential Information solely for the performance of this Agreement (ii) its affiliates.

5.4.2                                       The Receiving Party agrees to take all necessary measures to protect the Confidential Information when disclosing them to its representatives.

5.4.3                                       The Receiving Party shall be jointly and severally liable with its representatives and affiliates, without benefit of order, for all acts or omissions of their representatives or affiliates regarding the Confidential Information.

5.5                               If required by the Disclosing Party, the Receiving Party agrees to return or destroy, within five (5) business days from the termination of this Agreement, any and all material provided by the Disclosing Party or produced by the Receiving Party or any of its representatives or affiliates containing any kind of Confidential Information.

5.6                               Mandatory Disclosure: If a Receiving Party, or any of its representatives or affiliates is obliged by law, by regulation, applicable stock market rule, securities regulator or by request of any government authorities to disclose part or all of the Confidential Information, such Receiving Party or its representative or affiliate as the case may be shall be authorized to disclose said Confidential Information, provided that it promptly notifies the Disclosing Party, with enough time to allow the latter to perform any measures or appeals that may be appropriate. The Receiving Party or its representative or affiliate will reveal only such information as required, and shall exert every best effort to obtain confidential treatment for any Confidential Information that is so revealed.

5.7                               The obligations under this section shall remain valid for the term of this Agreement and for ten (10) years after the termination hereof for any cause.

ARTICLE VI. USE OF TRADEMARKS / QUALITY CONTROL

6.1                               Licensee shall use the Trademarks only as permitted pursuant to the terms of the present Agreement.

6.1.1                                       Licensee agrees that it will do nothing inconsistent with Licensors’ ownership of the Trademarks during the term of this Agreement.

6.1.2                                       Licensee shall use the Trademarks in such manner that they create a separate and distinct impression from any other trademark, trade name or service mark and maintain the good name and reputation of the Trademarks.

6.2                               Licensee recognizes and accepts that Licensors shall have the right to supervise the use of Trademarks for purposes of compliance with Section 6.1 of this Agreement.

6.3                               Licensors’ responsibility for the control of the quality shall be met, at the least, through a combination of the steps and circumstances enumerated below:

6.3.1                                       Licensors and Licensee, albeit operating at arm’s length in terms of this Agreement, have a mutual interest in the maintaining of the nature and quality of the Trademarks and have a relationship basis beyond this Agreement for effecting the observance of the quality standards.

6.3.2                                       Each Licensor, in light of its corporate relationship to Licensee, is generally aware of the current quality of the License’s Operations and the commitment of Licensee to continue to meet the quality standards expected within the corporate family over and beyond those required by governmental organizations.

6.3.3                                       Licensors shall have the right to periodically review the activities of Licensee, as set out in Section 6.3, provided that such right may not be exercised in a way that unduly or unreasonably interferes with Licensee’s regular activities;

6.3.4                                       Licensors shall have the right to visit Licensee’s facilities, upon reasonable prior notice to Licensee, to ensure that Licensee complies with the terms of this Agreement; and

6.3.5                                       In the event Licensors reasonably finds Licensee’s use of the Trademarks to be materially in violation of the terms of this Agreement, Licensee agrees, upon notification, to evaluate such findings and take reasonable steps to address them, provided that in case the Parties cannot reach a mutually agreeable consensus, Article XI will apply as Licensors shall only entitled to seek damages in accordance with the provisions of Article IX.

6.4                               Compliance with Law. Licensee shall comply with all applicable national, federal, state, provincial and local laws and regulations in connection with its use of the Trademarks under this Agreement.

6.4.1                                       Licensee further warrants that the products sold in the carrying out of Licensee’s Operations will be advertised, distributed and sold in accordance with all applicable national, federal, state, provincial and local laws and regulations.

6.4.2                                       Licensee agrees to give prompt notice to Licensors if, at any time, Licensee is advised by any governmental authority that the use of the Trademarks are not in accordance with all material applicable national, federal, state, provincial and local laws and regulations.

6.5          Licensee and Licensors undertake to comply with all relevant provisions of the first amendment to the Operational Agreement.

ARTICLE VII. OPERATIONAL AGREEMENT

7.1          Licensee and Licensors will be required to comply with all relevant provisions of the first amendment to the Operational Agreement regarding the Trademarks of each Licensor. The present Agreement is without prejudice to the Operational Agreement. In the event that any term of the present Agreement contradicts any term of the Operational Agreement, the term of the Operational Agreement shall prevail.

7.2          The strategy and positioning of the Trademarks shall be determined pursuant to the terms of the Operational Agreement.

ARTICLE VIII. DEFENSE OF TRADEMARKS, INDEMNITIES

8.1          The Parties shall observe and comply with all the requirements, procedures and directions agreed by them with respect to the use and safeguarding of the Trademarks. The Parties shall not, at any time, do or suffer to be done any act or thing that will in any way impair the rights of the other Party to the Trademarks.

8.2          Any of the Parties shall reasonably notify the other, in writing, of:

8.2.1                                       any infringement or potential infringement of any Trademarks; or

8.2.2                                       infringement of any trademark, trade name or service mark by any Trademark of which any of the Parties becomes aware of (collectively “Third Party Disputes”).

8.3          Licensee may bring any action or proceeding relating to Third Party Disputes, at Licensee’s expense, with Licensor’s previous written approval.

8.3.1                                       In case a Third Party Dispute relates to the Trademarks or Licensee’s Operations, in the absence of a response from Licensor’s in a reasonable time, Licensor authorizes the Licensee to take the actions required to protect the Trademark.

8.3.2                                       Each Licensor shall act in good faith in performing its obligation to support the Licensee in connection with any Third Party Disputes.

8.3.3                                       Each Licensor shall, in good faith, provide any assistance reasonably requested by Licensee in the conduct of Third Party Disputes, including, but not limited to situations in which any action or proceeding requires approval or participation from Licensor due to the reason of the trademark being registered with the BPTO, respectively, under the Licensor’s names.

8.4          Any award of costs or damages or other compensation payment arising from claims involving the matters listed in this Article VIII shall accrue to both Parties. The Parties will discuss in good faith the form and criteria pursuant to which such compensation will be determined. In any event such compensation will take into consideration, among others, the respective efforts from each Party that contributed to the success in the claim (such as legal costs borne by each Party) and the harm and losses suffered by each Party’s businesses in connection with the Third Party Dispute.

8.5          The Parties represent that they have not and will not breach or infringe any intellectual property rights of any third party in the use of the Trademarks.

8.6          Each Party (the “first party”) shall indemnify the other Party against losses, liabilities and costs (including reasonable legal expenses) which the other Party suffers or incurs as a result of or in connection with any claim against it which results from a proven infringement by the first party of the intellectual property rights of a third party or from a proven breach by the first party of its obligations under this Agreement.

ARTICLE IX. TERM AND TERMINATION

9.1          Term: Without regard to the term or the termination of the Operational Agreement, this Agreement will remain valid for an initial 20-year term, counted as of the Effective Date, and will be automatically renewed for an additional 10-year period. Any further renewals are subject to negotiation between the Parties.

9.2          Right to Terminate: Either Party may terminate this Agreement immediately upon written notice in the event that a court of competent jurisdiction rules that the other Party became insolvent or filed or had filed against it a petition in bankruptcy or judicial reorganization.

9.3          Except for termination of this Agreement pursuant to clause 9.2, in the event of termination by any of the Licensors, or Licensee, before the expiration date, without prejudice to specific performance and any additional damages, the Party that early terminates this Agreement will be subject to pay to the other Party (or, if the Licensee is the terminating Party, to the Licensors together) a non-compensatory fine of R$50,000,000.00 (fifty millions reais) per Trademark.

9.3.1                                       The foregoing shall not be construed as granting any right to terminate this Agreement prior to its expiration date to any of Licensors or Licensee other than as specifically set forth in Clause 9..2, the Parties intent being that an uncured breach of this Agreement be sanctioned by damages and injunctive relief only and each Party waives to the fullest extent possible under applicable laws any right to request the early termination of this Agreement.

9.3.2                                       The non-compensatory fine will be due only for the following Trademarks: “Extra”, “Ponto Frio” and “Casas Bahia”, as described in the Schedule A.

9.3.3                                       The payment of the non-compensatory fine shall be made within 30 (thirty) days from the termination of the relevant contractual relationship between the Parties.

9.4          Effects of Termination:

9.4.1                                       Expiration or early termination of this Agreement, for any reason, shall not release either Party from any obligation or liability which at said time the relevant Party has already incurred to the other Party(ies), nor affect in any way the survival of any rights, duties or obligations of either Party which are stated in this Agreement as continuing after the expiration or termination of this Agreement. Nothing in the immediately preceding sentence shall affect, be construed or operate as a waiver of the right of the Party aggrieved by any breach of this Agreement to be compensated for any injury or damage resulting therefrom which is incurred before or after such expiration or termination.

9.4.2                                       Immediately upon the expiration or termination of this Agreement for any cause whatsoever, all the rights granted to Licensee hereunder shall cease and automatically revert to Licensors, which shall be free to license others to use any or all of the rights granted herein effective on and after such date of expiration or termination.

9.4.3                                       In the event of any expiration or termination of this Agreement for any cause whatsoever, Licensee shall promptly return to Licensors all material and any other information relating to the Trademarks disclosed by Licensors to Licensee, as Licensors shall reasonably request. Upon expiration or termination of this Agreement, Licensee agrees to promptly cease any and all use, advertising or display of any Trademarks.

9.4.4                                       Notwithstanding the provisions of this Article, if on the effective date of termination of this Agreement Licensee is bound to its customers by agreements to sell products in connection with the use of the Trademarks, the duration of which extends beyond the effective date of termination of this

Agreement, Licensee may, provided it continues to meet all of its obligations under this Agreement, continue to perform such customer agreements until their normal date of expiration or until the effective date of their termination; thereupon, Licensee shall comply with its obligations set forth in this Clause 9.

9.4.5                                       In the event of termination of this Agreement for any reason, the Parties shall negotiate in good faith the transaction procedure with regards to the Licensee’s Operations and the Trademarks.

ARTICLE X. MISCELLANEOUS

10.1        Specific performance. The specific performance of any obligations contained herein may be required by the non-defaulting Party or the creditor, as applicable, of such obligation pursuant to the Brazilian Code of Civil Procedure.

10.2        Entire Agreement. Except as expressly provided for herein, this Agreement contains the entire agreement between the Licensors and the Licensee regarding the subject matter hereof and supersedes any understandings, commitments, negotiations, agreements, term sheets and/or contracts (executed or not) or representations, oral or written, prior to this document.

10.2.1                                The Licensors and the Licensee acknowledge that they are not executing this Agreement based on any warranty, representation, statement, agreement or commitment of any kind other than those expressly provided for herein. To the extent permitted by law, and except in cases of fraud, each Party agrees and acknowledges that their sole rights and remedies in respect of any representation, warranty or commitment made or given herein shall only apply in case of breach of the terms and conditions provided for herein, to the exclusion of all other rights and remedies.

10.3        Waiver and amendment. No waiver of any right to any of the Parties arising out of this Agreement shall be effective if it is not expressly written.

10.4        Failure of either Party to exercise any right it may have herein or in the applicable law or failure to apply any possible measure, penalty or sanction shall not operate as a waiver or novation, and shall not, therefore, be construed as a desistance of their application in case of recurrence. No waiver, termination or discharge of this Agreement or any of the terms or provisions hereof shall be binding on any of the Parties, unless confirmed in writing. No waiver by either Party of any term or provision hereof or any default hereunder shall affect the rights of said Party to enforce thereafter such term or provision or to exercise any legal right or remedy in the event of any other default, whether similar or not.

10.4.1                                This Agreement may not be changed or amended except in writing and executed by all Parties.

10.5        Notices. Any notice, request, instruction or other document to be given hereunder by a Party to the other Party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by overnight courier, by facsimile transmission, or by electronic mail, the receipt of which is confirmed by telephone and, pending the designation of another address, addressed as follows:

If to CBD:

Avenida Brigadeiro Luiz Antonio, 3142
01423-000, São Paulo – SP
Attn.: Chief Executive Officer
Fax: +55 11 3884-[•]

If to Via Varejo:

Rua João Pessoa, 83
09520-010, São Caetano do Sul – SP
Attn.: Chief Executive Officer
Fax: +55 11 4225-[•]

If to Licensee:

[•]
[•]
Attn.: [•]
Fax.: [•]

10.6        Further Assurance. Each of the Parties shall use its reasonable efforts to: (i) ensure that any third party performs such other acts and execute and deliver such other documents as required to comply with the provisions hereof; and (ii) ensure that the other Party may require from any third parties all such acts and measures as required to the compliance with this Agreement.

10.7                        Exclusion of invalid provisions. If any of the provisions of this Agreement, or any part thereof, is annulled, declared illegal or deemed invalid or unenforceable for any reason, the validity and enforceability of the remaining provisions shall not be affected or impaired in connection with any of the Parties. In case of any illegality, invalidity, ineffectiveness or change in the material economic substance of the underlying relationship as finally determined by a competent tribunal without possibility for further appeal (including that the material economic substance of the underlying relationship has changed), the Parties agree to discuss in good faith the relevant amendments hereto in order to reinstate this Agreement and preserve and give effect to the original intent of the Parties.

10.8        Irrevocability and irreversibility. This Agreement is irrevocably and irreversibly executed by the Parties, binding upon the Parties, their heirs and successors and permitted assigns in any way.

ARTICLE XI. APPLICABLE LAW AND ARBITRATION

11.1        Applicable law. This Agreement shall be governed and construed pursuant to the laws of the Federative Republic of Brazil.

11.2        Language of the Agreement. The Parties acknowledge that it is their express wish that this Agreement and all notices and other documents to be given or executed under the Agreement be in English and Portuguese. In the event of any differences between the Portuguese and English versions of this Agreement, the Portuguese version shall prevail.

11.3        Amicable settlement. Any dispute arising from or related to this Agreement shall be notified in writing by one Party to the other(s), and the Parties shall use their best efforts to settle the dispute on an amicable basis within thirty (30) days from the date of receipt of the notification.

11.4        Arbitration. If an agreement cannot be reached pursuant to Section 11.2 above, any dispute arising out of or in connection with the present Agreement, including without limitation, the validity, interpretation, compliance, implementation, termination or breach of this Agreement shall be submitted to arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) prevailing as at the date of the request for such arbitration. São Paulo, Brazil is the seat of the arbitration.

11.5        Arbitral tribunal. The arbitral tribunal shall consist of three (3) arbitrators, of whom one shall be nominated by claimant(s) and one shall be nominated by respondent(s). The third arbitrator acting as president of the arbitral tribunal shall be nominated jointly by the two party-appointed arbitrators within 15 (fifteen) days from the confirmation of the second arbitrator, failing which the ICC shall appoint the president of the arbitral tribunal pursuant to the ICC Rules.

11.6        Language of arbitration. The language of the arbitration shall be Portuguese. Any of the Parties to the arbitration may submit evidence in any other language provided that it is accompanied by a translation into Portuguese.

11.7        Jurisdiction. The decision of the arbitral tribunal shall be final and binding upon the Parties and may be enforced in any court of competent jurisdiction. Each Party retains the right to seek judicial assistance notably (a) to compel arbitration; (b) to obtain interim measures of protection rights prior to instruction of pending arbitration and any such action shall not be construed as a waiver of the arbitration proceeding by the Party; or (c) to enforce any decision of the arbitrators including the final award. If a Party seeks judicial assistance, the Courts of São Paulo, Brazil, shall have jurisdiction.

11.8        Consolidation of proceedings. Arbitration proceedings might be consolidated as agreed by the Parties or determined by the ICC pursuant to the ICC Rules.

11.9        Confidentiality of arbitration. The Parties expressly agree that the arbitration shall be kept strictly confidential, along with the information thereon (including without any limitations, the allegations made by the Parties thereto, evidence, technical reports and any other statements given by third parties along with any documentation submitted or exchanged in the course of the arbitration proceedings), which shall only be revealed to the arbitral tribunal, the ICC, the Parties, their attorneys, and any person essential to the development of the arbitration proceedings, except if such disclosure is required so as to satisfy obligations set out by law or by any competent authorities.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers.

São Paulo,                       .

CBD

By:
Title:

VIA VAREJO S.A.

By:
Title:

BRUXELAS EMPREENDIMENTOS E PARTICIPAÇÕES S/A

By:
Title:

Witness 1:

By:
Title:

Witness 2:

By:
Title:

SCHEDULE A

TRADEMARKS - Brazil

CBD

Official Number	Trademark	Image
814817882	EXTRA
828038384	EXTRA
828038600	EXTRA

Via Varejo

Official Number	Trademark	Image
828470731	CASAS BAHIA
821556975	CASAS BAHIA
821902440	PONTO FRIO
814077552	PONTO FRIO
007139896	PONTO FRIO
826210805	PONTO FRIO
826312942	PONTO FRIO.COM
905493133	PONTO FRIO
900348798	PONTOFRIO PONTOCOM
900348658	PONTOFRIO.COM

904621545	PONTOFRIO.COM

SCHEDULE B – TERRITORY

Brazil

SCHEDULE 4.5 (C)(III)

AGREED FORM OF NEW NOVA SHAREHOLDERS’ AGREEMENT

SHAREHOLDERS’ AGREEMENT

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

ECQD PARTICIPAÇÕES LTDA.

VIA VAREJO S.A.

GERMAN PASQUALE QUIROGA VILARDO

EDUARDO KHAIR CHALITA

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

AND

THE OTHER MINORITY SHAREHOLDERS OF NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

[•], 2014

SHAREHOLDERS’ AGREEMENT
NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

By this instrument,

(1)                             COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, a publicly held company enrolled with the National Corporate Taxpayers Register of the Ministry of Finance (“CNPJ/MF”) under No. 47.508.411/0001-56, with head offices in the city of São Paulo, state of São Paulo, at Avenida Brigadeiro Luiz Antônio, 3142, herein represented in accordance with its bylaws (“CBD”), and ECQD PARTICIPAÇÕES LTDA., a limited liability company, registered in the CNPJ/MF under No. 07.707.968/0001-00, with head offices in the city of São Paulo, state of São Paulo, at Avenida Brigadeiro Luiz Antônio, 3172, (“ECQD”), herein represented in accordance with its articles of association (both referred to jointly as “GPA”);

(2)                              VIA VAREJO S.A., a publicly held company enrolled with the CNPJ/MF under No. 33.041.260/0652-90, with head offices in the city of São Caetano do Sul, state of São Paulo, at Rua João Pessoa, 83, herein represented in accordance with its bylaws (“Via Varejo”);

(3)                              GERMAN QUIROGA PASQUALE VILARDO, Brazilian, separated, engineer, holder of Identity Card no. 7354705-1 issued by the IFP, enrolled with the Individual Taxpayers’ Registry of the Ministry of Finance (“CPF/MF”) under No. 009.943.227-71, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Gomes de Carvalho, 1609, 7th floor (“Quiroga”);

(4)                              EDUARDO KHAIR CHALITA, Brazilian, divorced, engineer, holder of Identity Card no. 04340487-0 issued by IFP/RJ, enrolled with the CPF/MF under No. 600.137.107-53, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Gomes de Carvalho, 1609, 7th floor (“Chalita”, and with Quiroga, collectively referred to as the “Executives”);

(5)                              DEMETRIUS FERREIRA DA SILVA, Brazilian, married, statistician, holder of Identity Card no. 112641410, issued by IFP/RJ, enrolled with the CPF/MF under No. 078.154.827-67, resident and domiciled in the city of Rio de Janeiro, state of Rio de Janeiro, at Rua João Pernambuco, 1, sobrado, Bangu (“Demetrius”);

(6)                              DENI YUKO HIGA, Brazilian, single, administrator, holder of Identity Card no. 251244209, issued by SSP/SP, inscrita no CPF/MF sob nº 258.873.498-75, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Rouxinol, 407, apt 101, Moema (“Deni”);

(7)                              HILDA LUZIA KOZLOWSKI, Brazilian, married, administrator, holder of Identity Card no. 65415100, issued by SSP/PR, enrolled with the CPF/MF under No. 972.394.539-87, resident and domiciled in the city of Rio de Janeiro, state of Rio de Janeiro, at Rua Cupertino Durão, 219, apt 1204B, Leblon (“Hilda”);

(8)                              LUCAS CORREIA DOS SANTOS, Brazilian, single, majored in Management of Computer Technology, holder of Identity Card no. 0122602725, issued by DIC/RJ, enrolled with the CPF/MF under No. 090.825.957-37, resident and domiciled in the city

2

of São Paulo, state of São Paulo, at Avenida Padre Antônio José dos Santos, 530, apt 131w, Brooklin (“Lucas”);

(9)                              MARCEL BALDI JACOB, Brazilian, divorced, administrator, holder of Identity Card no. 22419709-5, issued by SSP/SP, enrolled with the CPF/MF under No. 291.137.228-08, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Pedro de Toledo, 544, apt 412 (“Marcel”);

(10)                       MARCELO MACHADO ESTEVÃO, Brazilian, married, marketing manager, holder of Identity Card no. 50178343-X, issued by SSP/PA, enrolled with the CPF/MF under No. 022.004.837-16, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Vicente Pereira de Assunção, 55, apt 34, Bloco 2 (“Marcelo Estevão”);

(11)                       WERNER GERMANO DOPHEIDE, Brazilian, married, metallurgic engineer, holder of Identity Card no. 044971588-1, issued by IFP, enrolled with the CPF/MF under No. 018.459.487-18, resident and domiciled in the city of Rio de Janeiro, state of Rio de Janeiro, at Rua São Clemente, 398, apt 201, Botafogo (“Werner”);

(12)                       CINTIA MENDONÇA, Brazilian, divorced, majored in Social Communications, holder of Identity Card no. 218898514, issued by SSP/SP, enrolled with the CPF/MF under No. 272.300.258-69, resident and domiciled in the city of São Paulo, state of São Paulo, at Avenida Imperatriz Leopoldina, 1110, Bloco B, apt. 105/106, Centro (“Cintia”);

(13)                       JOSÉ RICARDO FICHER TANCREDI, Brazilian, single, E-commerce manager, holder of Identity Card no. 27.250.458-0, issued by SSP/SP, enrolled with the CPF/MF under No. 176.462.908-66, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Eugênio Bettarello, 55, apt 53D (“José”);

(14)                       JULIA BARRETO RUEFF, Brazilian, married, majored in Social Communications, holder of Identity Card no. 134176544, issued by DIC/RJ, enrolled with the CPF/MF under No. 095.041.317-86, resident and domiciled in the city of São Paulo, state of São Paulo, at Avenida Macuco, 518, apt 201, Moema (“Julia”);

(15)                       LILIAN TIEMI TAKADA, Brazilian, married, systems analist, holder of Identity Card no. 36.291.942-2, issued by SSP/SP, enrolled with the CPF/MF under No. 027.319.566-23, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Abilio Soares, 639, apt. 101B (“Lilian”);

(16)                       LUCIANO DE FREITAS MANOLIO, Brazilian, single, administrator, holder of Identity Card no. 219487935, issued by SSP/SP, enrolled with the CPF/MF under No. 267.890.028-20, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Clodomiro Amazona, 713, apt 31, Itaim Bibi (“Luciano”);

(17)                       MARCELO LUIZ PAGOTTO RECCO, Brazilian, married, administrator, holder of Identity Card no. 267298523, issued by SSP/SP, enrolled with the CPF/MF under No. 251.157.728-33, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Canário, nº 1.112, apto 61 (“Marcelo Luiz”);

(18)                       MARCIA TEIXEIRA, Brazilian, single, administrator, holder of Identity Card no. 103220091, issued by IFP/RJ, enrolled with the CPF/MF under No. 038.822.877-64, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Barão do Triunfo, 290, apt. 101, Brooklin Paulista (“Marcia”);

3

(19)                       MARCIO VIANNA DE MELO, Brazilian, married, majored in Computer Science, holder of Identity Card no. 103134466, issued by IFP, enrolled with the CPF/MF under No. 042.773.797-45, resident and domiciled in the city of São Paulo, state of São Paulo, at Alameda Jauaperi, 755, apt 22, Indianópolis (“Marcio”);

(20)                       REGIS BORGHI, Brazilian, married, systems analist, holder of Identity Card no. 12.692.249-4, enrolled with the CPF/MF under No. 087.310.608-38, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Canuma, 723, Jardim dos Estados (“Regis”);

(21)                       VALERIA DE ALMEIDA VALENTIM, Brazilian, single, civil engineer, holder of Identity Card no. 081267361, issued by IFP, enrolled with the CPF/MF under No. 001.165.107-57, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Gomes de Carvalho, 1.050, apt. 122, Vila Olímpia (“Valeria”);

(22)                       VICENTE RODRIGUES DE REZENDE FILHO, Brazilian, divorced, majored in Industrial Design, holder of Identity Card no. 343119444, issued by SSP/PA, enrolled with the CPF/MF under No. 024.105.497-48, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Padre João Manuel, 328, apt. 7B (“Vicente”, and with Demetrius, Deni, Hilda, Lucas, Marcel, Marcelo Estevão, Werner, Cintia, José, Julia, Lilian, Luciano, Marcelo Luiz, Marcia, Marcio, Regis, Valeria and Vicente, collectively referred to as the “Minority Shareholders”);

And as intervening-consenting party,

(23)                       NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A., a corporation enrolled with the CNPJ/MF under No. 09.358.108/0001-25, with head offices in the city of São Paulo, state of São Paulo, at Rua Gomes de Carvalho, 1609, 7th floor, herein represented in accordance with its bylaws (“Company”); and

all Parties (except the Company), collectively referred to as the “Shareholders” or, severally, as the “Shareholder”.

WHEREAS:

(A)                            The Shareholders are, on this date, the rightful owners of shares representing 100% of the share capital of the Company, with their respective share capital distributed as follows: GPA with an interest of 52.28%, Via Varejo with an interest of 43.90%, Quiroga with an interest of 1,79%, Chalita with an interest of 1,79% and Minority Shareholders jointly with an interest of 0,05%;

(B)                            On October 17, 2013, GPA, Via Varejo and the Executives entered into a shareholders’ agreement, establishing rules to regulate (a) the relationship of such shareholders among themselves and with third parties, (b) the participation of the Executives and third parties in the management of the Company, and (c) the operational aspects of the Company (the “Original Shareholders’ Agreement”);

(C)                            Under a project of reorganization of the e-commerce businesses of the Casino Group (“E-Commerce Restructuring”), on [•], 2014, the Company approved the contribution of its operating assets and liabilities into Bruxelas Empreendimentos e Participações S.A. (“Nova OpCo”), its wholly-owned subsidiary at the time;

4

(D)                            As a part of the E-Commerce Restructuring, Casino Guichard-Perrachon (“CGP”), the ultimate controlling shareholder of the Company, GPA and Via Varejo, established Cnova N.V. (“Cnova”) to concentrate under a single holding company the e-commerce businesses of (i) the Company, which conducts e-commerce business in Brazil, and (ii) CGP, consisting of Cdiscount S.A. and CDiscount International BV, each wholly-owned by Casino Entreprise S.A. and which conduct e-commerce business in France and abroad;

(E)                             On [•], 2014, with the completion of the E-Commerce Restructuring, Nova OpCo has become directly and wholly-owned by Cnova, therefore the Shareholders jointly have become indirect holders of 53,5% of the total capital of Cnova;

(F)                              In view of the E-Commerce Restructuring, GPA, Via Varejo and the Executives wish to terminate the Original Shareholders’ Agreement and the Shareholders agree to replace it by this Agreement, which will be fully valid, effective and binding as of the date hereof.

NOW THEREFORE, the Shareholders agreed to enter into this instrument, pursuant to Article 118 of Law No. 6,404 of December 15, 1976, as amended (the “Brazilian Corporations Law”), with the intervention of the Company, under the terms and conditions hereinafter set forth.

1                                      DEFINITIONS AND INTERPRETATION

1.1                            In addition to others defined in this Agreement, the following expressions shall have the following meanings assigned to them (when used in the singular or plural, regardless of gender):

“Affiliate” means any company that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with a Shareholder.

“Agreement” means this Shareholders’ Agreement of the Company.

“Board of Officers” means the members of the board of officers of the Company.

“Brazilian Corporations Law” means Law No. 6,404 of December 15, 1976, as amended.

“CBD” means Companhia Brasileira de Distribuição.

“CGP” means Casino Guichard-Perrachon.

“Chalita” means Eduardo Khair Chalita.

“Cnova” means Cnova N.V.

“Cnova Founding Shareholders” means, for the purposes of this Agreement, CGP, GPA, Via Varejo, and the Executives.

“Cnova IPO” means the initial public offering of shares issued by Cnova to be registered with the U.S. Securities and Exchange Commission and listed and admitted to trading on a U.S. stock exchange (either NYSE or NASDAQ).

5

“Cnova Shares” means the shares issued by Cnova beneficially owned indirectly by each Shareholder, proportionally to its respective interest in the Company, through the Company, Lux HoldCo and Dutch BV.

“Cnova Transfer Notice” has the meaning set forth in Section 5.5.

“Company” means Nova Pontocom Comércio Eletrônico S.A.

“Company’s Shares Transfer Notice” has the meaning set forth in Section 5.3.

“Competitor” means any Entity acting in businesses operated by the Company or any of its Subsidiaries or Affiliates.

“Dutch BV” means Jaïpur Financial Markets B.V.

“E-Commerce Restructuring” has the meaning set forth in Recitals (D).

“ECQD” means ECQD Participações Ltda.

“Entity” means any natural person or legal entity, firm, company, investment fund, private supplementary pension entity, consortium, joint venture, trust, co-ownership, universality of rights, or any other form of organization, with or without legal personality.

“Executives/Minority Shareholders Voting Agreement” means the agreement executed between the Executives and the Minority Shareholders, dated from [•], 2014.

“GPA” means, collectively, Companhia Brasileira de Distribuição and ECQD Participações Ltda.

“ICC Rules” has the meaning set forth in Section 11.3.

“ICC” means the International Chamber of Commerce.

“Lux HoldCo” means Jaïpur Financial Markets S.à.r.l.

“Nova OpCo” means Bruxelas Empreendimentos e Participações S.A.

“Operational Agreement” means the Operational Agreement among the Company, Via Varejo and CBD, dated October 17, 2013, as amended.

“Original Shareholders’ Agreement” has the meaning set forth in Preamble (B).

“Period for the Obligation to Indemnify” has the meaning set forth in Section 8.2.

“Permitted Transferee” means (i) the Cnova Founding Shareholder and its legal successors; and (ii) any Entity that is at least 90% controlled, directly or indirectly, by one or more Cnova Founding Shareholders, in the sense that at least 90% of the shares, units, memberships or participations, as well as the voting rights attached thereto, must be held, directly or indirectly, by one or more Cnova Founding Shareholders. For avoidance of doubts, it shall be considered as a Permitted Transferee a vehicle in which the Executives jointly hold interests representing 90%.

“Permitted Transfers” has the meaning set forth in Section 5.1.

“Quiroga” means German Quiroga Pasquale Vilardo.

“Representatives” means (i) the persons appointed directly or indirectly by the Shareholders to the Board of Directors of Company and/or Subsidiaries, or (ii) the

6

persons appointed directly or indirectly by the Company and/or Subsidiaries to the Board of Directors of Subsidiaries, or (iii) the persons appointed by the Shareholders, by the Company, or Subsidiaries to exercise the right to vote on corporate decisions on their behalf.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SELIC” means the financing rate in the interbank market for transactions of one day or overnight backed by federal government securities and carried out in the SELIC - Brazilian Special Clearance and Escrow System or any other rate that may replace it.

“Selling Shareholder” has the meaning set forth in Section 5.5.

“Shareholders” means, collectively, GPA, Via Varejo, the Executives and the Minority Shareholders.

“Shares of the Company” means all ordinary and preferred shares issued by the Company, which are at any time and in any way held by the Shareholders, which are bound by this Agreement and subject thereto, including:

(i)                      any shares of the Company arising from bonuses, stock split or reverse stock split that may be acquired in any way by the Shareholders;

(ii)                   any shares of the Company arising from the payment of stock dividends, payment in shares for redemption, repayment or repurchase or capital reduction, that may be acquired in any way by the Shareholders;

(iii)                any shares of the Company arising from the exercise of the right of first refusal or priority (the purchase and/or subscription) or the exercise of options to purchase shares granted to any Shareholders, as directors of the Company, and that may be acquired in any way by the Shareholders;

(iv)               any shares of Company arising from the conversion or exchange of any securities, including profit-sharing bonds, conversion of debentures and exercise of warrants, which may be acquired in any way, by the Shareholders;

(v)                  any shares in the Company, or the corporation resulting from the transaction, which may be acquired by the Shareholders as a result of merger, spin-off, incorporation or any other form of corporate restructuring involving the Company;

(vi)               the right of Shareholders to subscribe for or purchase securities or securities issued by the Company, or that allow the subscription or purchase of securities issued by the Company;

(vii)            any shares of the Company arising from capitalization of profits;

(viii)         any shares of the Company arising from provisional allocation of voting rights, by virtue of legal provisions or administrative or judicial decision, while such advantage may prevail, and

(ix)               any shares of the Company that may be acquired by the Shareholders in any way.

7

“Special Voting Agreement” means the agreement between the Voting Depository, Cnova and the Cnova Founding Shareholders, dated [•] 2014.

“Special Voting Depositary Receipts” means the receipts originally issued to Cnova Founding Shareholders pursuant to the Special Voting Agreement.

“Subsidiaries” has the meaning set forth in Section 2.2.

“Via Varejo Shareholders’ Agreement” means the Shareholders’ Agreement of Via Varejo S.A., as signed on  July 1st, 2010.

“Voting Depository” means the Stichting Cnova Special Voting Shares, a foundation to be incorporated under Dutch law, for the purposes of the Special Voting Agreement[•].

2                                      PURPOSE, COMMITMENT OF SHARES AND TERMINATION OF ORIGINAL SHAREHOLDERS’ AGREEMENT

2.1                            This Agreement has the purpose to establish, among other matters: (i) the composition of the management of the Company, and (ii) restrictions on the disposal of Shares of the Company and of Cnova shares.

2.2                            This Agreement binds the Shareholders and is applicable to the companies (or other forms of organization) in which the Company may have an interest, at any time, directly or indirectly (the “Subsidiaries”).

2.3                            This Agreement binds the Shares of the Company held by the Shareholders and by the Permitted Transferee that may adhere to this Agreement.

2.4                            The Shareholders establish, as a fundamental principle of this Agreement, that the interests of the Company, in accomplishing its social purposes, will always prevail over the private interests of the Shareholders.

2.5                            No Shareholder shall enter into any agreement relating to the Company, including shareholders and voting shareholders, among themselves and/or with any third party, except for the provisions of the Via Varejo Shareholders’ Agreement and of the Executives/Minority Shareholders Voting Agreement applicable to the Company and for the agreements entered into in connection with the E-Commerce Restructuring.

2.6                            GPA, Via Varejo and the Executives hereby agree that the Original Shareholders’ Agreement is terminated as of the date of the present Agreement.

3                                     SHARE CAPITAL

3.1                            Common shares. The share capital of the Company is currently composed exclusively of common shares, nominative and without par value. During the term of this Agreement, the Company shall not issue participation certificates and/or subscription warrants.

3.2                            Current structure. The share capital of the Company, fully subscribed and paid in, as of the date hereof is R$50,741,294.71, divided into 60,692,838 Shares, distributed among the Shareholders as follows:

(i)                 GPA holds 31,730,986 Shares of the Company, representing 52.28% of the share capital of the Company;

8

(ii)              Via Varejo holds 26,643,996 Shares of the Company, representing 43.90% of the share capital of the Company;

(iii)           Quiroga holds 1.087.431 Shares of the Company, representing 1,79% of the share capital of the Company;

(iv)          Chalita holds 1.087.430 Shares of the Company, representing 1,79% of the share capital of the Company; and

(v)             The Minority Shareholders hold 28.705(1) Shares of the Company, representing 0,05% of the share capital of the Company.

4                                      CORPORATE GOVERNANCE

4.1                            Management. The management of the Company shall be exercised by the Board of Directors and the Board of Officers, as provided for in its Bylaws and the applicable law.

4.1.1                   The Board of Officers of the Company shall be responsible for the management of the Company in the normal course of business.

4.2                            Board of Directors. The Board of Directors of the Company shall be composed of three (3) members, of which (i) GPA shall appoint two (2) members, one of whom will act as Chairman of the Board of Directors and (ii) Via Varejo shall appoint one (1) member, to be chosen by Via Varejo from among its own officers. Members of the Board of Directors shall have a unified term of office of two (2) years.

4.2.1                   In any event GPA shall appoint the majority of the members of the Board of Directors of the Company.

4.2.2                   GPA and Via Varejo may remove the members of the Board of Directors appointed by them and elect replacements at any time in their sole discretion.

4.2.3                   GPA and Via Varejo shall make their best efforts to appoint their Representatives on the Board of Directors that are trained professionals, having experience in business management, knowledge of the best practices in corporate governance, time available, strategic vision consistent with Company objectives and have no interests in Competitors of the Company.

4.3                            Board of Officers. The Board of Officers consists of two (2) members, all of which appointed by the Board of Directors.

4.4                            Corporate governance. The Company shall adopt the corporate governance rules of GPA in their business, especially regarding accounting, financial and tax practices.

5                                      SHARE TRANSFERS

5.1                            Permitted Transfers. Transfers of Company’s Shares by a Shareholder to a Permitted Transferee shall not be considered as a violation of this Agreement, and shall not give rise to any right or obligation that any of the Shareholders may have hereunder (“Permitted Transfers”).

(1)  Adapt the distribution of the share capital after the fiduciary assignment of shares.

9

5.1.1                   In the event of a Permitted Transfer, the respective Shareholder shall: (ii) cause the Permitted Transferee to adhere to this Agreement, and (iii) jointly liable, guarantee all obligations of such Permitted Transferee in relation to the provisions of this Agreement.

5.1.2                   GPA hereby undertakes not to transfer any shares if such transfer may cause the cancellation of the Special Voting Depositary Receipts held by Via Varejo under the terms of the Special Voting Agreement.

5.1.3                   Via Varejo hereby undertakes not to transfer any shares if such transfer may cause the cancellation of the Special Voting Depositary Receipts held by GPA under the terms of the Special Voting Agreement.

5.2                            Lock-up on the Shares of the Company. Subject to Section 5.1, each Shareholders hereby agrees that, without the prior written consent of the other Shareholders, during the period beginning on the date hereof and ending five (5) years after the pricing of Cnova IPO, not to (i) offer, sell, contract to sell, pledge, loan, grant any option to purchase, make any short sale or otherwise dispose of or grant any rights or file or cause to be filed a registration statement pursuant to the Securities Act or Brazilian laws, in all cases with respect to any Shares of the Company newly issued or held, directly or indirectly, by the Shareholders on the date hereof, or any options or warrants newly issued or held, directly or indirectly, by the Shareholders on the date hereof to purchase any shares issued by the Company, or any securities newly issued or held, directly or indirectly, by the Shareholders on the date hereof convertible into or exchangeable for, or that represent the right to receive, shares of the Company, issued or owned directly by the Shareholders or with respect to which the Shareholders has beneficial ownership under any applicable laws or regulations; (ii) enter into any swap or other arrangement that transfer to another, in whole or in part, any of the economic consequences of ownership of the Shares of the Company or any securities convertible into or exercisable or exchangeable for the Shares of the Company, or options or warrants or other rights to purchase shares issued by the Company, whether any such transaction is to be settled by delivery of the Shares of the Company or such other securities, in cash or otherwise; or (iii) publicly announce an intention to effect any transaction specified in items (i) or (ii) above.

5.3                            Transfer of the Shares of the Company

5.3.1                   Following the end of the lock-up period on the Shares of the Company provided in Section 5.2 above, any Shareholder willing to sell the Shares of the Company in a transaction that is not a Permitted Transfer shall comply with the provisions of Section 5.3.2 and manifest in writing its intention to the other Shareholders indicating (i) the number of Shares of the Company to be sold; (ii) the potential buyer, (iii) the target price; and (iv) the deadline to conclude such transfer (“Company’s Shares Transfer Notice”).

5.3.2                   Upon the receipt of the Company’s Shares Transfer Notice, any Shareholder shall have the right, within sixty (60) days following the receipt of such notice, (a) demand the implementation of the disproportional spin-off of the Company, in accordance with Article 229, Paragraph 5 of the Brazilian Corporations Law, and the spin-off of Lux HoldCo and Dutch BV, after which each of GPA, Via Varejo and the group composed of the Executives and the Minority Shareholders shall

10

become the sole shareholder of a Brazilian, a Luxembourgian and a Dutch company that holds its Cnova Shares, proportionally to the corresponding indirect shareholdings prior to the spin-off, being that, in this case, each Shareholder hereby undertakes to vote in favor of and take all necessary measures to implement the disproportional spin-off of the Company and the spin-off of Lux HoldCo and Dutch BV; or (b) in case any of the Executives or any of the Minority Shareholders is the selling shareholder, GPA and Via Varejo will have the right to proportionally acquire the offered shares in the same terms and conditions offered by the potential buyer. The transfer contemplated in the Company’s Shares Transfer Notice may only occur following either (i) the completion of the disproportional spin-off of the Company, Lux Holdco and Dutch BV or (ii) GPA and Via Varejo’s affirmative election not to exercise their preemption rights granted in Section 5.3.2 (b).

5.4                            Lock-up on Cnova Shares. Each Shareholder hereby agrees that, except if with the prior written consent of the other Shareholders, on the date hereof and ending 180 days after the pricing of Cnova IPO, not to (i) offer, sell, contract to sell, pledge, loan, grant any option to purchase, make any short sale or otherwise dispose of or grant any rights or file or cause to be filed a registration statement pursuant to the Securities Act, in all cases with respect to its Cnova Shares, newly issued or held, directly or indirectly, by the Shareholders, or any options or warrants newly issued or held, directly or indirectly, by the Shareholders to purchase any  Shares of Cnova, or any securities newly issued or held, directly or indirectly, by the Shareholders convertible into or exchangeable for, or that represent the right to receive, Shares of Cnova shares, issued or owned directly by the Shareholders or with respect to which the Shareholders has beneficial ownership under any applicable laws or regulations; (ii) enter into any swap or other arrangement that transfer to another, in whole or in part, any of the economic consequences of ownership of Cnova Shares or any securities convertible into or exercisable or exchangeable for Cnova Shares, or options or warrants or other rights to purchase Cnova Shares, whether any such transaction is to be settled by delivery of Cnova Shares or such other securities, in cash or otherwise; (iii) cause the Company or any other Entity to do any of the foregoing; or (iv) publicly announce an intention to effect any transaction specified in items (i) to (iii) above; provided that, the terms of this Section 5.4 shall be superseded in their entirety by the lock-up provisions set forth in the underwriting or similar agreement related to the Cnova IPO, provided that it shall not extend the lock up for a period longer than 180 days as of Cnova’s IPO pricing date.

5.5                            Transfer of Cnova Shares

5.5.1                   Following the end of the lock-up period on Cnova shares provided in Section 5.4 above, any Shareholder willing to cause the sale of its proportional indirect interest in Cnova Shares held by Dutch BV (“Selling Shareholder”) shall manifest in writing its intention to the other Shareholders indicating, by a notice submitted in a sealed envelope to the Chairman of the Board of Directors (i) the number of its Cnova Shares to be sold; (ii) the target price; and (iii) the deadline to conclude such transfer (“Cnova Transfer Notice”).

5.5.2                   Within three (3) days from the receipt of the Cnova Transfer Notice, the Chairman of the Board of Directors shall report to the other Shareholders the receipt of Cnova Transfer Notice and they shall in 10 days manifest in writing, by

11

notice submitted in a sealed envelope to the Chairman of the Board of Directors, their respective intentions to sell or not to cause the sale of its proportional indirect interest in Cnova Shares held by Dutch BV, in the same proportion and under the same conditions as the Selling Shareholder. After the simultaneous opening of all envelopes received by the 10-day term days abovementioned, in the event:

(i)                                  all Shareholders have manifested their intention to sell Cnova Shares in the same proportion, such sale shall be carried out by the Company within fifteen (15) days from the expiration of the 10-day term mentioned in Section 5.5.2. Following the sale of such Cnova Shares, the Company shall distribute the proceeds of the sale to the Shareholders pro rata to their direct equity interest in the Company;

(ii)                               one or more Shareholders (a) have manifested its intention not to sell Cnova Shares (or have manifested its intention to sell Cnova Shares but not in the same proportion as the Selling Shareholder), or (b) fail to manifest in writing its intentions to the other Shareholders, by notice submitted in a sealed envelope to the Chairman of the Board of Directors, in 10-day term mentioned in Section 5.5.2, then the Selling Shareholder shall have the right to demand the implementation of a disproportional spin-off of the Company, in accordance with Article 229, Paragraph 5 of the Brazilian Corporations Law, and the spin-off of Lux HoldCo and Dutch BV, after which each of GPA, Via Varejo and the group composed by the Executives and the Minority Shareholders shall become the sole shareholder of a Brazilian, a Luxembourgian and a Dutch company that holds its Cnova Shares proportionally to the corresponding indirect shareholdings prior to the spin-off, therefore enabling the Selling Shareholder to pursue the desired sale of its Cnova Shares. In this case, all Shareholders undertake to vote in favor of and take all necessary measures to implement the disproportional spin-off of the Company and the spin-off of Lux HoldCo and Dutch BV.

5.6                            Spin-off of the Company

5.6.1                   The disproportional spin-off of the Company provided for in Sections 5.3.2 and 5.5.2 shall be carried out in accordance with the Brazilian Corporations Law and applicable regulations.

5.6.2                   The general shareholders’ meeting of the Company called to deliberate on and approve the spin-off of the Company shall also deliberate on and approve the justification of the spin-off and appoint the experts that shall prepare the appraisal report of the net equity to be transferred to each spun-off company, which in any case shall be the equivalent to the proportional indirect shareholding of Cnova shares of each Shareholders’ spun-off company, in accordance with Sections 5.3.2 or 5.5.2(ii) above, as applicable.

5.6.3                   In case any Shareholder fails to comply without reason with the provisions set forth in 5.3.2 or 5.5.2(ii) above, as applicable, then any Shareholder shall have the right to vote with the Shares of the Company of the non-compliant Shareholder so as to approve the spin-off of the Company and related

12

documents with the required unanimous vote in the general shareholders’ meeting.

5.6.4                   The spin-off of the Company, Lux HoldCo and Dutch BV, in accordance with Section 5.3.2 or 5.5.2(ii) above, as applicable, shall occur pursuant to the applicable law, with such spin-offs to occur in an order if any that avoids the cancellation of the Special Voting Depositary Receipts.

5.6.5                   All costs and expenses resulting from the disproportional spin-off set forth in Sections 5.3.2, 5.5.2 (ii) and 5.6.4, including those necessary for obtaining the documents required for the implementation and formalization, except for any tax costs that may arise to each Shareholder, shall be supported in pro rata bases by GPA and Varejo which shall reimburse the group consisting of Minority Shareholders and Executives by the costs and expenses regarding the spin-off.

5.6.6                   GPA and Via Varejo shall use their best efforts to avoid that the implementation of the spin-off provided for in this Section impairs the tax treatment applicable to the Executives and the Minority Shareholders in the relevant jurisdictions. The Parties recognize that such best efforts undertaking by GPA and Via Varejo shall not constitute any obligation to indemnify the Executives or the Minority Shareholders or ensure them any additional right.

5.6.7                   The lock-up of the Shares of the Company set forth in Section 5.2 shall not prevent, under any circumstances, the implementation of the Company’s disproportional spin-off provided for in Section 5.5.2.

5.6.8                   In case the implementation of the disproportional spin-off of the Company or of the Lux HoldCo or Dutch BV, for any reason, does not correspond to the Shareholders’ best interest, the Shareholders undertake, on an irrevocable basis, to discuss, in good faith and using their best commercial efforts, other structure that makes the same desired result with such disproportionate divisions, and the costs shall be borne in accordance with Section 5.6.5 and with due regard to the provisions of Section 5.6.6.

5.7                            Payment in kind of the Company’s Shares

5.7.1                   CBD and the Executives shall execute an amendment to the Private Loan Agreement entered into on November 8, 2010 and amended on September 12, 2013, on October 4, 2013 and on October 17, 2013, and to the Share Swap Agreement entered into on November 8, 2010 and amended on September 12, 2013, on October 4, 2013 and on October 17, 2013 (“Debt Agreements”), in order to permit that, following to the implementation of the IPO of Cnova, including  during the lock-up period applicable to the Cnova Shares, the Executives have the right to give their respective Shares of the Company in payment for the debts contracted under the Debt Agreements (“Payment in Kind of the Company’s Shares”).

5.7.2                   For the purposes of determining the value of the Shares of the Company to be used in the Payment in Kind of the Company’s Shares, (i) the Company’s indirect interest in Cnova Shares shall be considered the only assets of the Company, and any liabilities and/or contingencies of the Company and of its Subsidiaries shall not be considered, and (ii) it shall be considered the average

13

trading price of the Shares of Cnova in the last thirty (30) trading sessions in the markets that such shall be listed, provided that, in the event that thirty (30) trading sessions have not yet occurred until the date of the Payment in Kind of the Company’s Shares, it shall be considered the average trading price of the Cnova Shares in all the trading sessions that have occurred until then, excluding, for this purpose, the first trading session in which the Cnova Shares will be negotiated.

5.7.3                   Further procedures  applicable to the Payment in Kind of the Company’s Shares, including rules intended to avoid any practice that may be considered as insider trading,  shall be established under the amendment to the Debt Agreements, which shall be executed within 30 (thirty) days from this date.

5.8                            Good Faith Accomodation

5.8.1                   If any Transfer of Company’s Shares or Cnova Shares by GPA or Via Varejo or any of its Permitted Intermediate Entities would cause or create a risk of the cancellation of the Special Voting Depositary Receipts beneficially owned (directly or indirectly) by GPA or Via Varejo, GPA and Via Varejo hereby agree to use reasonable commercial efforts to accommodate any transfer or other action in order to avoid the cancellation of the Special Voting Depositary Receipts beneficially owned (directly or indirectly) by the other.

6                                      OPERATING ASPECTS

The Shareholders and the Company shall observe and respect the parameters, principles and rules set forth in the Operational Agreement and its amendments, as applicable.

7                                      REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

7.1                            Each of the Shareholders, with exception for the Executives, with respect to subsections (ii) and (iv) below), as applicable, represents and warrants to the others that:

(i)                                   it is the lawful owner and holder of the Shares of the Company, which are and will be kept free and clear of any encumbrances, with exception for the Executives/Minority Shareholders Voting Agreement, and are duly registered in the books of the Company;

(ii)                                it is a Company properly organized and validly existing pursuant to the laws of the Federative Republic of Brazil, as well as holder of all licenses and authorizations required for its regular and proper operations, as well as performance of its corporate object;

(iii)                             it has total power and authority to execute this Agreement and to comply with the obligations set out hereunder;

(iv)                            the execution of this Agreement and the compliance with all obligations undertaken herein were authorized by all its corporate bodies as well as its respective shareholders and/or partners, and no other act is needed to be performed to authorize the execution and fulfillment of this Agreement;

14

(v)                               this Agreement, as from its execution, shall constitute a validly binding obligation, enforceable against them at any time pursuant to the terms hereof; and

(vi)                            it is not a party to or bound to any agreement, law, decree, regulation, court decision or any other document of any nature, in relation to which the execution of this Agreement or fulfillment of any of its terms may come to be a violation, anticipation of obligations, breach or result in the creation of an encumbrance on the Shares of the Company, with due regard to the existence of eventual call options resulting from the dully approved stock option plan over the Shares of the Company.

8                                      INDEMNIFICATION

8.1                            Obligation to indemnify the Shareholders. The Shareholders undertake to indemnify and hold the other Shareholders harmless as well as each of its managers, partners, whether direct or indirect, representatives, councilmembers, managers, employees, agents, affiliates and each one of their successors and assignees, as applicable, for any and all losses arising from or related (i) to inaccuracy, error, mistake, insufficiency, violation or falsity of any representation or warranty granted in this Agreement, and (ii) to noncompliance with any obligation or covenant set forth herein.

8.2                            Period for the Obligation to Indemnify. The obligation to indemnify under this Section 8 shall last until the lapse of the prescriptive period provided in the applicable law (the “Period for the Obligation to Indemnify”), being established that, in the event that any of the Shareholders is to receive, during the Period for the Obligation to Indemnify, a communication from the other Shareholders with information as to a loss, the obligation to indemnify set out in this Agreement shall remain both valid and effective in relation to said loss, until such it is definitively resolved, regardless of the lapse of the Period for the Obligation to Indemnify.

8.3                            Readjustment. All losses incurred shall be readjusted as from the date on which they are considered reimbursable until the date of the actual reimbursement in accordance with the variation set at the Brazilian Special Clearance and Escrow System - Sistema Especial de Liquidação e Custodia - SELIC, calculated pro rata temporis.

9                                      TERM

9.1                            This Agreement is effective as of the date hereof, and shall remain in full force and effect for a period of five (5) years or until the spin-off mentioned in Section 5.5.2(ii) above occurs, whichever occurs first.

9.1.1                   In the event the spin-off mentioned in Section 5.5.2(ii) does not occur until the 5-year term of the Agreement, then the provisions contained in Sections 1, 5.1, 5.3, 5.6, 5.7 and 8 to 12 shall survive the termination of the Agreement until the spin-off mentioned in Section 5.3.2 above occurs.

9.1.2                   In the event the Cnova IPO does not occur until December 31, 2014, the Shareholders shall renegotiate this Agreement in good faith so as to adapt the provisions regarding Cnova to a scenario in which Cnova remains a closely-held company, observing that the new version of this Agreement, as renegotiated,

15

shall not provide for any contractual lock-up of the Shares of the Company to the Executives, and shall guarantee usual property rights to the Executives, such as tag along right to the Executives and Minority Shareholders in the same proportion as GPA and/or Via Varejo and in the same conditions among the Shareholders, and preemptive rights for GPA and Via Varejo in case the Executives and Minority Shareholders sell their shares.

10                               FILING WITH THE COMPANY

10.1                     A copy of this Agreement has been filed on the date hereof at the Company’s head offices, for the intents and purposes referred to in article 118 of the Brazilian Corporations Law, as well as endorsed on the share certificates, if issued, and in the share registration book and the book of the depositary institution, as the case may be, where the following will be stated: “The shareholder holding these shares is a signatory party to the Shareholders’ Agreement entered into on [•], 2014 which is filed at the Company’s head offices, for all intents and purposes of article 118 of Law No. 6,404, of December 15, 1976, as amended.”

10.2                     The Company undertakes to promptly communicate to the Shareholders on any acts, facts and/or omissions that might entail a violation of this Agreement, as well as to adopt any measures that subsequent law might come to require as to its validity and effectiveness.

10.3                     For the purposes of specific performance as set out in article 118 the Brazilian Corporations Law, should the legal representatives of the Shareholders fail to vote pursuant to the terms set out in this Agreement, the Chairman and the Secretary of the general shareholders’ meeting will not compute such votes.

11                               GENERAL PROVISIONS

11.1                     Costs. With exception for costs and expenditures mentioned in Section 5.6.4, each of the Shareholders shall bear with its own fees, costs and expenditures of any nature (including without limitation any taxes that it has to pay and costs incurred for legal and financial consultants) with respect to the negotiation, preparation, execution and performance of this Agreement and of any other documents related to this Agreement, even should they be charged to the other party.

11.2                     Further information. The Shareholders agree to provide such information, documents or reports as needed and that might be required by the respective governmental authorities of any of the parties in relation to the obligations set out hereunder. Should the requirement made by the governmental authorities have a pre-established term for compliance therewith, the parties should provide such information, documents, or reports within a reasonable term that is acceptable so as to allow the other party to comply with said law or applicable regulation.

11.3                     Independence of the provisions. If any instrument, commitment, condition or provision of this Agreement is to be considered illegal, invalid or unenforceable, pursuant to any current or future law or for any other reason whatsoever, the remaining terms, commitments, conditions or provisions of this Agreement will remain in full force, and will not be affected by the illegal, invalid or unenforceable provision or by elimination thereof.

16

11.4                     Amendments. This Agreement may only be amended by means of a written instrument signed by all Shareholders as well as the intervening-consenting parties.

11.5                     Full agreement. This Agreement and its appendices supersede any and all previous discussions and covenants, whether verbal and/or written, between the Shareholders and the intervening-consenting parties.

11.6                     Waiver. Tolerance as to the noncompliance with any obligation shall not be construed as a waiver of the right to request compliance with said obligation, nor pardon, nor a modification in what was herein agreed. Furthermore, no waiver of any term or condition of this Agreement, on one or more occasions, will be deemed a waiver of the same term or condition of this Agreement or of any other term or condition on any future occasion.

11.7                     Irrevocability and irreversibility. This Agreement is entered into both irrevocably and irreversibly, binding the Shareholders and the intervening-consenting parties, their successors and permissible heirs in any way.

11.8                     Notices and notifications. Any and all notifications, requests, approvals and other communications between the parties of this Agreement shall be made in writing and considered to have been properly received when delivered by hand, by courier services or transmission of fax or e-mail, at the time of the respective receipt at the addresses or fax numbers listed below or at such other addresses or fax numbers as they may provide by notice as set out herein:

If to GPA:

Avenida Brigadeiro Luiz Antonio, 3142
01423-000, São Paulo – SP
Attn.: Chief Executive Officer
Fax: +55 11 3884-[•]

If to Via Varejo:

Rua João Pessoa, 83
09520-010, São Caetano do Sul – SP
Attn.: Chief Executive Officer
Fax: +55 11 4225-[•]

If to Quiroga:

Rua Gomes de Carvalho, 1609/1617, 7º andar
04547-000, São Paulo – SP
Attn.: Mr. German Pasquale Quiroga Vilardo
E-mail: quiroga@novaponto.com.br

If to Chalita:

Rua Gomes de Carvalho, 1609/1617, 7º andar
04547-000. São Paulo – SP
Attn.: Mr. Eduardo Khair Chalita
E-mail: chalitaeduardo@gmail.com

If to the Company:

17

Rua Gomes de Carvalho, 1609/1617, 7th floor
04547-000, São Paulo – SP
Attn.: Chief Executive Officer
Fax: +55 11 4949-[•]

If to the Minority Shareholders:

Rua Gomes de Carvalho, n° 1609/1617, 7º andar
04547-000, São Paulo – SP
Attn.: Mr. German Pasquale Quiroga Vilardo
E-mail: quiroga@novapontocom.com.br

11.8.1            Any notice required pursuant to the terms of this Agreement may be waived in writing by the Party entitled to receive such notice.

11.9                     Specific performance. The Shareholders and the intervening-consenting parties agree that any and all obligations hereunder may be subject to specific performance, pursuant to the Brazilian Corporations Law and the Brazilian Code of Civil Procedure.

11.10              Prevalence over the Bylaws. The provisions of this Agreement shall prevail over the Shareholders and the Company on any provisions set out in the bylaws of the Company that otherwise regulates an item dealt with hereto, and thus said item should be construed and complied with according to the rules set out in this Agreement. The Shareholders hereby undertake to amend the Bylaws whenever there is a dispute and to avoid any amendment that might cause conflict.

11.11              GPA, Via Varejo, Quiroga and Chalita appoint themselves as representatives for the purposes of §10 of article 118 of the Brazilian Corporations Law. The Minority Shareholders appoint Quiroga as their representative for the same purpose, as well as for receiving all the communications, notices and notifications related to this Agreement.

11.12              The Chairman of the General Meeting and the Chairman of the Board of Directors of the Company and/or of its Subsidiaries, shall comply with the terms of this Agreement, for all intents and purposes of article 118 of the Brazilian Corporations Law.

11.13              The Shareholders agree that any transfer of shares under this Agreement shall be implemented in full accordance with any applicable laws and regulations against insider trading.

12                               APPLICABLE LAW AND ARBITRATION

12.1                     Applicable law. This Agreement shall be governed and construed pursuant to the laws of the Federative Republic of Brazil.

12.2                    Amicable settlement. Any dispute arising from or related to this Agreement shall be notified in writing by one party to the other(s), and the parties shall use their best efforts to settle the dispute on an amicable basis within fifteen (15) days from the date of receipt of the latter notification.

12.3                     Arbitration. If an agreement cannot be reached pursuant to Section 12.2 above, any dispute arising out of or in connection with the present Agreement, including without limitation, the validity, interpretation, compliance, implementation, termination or breach

18

of this Agreement shall be submitted to arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) prevailing as at the date of the Request for Arbitration. The place of arbitration shall be the City of São Paulo, State of São Paulo, Brazil.

12.4                     Arbitral tribunal. The arbitral tribunal shall consist of three (3) arbitrators, of whom one shall be nominated by claimant(s) and one shall be nominated by respondent(s). The third arbitrator acting as president of the arbitral tribunal shall be nominated jointly by the two party-appointed arbitrators within fifteen  (15) days from the confirmation of the second arbitrator, failing which the ICC shall appoint the president of the arbitral tribunal pursuant to the ICC Rules.

12.5                     Language. The language of the arbitration shall be Portuguese. Any party may submit evidence in any other language provided that it is accompanied by a translation into Portuguese.

12.6                     Jurisdiction. The decision of the arbitral tribunal shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction. Each party retains the right to seek judicial assistance notably (a) to compel arbitration; (b) to obtain interim measures of protection rights prior to instruction of pending arbitration and any such action shall not be construed as a waiver of the arbitration proceeding by the party; or (c) to enforce any decision of the arbitrators including the final award. If a party seeks judicial assistance, the Courts of São Paulo, Brazil, shall have jurisdiction.

12.7                     Consolidation of proceedings Arbitration proceedings might be consolidated as agreed by the parties or determined by the ICC pursuant to the ICC Rules.

12.8                     Confidentiality of arbitration. The Shareholders and the intervening-consenting parties agree that the arbitration shall be kept strictly confidential, along with the information thereon (including without any limitations, the allegations made by the parties thereto, evidence, technical reports and any other statements given by third parties along with any documentation submitted or exchanged in the course of the arbitration proceedings), which shall only be revealed to the arbitral tribunal, the ICC, the parties, their attorneys, and any person essential to the development of the arbitration proceedings, except if such disclosure is required so as to satisfy obligations set out by law or by any competent authorities.

IN WITNESS WHEREOF the Shareholders sign this Agreement in [seven] ([7]) counterparts of identical tenor and format, to one sole effect, in the presence of the undersigned witnesses.

São Paulo, [•], 2014.

19

Shareholders:

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Name:	Name:
Title:	Title:

ECQD PARTICIPAÇÕES LTDA.

Name:	Name:
Title:	Title:

VIA VAREJO S.A.

Name:	Name:
Title:	Title:

20

GERMAN PASQUALE QUIROGA VILARDO

EDUARDO KHAIR CHALITA

DEMETRIUS FERREIRA DA SILVA

DENI YUKO HIGA

HILDA LUZIA KOZLOWSKI

LUCAS CORREIA DOS SANTOS

21

MARCEL BALDI JACOB

MARCELO MACHADO ESTEVÃO

WERNER GERMANO DOPHEIDE

CINTIA MENDONÇA

JOSE RICARDO FICHER TANCREDI

JULIA BARRETO RUEFF

22

LILIAN TIEMI TAKADA

LUCIANO DE FREITAS MANOLIO

MARCELO LUIZ PAGOTTO RECCO

MARCIA TEIXEIRA

MARCIO VIANNA DE MELO

REGIS BORGHI

23

VALERIA DE ALMEIDA VALENTIM

VICENTE RODRIGUES DE REZENDE FILHO

Intervening-consenting parties

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

Name:	Name:
Title:	Title:

Witnesses:

1.	2.
Name:	Name:
Id. R.G. No.:	Id. R.G. No.:

24

SCHEDULE 4.5 (C)(IV)

AGREED FORM OF MANAGEMENT UNDERTAKING AGREEMENT

MANAGEMENT UNDERTAKINGS AGREEMENT

GERMAN PASQUALE QUIROGA VILARDO

EDUARDO KHAIR CHALITA

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

BRUXELAS EMPREEENDIMENTOS E PARTICIPAÇÕES S.A.

CNOVA N.V.

[•], 2014

MANAGEMENT UNDERTAKINGS AGREEMENT

By this Management Undertakings Agreement dated as of [•], 2014 (“Agreement”), the parties:

(1)                              GERMAN QUIROGA PASQUALE VILARDO, Brazilian, separated, engineer, holder of Identity Card no. 7354705-1 issued by the IFP, enrolled with the Individual Taxpayers’ Registry of the Ministry of Finance (“CPF/MF”) under No. 009.943.227-71, resident and domiciled in the city of São Paulo, state of São Paulo, with office at Rua Gomes de Carvalho, 1609, 7th floor (“Quiroga”);

(2)                              EDUARDO KHAIR CHALITA, Brazilian, divorced, engineer, holder of Identity Card no. 04340487-0 issued by IFP/RJ, enrolled with the CPF/MF under No. 600.137.107-53, resident and domiciled in the city of São Paulo, state of São Paulo, with office at Rua Gomes de Carvalho, 1609, 7th floor (“Chalita” and, jointly with Quiroga, the “Executives” and each an “Executive”);

(3)                              NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A., a corporation incorporated under the laws of Brazil, enrolled with CNPJ/MF under No. 09.358.108/0001-25, with head offices in the city of São Paulo, state of São Paulo, at Rua Gomes de Carvalho, 1609/1617, 7th floor, herein represented pursuant to its bylaws (hereinafter referred to as “NPC”);

(4)                              BRUXELAS EMPREENDIMENTOS E PARTICIPAÇÕES S.A., a corporation incorporated under the laws of Brazil, enrolled with CNPJ/MF under No. 07.170.932/0001-07, with head offices in the city of São Paulo, state of São Paulo, at Avenida Brigadeiro Luiz Antonio No. 3172, 2th floor, herein represented pursuant to its bylaws (hereinafter referred to as “Nova OpCo”);

(5)                              CNOVA N.V., a company incorporated under the laws of the Netherlands, with head offices in Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven, Amsterdam herein represented pursuant to its articles of incorporation (hereinafter referred to as “Cnova”).

The Executives, NPC, Nova OpCo and Cnova are hereinafter jointly referred to as “Parties”, and each of them is individually and indistinctively referred to as “Party”.

WHEREAS:

(A)                            Under a project of reorganization of the e-commerce businesses of the Casino Group (“E-Commerce Restructuring”), on June 30, 2014, NPC approved the contribution of its operating assets and liabilities into Nova OpCo, its wholly-owned subsidiary at the time;

(B)                            On [•], CBD, Via Varejo, Quiroga, Chalita and other shareholders executed the new Shareholders’ Agreement of NPC, establishing rules to regulate (i) the composition of the management of NPC, and (ii) restrictions on the disposal of Shares (as defined in the Shareholders’ Agreement) and on the disposal of Cnova Shares (“Shareholders’ Agreement”);

2

(C)                            As part of the E-Commerce Restructuring, Casino Guichard-Perrachon (“CGP”), the ultimate controlling shareholder of NPC, CBD and Via Varejo, established Cnova to concentrate under a single holding company the e-commerce businesses of (i) NPC, which conducts e-commerce business in Brazil, and (ii) CGP, including CDiscount and CDiscount International BV, each wholly-owned by Casino Entreprise and which conduct e-commerce business in France and abroad;

(D)                            On July [•], 2014, with the completion of the E-Commerce Restructuring, Nova OpCo has become directly and wholly-owned by Cnova, therefore CBD, Via Varejo, Quiroga and Chalita jointly have become indirect holders of 53,5% of the total capital of Cnova;

NOW, THEREFORE, THE PARTIES AGREE to enter into this Agreement, which shall be governed by the following terms and conditions:

1                                      DEFINITIONS AND INTERPRETATION

1.1                            Definitions. The capitalized terms below, when used in this Agreement, as well as their plural or singular, male or female form, shall have the following meanings:

“Affiliate” means any company that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with a Party. It is further included in the concept of “Affiliate”, the officers, employees, consultants, agents or proxies of an Affiliate or Party, as the case may be.

“CBD” means Companhia Brasileira de Distribuição.

“CGP” means Casino Guichard-Perrachon.

“Chalita” means Eduardo Khair Chalita.

“Cnova” means Cnova N.V.

“Competitor” has the meaning set forth in Section Error! Reference source not found.(i).

“Confidential Information” has the meaning set forth in Section 5.1.1.

“Confidentiality Obligation” has the meaning set forth in Section 5.1.

“E-Commerce Restructuring” has the meaning set forth in Recital (A)

“E-Commerce” means the non-presential sales in any of its forms, including media such as internet websites, mobile applications, telesales, as operated by Nova OpCo.

“Executives” means, collectively, Quiroga and Chalita.

“Executives/Minority Shareholders’ Voting Agreement” means the Voting Agreement among Quiroga, Chalita and other minority shareholders of the Company dated [•].

“ICC Rules” has the meaning set forth in Section 11.3.

“ICC” means the International Chamber of Commerce.

3

“Nova OpCo” means Bruxelas Empreendimentos e Participações S.A..

“NPC” means Nova Pontocom Comércio Eletrônico S.A.

“Operational Agreement” means the Operational Agreement among the Company, Via Varejo and CBD dated October 17, 2013, as amended.

“Quiroga” means German Quiroga Pasquale Vilardo.

“Shareholders’ Agreement” means the definition set forth in Recital (A).

“Subsidiaries” means the companies (or other forms of organization) in which the Parties, jointly or individually, may have an interest, at any time, directly or indirectly.

“Via Varejo” means Via Varejo S.A.

“Willful Misconduct” means any intentional or wanton conscious act or omission as constitutes, in effect, a willful, intentional, conscious, reckless and utter disregard of any provision of this Agreement or of applicable law.

1.2                            Interpretation. In this Agreement, except to the extent that the context requires otherwise:

1.2.1                  Any reference to the sections and appendices shall be deemed a reference to sections of this Agreement;

1.2.2                  Headings used in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement;

1.2.3                  Reference to a “person” shall be deemed to include any natural person, corporation, company, consortium, joint venture, funds, governmental authority, or other incorporated or unincorporated entity or association, and unless the context otherwise requires, the singular shall be deemed to include the plural and vice versa;

1.2.4                  The words “include” and “including” are to be construed without limitation;

1.2.5                  A reference to a “day” means a calendar day according to the civil calendar; a reference to “a month” means any period of thirty (30) consecutive days; and a reference to “a year” means a calendar year according to the civil calendar.

2                                      PURPOSE OF THE AGREEMENT

This Agreement establishes the terms, conditions and additional obligations that must be observed by each Executive in being part of the management of NPC, Nova OpCo and/or Cnova and in becoming indirect shareholders of Cnova.

3                                      NON COMPETE

3.1                            Throughout the entire period in which they hold offices in the administration of NPC, Nova OpCo and/or Cnova or enjoy directly or indirectly (including through ownership of shares of NPC) beneficial ownership of shares issued by Cnova, and for a period of twelve (12) months as from the later of (i) the date which the Executive leaves or is dismissed from the management of NPC, Nova OpCo and/or Cnova, regardless of the reason or cause, or (ii) the date of the effective transfer of the direct or indirect beneficial

4

ownership of all shares issued by Cnova beneficially owned by the Executive, as applicable, each Executive shall not perform, whether directly or indirectly, including through its respective agents, relatives or companies directly or indirectly controlled by him or under common control, any of the following activities in Brazil and any other country where Cnova and its Subsidiaries have activities:

(i)                                   directly or indirectly, for remuneration or not: (a) compete with Nova OpCo and/or Cnova or any of their Affiliates and Subsidiaries or join any association with any competitor of NPC, Nova OpCo and/or Cnova or any of their Affiliates and Subsidiaries (“Competitor”); or (b) be an employee, officer, member or otherwise provide services to any Competitor; and/or

(ii)                                directly or indirectly participate, acquire equity interest or interest, or otherwise be linked, in any way, in any role (other than the consumer), to any Competitor who, directly or indirectly, exploits any part of the business operated by NPC, Nova OpCo and/or Cnova or any of their Affiliates and Subsidiaries.

4                                      NON SOLICIT

4.1                            Throughout the entire period in which they hold offices in the administration of NPC, Nova OpCo and/or Cnova or enjoy directly or indirectly (including through ownership of shares of NPC) beneficial ownership of shares issued by Cnova, and for a period of twelve (12) months as from the later of (i) the date which the Executive leaves or is dismissed from the management of NPC, Nova OpCo and/or Cnova, regardless of the reason or cause, or (ii) the date of the effective transfer of direct or indirect beneficial ownership of all shares issued by Cnova beneficially owned by the Executive, as applicable, each Executive shall not perform, whether directly or indirectly, including through its respective agents, relatives or companies directly or indirectly controlled by him or under common control, any of the following activities in Brazil and any other country where Cnova and its Subsidiaries have activities:

(i)                                   directly or indirectly, individually or on behalf of third parties for remuneration or not: (a) request, assist or induce any customer to (a.i) purchase or sell products or services to or from, or otherwise use the services of a Competitor, (a.ii) enter into any agreement or do business with any Competitor (a.iii) terminate or in any way impair their relationship with CBD, Via Varejo, NPC, Nova OpCo and/or Cnova or their respective Affiliates, except the acts related to its management in NPC, Nova OpCo and/or Cnova, (a.iv) not start a relationship with CBD, Via Varejo, NPC, Nova OpCo and/or Cnova or their respective Affiliates, (a.v) buy or sell products or to negotiate or in any way contract services from any Competitor, or (b) assist or help any other entity with the aim of approaching customers in relation to the previous cases; and/or

(ii)                                directly or indirectly, individually or on behalf of third parties for remuneration or not, (a) solicit, assist or induce any entity associated with CBD, Via Varejo, NPC, Nova OpCo and/or Cnova or their Affiliates to terminate their association with CBD, Via Varejo, NPC, Nova OpCo and/or Cnova or their Affiliates, as applicable, or (b) assist or help any other entity in hiring or identification for the purpose of recruitment and selection of any entity that is linked to CBD, Via Varejo, NPC, Nova OpCo and/or Cnova or their Affiliates; and/or

5

(iii)                             directly or indirectly participate, acquire equity interest or interest, or otherwise be linked, in any way, in any role (other than the consumer), to any Competitor who, directly or indirectly, exploits any part of the businesses operated by NPC, Nova OpCo and/or Cnova or any of its Affiliates and Subsidiaries.

5                                      CONFIDENTIALITY

5.1                            The Executives shall maintain in absolute confidentiality all information mentioned in this Agreement or in connection with the Shareholders’ Agreement and the Operational Agreement, as well as all Confidential Information (as defined below) throughout the entire period in which they hold offices in the administration of NPC, Nova OpCo and/or Cnova or enjoy beneficial ownership of shares issued by Cnova, and for a period of two (2) years as from the later of (i) the date which the Executive leaves or is dismissed from the management of NPC, regardless of reason or cause, Nova OpCo and/or Cnova or (ii) until the transfer of direct or indirect beneficial ownership of all shares issued by Cnova beneficially owned by the Executive, regardless of reason or cause (the “Confidentiality Obligation”).

5.1.1                   The Confidentiality Obligation applies to any and all information, documents, data, analysis, reports of a financial, commercial, accounting, technological, administrative and legal nature or of any other, furnished by any means whatsoever (physical or electronic), regardless its express confidentiality, issued by or related to NPC, Nova OpCo and/or Cnova, any of its subsidiaries or controlled companies or any of its shareholders. The Confidential Information further includes the comments made at debates and meetings, as well as balance sheets and trial balance sheets (except if the disclosure thereof is required pursuant to law or regulation), formulas, charts, plans, procedures, sketches, blueprints, photographs, drawings, specifications, client and supplier lists, proposals, prices or costs, marketing definitions and information, acquired or otherwise provided by NPC, Nova OpCo and/or Cnova, by any of its subsidiaries or controlled companies or by any of its shareholders or with its help thereof (the “Confidential Information”).

5.2                            Exception to the Concept of Confidential Information. Confidential Information does not include information that: (i) at the time of disclosure of such information, already is or becomes, provided that not by violation of the Confidentiality Obligation or of any other obligation regarding confidentiality, of the public domain, (ii) the party has received from third parties, provided that the latter do not violate any Confidentiality Obligation, (iii) may have to be disclosed as a result of the law, court and/or the competent authorities order, in a court or administrative proceeding, provided that such order has not been requested by the party that disclosed it, with due regard for the provisions set out below, or (iv) is disclosed within the normal course of business, including, but not limited to, institutional and/or advertising materials or disclosure of corporate acts, in compliance with applicable rules and legislation.

5.3                            Disclosure of Confidential Information. If an Executive is obliged by law, by regulation or by request of any government authorities to disclose part or all of the Confidential Information, such Executive shall be authorized to disclose said Confidential Information, provided that it promptly notifies NPC, Nova OpCo and Cnova, with enough time to allow them to perform any measures or appeals that may be appropriate. The

6

Executive will reveal only such information as legally required, and shall exert every best effort to obtain confidential treatment to any Confidential Information that is so revealed. Any notice or communication to the market regarding the execution of this Agreement and the activities of NPC, Nova OpCo and/or Cnova shall be jointly approved by the Executives and NPC, Nova OpCo and/or Cnova, as applicable.

6                                      TRAINING OF SUCCESSORS

Considering the wide experience of the Executives in business development relating to the corporate purpose of NPC and its Subsidiaries, they agree, during the term of office and as long as they are shareholders or managers of NPC, Nova OpCo or Cnova, as applicable, to mentor and train junior executives who have the conditions to succeed the Executives as officers of NPC, Nova OpCo, Cnova or any of its Affiliates and Subsidiaries.

7                                      RULES FOR BEHAVIOR STANDARDS

7.1                            The Executives shall exercise the duties inherent to the positions to which they were appointed or hired, as the case may be, with due regard for the attributes, responsibilities and limits set by the bylaws of NPC, Nova OpCo and/or Cnova, as applicable, as well as by the Operational Agreement, the Shareholders’ Agreement and applicable law.

7.1.1                  Without prejudice to the legal and statutory obligations and responsibilities, each Executive undertakes:

(i)                                To serve NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, and to exert their very best efforts in the performance of their duties, exclusively so as to promote the business and interests of NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, as applicable;

(ii)                             To exercise their attributions strictly pursuant to the law, always seeking to both preserve and improve the image and the good relations of NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries with its clients;

(iii)                          To maintain in the most complete confidentiality, all strategic and/or relevant information, business secrets, client lists, operating and business methods and such other information as is related to the activities performed by NPC, Nova OpCo, Cnova and/or any of its Subsidiaries;

(iv)                         To always act with the care and diligence that an active and upstanding individual would use in the management of his/her own business;

(v)                            To take all measures needed to ensure that the individuals providing services to NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, employees or not, will be qualified with regard to their education, training, and professional experience for the rendering of services designated to them;

7

(vi)                         To abstain from performing any action that, in a judgment rendered in good faith: (x) might reasonably be expected to violate or cause NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries to violate any law, rule, regulations, order, or decree of a governmental entity, court, or regulatory agency; or (y) might reasonably be expected to violate or cause NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries to violate in-house regulations regarding the management and governance of NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, as applicable, operating policies adopted from time to time by NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, as applicable, and communicated to all its officers, or contracts and agreements entered into by NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, as applicable, or by Via Varejo, when said documents apply to NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, as applicable, and its execution thereof is duly informed to the Executives;

(vii)                      To inform the board of directors of NPC, Nova OpCo and/or Cnova, as to any and all opportunities for business and projects that are pertinent to the activities of NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, as applicable, of which it is aware, as well as to take such measures as are needed for its implementation, if approved by the board of directors, depending on the event; and

(viii)                   To conduct all activities relating to or arising from any service rendered to NPC, Nova OpCo and/or Cnova in good faith and in compliance with its fiduciary duties, as well as to avoid any action that might be equivalent to an act of infringement, gross negligence, or Willful Misconduct.

8                                      RESTRICTION ON OTHER AGREEMENTS

The Executives shall not enter into any agreement relating to NPC, Nova OpCo and Cnova, including shareholders and voting shareholders, among themselves and/or with any third party, except for the provisions of the Shareholders’ Agreement, the Executives/Minority Shareholders’ Voting Agreement and the Operational Agreement and for the agreements entered into in connection with the E-Commerce Restructuring.

9                                      NOTICES

9.1                            Notices and invoices shall only be deemed as duly delivered or sent, if delivered in person, sent by registered mail or fax, to the addresses below:

If to the Quiroga:

Rua Gomes de Carvalho, 1609/1617, 7th floor
04547-000. São Paulo — SP
Attn.: Mr. German Pasquale Quiroga Vilardo
E-mail: quiroga@novapontocom.com.br

If to Chalita:

8

Rua Gomes de Carvalho, 1609/1617, 7th floor
04547-000. São Paulo — SP
Attn.: Mr. Eduardo Khair Chalita
E-mail: chalitaeduardo@gmail.com

If to NPC:

Rua Gomes de Carvalho, 1609/1617, 7th floor
04547-000. São Paulo — SP
Attn.: Chief Executive Officer
Fax.: +55 (11) 4949-[•]

If to Nova OpCo:

[•]
[•]
Attn.: [•]
Fax.: [•]

If to Cnova:

Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven
Amsterdam, Netherlands
Attn.: [•]
Fax.: +55 (11) 4949-[•]

9.2                            Such notices delivered in accordance with Section 9.1 and made by:

9.2.1                   Delivery in person shall be delivered during the normal business hours, on business days at the addressee’s head office, and shall be deemed to have been delivered at the time the notification is received;

9.2.2                   Correspondence with return receipt request shall be deemed to have been delivered on the date indicated in the return receipt request, and

9.2.3                   Any fax shall be transmitted during the normal business hours, on business days at the addressee’s head office, and shall be deemed to have been delivered at the time of written confirmation of complete and successful transmission of the fax.

10                               MISCELLANEOUS

10.1                     Specific performance. The specific performance of any obligations contained herein may be required by the non-defaulting party or the creditor, as applicable, of such obligation pursuant to the Brazilian Code of Civil Procedure.

10.2                     Entire Agreement. Except as expressly provided for herein, this Agreement contains the entire agreement between the Parties regarding the subject matter hereof and supersedes any understandings, commitments, negotiations, agreements, contracts (executed or not) or representations, oral or written, prior to this document.

10.3                     Exclusion of invalid Provisions. If any of the provisions of this Agreement, or any part thereof, is annulled, declared illegal or deemed invalid or unenforceable for any reason, the validity and enforceability of the remaining provisions shall not be affected or

9

impaired in connection with any of the Parties. In case of any illegality, invalidity or ineffectiveness, the Parties agree to discuss in good faith the relevant amendments hereto in order to reinstate this Agreement and preserve and give effect to the original intent of the parties.

10.4                     Waiver and amendment

10.4.1            No waiver of any right to any of the parties arising out of this Agreement shall be effective if it is not expressly written.

10.4.2            Failure of either Party to exercise any right it may have herein or in the applicable law or failure to apply any possible measure, penalty or sanction shall not operate as a waiver or novation, and shall not, therefore, be construed as a desistance of their application in case of recurrence. No waiver, termination or discharge of this Agreement or any of the terms or provisions hereof shall be binding on any of the Parties, unless confirmed in writing. No waiver by either Party of any term or provision hereof or any default hereunder shall affect the rights of said party to enforce thereafter such term or provision or to exercise any legal right or remedy in the event of any other default, whether similar or not.

10.4.3            This Agreement may not be changed or amended except in writing and executed by all Parties.

10.5                     Further assurances. Each of the Parties shall use its reasonable efforts to: (i) ensure that any third party performs such other acts and execute and deliver such other documents as required to comply with the provisions hereof; and (ii) ensure that the other Party may require from any third parties all such acts and measures as required to the compliance with this Agreement.

10.6                     Independent contractors. Nothing herein shall create or be construed as creating a partnership or an association of any kind or as an obligation to any Party of any duty, obligation or liability as to a partnership, joint venture, agency, fiduciary relationship, membership, or any other business entity recognized by law for any purpose. Rights, benefits, liabilities and obligations of the Parties hereunder shall be joint and not several.

10.7                     Assignment

10.7.1            Neither Party may assign this Agreement or the rights and obligations arising out of this Agreement, wholly or in part, without the express prior written consent of the other Party.

10.7.2            Notwithstanding the provisions of Section 10.7.1 above, the parties acknowledge and agree that in the event of any corporate reorganization involving any of the Parties, all surviving companies succeeding the applicable Party wholly or in part (regardless of new or existing ones) fully undertake and are subject to all rights and obligations of the applicable as provided for herein.

10.8                     Irrevocability and irreversibility. This Agreement is irrevocably and irreversibly executed by the Parties, binding upon the Parties, their heirs and successors and permitted assigns in any way.

10

10.9                     Anti-corruption legislation. The Parties mutually state that they have not performed any act or omission that could result in a breach of the obligations of Law No. 12,846 of August 1, 2013.

11                               APPLICABLE LAW AND ARBITRATION

11.1                     Applicable law. This Agreement shall be governed and construed pursuant to the laws of the Federative Republic of Brazil.

11.2                     Amicable settlement. Any dispute arising from or related to this Agreement shall be notified in writing by one party to the other(s), and the parties shall use their best efforts to settle the dispute on an amicable basis within  fifteen (15) days from the date of receipt of the latter notification.

11.3                     Arbitration. If an agreement cannot be reached pursuant to Section 11.2 above, any dispute arising out of or in connection with the present Agreement, including without limitation, the validity, interpretation, compliance, implementation, termination or breach of this Agreement shall be submitted to arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) prevailing as at the date of the request for such arbitration. The place of arbitration shall be the City of São Paulo, State of São Paulo, Brazil.

11.4                     Arbitral tribunal. The arbitral tribunal shall consist of three (3) arbitrators, of whom one shall be nominated by claimant(s) and one shall be nominated by respondent(s). The third arbitrator acting as president of the arbitral tribunal shall be nominated jointly by the two party-appointed arbitrators within 15 (fifteen) days from the confirmation of the second arbitrator, failing which the ICC shall appoint the president of the arbitral tribunal pursuant to the ICC Rules.

11.5                     Language. The language of the arbitration shall be Portuguese. Any party may submit evidence in any other language provided that it is accompanied by a translation into  Portuguese.

11.6                     Jurisdiction. The decision of the arbitral tribunal shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction. Each party retains the right to seek judicial assistance notably (a) to compel arbitration; (b) to obtain interim measures of protection rights prior to instruction of pending arbitration and any such action shall not be construed as a waiver of the arbitration proceeding by the party; or (c) to enforce any decision of the arbitrators including the final award. If a party seeks judicial assistance, the Courts of São Paulo, Brazil, shall have jurisdiction.

11.7                     Consolidation of proceedings. Arbitration proceedings might be consolidated as agreed by the parties or determined by the ICC pursuant to the ICC Rules.

11.8                     Confidentiality of arbitration. The Parties agree that the arbitration shall be kept strictly confidential, along with the information thereon (including without any limitations, the allegations made by the parties thereto, evidence, technical reports and any other statements given by third parties along with any documentation submitted or exchanged in the course of the arbitration proceedings), which shall only be revealed to the arbitral tribunal, the ICC, the parties, their attorneys, and any person essential to the development of the arbitration proceedings, except if such disclosure is required so as to satisfy obligations set out by law or by any competent authorities.

11

IN WITNESS WHEREOF, the Parties hereby execute this Agreement in five (5) counterparts of equal form and content together with two (2) witnesses.

São Paulo, [•], 2014.

GERMAN PASQUALE QUIROGA VILARDO

EDUARDO KHAIR CHALITA

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

Name:	Name:
Title:	Title:

BRUXELAS EMPREENDIMENTOS E PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

12

CNOVA N.V.

Name:	Name:
Title:	Title:

Witnesses:

1.	2.

Name:	Name:
Id. R.G. No.:	Id. R.G. No.:

13

SCHEDULE 4.7 (A)(I)

AGREED FORM OF THE ARTICLES OF ASSOCIATION OF THE VOTING DEPOSITORY

This is a translation into English of the official Dutch version of the articles of association of a foundation under Dutch law. In the event of a conflict between the English and Dutch texts, the Dutch text shall prevail.

ARTICLES OF ASSOCIATION

DEFINITIONS AND INTERPRETATION

Article 1

1.1                              In these articles of association the following definitions shall apply:

90% Controlled	With respect to an entity:

a.                                      the direct or indirect (whether or not through one or more Permitted Intermediate Holding Companies) ownership by a Founding Shareholder, individually or jointly with one or more other Founding Shareholders, of at least ninety percent (90%) of the shares, memberships, units or participations issued by that entity; and

b.                                      the right of that/those Founding Shareholder(s) to exercise, individually or jointly, directly or indirectly (whether or not through one or more Permitted Intermediate Holding Companies), at least ninety percent (90%) of the voting rights in the general meeting of that entity.

Article	An article of these articles of association.

Board of Directors	The Voting Depository’s board of directors.

Brazilian Managers	a. Germán Pasquale Quiroga Vilardo, a Brazilian national, born in [place] on [date]; and

b. Eduardo Khair Chalita, a Brazilian national, born in [place] on [date].

Company

Cnova N.V., a public company with limited liability under Dutch law, having its corporate seat in Amsterdam (address: Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven (the Netherlands), trade register number: 60776676).

DCC	The Dutch Civil Code.

Director	A member of the Board of Directors.

1

DR	A depository receipt issued by the Voting Depository for a Special Voting Share held by the Voting Depository.

DR Holder	The holder of one or more DRs.

Founders Share Register	The part of the Company’s shareholders register in which the Company registers the relevant particulars of Qualifying Shareholders.

Founding Shareholder

a.                                      Casino, Guichard-Perrachon S.A., a company under French law, having its seat at 1 Esplanade de France, 42000 Saint-Etienne (France), registered in the Registry of Commerce and Companies under 554 501 171 R.C.S. Saint-Etienne;

b.                                      Companhia Brasileira de Distribuição S.A., a company under the laws of Brazil, having its headquarters at Avenida Brigadeiro Luiz Antonio, 3142, in the City and State of São Paulo (Brazil), registered with the CNPJ/MF under number 47.508.411/0001-56;

c.                                       Via Varejo S.A., a company under the laws of Brazil, having its headquarters at Rua João Pessoa, 83, in the City of São Caetano do Sul, State of São Paulo (Brazil), registered with the CNPJ/MF under number 33.041.260/0652-90;

d. Almacenes Éxito S.A., a company under the laws of Colombia, having its headquarters at Envigado, Department of Antioquia (Colombia), registered with the companies registry under number 1998951;

e. either of the Brazilian Managers; or

f.                                        either of the Other Brazilian Managers, but only if and for as long as such Other Brazilian Manager indirectly holds his Ordinary Shares through the same Permitted Intermediate Holding Companies through which the Brazilian Managers indirectly hold their respective Ordinary Shares, or any of the legal successors of the entities listed above under a. through e. acquiring their respective Qualifying Shares and the DRs stapled thereto (or, as the case may be, their respective shares, memberships, units or participations in the relevant Permitted Intermediate Holding Company)

2

under universal title of succession pursuant to a legal merger, demerger or equivalent act in accordance with applicable law.

General Meeting	The Company’s general meeting of shareholders.

Group Company	An entity or company which is organisationally connected with another entity or company in an economic unit within the meaning of Section 2:24b DCC.

Initial Permitted	a. Nova; .
Intermediate Holding
Company

b.                                      [Jaïpur Financial Markets] S.à r.l., a company under the laws of Luxembourg, having its registered office at 15 rue Edward Steichen, L-2540 Luxembourg (Luxembourg), registered with the trade register under the number B 186082; or

c.                                       [Jaïpur Financial Markets] B.V., a private company with limited liability under Dutch law, having its corporate seat in Amsterdam (address: Schiphol Boulevard 231, 1118 BH Schiphol (the Netherlands), trade register number: 60838892)

Nova

Nova Pontocom Comércio Eletrônico S.A., a company under the laws of Brazil, having its headquarters in the City and State of São Paulo, at Rua Gomes de Carvalho, 1609/1617 (3(o) - 7(o) andares), registered with the CNPJ/MF under number 09.358.108/0001-25.

Ordinary Share	An ordinary share in the Company’s capital.

Other Brazilian Managers	Any shareholder of Nova on the date of first execution of the Special Voting Agreement, other than a Founding Shareholder as referred to under a. through e. of the definition of Founding Shareholder.

Permitted Intermediate Holding Company

Any Initial Permitted Intermediate Holding Company or any of their respective legal successors acquiring their respective Qualifying Shares and the DRs stapled thereto (or, as the case may be, their respective shares, memberships, units or participations in another Permitted Intermediate Holding Company) under universal title of succession pursuant to a legal merger, demerger or equivalent act in accordance with applicable law, and provided that such Initial Permitted Intermediate Holding Companies or, as the case may be, legal successors are, and only for as long

3

as they continue to be, at least 90% Controlled.

Permitted Transferee	A Founding Shareholder, a Permitted Intermediate Holding Company or, in respect of a Founding Shareholder, an entity which is, and only for as long as it continues to be, at least 90% Controlled.

Qualifying Share

An Ordinary Share that is held, and only for as long as it continues to be held, by a Founding Shareholder or other Permitted Transferee and is (and continues to be) registered in the Founders Share Register, and furthermore provided that a Founding Shareholder or another Permitted Transferee is (and continues to be) exclusively entitled to exercise the voting rights attached to such Ordinary Share.

Qualifying Shareholder	The holder of one or more Qualifying Shares.

Simple Majority	More than half of the votes cast.

Special Voting Agreement

The agreement entered into on or about the date of incorporation of the Voting Depository between the Company, the Voting Depository, the Founding Shareholders as referred to under a. through e. of the definition of Founding Shareholder and the Initial Permitted Intermediary Holding Companies, setting out certain contractual arrangements concerning the Special Voting Shares, as amended from time to time.

Special Voting Share	A special voting share in the Company’s capital.

Supermajority	More than sixty-six and two-thirds of a percent (66 2/3%) of the votes cast.

Terms	The Voting Depository’s terms and conditions established by the Board of Directors, as amended from time to time.

Voting Depository	The foundation to which these articles of association pertain.

Voting Instruction

An instruction to the Voting Depository by a DR Holder on how the Voting Depository should exercise (or refrain from exercising) the Voting Rights attached to the Special Voting Share(s) to which the DR(s) of such DR Holder is/are stapled.

Voting Proxy	An ad hoc written power of attorney granted by the Voting Depository, with the right of substitution, to a DR Holder, pursuant to which that DR Holder (or his proxy) can exercise

4

at a particular General Meeting, on the Voting Depository’s behalf, the Voting Rights attached to the Special Voting Share(s) to which the DR(s) of such DR Holder is/are stapled.

Voting Rights	The voting rights attached to Special Voting Shares held by the Voting Depository.

Unused Voting Rights

For an individual resolution to be passed at a General Meeting, the Voting Rights attached to Special Voting Shares for which, for whatever reason, no DRs have been issued, as well as the Voting Rights:

a. in respect of which the Voting Depository did not receive (or received but did not accept or disregarded pursuant to Article 6.6 paragraph b.) a Voting Instruction from the relevant DR Holder; and

b.                                      in respect of which the Voting Depository did not grant (or granted but subsequently revoked pursuant to Article 6.6 paragraph a.) a Voting Proxy, irrespective of whether any Voting Rights are exercised pursuant to that Voting Proxy.

1.2                              The concept of a DR being “stapled” to a Special Voting Share should be interpreted as that DR having been issued by the Voting Depository for that Special Voting Share.

1.3                              The concept of a Special Voting Share being “stapled” to a Qualifying Share should be interpreted as such Special Voting Share being held by the Voting Depository in order to be able to issue the DR stapled thereto to the holder of such Qualifying Share.

1.4                              References to a DR being “stapled” to a Qualifying Share are to the DR stapled to the Special Voting Share that, in turn, is stapled to such Qualifying Share.

1.5                              References to statutory provisions are to those provisions as they are in force from time to time.

1.6                              Terms that are defined in the singular have a corresponding meaning in the plural.

1.7                              Words denoting a gender include each other gender.

1.8                              The terms “written” and “in writing” include the use of electronic means of communication.

NAME AND SEAT

Article 2

2.1                              The Voting Depository’s name is Stichting Cnova Special Voting Shares

5

2.2                              The Voting Depository has its corporate seat in Amsterdam.

OBJECTS

Article 3

3.1                              The Voting Depository’s objects are:

a.                                      to acquire Special Voting Shares and to hold and dispose of such Special Voting Shares;

b.                                      to issue DRs for the Special Voting Shares held by the Voting Depository;

c.                                       to exercise the rights, including the Voting Rights, which are attached to the Special Voting Shares held by the Voting Depository, other than the Unused Voting Rights; and

d.                                      to do anything which, in the widest sense, is connected with or may be conducive to the matters described above in this Article 3.1,

all with due observance of and in accordance with these articles of association, the Terms and the Special Voting Agreement.

3.2                              The Voting Depository does not intend to make profits.

DRS - REGISTER

Article 4

4.1                              A DR shall have the same number as the Special Voting Share to which it is stapled.

4.2                              The Board of Directors shall keep a register setting out the names, addresses and e-mail addresses of all DR Holders. The Board of Directors may register these particulars based on the information included in the Founders Share Register.

4.3                              Without prejudice to the second sentence of Article 4.2, DR Holders shall provide the Board of Directors with the necessary particulars, and information concerning any changes thereto, in a timely fashion. Any information provided to the Board of Directors pursuant to the previous sentence shall also be provided by the DR Holders to the Company. Any consequences of a failure to notify such particulars or to notify the correct particulars shall be borne by the relevant DR Holder.

4.4                              All notifications and documents may be sent to DR Holders in respect of their DRs at the addresses and e-mail addresses set out in the register.

6

DRS - QUALITY REQUIREMENTS

Article 5

5.1                              In accordance with the Terms, the Voting Depository shall issue, for each Qualifying Share, one DR to the holder of such Qualifying Share, provided that the Voting Depository holds sufficient Special Voting Shares in order to issue those DRs.

5.2                              Each DR shall be stapled to one Special Voting Share held by the Voting Depository and such Special Voting Share shall be stapled to one Qualifying Share.

5.3                              DRs can only be held by:

a.                                     a Founding Shareholder or another Permitted Transferee; or

b.                                     the Company.

DRS - RIGHTS AND OBLIGATIONS

Article 6

6.1                              In respect of each General Meeting, each DR Holder has the right, at all times (unless during a violation by the DR Holder of any obligation or requirement under these articles of association and/or the Terms):

a.                                     to request and receive a Voting Proxy from the Voting Depository; or

b.                                     to grant a Voting Instruction to the Voting Depository.

6.2                              The DRs carry no economic entitlement whatsoever.

6.3                              The DRs are issued with the Company’s cooperation.

6.4                              Each DR Holder is required to inform the Voting Depository promptly and in writing, if:

a.                                     he ceases to hold one or more of his Qualifying Shares;

b.                                     he includes, or causes the inclusion of, one or more of his Qualifying Shares in a clearing, settlement or trading system operated by a securities depository in respect of a stock exchange, irrespective of whether or not the DR Holder concerned remains (beneficially or otherwise) entitled to the rights attached to the relevant Ordinary Shares; and/or

c.                                      one or more of his Ordinary Shares cease to be Qualifying Shares (including as a result of the DR Holder concerned no longer being a Permitted Transferee).

Additionally, if a DR Holder ceases to hold one or more of his Qualifying Shares as a result of a transfer as described in Article 7.1 paragraph a., the DR Holder shall inform the Voting Depository promptly and in writing of the identity of the Permitted Transferee concerned and (unless it concerns a Founding Shareholder) the reasons why the DR Holder believes such entity to be a Permitted Transferee.

6.5                              Without prejudice to Article 6.4, each DR Holder is required to provide to the Voting Depository, in a prompt and timely fashion, such information and documentation as may be reasonably required by the Voting Depository with a view to the application of any

7

provision of these articles of association and/or the Terms.

6.6                              If it becomes apparent to the Voting Depository that a DR Holder has violated any obligation or requirement under these articles of association and/or the Terms, the Voting Depository shall promptly notify the DR Holder thereof in writing and:

a.                                     the Voting Depository shall neither grant any Voting Proxy to, nor accept any Voting Instruction from (or, as the case may be, disregard any Voting Instruction already given by), that DR Holder until the relevant obligation or requirement has been complied with by that DR Holder;

b.                                     the Voting Depository shall promptly revoke any Voting Proxy already granted to that DR Holder by means of a written notice to that DR Holder; and

c.                                      the rights of such DR Holder under Article 15 shall be suspended with immediate effect in the sense that:

(i)                                   such DR Holder shall no longer have the right to attend and vote at meetings of DR Holders; and

(ii)                                its DRs shall no longer be taken into account when determining whether a majority requirement is met in respect of any resolution of the meeting of DR Holders,

until the violation has been remedied to the satisfaction of the Board of Directors.

6.7                              Article 6.6 is without prejudice to the Voting Depository’s right to seek specific performance and/or injunctive relief in respect of the obligations and requirements under these articles of association and/or the Terms.

DRS - TRANSFER

Article 7

7.1                              DRs cannot be transferred, except if it concerns:

a.                                     a transfer to or between Permitted Transferees, provided in each case that the Qualifying Shares to which those DRs are stapled are also, and simultaneously, transferred to the same Permitted Transferee to which those DRs are transferred; or

b.                                     a transfer to the Company.

7.2                              A transfer of a DR in accordance with Article 7.1 shall require a private or notarial deed to that effect between the parties concerned and, unless the Voting Depository is a party to the deed, acknowledgement by the Voting Depository.

8

DRS - ENCUMBRANCE

Article 8

DRs cannot be encumbered with a right of usufruct or a right of pledge.

DRS - CANCELLATION

Article 9

9.1                              Without prejudice to Articles 6.6 and 6.7, upon the Voting Depository having become aware of:

a.                                      a DR Holder ceasing to hold one or more of his Qualifying Shares, other than as a result of a transfer as described in Article 7.1 paragraph a.;

b.                                      a DR Holder including, or causing the inclusion of, one or more of his Qualifying Shares in a clearing, settlement or trading system operated by a securities depository in respect of a stock exchange, irrespective of whether or not the DR Holder concerned remains (beneficially or otherwise) entitled to the rights attached to the relevant Ordinary Shares; or

c.                                       one or more Ordinary Shares of a DR Holder ceasing to be Qualifying Shares (including as a result of the DR Holder concerned no longer being a Permitted Transferee), the Board of Directors shall promptly cancel the DRs stapled to the Qualifying Shares concerned.

9.2                              Article 6.6 paragraphs a. and b. apply mutatis mutandis in case of cancellation of DRs, but only with respect to the DRs so cancelled and the Special Voting Shares to which they are stapled.

9.3                              In case of a cancellation of one or more DRs, no compensation or consideration shall be paid to the DR Holder or former DR Holder concerned.

9.4                              A cancellation of DRs requires a resolution of the Board of Directors to that effect. Upon a cancellation of DRs, the Board of Directors shall promptly send written notice thereof to the DR Holder concerned, stating the reasons for the cancellation.

9.5                              Without prejudice to a DR Holder’s right to request deregistration of one or more of his Qualifying Shares from the Founders Share Register in accordance with the relevant provisions of the Special Voting Agreement (causing, however, a cancellation as referred to in Article 9.1), a DR Holder may not request the cancellation of any of his DRs and, for the avoidance of doubt, a cancellation of DRs will neither require the cooperation, approval or consent, nor the performance of any other act, of the DR Holder concerned.

9

SPECIAL VOTING SHARES - TRANSFER AND ENCUMBRANCE

Article 10

10.1                       The Voting Depository shall not dispose of any Special Voting Shares, unless to the Company in accordance with these articles of association, the Terms and the Special Voting Agreement.

10.2                       Without prejudice to Section 3:259 DCC, the Voting Depository shall not encumber any Special Voting Shares with a right of usufruct or pledge or any similar right under any jurisdiction.

VOTING ARRANGEMENTS

Article 11

11.1                       If and for as long as the Voting Depository holds one or more Special Voting Shares, the Voting Depository shall:

a.                                      attend all General Meetings, provided that it has received one or more Voting Instructions with respect to such General Meeting; and

b.                                      register for each such General Meeting in a timely fashion all Special Voting Shares for which Voting Proxies have been granted or Voting Instructions have been received with respect to such General Meeting.

11.2                       If the Voting Depository attends a General Meeting, the Voting Depository shall have no discretion as to whether, or how, to exercise the Voting Rights.

11.3                       To the extent that the Voting Depository has received Voting Instructions with respect to one or more resolutions to be passed at a General Meeting, the Voting Depository shall exercise the Voting Rights for which those Voting Instructions were received in accordance with those Voting Instructions, unless to the extent it concerns Voting Instructions that may not be accepted pursuant to Article 6.6 paragraph a.

11.4                       To the extent that the Voting Depository has granted Voting Proxies with respect to a General Meeting, the Voting Depository shall not exercise the Voting Rights for which those Voting Proxies were granted, unless to the extent it concerns Voting Proxies that have been revoked pursuant to Article 6.6 paragraph b.

11.5                       If the Voting Depository has received Voting Instructions and has also granted a Voting Proxy in respect of Voting Rights attached to the same Special Voting Share(s), the Voting Depository shall disregard any Voting Instructions it receives in respect of such Special Voting Share(s).

11.6                       The Voting Depository shall abstain from exercising the Unused Voting Rights and the Special Voting Shares to which the Unused Voting Rights are attached shall not be registered for the relevant General Meeting.

10

BOARD OF DIRECTORS - COMPOSITION

Article 12

12.1                       The Voting Depository has a Board of Directors consisting of two or more Directors. Both individuals and legal entities may be a Director.

12.2                       The following persons cannot be appointed as a Director:

a.                                      directors and supervisory board members of the Company or any of its Group Companies;

b.                                      a spouse or relative by blood or marriage up to and including the fourth degree of a person described in paragraph a.;

c.                                       former directors and former supervisory board members of the Company or any of its Group Companies;

d.                                      employees or former employees of the Company or any of its Group Companies;

e.                                       regular advisors to the Company or any of its Group Companies (including the expert referred to in Section 2:393 DCC, or a civil law notary or attorney-at-law engaged by them);

f.                                        former regular advisors of the Company as described in paragraph e., but only during the first three years following the termination of their activities as advisor;

g.                                      directors and employees of any bank with which the Company maintains a lasting and significant relationship; and

h.                                      any person who is, in any other way, not fully independent from the Company and its Group Companies.

12.3                       The meeting of DR Holders shall appoint the Directors, with due observance of Article 12.2. The meeting of DR Holders may also suspend or remove any Director. Any resolution of the meeting of DR Holders pursuant to this Article 12.3 shall be adopted by Supermajority.

12.4                       If a Director is suspended and the meeting of DR Holders does not resolve to dismiss him within three months from the date of such suspension, the suspension shall lapse. A suspended Director shall be given the opportunity to account for his actions before being removed.

12.5                       A Director shall cease to hold office by operation of law:

a.                                      upon his death or, where it concerns a legal entity, upon termination of its existence;

b.                                      upon voluntary resignation or removal by the meeting of DR Holders;

c.                                       upon expiration of the term for which he was appointed;

d.                                      upon being declared bankrupt, applying for a suspension of payments, being placed under curatorship or otherwise losing the disposition over his assets;

11

e.                                       upon being dismissed by the court in the manner as set forth in Section 2:298 DCC.

Each Director must promptly notify the Company and the other Directors, if any, when he ceases to hold office on any of the grounds referred to in this Article 12.5, or so much earlier as he can reasonably foresee that he will cease to hold office on any of those grounds, in both cases explaining the reasons for him ceasing to hold office and in the latter case also giving an estimate of when he expects to cease to hold office.

12.6                       When a Director falls within the scope of any of the categories referred to in Article 12.2:

a.                                      the last sentence of Article 12.5 will apply mutatis mutandis; and

b.                                      that Director shall be obliged to resign with immediate effect, unless he is the sole Director, in which case his resignation shall take effect as of the moment that the meeting of DR Holders has appointed a successor as Director in accordance with Article 12.3.

BOARD OF DIRECTORS - DUTIES, ORGANISATION AND DECISION-MAKING

Article 13

13.1                       The Board of Directors is charged with the management of the Voting Depository, subject to the restrictions contained in these articles of association.

13.2                       Annually, at least one meeting of the Board of Directors shall be held as soon as practically possible after having received the convening notice for the annual General Meeting and otherwise whenever one or more Directors so request.

13.3                       The Board of Directors shall convene meetings of the Board of Directors by means of a written notice sent to all Directors. The notice may be given by any Director and shall include the agenda for the meeting.

13.4                       All Directors shall be given at least seven days’ notice for all meetings of the Board of Directors, unless a shorter notice period is reasonably required under the circumstances at hand.

13.5                       Where the rules laid down by these articles of association in relation to the convening of meetings or the drawing up of agendas have not been complied with, a legally valid resolution may still be passed by the Board of Directors provided that all Directors have consented to such resolution being passed.

13.6                       Each Director may cast one vote at a meeting of the Board of Directors.

13.7                       A Director can be represented by another Director holding a written proxy for the purpose of the deliberations and decision-making of the Board of Directors.

13.8                       Resolutions of the Board of Directors shall be passed, irrespective of whether this occurs at a meeting or otherwise, by Simple Majority.

12

13.9                       Invalid votes and blank votes shall not be counted as votes cast.

13.10                Where there is a tie in any vote of the Board of Directors, the relevant resolution will not have been passed.

13.11                Meetings of the Board of Directors can be held through audio- or video-communication facilities, unless a Director objects thereto.

13.12                Resolutions of the Board of Directors may, instead of at a meeting, be passed in writing, provided that all Directors are familiar with the resolution to be passed and none of them objects to this decision-making process. Articles 13.6 and 13.10 apply mutatis mutandis.

13.13                The prior approval of the Company and the meeting of DR Holders is required for resolutions of the Board of Directors concerning the following matters:

a.                                     any amendment to these articles of association and/or the Terms;

b.                                     the entering into of a merger or demerger by the Voting Depository;

c.                                       the application for the Voting Depository’s bankruptcy or suspension of payments; and

d.                                      the Voting Depository’s dissolution.

Any resolution of the meeting of DR Holders pursuant to this Article 13.13 shall be adopted by Supermajority.

13.14                The Directors shall receive no remuneration for the performance of their tasks and duties as a Director. However, reasonable expenses incurred by a Director in the performance of his tasks and duties shall be reimbursed by the Voting Depository.

BOARD OF DIRECTORS - REPRESENTATION

Article 14

14.1                       The Board of Directors is entitled to represent the Company.

14.2                       The power to represent the Voting Depository also vests in any two Directors acting jointly.

14.3                       The Board of Directors may not resolve to enter into agreements to acquire, dispose of or encumber registered property or agreements in which the Voting Depository furnishes a guarantee, assumes joint and several liability, warrants performance by a third party or provides security for a debt of a third party.

MEETING OF DR HOLDERS - ORGANISATION AND DECISION-MAKING

Article 15

15.1                       The Board of Directors shall convene a meeting of DR Holders:

13

a.                                      whenever a resolution of the meeting of DR Holders is required pursuant to these articles of association, the Terms and/or the Special Voting Agreement, or otherwise when deemed to be appropriate; and

b.                                      at the request of one or more DR Holders.

15.2                      If there no Directors are holding office, any DR Holder may convene a meeting of DR Holders.

15.3                       Meetings of DR Holders shall be convened by means of a written notice sent to all DR Holders at the addresses set forth in the DR Register. The notice shall include the agenda for the meeting.

15.4                       All DR Holders whose rights are not suspended pursuant to Article 6.6 paragraph c. shall be given at least seven days’ notice for all meetings of the DR Holders, unless a shorter notice period is reasonably required under the circumstances at hand.

15.5                       Where the rules laid down by these articles of association in relation to the convening of meetings or the drawing up of agendas have not been complied with, a legally valid resolution may still be passed by the meeting of DR Holders provided that all DR Holders whose rights are not suspended pursuant to Article 6.6 paragraph c. have consented to such resolution being passed.

15.6                       Each DR shall give the right to cast one vote at a meeting of DR Holders.

15.7                       A DR Holder can be represented by another person holding a written proxy for the purpose of the deliberations and decision-making of the meeting of DR Holders.

15.8                       Resolutions of the DR Holders shall be passed, irrespective of whether this occurs at a meeting or otherwise, by Simple Majority, unless these articles of association require otherwise. In a meeting of DR Holders valid resolutions can only be passed if at least forty percent (40%) of all issued DRs are represented at that meeting. If the quorum requirement referred to in the previous sentence is not met for a specific meeting of DR Holders, a second meeting of DR Holders may be convened to discuss the same topics and pass the same resolutions as were on the agenda for the original meeting, at which second meeting convened in this manner the quorum requirement referred to in the second sentence of this Article 15.8 shall not apply.

15.9                       Invalid votes and blank votes shall not be counted as votes cast.

15.10                Resolutions of the DR Holders may, instead of at a meeting, be passed in writing, provided that all DR Holders whose rights are not suspended pursuant to Article 6.6 paragraph c. are familiar with the resolution to be passed. Article 15.6 applies mutatis mutandis.

14

REPORTING - FINANCIAL YEAR AND FINANCIAL ACCOUNTS

Article 16

16.1                       The Voting Depository’s financial year shall coincide with the calendar year.

16.2                       Annually, within six months after the end of the Voting Depository’s financial year, the Board of Directors shall prepare the Voting Depository’s balance sheet and the statement of income and expenditures. The Board of Directors shall send copies thereof to the Company.

ARTICLES OF ASSOCIATION AND TERMS

Article 17

17.1                       The Board of Directors may resolve to amend these articles of association and/or the Terms with due observance of Article 13.13 and this Article 17. Each Director is authorised to have the deed of amendment executed.

17.2                       Following any amendment to these articles of association and/or the Terms, the Voting Depository shall send copies of the revised full text(s) thereof, whether or not by electronic means, to the DR Holders and to the Company.

DISSOLUTION

Article 18

18.1                       In the event of the Voting Depository being dissolved, the liquidation shall be effected by the Directors, unless the Board of Directors decides otherwise.

18.2                       To the extent possible, these articles of association and the Terms shall remain in effect during the liquidation.

18.3                       Any assets remaining after payment of all of the Voting Depository’s debts shall be transferred to the Company.

18.4                       After the liquidation has been completed, the Voting Depository’s books, records and other information carriers shall be kept for the period prescribed by law by the person designated for that purpose in the resolution of the Board of Directors to dissolve the Voting Depository. Where the Board of Directors has not designated such a person, the liquidators shall do so.

TRANSITIONAL PROVISION

Article 19

The Voting Depository’s first financial year ends on the thirty-first day of December two thousand and fourteen. This Article 19 will lapse on the first day of the Voting Depository’s second financial year.

15

SCHEDULE 4.7 (A)(II)

AGREED FORM OF THE TERMS AND CONDITIONS OF THE VOTING DEPOSITORY

TERMS AND CONDITIONS

DEFINITIONS AND INTERPRETATION

Article 1

1.1                              In these Terms the following definitions shall apply:

90% Controlled

With respect to an entity:

a.                                      the direct or indirect (whether or not through one or more Permitted Intermediate Holding Companies) ownership by a Founding Shareholder, individually or jointly with one or more other Founding Shareholders, of at least ninety percent (90%) of the shares, memberships, units or participations issued by that entity; and

b.                                      the right of that/those Founding Shareholder(s) to exercise, individually or jointly, directly or indirectly (whether or not through one or more Permitted Intermediate Holding Companies), at least ninety percent (90%) of the voting rights in the general meeting of that entity.

Article	An article of these Terms.

Board of Directors	The Voting Depository’s board of directors.

Brazilian Managers	a. Germán Pasquale Quiroga Vilardo, a Brazilian national, born in [place] on [date]; and b. Eduardo Khair Chalita, a Brazilian national, born in [place] on [date].

Company

Cnova N.V., a public company with limited liability under Dutch law, having its corporate seat in Amsterdam (address: Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven (the Netherlands), trade register number: 60776676).

DCC	The Dutch Civil Code.

Director	A member of the Board of Directors.

DR	A depository receipt issued by the Voting Depository for a Special Voting Share held by the Voting Depository.

DR Holder	The holder of one or more DRs.

Founders Share Register	The part of the Company’s shareholders register in which

1

the Company registers the relevant particulars of Qualifying Shareholders.

Founding Shareholder

a.                                      Casino, Guichard-Perrachon S.A., a company under French law, having its seat at 1 Esplanade de France, 42000 Saint-Etienne (France), registered in the Registry of Commerce and Companies under 554 501 171 R.C.S. Saint-Etienne;

b.                                      Companhia Brasileira de Distribuição S.A., a company under the laws of Brazil, having its headquarters at Avenida Brigadeiro Luiz Antonio, 3142, in the City and State of São Paulo (Brazil), registered with the CNPJ/MF under number 47.508.411/0001-56;

c.                                       Via Varejo S.A., a company under the laws of Brazil, having its headquarters at Rua João Pessoa, 83, in the City of São Caetano do Sul, State of São Paulo (Brazil), registered with the CNPJ/MF under number 33.041.260/0652-90;

d.                                      Almacenes Éxito S.A., a company under the laws of Colombia, having its headquarters at Envigado, Department of Antioquia (Colombia), registered with the companies registry under number 1998951;

e.                                       either of the Brazilian Managers; or

f.                                        either of the Other Brazilian Managers, but only if and for as long as such Other Brazilian Manager indirectly holds his Ordinary Shares through the same Permitted Intermediate Holding Companies through which the Brazilian Managers indirectly hold their respective Ordinary Shares, or any of the legal successors of the entities listed above under a. through e. acquiring their respective Qualifying Shares and the DRs stapled thereto (or, as the case may be, their respective shares, memberships, units or participations in the relevant Permitted Intermediate Holding Company) under universal title of succession pursuant to a legal merger, demerger or equivalent act in accordance with applicable law.

General Meeting	The Company’s general meeting of shareholders.

2

Initial Permitted Intermediate Holding Company

a.                                      Nova;

b.                                      [Jaïpur Financial Markets] S.à r.l., a company under the laws of Luxembourg, having its registered office at 15 rue Edward Steichen, L-2540 Luxembourg (Luxembourg), registered with the trade register under the number B 186082; or

c.                                       [Jaïpur Financial Markets] B.V., a private company with limited liability under Dutch law, having its corporate seat in Amsterdam (address: Schiphol Boulevard 231, 1118 BH Schiphol (the Netherlands), trade register number: 60838892).

Nova

Nova Pontocom Comércio Eletrônico S.A., a company under the laws of Brazil, having its headquarters in the City and State of São Paulo, at Rua Gomes de Carvalho, 1609/1617 (3° - 7° andares), registered with the CNPJ/MF under number 09.358.108/0001-25.

Ordinary Share	An ordinary share in the Company’s capital.

Other Brazilian Managers	Any shareholder of Nova on the date of first execution of the Special Voting Agreement, other than a Founding Shareholder as referred to under a. through e. of the definition of Founding Shareholder.

Permitted Intermediate Holding Company

Any Initial Permitted Intermediate Holding Company or any of their respective legal successors acquiring their respective Qualifying Shares and the DRs stapled thereto (or, as the case may be, their respective shares, memberships, units or participations in another Permitted Intermediate Holding Company) under universal title of succession pursuant to a legal merger, demerger or equivalent act in accordance with applicable law, and provided that such Initial Permitted Intermediate Holding Companies or, as the case may be, legal successors are, and only for as long as they continue to be, at least 90% Controlled.

Permitted Transferee	A Founding Shareholder, a Permitted Intermediate Holding Company or, in respect of a Founding Shareholder, an entity which is, and only for as long as it continues to be, at least 90% Controlled.

Qualifying Share	An Ordinary Share that is held, and only for as long as it continues to be held, by a Founding Shareholder or other Permitted Transferee and is (and continues to be) registered

3

in the Founders Share Register, and furthermore provided that a Founding Shareholder or another Permitted Transferee is (and continues to be) exclusively entitled to exercise the voting rights attached to such Ordinary Share.

Qualifying Shareholder	The holder of one or more Qualifying Shares.

Simple Majority	More than half of the votes cast.

Special Voting Agreement

The agreement entered into on or about the date of incorporation of the Voting Depository between the Company, the Voting Depository, the Founding Shareholders as referred to under a. through e. of the definition of Founding Shareholder and the Initial Permitted Intermediary Holding Companies, setting out certain contractual arrangements concerning the Special Voting Shares, as amended from time to time.

Special Voting Share	A special voting share in the Company’s capital.

Supermajority	More than sixty-six and two-thirds of a percent (66 2/3%) of the votes cast.

Terms	These terms and conditions established by the Board of Directors.

Trading Day

A day on which the Ordinary Shares (or depository receipts or similar rights derived from Ordinary Shares) can be traded on all stock exchanges where they are listed, including in the United States of America and including in any event a day (other than a Saturday or Sunday) on which banks are generally open in the United States of America for the conduct of normal business.

Voting Depository

Stichting Cnova Special Voting Shares, a foundation under Dutch law, having its corporate seat in Amsterdam (address: Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven (the Netherlands), trade register number: [number]).

Voting Depository Articles	The Voting Depository’s articles of association, as amended from time to time.

Voting Instruction

An instruction to the Voting Depository by a DR Holder on how the Voting Depository should exercise (or refrain from exercising) the Voting Rights attached to the Special Voting Share(s) to which the DR(s) of such DR Holder

4

is/are stapled.

Voting Proxy

An ad hoc written power of attorney granted by the Voting Depository, with the right of substitution, to a DR Holder, pursuant to which that DR Holder (or his proxy) can exercise at a particular General Meeting, on the Voting Depository’s behalf, the Voting Rights attached to the Special Voting Share(s) to which the DR(s) of such DR Holder is/are stapled.

Voting Rights	The voting rights attached to Special Voting Shares held by the Voting Depository.

Unused Voting Rights

For an individual resolution to be passed at a General Meeting, the Voting Rights attached to Special Voting Shares for which, for whatever reason, no DRs have been issued, as well as the Voting Rights:

a.                                      in respect of which the Voting Depository did not receive (or received but did not accept or disregarded pursuant to Article 5.7 paragraph b.) a Voting Instruction from the relevant DR Holder; and

b.                                      in respect of which the Voting Depository did not grant (or granted but subsequently revoked pursuant to Article 5.7 paragraph a.) a Voting Proxy, irrespective of whether any Voting Rights are exercised pursuant to that Voting Proxy.

1.2                              The concept of a DR being “stapled” to a Special Voting Share should be interpreted as that DR having been issued by the Voting Depository for that Special Voting Share.

1.3                              The concept of a Special Voting Share being “stapled” to a Qualifying Share should be interpreted as such Special Voting Share being held by the Voting Depository in order to be able to issue the DR stapled thereto to the holder of such Qualifying Share.

1.4                              References to a DR being “stapled” to a Qualifying Share are to the DR stapled to the Special Voting Share that, in turn, is stapled to such Qualifying Share.

1.5                              References to statutory provisions are to those provisions as they are in force from time to time.

1.6                              Terms that are defined in the singular have a corresponding meaning in the plural.

1.7                              Words denoting a gender include each other gender.

1.8                              The terms “written” and “in writing” include the use of electronic means of communication.

5

FOUNDERS SHARE REGISTER

Article 2

The Voting Depository has entered into the Special Voting Agreement pursuant to which the Voting Depository shall be notified by the Company each time that:

a.                                     one or more Ordinary Shares are registered in the Founders Share Register and qualify as Qualifying Shares;

b.                                     a DR Holder ceases to hold one or more of his Qualifying Shares, other than as a result of a transfer as described in Article 6.1 paragraph a.;

c.                                      one or more Ordinary Shares of a DR Holder cease to be Qualifying Shares (including as a result of the DR Holder concerned no longer being a Permitted Transferee of the relevant Founding Shareholder); or

d.                                     any other change is made to the particulars included in the Founders Share Register.

DRS - REGISTER

Article 3

3.1                              A DR shall have the same number as the Special Voting Share to which it is stapled.

3.2                              The Board of Directors shall keep a register setting out the names, addresses and e-mail addresses of all DR Holders. The Board of Directors may register these particulars based on the information included in the Founders Share Register.

3.3                              Without prejudice to the second sentence of Article 3.2, DR Holders shall provide the Board of Directors with the necessary particulars, and information concerning any changes thereto, in a timely fashion. Any information provided to the Board of Directors pursuant to the previous sentence shall also be provided by the DR Holders to the Company. Any consequences of a failure to notify such particulars or to notify the correct particulars shall be borne by the relevant DR Holder.

3.4                              All notifications and documents may be sent to DR Holders in respect of their DRs at the addresses and e-mail addresses set out in the register.

DRS - QUALITY REQUIREMENTS

Article 4

4.1                              Within seven Trading Days following the receipt of a notification as referred to in Article 2 paragraph a., the Voting Depository shall issue, for each Qualifying Share, one DR to the holder of such Qualifying Share, provided that the Voting Depository holds sufficient Special Voting Shares in order to issue those DRs.

6

4.2                              Each DR shall be stapled to one Special Voting Share held by the Voting Depository and such Special Voting Share shall be stapled to one Qualifying Share.

4.3                              DRs can only be held by:

a.                                      a Founding Shareholder or another Permitted Transferee; or

b.                                      the Company.

DRS - RIGHTS AND OBLIGATIONS

Article 5

5.1                              In respect of each General Meeting, each DR Holder has the right, at all times (unless during a violation by the DR Holder of any obligation or requirement under the Voting Depository Articles and/or these Terms):

a.                                      to request and receive a Voting Proxy from the Voting Depository; or

b.                                      to grant a Voting Instruction to the Voting Depository.

5.2                              The DRs carry no economic entitlement whatsoever. Pursuant to the Special Voting Agreement, the Voting Depository shall waive any rights it may have, whether actual or contingent, in respect of receiving distributions or other payments on Special Voting Shares held by it.

5.3                              The DRs are issued with the Company’s cooperation.

5.4                              Each DR Holder is required to inform the Voting Depository promptly and in writing, if:

a.                                      he ceases to hold one or more of his Qualifying Shares;

b.                                      he includes, or causes the inclusion of, one or more of his Qualifying Shares in a clearing, settlement or trading system operated by a securities depository in respect of a stock exchange, irrespective of whether or not the DR Holder concerned remains (beneficially or otherwise) entitled to the rights attached to the relevant Ordinary Shares; and/or

c.                                       one or more of his Ordinary Shares cease to be Qualifying Shares (including as a result of the DR Holder concerned no longer being a Permitted Transferee).

Additionally, if a DR Holder ceases to hold one or more of his Qualifying Shares as a result of a transfer as described in Article 6.1 paragraph a., the DR Holder shall inform the Voting Depository promptly and in writing of the identity of the Permitted Transferee concerned and (unless it concerns a Founding Shareholder) the reasons why the DR Holder believes such entity to be a Permitted Transferee.

5.5                              Without prejudice to Article 5.4 each DR Holder is required to provide to the Voting Depository, in a prompt and timely fashion, such information and documentation as may be reasonably required by the Voting Depository with a view to the application of any provision of the Voting Depository Articles and/or these Terms.

7

5.6                              By accepting the DR(s) issued or transferred to it, each DR Holder irrevocably authorizes and instructs the Voting Depository and the Company, acting individually, to perform all such acts either of them deems necessary, required or conducive in connection with the implementation and operation of these Terms (including any issue or transfer of DRs in connection therewith), which power of attorney is granted with the right of substitution. The Voting Depository and the Company may act as a counterparty of a DR Holder under the power of attorney granted pursuant to this Article 5.6.

5.7                              If it becomes apparent to the Voting Depository that a DR Holder has violated any obligation or requirement under the Voting Depository Articles and/or the Terms, the Voting Depository shall promptly notify the DR Holder thereof in writing and:

a.                                      the Voting Depository shall neither grant any Voting Proxy to, nor accept any Voting Instruction from (or, as the case may be, disregard any Voting Instruction already given by), that DR Holder until the relevant obligation or requirement has been complied with by that DR Holder;

b.                                      the Voting Depository shall promptly revoke any Voting Proxy already granted to that DR Holder by means of a written notice to that DR Holder; and

c.                                       the rights of such DR Holder under article 15 of the Voting Depository Articles shall be suspended with immediate effect in the sense that:

(i)                                      such DR Holder shall no longer have the right to attend and vote at meetings of DR Holders; and

(ii)                                   its DRs shall no longer be taken into account when determining whether a majority requirement is met in respect of any resolution of the meeting of DR Holders,

until the violation has been remedied to the satisfaction of the Board of Directors.

5.8                              Article 5.7 is without prejudice to the Voting Depository’s right to seek specific performance and/or injunctive relief in respect of the obligations and requirements under the Voting Depository Articles and/or these Terms.

DRS - TRANSFER

Article 6

6.1                              DRs cannot be transferred, except if it concerns:

a.                                      a transfer to or between Permitted Transferees, provided in each case that the Qualifying Shares to which those DRs are stapled are also, and simultaneously, transferred to the same Permitted Transferee to which those DRs are transferred; or

8

b.                                      a transfer to the Company

6.2                              A transfer of a DR in accordance with Article 6.1 shall require a private or notarial deed to that effect between the parties concerned and, unless the Voting Depository is a party to the deed, acknowledgement by the Voting Depository.

DRS - ENCUMBRANCE

Article 7

DRs cannot be encumbered with a right of usufruct or a right of pledge.

DRS - CANCELLATION

Article 8

8.1                              Without prejudice to Articles 5.7 and 5.8, upon the Voting Depository having become aware of:

a.                                      a DR Holder ceasing to hold one or more of his Qualifying Shares, other than as a result of a transfer as described in Article 6.1 paragraph a.;

b.                                      a DR Holder including, or causing the inclusion of, one or more of his Qualifying Shares in a clearing, settlement or trading system operated by a securities depository in respect of a stock exchange, irrespective of whether or not the DR Holder concerned remains (beneficially or otherwise) entitled to the rights attached to the relevant Ordinary Shares; or

c.                                       one or more Ordinary Shares of a DR Holder ceasing to be Qualifying Shares (including as a result of the DR Holder concerned no longer being a Permitted Transferee), the Board of Directors shall promptly cancel the DRs stapled to the Qualifying Shares concerned.

8.2                              Upon receipt of:

a.                                      a request as referred to in article 29.2 of the Special Voting Agreement; or

b.                                      a copy of a resolution as referred to in article 29.3 of the Special Voting Agreement,

the Board of Directors shall promptly cancel all DRs.

8.3                              Article 5.7 paragraphs a. and b. apply mutatis mutandis in case of cancellation of DRs, but only with respect to the DRs so cancelled and the Special Voting Shares to which they are stapled.

8.4                              In case of a cancellation of one or more DRs, no compensation or consideration shall be paid to the DR Holder or former DR Holder concerned.

9

8.5                              A cancellation of DRs requires a resolution of the Board of Directors to that effect. Upon a cancellation of DRs, the Board of Directors shall promptly send written notice thereof to the DR Holder concerned, stating the reasons for the cancellation.

8.6                              Without prejudice to a DR Holder’s right to request deregistration of one or more of his Qualifying Shares from the Founders Share Register in accordance with the relevant provisions of the Special Voting Agreement (causing, however, a cancellation as referred to in Article 8.1), a DR Holder may not request the cancellation of any of his DRs and, for the avoidance of doubt, a cancellation of DRs will neither require the cooperation, approval or consent, nor the performance of any other act, of the DR Holder concerned.

VOTING ARRANGEMENTS

Article 9

9.1                              If and for as long as the Voting Depository holds one or more Special Voting Shares, the Voting Depository shall:

a.                                      attend all General Meetings, provided that it has received one or more Voting Instructions with respect to such General Meeting; and

b.                                      register for each such General Meeting in a timely fashion all Special Voting Shares for which Voting Proxies have been granted or Voting Instructions have been received with respect to such General Meeting.

9.2                             If the Voting Depository attends a General Meeting, the Voting Depository shall have no discretion as to whether, or how, to exercise the Voting Rights.

9.3                              To the extent that the Voting Depository has received Voting Instructions with respect to one or more resolutions to be passed at a General Meeting, the Voting Depository shall exercise the Voting Rights for which those Voting Instructions were received in accordance with those Voting Instructions, unless to the extent it concerns Voting Instructions that may not be accepted pursuant to Article 5.7 paragraph a.

9.4                              To the extent that the Voting Depository has granted Voting Proxies with respect to a General Meeting, the Voting Depository shall not exercise the Voting Rights for which those Voting Proxies were granted, unless to the extent it concerns Voting Proxies that have been revoked pursuant to Article 5.7 paragraph b.

9.5                              If the Voting Depository has received Voting Instructions and has also granted a Voting Proxy in respect of Voting Rights attached to the same Special Voting Share(s), the Voting Depository shall disregard any Voting Instructions it receives in respect of such Special Voting Share(s).

9.6                              The Voting Depository shall abstain from exercising the Unused Voting Rights and the Special Voting Shares to which the Unused Voting Rights are attached shall not be registered for the relevant General Meeting.

10

TERMS

Article 10

10.1                       The Board of Directors may resolve to amend these Terms with due observance of article 13.13 of the Voting Depository Articles and this Article 10. Each Director is authorised to have the deed of amendment executed.

10.2                       Following any amendment to these Terms, the Voting Depository shall send copies of the revised full text(s) thereof, whether or not by electronic means, to the DR Holders and to the Company.

COSTS

Article 11

Any costs and expenses relating to the implementation and operation of these Terms incurred by the Voting Depository shall be borne by the Voting Depository, or to the extent that the Voting Depository does not have sufficient funds to bear such costs and expenses, by the Company. Each DR Holder shall bear his own costs and expenses relating to the implementation and operation of these Terms.

GOVERNING LAW AND JURISDICTION

Article 12

12.1                       These Terms shall be governed by and construed in accordance with the laws of the Netherlands.

12.2                       Any dispute arising in connection with these Terms shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam.

11

SCHEDULE 4.7 (B)

AGREED FORM OF SPECIAL VOTING AGREEMENT

SPECIAL VOTING AGREEMENT

between

Cnova N.V.

Stichting Cnova Special Voting Shares

Casino, Guichard-Perrachon S.A.

Companhia Brasileira de Distribuição S.A.

Via Varejo S.A.

 Almacenes Éxito S.A.

and

the Brazilian Managers

 in the presence and acknowledgement of

 [Jaïpur Financial Markets] B.V.

 [Jaïpur Financial Markets] S.à r.l.

 Nova Pontocom Comércio Eletrônico S.A.

Dated [  ] July 2014

1

1	Definitions and interpretation	6

2	Role, Responsibility and Duties of the Voting Depository	12

3	Founders High Voting Plan - Participation; Acceptance of Terms	13

4	Founders High Voting Plan - Adherence Permitted Transferees	14

5	Founders High Voting Plan - Registration in Founders Share Register	15

6	Issue of Special Voting Shares	16

7	Subscription Price	16

8	Issue of DRs	16

9	Call Option	17

10	Exercise of the Call Option	17

11	Exercise Price	18

12	Issue and Transfer of Special Votings Shares	19

13	Return of Special Voting Shares and Power of Attorney	20

14	Undertaking to increase authorized share capital	20

15	De-Registration	21

16	No Transfer or Encumbrance	22

17	Exercise of Voting Rights	22

18	Waiver of Dividend Rights; Operating Expenses Voting Depository	23

19	Access to Information	23

20	Notices	24

21	Further Action; Adjustment of Share Capital	26

22	ANTI-ABUSE RULE	26

23	No Implied Waiver; No Forfeit of Rights	26

24	No Third Party Stipulation	27

25	Amendment	27

26	Invalidity	27

27	No Rescission	27

28	No Transfer, Assignment or Encumbrance	28

29	Term and Termination	28

2

3

SPECIAL VOTING AGREEMENT

THIS AGREEMENT IS MADE ON [  ] 2014 BETWEEN

1.                                     Cnova N.V., a public company with limited liability under Dutch law, having its corporate seat in Amsterdam (address: Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven (the Netherlands), trade register number: 60776676) (the “Company”);

2.                                     Stichting Cnova Special Voting Shares, a foundation under Dutch law, having its corporate seat in Amsterdam (address: Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven (the Netherlands), trade register number: [number]) (the “Voting Depository”);

3.                                     Casino, Guichard-Perrachon S.A., a company under French law, having its seat at 1 Esplanade de France, 42000 Saint-Etienne (France), registered in the Registry of Commerce and Companies under 554 501 171 R.C.S. Saint-Etienne (“CGP”);

4.                                     Companhia Brasileira de Distribuição S.A., a company under the laws of Brazil, having its headquarters at Avenida Brigadeiro Luiz Antonio, 3142, in the City and State of São Paulo (Brazil), registered with the CNPJ/MF under number 47.508.411/0001-56 (“CBD”);

5.                                     Via Varejo S.A., a company under the laws of Brazil, having its headquarters at Rua João Pessoa, 83, in the City of São Caetano do Sul, State of São Paulo (Brazil), registered with the CNPJ/MF under number 33.041.260/0652-90 (“VV”);

6.                                     Almacenes Éxito S.A., a company under the laws of Colombia, having its headquarters at Envigado, Department of Antioquia (Colombia), registered with the companies registry under number 1998951 (“Exito”);

7.                                     Germán Pasquale Quiroga Vilardo, a Brazilian national, born in Bolivia on 25 October 1967 (“Quiroga”);

8.                                     Eduardo Khair Chalita, a Brazilian national, born in Rio de Janeiro, Brazil on 18 May 1960 (“Chalita” and together with Quiroga, the “Brazilian Managers”);

9.                                     [Jaïpur Financial Markets] B.V., a private company with limited liability under Dutch law, having its corporate seat in Amsterdam

4

(address: Schiphol Boulevard 231, 1118 BH Schiphol (the Netherlands), trade register number: 60838892) (“Dutch HoldCo”);

10.                              [Jaïpur Financial Markets] S.à r.l., a company organized under the laws of Luxembourg, having its registered office at 15 rue Edward Steichen, L-2540 Luxembourg (Luxembourg), registered with the trade register under the number B 186082 (“Lux HoldCo”); and

11.                              Nova Pontocom Comércio Eletrônico S.A., a company under the laws of Brazil, having its headquarters in the City and State of São Paulo, at Rua Gomes de Carvalho, 1609/1617 (3° - 7° andares), registered with the CNPJ/MF under number 09.358.108/0001-25 (“Nova”).

The Company, the Voting Depository, CGP, CBD, VV, Exito, the Brazilian Managers, Dutch HoldCo, Lux HoldCo and Nova hereinafter jointly referred to as the “Parties” and each of them as a “Party”

BACKGROUND

A.                                   In connection with the corporate reorganization of the e-commerce activities carried out by CGP and its subsidiaries into a new group possibly followed by a listing of the Company, the Parties have entered into a series of transactions resulting in all shares held by the respective Founding Shareholders in the capital of both Casino Entreprise S.A.S. and Nova OpCo being transferred to the Company.

B.                                   The Company aims to implement a high voting plan, allowing the Founding Shareholders to obtain additional voting rights in the Company’s general meeting of shareholders (the “Founders High Voting Plan”).

C.                                   The Founding Shareholders wish to participate in the Founders High Voting Plan and obtain additional voting rights in the Company’s general meeting of shareholders.

D.                                   The Voting Depository is envisaged to have an administrative role in the functioning and maintenance of the Founders High Voting Plan, as further set out in the Voting Depository’s articles of association (the “Voting Depository Articles”) and the terms and conditions established by the board of directors of the Voting Depository (the “Terms”).

5

E.                                   The Company, the Voting Depository and the Founding Shareholders wish to lay down certain of their rights and obligations in relation to the Founders High Voting Plan in this agreement, the terms of which the Initial Permitted Intermediate Holding Companies wish to acknowledge.

THE PARTIES THEREFORE AGREE AS FOLLOWS

1                                        DEFINITIONS AND INTERPRETATION

1.1                              In this Agreement the following definitions shall apply:

90% Controlled

With respect to an entity:

a.                                      the direct or indirect (whether or not through one or more Permitted Intermediate Holding Companies) ownership by a Founding Shareholder, individually or jointly with one or more other Founding Shareholders, of at least ninety percent (90%) of the shares, memberships, units or participations issued by that entity; and

b.                                      the right of that/those Founding Shareholder(s) to exercise, individually or jointly, directly or indirectly (whether or not through one or more Permitted Intermediate Holding Companies), at least ninety percent (90%) of the voting rights in the general meeting of that entity.

95% Ordinary Shareholder

A shareholder who, alone or together with its group companies within the meaning of Section 2:24b of the Dutch Civil Code, holds at least ninety-five percent (95%) of the issued and outstanding ordinary shares in the capital of the Company.

Agreement	This agreement.

6

Annex	An annex to this Agreement

Board of Directors	The Company’s board of directors.

Call Option	The Voting Depository’s right to subscribe for Special Voting Shares as described in Clause 9.

Call Option Deed of Issue	A deed of issue of Special Voting Shares to the Voting Depository, substantially in accordance with the template attached to this Agreement as Annex B.

Call Option Deed of Transfer	A deed of transfer of Special Voting Shares to the Voting Depository, substantially in accordance with the template attached to this Agreement as Annex C.

Clause	A clause of this Agreement.

Company	Cnova N.V.

Company Articles	The Company’s articles of association, as they may read from time to time.

Deed of Adherence	A deed of adherence from a Permitted Transferee, substantially in accordance with the template attached to this Agreement as Annex H.

DR	A depository receipt issued by the Voting Depository for a Special Voting Share held by the Voting Depository.

DR Holder	The holder of one or more DRs.

Exercise Notice	A notice to exercise the Call Option on a specific occasion, substantially in accordance with the template attached to this Agreement as Annex D.

Exercise Price	The aggregate nominal value to be paid on the relevant Special Voting Shares to be issued to the Voting Depository pursuant to an exercise of the Call Option on the relevant occasion.

Founders High Voting Plan	Has the meaning set out in recital B.

7

Founders Share Register	The part of the Company’s shareholders register in which the Company registers the relevant particulars of Qualifying Shareholders.

Founding Shareholder

a.                                      CGP;

b.                                      CBD;

c.                                       VV;

d.                                      Exito;

e.                                       either of the Brazilian Managers; or

f.                                        either of the Other Brazilian Managers, but only if and for as long as such Other Brazilian Manager indirectly holds his Ordinary Shares through the same Permitted Intermediate Holding Companies through which the Brazilian Managers indirectly hold their respective Ordinary Shares;

or any of the legal successors of the entities listed above under a. through e. acquiring their respective Qualifying Shares and the DRs stapled thereto (or, as the case may be, their respective shares, memberships, units or participations in the relevant Permitted Intermediate Holding Company) under universal title of succession pursuant to a legal merger, demerger or equivalent act in accordance with applicable law.

General Meeting	The Company’s general meeting of shareholders.

Initial Permitted Intermediate Holding Company	a. Nova; b. Lux HoldCo; or c. Dutch HoldCo.

IPO	Means the initial public offering of the

8

ordinary shares of the Company on the New York Stock Exchange or the NASDAQ Stock Market pursuant to the prospectus included in the registration statement on Form F-1 filed with the U.S. Securities and Exchange Commission on June 4, 2014, as amended from time to time, or any other public offering of the ordinary shares of the Company on any stock exchange.

Issue Shares	Has the meaning set out in Clause 6.

Maximum Number	The maximum number of Special Voting Shares that can be issued by the Company under the authorized share capital set forth in the Company Articles.

Ordinary Share	An ordinary share in the Company’s capital.

Other Brazilian Manager	Any shareholder of Nova on the date of this Agreement, other than CGP, CBD, VV, Exito and the Brazilian Managers.

Party	A party to this Agreement.

Permitted Intermediate Holding Company

Any Initial Permitted Intermediate Holding Company or any of their respective legal successors acquiring their respective Qualifying Shares and the DRs stapled thereto (or, as the case may be, their respective shares, memberships, units or participations in another Permitted Intermediate Holding Company) under universal title of succession pursuant to a legal merger, demerger or equivalent act in accordance with applicable law, and provided that such Initial Permitted Intermediate Holding Companies or, as the case may be, legal successors are, and only for as long as they continue to be, at least 90% Controlled.

Permitted Transferee	A Founding Shareholder, a Permitted Intermediate Holding Company or, in respect of a Founding Shareholder, an entity which is,

9

and only for as long as it continues to be, at least 90% Controlled.

Recorded Information

All information and documents, including the Company Articles, recorded or filed with the Dutch trade register concerning the Company’s authorised or issued share capital or the nominal value of the Shares.

Qualifying Share

An Ordinary Share that is held, and only for as long as it continues to be held, by a Founding Shareholder or other Permitted Transferee and is (and continues to be) registered in the Founders Share Register, and furthermore provided that a Founding Shareholder or another Permitted Transferee is (and continues to be) exclusively entitled to exercise the voting rights attached to such Ordinary Share.

Qualifying Shareholder	The holder of one or more Qualifying Shares.

Simple Majority	More than half of the votes cast.

Share	Any share, of whichever class, in the Company’s capital.

Special Voting Share	A special voting share in the Company’s capital.

Subscription Price	The aggregate nominal value of the Issue Shares.

Subscription Deed of Issue	A deed of issue of Special Voting Shares to the Voting Depository, substantially in accordance with the template attached to this Agreement as Annex A.

Supermajority	More than sixty-six and two-thirds of a percent (66 2/3%) of the votes cast.

Terms	The terms and conditions (administratievoorwaarden) of the Founders High Voting Plan, a copy of which are appended hereto as Annex F.

10

Trading Day

A day on which the Ordinary Shares (or depository receipts or similar rights derived from Ordinary Shares) can be traded on all stock exchanges where they are listed, including in the United States of America and including in any event a day (other than a Saturday or Sunday) on which banks are generally open in the United States of America for the conduct of normal business.

Voting Depository	Stichting Cnova Special Voting Shares.

Voting Depository Articles	The Voting Depository’s articles of association, as amended from time to time, a current copy of which are appended hereto as Annex E.

Voting Instruction

An instruction to the Voting Depository by a DR Holder on how the Voting Depository should exercise (or refrain from exercising) the Voting Rights attached to the Special Voting Share(s) to which the DR(s) of such DR Holder is/are stapled.

Voting Proxy

An ad hoc written power of attorney granted by the Voting Depository, with the right of substitution, to a DR Holder, pursuant to which that DR Holder (or his proxy) can exercise at a particular General Meeting, on the Voting Depository’s behalf, the Voting Rights attached to the Special Voting Share(s) to which the DR(s) of such DR Holder is/are stapled.

Voting Rights	The voting rights attached to Special Voting Shares held by the Voting Depository.

1.2                              The concept of a DR being “stapled” to a Special Voting Share should be interpreted as that DR having been issued by the Voting Depository for that Special Voting Share.

1.3                              The concept of a Special Voting Share being “stapled” to a Qualifying Share should be interpreted as such Special Voting Share being held by

11

the Voting Depository in order to be able to issue the DR stapled thereto to the holder of such Qualifying Share.

1.4                              References to a DR being “stapled” to a Qualifying Share are to the DR stapled to the Special Voting Share that, in turn, is stapled to such Qualifying Share.

1.5                              References to statutory provisions are to those provisions as they are in force from time to time.

1.6                              Terms that are defined in the singular have a corresponding meaning in the plural and vice versa.

1.7                              Words denoting a gender include each other gender.

1.8                              The terms “written” and “in writing” include the use of electronic means of communication.

1.9                              Although this Agreement has been drafted in the English language, this Agreement pertains to Dutch legal concepts. Any consequence of the use of English words and expressions in this Agreement under any law other than Dutch law shall be disregarded.

1.10                       The words “include”, “included” and “including” are used to indicate that the matters listed are not a complete enumeration of all matters covered.

1.11                       The titles and headings in this Agreement are for construction purposes as well as for reference. No Party may derive any rights from such titles and headings.

2                                        ROLE, RESPONSIBILITY AND DUTIES OF THE VOTING DEPOSITORY

2.1                              The Voting Depository’s role and responsibility is to acquire, hold and dispose of Special Voting Shares, to issue DRs for the Special Voting Shares it holds and to exercise the rights attached to the Special Voting Shares it holds, including the Voting Rights, all in connection with the Founders High Voting Plan and subject to and in accordance with the Voting Depository Articles, the Terms and this Agreement.

12

2.2                              The Voting Depository shall at all times comply with the Voting Depository Articles, the Company Articles and the Terms, and any failure by the Voting Depository to timely perform any of its obligations thereunder is deemed to constitute a default under this Agreement unless such default is caused by the Company not timely issuing or transferring, as the case may be, the required number of Special Voting Shares to the Voting Depository in accordance with this Agreement.

2.3                              The Voting Depository shall timely pay its due, payable and undisputed debts to third parties and shall comply in all material respects with applicable laws, rules and agreements entered into by the Voting Depository with any third parties. The Voting Depository shall promptly notify the Company of any dispute the Voting Depository is involved in and of any threatened claim brought against or made by the Voting Depository.

2.4                              The Company’s prior approval is required for resolutions of the Voting Depository’s board of directors concerning the following matters:

a.                                      any amendment to the Voting Depository Articles and/or the Terms;

b.                                      the entering into of a merger or demerger or any other corporate reorganization involving the Voting Depository;

c.                                       the application for the Voting Depository’s bankruptcy or suspension of payments; and

d.                                      the Voting Depository’s dissolution.

2.5                              Any failure by the Voting Depository to fully and timely perform any of its obligations hereunder will cause irreparable injury to the Company and the Founding Shareholders for which damages would not provide an adequate remedy. The Company and each of the Founding Shareholders is entitled to claim specific performance (nakoming) in addition to, and not in lieu of, any other rights and remedies available to the Company and the Founding Shareholders under applicable law.

3                                        FOUNDERS HIGH VOTING PLAN - PARTICIPATION; ACCEPTANCE OF TERMS

3.1                              Each of the Founding Shareholders hereby elects to participate in the Founders High Voting Plan.

13

3.2                              Each of the Founding Shareholders and each of the Initial Permitted Intermediate Holding Companies hereby accepts the Terms and acknowledges the rights, obligations and restrictions under the Voting Depository Articles and the Terms, including:

a.                                      the suspension by the Voting Depository of a DR Holder’s rights under Article [15] of the Voting Depository Articles in case such DR Holder has violated any obligation or requirement under the Voting Depository Articles and/or the Terms;

b.                                      the revocation by the Voting Depository of any Voting Proxy granted to, or rejection or disregarding of any Voting Instruction given by, a DR Holder, in case such DR Holder has violated any of obligation or requirement under the Voting Depository Articles and/or the Terms; and

c.                                       the transfer restrictions applicable to the DRs pursuant Article [6] of the Terms.

3.3                              Each Founding Shareholder and each Initial Permitted Intermediate Holding Company hereby irrevocably authorizes and instructs the Voting Depository and the Company, acting individually, to represent such Founding Shareholder or Initial Permitted Intermediate Holding Company, as the case may be, and act on its behalf in connection with any act (including an issuance, allocation, acquisition, transfer and/or cancellation of any DRs) required under the Terms, which power of attorney is granted with the right of substitution. The Voting Depository and the Company may act as a counterparty of the Party granting the power of attorney in accordance with this Clause 3.3.

4                                        FOUNDERS HIGH VOTING PLAN - ADHERENCE PERMITTED TRANSFEREES

4.1                              No Party shall transfer any DRs to a Permitted Transferee without such Permitted Transferee having provided the Company with a validly executed Deed of Adherence whereby such Permitted Transferee accepts the Terms, confirms its adherence to the relevant obligations under this Agreement and grants a power of attorney to the Voting Depository and the Company.

4.2                              For the avoidance of doubt, if an entity acquires (as legal successor under

14

universal title of succession) assets of a Founding Shareholder or Permitted Intermediate Holding Company, such successor Founding Shareholder or new Permitted Intermediate Holding Company, as the case may be, shall be bound by this Agreement in all respects in the same way as its legal predecessor, including, but not limited to, the acceptance of the Terms as referred to in Clause 3.2 and the power of attorney as referred to in Clause 3.3.

5                                        FOUNDERS HIGH VOTING PLAN - REGISTRATION IN FOUNDERS SHARE REGISTER

5.1                              The Company shall maintain the Founders Share Register. The Founders Share Register may (also) be kept in electronic form.

5.2                              Immediately prior to the execution of this Agreement, the Company has registered the Ordinary Shares held by each Founding Shareholder (or its designated Initial Permitted Intermediate Holding Company, as the case may be) as at the date of this Agreement, in the Founders Share Register. At the request of a Founding Shareholder or its Permitted Transferee, the Company shall also register in the Founders Share Register any Ordinary Shares acquired by such Founding Shareholder (or its Permitted Transferee) in a share issuance by the Company after the date hereof.

5.3                              Subject to Clause 5.2, the Founders Share Register shall include:

a.                                      the names and addresses of the Founding Shareholders;

b.                                      the number of Qualifying Shares of each Founding Shareholder (held either directly or indirectly through a Permitted Intermediate Holding Company); and

c.                                       the names and addresses of any Permitted Intermediate Holding Company holding Qualifying Shares, as well as the number of Qualifying Shares held by such Permitted Intermediate Holding Company.

5.4                              Each Founding Shareholder (and each Initial Permitted Intermediate Holding Company to the extent that it holds Qualifying Shares) acknowledges that by virtue of registration of its Ordinary Shares in the Founders Share Register and for the duration of such registration, such Qualifying Shares cannot be transferred to any party, except if it concerns:

a.                                       a transfer to or between Permitted Transferees, provided in each

15

case that the DRs stapled to such Qualifying Shares are also, and simultaneously, transferred to the same Permitted Transferee to which those Qualifying Shares are transferred; or

b.                                       a transfer to the Company.

6                                        ISSUE OF SPECIAL VOTING SHARES

The General Meeting has resolved on [date] July 2014 to issue at the time of the IPO and subject to the occurrence of the IPO to the Voting Depository 412,114,952  Special Voting Shares, being a number equal to the number of Qualifying Shares (the “Issue Shares”) as at the date of this Agreement, by executing the Subscription Deed of Issue prior to the IPO, subject to the Subscription Price having been charged against the Company’s reserves in accordance with Clause 7 or otherwise having been paid.

7                                        SUBSCRIPTION PRICE

The Company shall fund the Subscription Price out of, and charge the Subscription Price against, the Company’s special capital reserve and shall discharge the Voting Depository from liability in respect of the payment of the Subscription Price subject to the Company having sufficient freely distributable reserves. For purposes of charging the Company’s special capital reserve in connection with the issue of the Issue Shares pursuant to Clause 6, the Board of Directors has resolved, subject to the occurrence of the IPO and execution of deed of issue of the Issue Shares, to (i) reallocate an amount equal to the Subscription Price from the Company’s share premium reserve (agioreserve), out of the share premium to be paid on the ordinary shares in the capital of the Company that will be issued in the IPO, to the Company’s special capital reserve and subsequently (ii) charge the corresponding amount from the Company’s special capital reserve for purposes of paying the Subscription Price.

8                                        ISSUE OF DRS

Upon issuance of the Issue Shares in accordance with Clause 6, the Voting Depository shall issue for no consideration (om niet) to each Founding Shareholder (or Initial Permitted Intermediate Holding Company designated by such Founding Shareholder, as the case may be)

16

(1) one DR for each Qualifying Share registered in the Founders Share Register in the name of such Founding Shareholder (or Initial Permitted Intermediate Holding Company, as the case may be), in accordance with the Voting Depository Articles and the Terms and subject to such Founding Shareholder (or Initial Permitted Intermediate Holding Company, as the case may be) having validly executed this Agreement and thereby accepted the Terms.

9                                        CALL OPTION

9.1                              On [date] July 2014 and subject to the execution of a deed of amendment to the Company Articles prepared by NautaDutilh N.V. and bearing the reference [reference number] (unofficial English translation bearing the reference [reference number]), the General Meeting has resolved to grant at the time of the IPO and subject to the occurrence of the IPO to the Voting Depository for no consideration (om niet) the continuous and repeatedly exercisable right to subscribe for or otherwise acquire from the Company, for an indefinite period, any number of Special Voting Shares up to and including the Maximum Number, if and when (i) the Company has resolved to increase its capital and new Ordinary Shares are issued to one or more Founding Shareholders (or their Permitted Transferees); (ii) such newly issued Ordinary Shares are Qualifying Shares; and (iii) the Voting Depository needs to issue a corresponding number of DRs to Qualifying Shareholders in accordance with Article [4.1] of the Terms.

9.2                              In furtherance of the resolution referred to in Clause 9.1 and as a consequence of the execution of the deed of amendment referred to in Clause 9.1, the Company hereby grants effective as of the time of the IPO and subject to the occurrence of the IPO the Call Option to the Voting Depository and the Voting Depository hereby accepts the Call Option from the Company.

10                                 EXERCISE OF THE CALL OPTION

10.1                       The Call Option is continuous in nature and can be exercised repeatedly on more than one occasion regardless of previous issuances and transfers of Special Voting Shares to the Voting Depository pursuant to earlier exercises of the Call Option and regardless of any subsequent transfers back to the Company and/or cancellation of such Special Voting Shares by the

17

Company.

10.2                       The Voting Depository may acquire the Special Voting Shares pursuant to the Call Option either, at the Company’s discretion, by subscribing to new to be issued Special Voting Shares or by acquiring Special Voting Shares from the Company held as treasury stock, in accordance with Clause 12.

10.3                       The Voting Depository must exercise the Call Option to acquire such number of Special Voting Shares that are not already held by the Voting Depository as required to issue a corresponding number of DRs to Qualifying Shareholders pursuant to the Voting Depository Articles and the Terms.

10.4                       Only the Voting Depository can exercise the Call Option. The Call Option is exercised by sending an Exercise Notice to the Company, specifying the number (not exceeding the Maximum Number) of Special Voting Shares in respect of which the Call Option is exercised on that occasion.

10.5                       When exercising the Call Option, the Voting Depository may rely on the Recorded Information available at that time in order to establish the Maximum Number. If any part of the Recorded Information is inaccurate or incomplete at the time of the Voting Depository exercising the Call Option on the relevant occasion, the Company shall, immediately after having become aware that the Voting Depository has relied on inaccurate or incomplete Recorded Information:

a.                                      update and correct the Recorded Information as appropriate and inform the Voting Depository of the actual composition of the Company’s authorised and issued share capital at that time, as well as the actual nominal value of all Shares at that time; and

b.                                      allow the Voting Depository to adjust the relevant Exercise Notice within two (2) Trading Days after having informed the Voting Depository as described in paragraph a., before issuing the relevant number of Special Voting Shares in accordance with Clause 12.

11                                 EXERCISE PRICE

11.1                       Subject to Clause 11.3, the Company shall fund the Exercise Price for the

18

relevant Special Voting Shares to be issued out of, and charge the Exercise Price against, the Company’s special capital reserve and shall discharge the Voting Depository from liability in respect of the payment of the Exercise Price subject to the Company having sufficient freely distributable reserves.

11.2                       The Company shall use its reasonable efforts to maintain the special capital reserve at a sufficient level to allow for any issue of Special Voting Shares pursuant to this Agreement to be charged against such reserve.

11.3                       If the level of the special capital reserve is insufficient to allow the relevant Exercise Price to be fully charged against it, the Company may require the Voting Depository to pay the Exercise Price or a part thereof in cash and the Voting Depository shall pay the relevant amount out of its available funds, use its reasonable efforts to obtain bank financing or financing from the Company or its subsidiaries in order to be able to pay the relevant amount to the Company or pay the relevant amount by other means.

12                                 ISSUE AND TRANSFER OF SPECIAL VOTINGS SHARES

Upon an exercise of the Call Option in accordance with Clause 10 and, in case of an issue of Special Voting Shares, subject to the relevant Exercise Price having been charged against the Company’s reserves in accordance with Clause11.1 or otherwise having been paid, the Parties shall procure that the relevant number of Special Voting Shares are at the Company’s discretion:

a.                                      issued to the Voting Depository by executing a Call Option Deed of Issue; and/or

b.                                      transferred to the Voting Depository by executing a Call Option Deed of Transfer,

in each case as soon as possible but ultimately within five (5) Trading Days after the exercise of the Call Option.

19

13                                 RETURN OF SPECIAL VOTING SHARES AND POWER OF ATTORNEY

13.1                       The Voting Depository shall, promptly and in any event within three (3) Trading Days, transfer to the Company for no consideration (om niet) the Special Voting Shares for which the corresponding DRs have been cancelled in accordance with the Terms, or otherwise for which no DRs are issued by the Voting Depository. In deviation of the previous sentence, the Company and the Voting Depository may, subject to the restrictions pursuant to applicable law, agree that the Company shall pay a consideration for any Special Voting Shares so transferred to the Company. For the avoidance of doubt, the making of any such agreement shall be at the absolute discretion of both the Company and the Voting Depository.

13.2                       The Voting Depository shall refrain from exercising any meeting and voting rights attached to the Special Voting Shares that are to be transferred back to the Company pursuant Clause 13.1. Likewise, and without prejudice to the generality of Clause 18, the Voting Depository hereby irrevocably waives (doet afstand van) all economic rights and entitlements whether actual or contingent (if any) attached to any such Special Voting Shares, including profit rights, rights to distributions, payments out of any of the Company’s reserves, rights to payments in relation to capital reductions and payments of liquidation proceeds.

13.3                       The Voting Depository hereby grants to the Company an irrevocable power of attorney to transfer the Special Voting Shares in accordance with Clause 13.1. The Company, in its capacity as attorney under the power of attorney described in this Clause 13.3, may act as counterparty of the Voting Depository. The power of attorney granted pursuant to this Clause 13.3 is granted with full power of substitution.

14                                 UNDERTAKING TO INCREASE AUTHORIZED SHARE CAPITAL

The Company undertakes to propose to the General Meeting an amendment of the Company Articles to increase the maximum number of Special Voting Shares that may be issued under the Company’s authorised share capital if it appears from the Founders Share Register that in the foreseeable future, but in any event within the next three months the Company will need to issue Special Voting Shares in excess of the maximum number of special voting shares allowed under the Company’s authorized share capital at that time.

20

15                                 DE-REGISTRATION

15.1                       Any Founding Shareholder or other Permitted Transferee may at any time request (if such Founding Shareholder or other Permitted Transferee is a DR Holder itself) or cause any of its Permitted Intermediate Holding Companies holding DRs to request the Company to be de-registered from the Founders Share Register for some or all of its Qualifying Shares by submitting a duly completed de-registration form as attached hereto as Annex I (a “De-Registration Request”).

15.2                       Upon a DR Holder having submitted a De-Registration Request, such DR Holder is deemed to have waived its rights to use its Voting Proxy or to give Voting Instructions in respect of the Special Voting Shares that are stapled to the relevant Qualifying Shares.

15.3                       Upon receipt of a duly completed De-Registration Request, the Company shall use its reasonable efforts to ensure that the Ordinary Shares concerned will be moved to the regular trading system as soon as reasonably possible by in any event within five (5) Trading Days of receipt of the De-Registration Request.

15.4                       Upon a cancellation of any DRs by the Voting Depository in accordance with the Terms in respect of a DR Holder, the Company shall immediately de-register from the Founders Share Register the relevant Qualifying Shares held by such DR Holder.

15.5                       If the Company determines (in its discretion acting reasonably) that a Founding Shareholder or any of its Permitted Intermediate Holding Companies or has taken any action a principal purpose of which is to avoid the application of the Terms, the Company may de-register the Qualifying Shares held by the relevant Founding Shareholder or Permitted Intermediate Holding Company, as the case may be, from the Founders Share Register, and cause the Voting Depository to effect a cancellation with respect to the relevant DRs.

15.6                       Upon de-registration of an Ordinary Share from the Founders Share Register:

a.                                      such Ordinary Share will no longer qualify as Qualifying Share;

b.                                      the relevant DR Holder is no longer entitled to hold the DRs

21

issued in respect thereof and the Voting Depository shall promptly cancel such DRs unilaterally for no compensation in accordance with the Terms; and

c.                                       the Voting Depository may no longer hold the Special Voting Shares issued in respect thereof and shall return the corresponding Special Voting Shares to the Company in accordance with Clause 13.

16                                 NO TRANSFER OR ENCUMBRANCE

16.1                       The Voting Depository shall not directly or indirectly sell, dispose of or transfer any Special Voting Share to any party other than to the Company, or otherwise grant any right or interest therein other than issuing DRs.

16.2                       Without prejudice to Section 3:259 of the Dutch Civil Code, the Voting Depository shall not directly or indirectly create or permit to exist any pledge, lien, fixed or floating charge or other encumbrance over any Special Voting Share or any interest in any Special Voting Share.

17                                 EXERCISE OF VOTING RIGHTS

17.1                       In the pursuit of the objects of the Voting Depository as specified in the Voting Depository Articles, the Voting Depository will act independently from the Company and any subsidiaries of the Company within the meaning of Section 2:24a of the Dutch Civil Code.

17.2                       The Voting Depository shall exercise the Voting Rights and the meeting rights attached to the Special Voting Shares held by it (or, to the extent applicable not exercise those rights) in accordance with any Voting Instruction, not exercise the Voting Rights and the meeting rights attached to the Special Voting Shares in respect of which it has given a Voting Proxy, and generally in accordance with the Voting Depository Articles and in full compliance with the Voting Depository’s obligations under the Voting Depository Articles and the Terms.

22

18                                 WAIVER OF DIVIDEND RIGHTS; OPERATING EXPENSES VOTING DEPOSITORY

18.1                       The Voting Depository hereby irrevocably waives (doet afstand van) all economic rights and entitlements whether actual or contingent (if any) attached to the Special Voting Shares, including profit rights, rights to distributions, payments out of any of the Company’s reserves, rights to payments in relation to capital reductions and payments of liquidation proceeds.

18.2                       The Voting Depository shall not take any steps to cause a distribution or payment to be made on the Special Voting Shares held by it, except as required to cover the reasonable operating expenses of the Voting Depository and any costs and expenses relating to the implementation and service of the Terms and this Agreement.

18.3                       The Company shall cover all operating and other reasonable expenses of the Voting Depository. Upon receipt of a reasonably substantiated written request from the Voting Depository to pay or reimburse certain expenses, the Company shall either pay directly for such expenses or reimburse the Voting Depository for such expenses, within five (5) Trading Days following receipt of such written request.

19                                 ACCESS TO INFORMATION

19.1                       The Company shall promptly notify the Voting Depository (or shall cause the Voting Depository to be notified) each time that:

a.                                      a DR Holder ceases to hold one or more of its Qualifying Shares, other than in connection with a transfer of DRs in accordance with [Article 6.1 paragraph a] of the Terms;

b.                                      one or more Ordinary Shares of a DR Holder cease to be Qualifying Shares (including as a result of the DR Holder concerned no longer being 90% Controlled);

c.                                       any other change is made to the particulars included in the Founders Share Register; or

d.                                      it becomes aware of any other matters or circumstances that are material to the operation of the Founders High Voting Plan.

19.2                      Upon request of the Voting Depository, the Company shall provide the

23

Voting Depository with a copy of the Founders Share Register and any other information in the Company’s possession in relation to any Founding Shareholder or Permitted Intermediate Holding Company to the extent the Voting Depository reasonably needs such information for the proper and timely performance of its obligations under the Voting Depository Articles, the Terms and this Agreement.

19.3                       The Voting Depository shall provide the Company with copies of the Voting Depository Articles and the Terms. The Voting Depository shall grant the Company access to the DR register maintained by it, the Voting Depository’s books, records and all other relevant information at all times in order to enable the Company to verify and monitor the Voting Depository’s compliance with the Voting Depository Articles, the Terms and this Agreement.

20                                 NOTICES

20.1                       All notices given under this Agreement shall be given by electronic means or in writing and, in the latter case, shall be sent by courier service or by registered mail (with a copy of such notice being sent in advance by e-mail). All such notices shall be addressed as follows:

a.                                      if to the Company:

Cnova N.V.

c/o Board of Directors

Professor Dr Dorgelolaan 30D

5613 AM Eindhoven, the Netherlands

E-mail address: [e-mail]

b.                                      if to the Voting Depository:

Stichting Cnova Special Voting Shares

c/o Board of Directors

Professor Dr Dorgelolaan 30D

5613 AM Eindhoven, the Netherlands

E-mail address: [e-mail]

c.                                       if to CGP:

24

Casino, Guichard-Perrachon S.A.

c/o Board of Directors

1 Esplanade de France,

42000 Saint-Etienne, France

E-mail address: [e-mail]

d.                                      if to CBD:

Companhia Brasileira de Distribuição S.A.

c/o Board of Directors

Avenida Brigadeiro Luiz Antonio, 3142

São Paulo, SP 01402-901, Brazil

E-mail address: ronaldo.iabrudi@gpabr.com (with copy to fernando.merino@gpabr.com.br)

e.                                      if to VV:

Via Varejo S.A.

c/o Board of Directors

Rua João Pessoa, 83,

Centro, São Caetano do Sul, SP 09520-010, Brazil

E-mail address: libano.barroso@viavarejo.com.br (with copy to andre.rizk@viavarejo.com.br)

f.                                       if to Exito:

Almacenes Éxito S.A.

c/o Board of Directors

[address]

E-mail address: [e-mail]

g.                                       if to Quiroga:

Mr Germán Pasquale Quiroga Vilardo

Rua Gomes de Carvalho, No. 1609/1617, 3°-7° andares,

São Paulo, SP 04547-006, Brazil

E-mail address: quiroga@novapontocom.com.br

25

h.                                      if to Chalita:

Mr Eduardo Khair Chalita

Rua Gomes de Carvalho, No. 1609/1617, 3°-7° andares,

São Paulo, SP 04547-006, Brazil

E-mail address: chalitaeduardo@gmail.com

21                                 FURTHER ACTION; ADJUSTMENT OF SHARE CAPITAL

21.1                       If at any time after the execution of this Agreement any further action is necessary or desirable in order to implement this Agreement, each Party shall take all such actions as may reasonably be requested from it by the other Party.

21.2                       The Company and the Voting Depository shall take all further action that is necessary or desirable to adjust the number of Special Voting Shares held by the Voting Depository accordingly to any changes in the Ordinary Share capital of the Company as a result of a stock split or similar restructuring, and the Voting Depository shall adjust the number of DRs issued by it accordingly.

22                                 ANTI-ABUSE RULE

22.1                       Each Party shall refrain from performing any act (or omitting to perform any act) which could reasonably be understood or expected to deviate from the intentions of the Parties concerning the terms and conditions of the Founders High Voting Plan (as laid down in and as can reasonably be derived from (i) this Agreement, (ii) the Voting Depository Articles, (iii) the Terms and (iv) the discussions between the Parties that led up to the setting up of the Founders High Voting Plan) at or around the time of this Agreement originally having been entered into.

23                                 NO IMPLIED WAIVER; NO FORFEIT OF RIGHTS

23.1                       Nothing shall be construed as a waiver under this Agreement unless a document to that effect has been signed by the Parties or a notice to that effect has been given.

26

23.2                       The failure of a Party to exercise or enforce any right under this Agreement shall not constitute a waiver of the right to exercise or enforce such right in the future.

23.3                       Where a Party does not exercise any right under this Agreement (which shall include the granting by a Party to any other Party of an extension of time in which to perform its obligations under any provision hereof), this shall not be deemed to constitute a forfeit of any such rights (rechtsverwerking).

24                                 NO THIRD PARTY STIPULATION

This Agreement does not contain any third party stipulation (derdenbeding) in favour of any person.

25                                 AMENDMENT

A Supermajority of the DR Holders may resolve (in writing) to amend this Agreement. Any such amendment will require the prior written consent of the Company, which shall not be withheld unreasonably. This Article 25 is without prejudice to Article 29.

26                                 INVALIDITY

In the event that a provision of this Agreement is null and void or unenforceable (either in whole or in part):

a.                                      the remainder of this Agreement shall continue to be effective to the extent that, given this Agreement’s substance and purpose, such remainder is not inextricably related to the null and void or unenforceable provision; and

b.                                      the Parties shall make every effort to reach agreement on a new provision which differs as little as possible from the null and void or unenforceable provision, taking into account the substance and purpose of this Agreement.

27                                 NO RESCISSION

To the extent permitted by law, the Parties hereby waive their rights to rescind or nullify, or to demand the rescission, nullification or

27

amendment of, this Agreement on any grounds whatsoever.

28                                 NO TRANSFER, ASSIGNMENT OR ENCUMBRANCE

No Party may transfer, assign or encumber its contractual relationship, any of its rights or any of its obligations under this Agreement without the prior written consent of the other Party.

29                                 TERM AND TERMINATION

29.1                       This Agreement shall remain in full force for an indefinite period.

29.2                       A 95% Ordinary Shareholder may request the Company and the Voting Depository jointly in writing to terminate the Founders High Voting Plan. In such request the 95% Ordinary Shareholder shall irrevocably undertake to start squeeze-out proceedings pursuant to Section 2:92a of the Dutch Civil Code as soon as possible following the termination of the Founders High Voting Plan. Together with such request, the 95% Ordinary Shareholder shall submit documentation reasonably demonstrating that the 95% Ordinary Shareholder (alone or jointly with its group companies within the meaning of Section 2:24b of the Dutch Civil Code) holds at least 95% of the issued and outstanding ordinary shares of the Company.

29.3                       The DR Holders may resolve by Supermajority in writing to terminate the Founders High Voting Plan. Such resolution, signed by at least the Supermajority of the DR Holders, shall be sent to the Voting Depository and the Company.

29.4                       Following receipt of a request as referred to in Article 29.2 or a copy of a resolution as referred to in Article 29.3:

a.                                      the Voting Depository shall unilaterally cancel all DRs without any compensation becoming due to the DR Holders as a result of such cancellation;

b.                                      the Voting Depository shall transfer all Special Voting Shares it holds back to the Company in accordance with Article 13;

c.                                       the Board of Directors shall propose to the General Meeting an amendment to the Company Articles to abolish all references to the Special Voting Shares;

28

d.                                      the Voting Depository shall be dissolved; and

e.                                       upon completion of steps a. through d. above, this Agreement will automatically terminate.

29.5                       In case of dissolution of the Voting Depository for any reason other than pursuant to Article 29.4, the Voting Depository shall transfer the Special Voting Shares back to the Company for no consideration (om niet) and the Parties will seek to implement another appropriate structure similar to the Founders High Voting Plan.

29.6                       The Voting Depository hereby grants to the Company an irrevocable power of attorney to transfer the Special Voting Shares in accordance with Clause 29.5. The Company, in its capacity as attorney under the power of attorney described in this Clause 29.6, may act as counterparty of the Voting Depository. The power of attorney granted pursuant to this Clause 29.6 is granted with full power of substitution.

30                                 GOVERNING LAW AND JURISDICTION

30.1                      This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

30.2                       The Parties agree that any dispute in connection with this Agreement or any agreement resulting therefrom shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam.

(signature pages follow)

29

Signature pages

This Agreement has been entered into on the date stated at the beginning of this Agreement and may be signed in counterparts, which together shall constitute one and the same agreement.

Cnova N.V.
Name:
Title:
Date:

Stichting Cnova Special Voting Shares
Name:
Title:
Date:

Casino, Guichard-Perrachon S.A.
Name:
Title:
Date:

30

Companhia Brasileira de Distribuçào S.A.
Name:
Title:
Date:

Via Varejo S.A.
Name:
Title:
Date:

Almacenes Éxito S.A.
Name:
Title:
Date:

Germán Pasquale Quiroga Vilardo
Date:

Eduardo Khair Chalita
Date:

31

For acknowledgement of Clauses 3.2, 3.3, 5.4, 20, 23, 24, 25, 26, 27, 28, 29 and 30:

[Jaïpur Financial Markets] B.V.
Name:
Title:
Date:

[Jaïpur Financial Markets] S.à r.l.
Name:
Title:
Date:

Nova Pontocom Comércio Eletrônico S.A.
Name:
Title:
Date:

32

ANNEX A - SUBSCRIPTION DEED OF ISSUE

DEED OF ISSUE OF SPECIAL VOTING SHARES

THE UNDERSIGNED

1.                                     Cnova N.V., a public company with limited liability under Dutch law, having its corporate seat in Amsterdam (address: Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven (the Netherlands), trade register number: 60776676 ) (the “Company”).

2.                                     Stichting Cnova Special Voting Shares, a Voting Depository under Dutch law, having its corporate seat in [seat] (address: [address], trade register number: [number]) (the “Voting Depository”).

RECITALS

Subject to (i) the execution of the Special Voting Agreement and (ii) the occurrence of the IPO, the General Meeting has resolved to issue 412,114,952  Special Voting Shares (the “Issue Shares”) to the Voting Depository pursuant to the execution of this Deed (the “Issue”).

NOW HEREBY AGREE AND DECLARE AS FOLLOWS

DEFINITIONS AND INTERPRETATION

Article 1

1.1                              In this Deed the following definitions shall apply:

Deed	This deed of issue.

Issue Shares	Has the meaning set out in the recitals

Parties	The parties to this Deed.

Special Voting	The special voting agreement entered into

33

Agreement	by, inter alia, the Voting Depository and the Company, dated [date].

Subscription Price	€[amount], being the total nominal value of the Issue Shares.

1.2                              Capitalised words and expressions not defined in this Deed shall have the meanings ascribed to them in the Special Voting Agreement.

1.3                              Words denoting the singular shall have a similar meaning when used in the plural and vice versa.

1.4                              Words denoting one gender shall include each other gender.

1.5                              No provision of this Deed shall be interpreted adversely against a Party solely because that Party was responsible for drafting that particular provision.

1.6                              Although this Deed has been drafted in the English language, this Deed pertains to Dutch legal concepts. Any consequence of the use of English words and expressions in this Deed under any law other than Dutch law shall be disregarded.

1.7                              The words “include”, “included” and “including” are used to indicate that the matters listed are not a complete enumeration of all matters covered.

1.8                              The titles and headings in this Deed are for construction purposes as well as for reference. No Party may derive any rights from such titles and headings.

PRE-EMPTION RIGHTS

Article 2

There are no parties with pre-emption rights in relation to the present issue of the Issue Shares.

SUBSCRIPTION PRICE

Article 3

3.1                              The Issue Shares are issued at the Subscription Price.

3.2                              The Board of Directors has resolved that, subject to the execution of this Deed and occurrence of the IPO, the Subscription Price shall be charged against the Company’s special capital reserve in its entirety.

34

3.3                              The Company hereby grants the Voting Depository a discharge from liability in respect of the payment of the Subscription Price.

ISSUE

Article 4

In satisfaction of its obligation to issue the Issue Shares pursuant to the Special Voting Agreement, the Company hereby issues, under the condition precedent (opschortende voorwaarde) of the occurrence of and effective as of the IPO, the Issue Shares to the Voting Depository and the Voting Depository hereby accepts the Issue Shares from the Company under that same condition precedent.

REGISTER

Article 5

The Company shall enter the present issuance of the Issue Shares in its shareholders register immediately following fulfilment of the condition precedent referred to in article 4.

NO RECISSION

Article 6

The parties exclude every possibility to rescind and dissolve this Deed for any reason whatsoever.

GOVERNING LAW AND JURISDICTION

Article 7

7.1                              This Deed shall be governed by and construed in accordance with the laws of the Netherlands.

7.2                              The Parties agree that any dispute in connection with this Deed or any agreement resulting therefrom shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam.

(signature page follows)

35

Signature page to a deed of issue

Cnova N.V.
Name :
Title :
Date :

Stichting Cnova Special Voting Shares
Name :
Title :
Date :

36

ANNEX B - CALL OPTION DEED OF ISSUE

DEED OF ISSUE OF SPECIAL VOTING SHARES

THE UNDERSIGNED

1.                                     Cnova N.V., a public company with limited liability under Dutch law, having its corporate seat in Amsterdam (address: Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven (the Netherlands), trade register number: 60776676 ) (the “Company”).

2.                                     Stichting Cnova Special Voting Shares, a Voting Depository under Dutch law, having its corporate seat in [seat] (address: [address], trade register number: [number]) (the “Voting Depository”).

RECITALS

A.                                   Subject to the execution of the Special Voting Agreement and occurrence of the IPO, the General Meeting has resolved to grant to the Voting Depository for no consideration (om niet) the right to subscribe for a number of Special Voting Shares up to and including the Maximum Number and subject to the terms and conditions of the Special Voting Agreement.

B.                                   In furtherance of the resolution referred to in recital A. and as a consequence of the execution of the Special Voting Agreement and the occurrence of the IPO on [date] 2014, the Company granted the Call Option to the Voting Depository and the Voting Depository accepted the Call Option from the Company.

C.                                   On [date], the Voting Depository sent an Exercise Notice to the Company pursuant to which the Call Option was exercised with respect to [number] Special Voting Shares.

37

D.                                   In furtherance of the exercise of the Call Option by sending the above-mentioned Exercise Notice, the Parties wish to effect the issuance of [number] of Special Voting Shares (the “Issue Shares”) pursuant to the execution of this Deed.

NOW HEREBY AGREE AND DECLARE AS FOLLOWS

DEFINITIONS AND INTERPRETATION

Article 2

2.1                              In this Deed the following definitions shall apply:

Deed	This deed of issue.

Exercise Price	€[amount], being the total nominal value of the Issue Shares.

Issue Shares	Has the meaning set out in recital D.

Parties	The parties to this Deed.

Special Voting Agreement	The special voting agreement entered into by, inter alia, the Voting Depository and the Company, dated [date] 2014.

2.2                              Capitalised words and expressions not defined in this Deed shall have the meanings ascribed to them in the Special Voting Agreement.

2.3                              Words denoting the singular shall have a similar meaning when used in the plural and vice versa.

2.4                              Words denoting one gender shall include each other gender.

2.5                              No provision of this Deed shall be interpreted adversely against a Party solely because that Party was responsible for drafting that particular provision.

2.6                              Although this Deed has been drafted in the English language, this Deed pertains to Dutch legal concepts. Any consequence of the use of English words and expressions in this Deed under any law other than Dutch law shall be disregarded.

2.7                              The words “include”, “included” and “including” are used to indicate that the matters listed are not a complete enumeration of all matters covered.

38

2.8                              The titles and headings in this Deed are for construction purposes as well as for reference. No Party may derive any rights from such titles and headings.

PRE-EMPTION RIGHTS

Article 3

There are no parties with pre-emption rights in relation to the present issue of the Issue Shares.

EXERCISE PRICE

Article 4

4.1                              The Issue Shares are issued at the Exercise Price.

4.2                              The Board of Directors has resolved that, subject to the execution of this Deed, the Exercise Price shall be charged against the Company’s special capital reserve in its entirety.

4.3                              The Company hereby grants the Voting Depository a discharge from liability in respect of the payment of the Exercise Price.

ISSUE

Article 5

In satisfaction of its obligation to issue the Issue Shares pursuant to the Special Voting Agreement, the Company hereby issues the Issue Shares to the Voting Depository and the Voting Depository hereby accepts the Issue Shares from the Company.

REGISTER

Article 6

The Company shall enter the present issuance of the Issue Shares in its shareholders register immediately following the execution of this Deed.

39

NO RECISSION

Article 7

The parties exclude every possibility to rescind and dissolve this Deed for any reason whatsoever.

GOVERNING LAW AND JURISDICTION

Article 8

8.1                              This Deed shall be governed by and construed in accordance with the laws of the Netherlands.

8.2                              The Parties agree that any dispute in connection with this Deed or any agreement resulting therefrom shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam.

(signature page follows)

40

Signature page to a deed of issue

Cnova N.V.
Name :
Title :
Date :

Stichting Cnova Special Voting Shares
Name :
Title :
Date :

41

ANNEX C - CALL OPTION DEED OF TRANSFER

DEED OF TRANSFER OF SPECIAL VOTING SHARES

THE UNDERSIGNED:

1.                                     Cnova N.V., a public company with limited liability under Dutch law, having its corporate seat in Amsterdam (address: Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven (the Netherlands), trade register number: 60776676 ) (the “Company”).

2.                                     Stichting Cnova Special Voting Shares, a Voting Depository under Dutch law, having its corporate seat in [seat] (address: [address], trade register number: [number]) (the “Voting Depository”).

RECITALS

A.                                   The General Meeting has resolved, subject to the occurrence of the IPO, to grant to the Voting Depository for no consideration (om niet) the right to acquire a number of Special Voting Shares up to and including the Maximum Number and subject to the terms and conditions of the Special Voting Agreement.

B.                                   In furtherance of the resolution referred to in recital A. and as a consequence of the execution of the Special Voting Agreement and the occurrence of the IPO on [date] 2014, the Company granted the Call Option to the Voting Depository and the Voting Depository accepted the Call Option from the Company.

C.                                   On [date], the Voting Depository sent an Exercise Notice to the Company pursuant to which the Call Option was exercised with respect to [number] Special Voting Shares.

42

D.                                   In furtherance of the exercise of the Call Option by sending the above-mentioned Exercise Notice, the Parties wish to effect the transfer of [number] of Special Voting Shares (the “Transfer Shares”) pursuant to the execution of this Deed.

DEFINITIONS AND INTERPRETATION

Article 1

1.1                              In this Deed the following definitions shall apply:

Deed	This deed of transfer.

Parties	The parties to this Deed.

Special Voting Agreement	The special voting agreement entered into by the Voting Depository and the Company, dated [date] 2014.

Transfer Shares	Has the meaning set out in recital D.

1.2                              Capitalised words and expressions not defined in this Deed shall have the meanings ascribed to them in the Special Voting Agreement.

1.3                              Words denoting the singular shall have a similar meaning when used in the plural and vice versa.

1.4                              Words denoting one gender shall include each other gender.

1.5                              No provision of this Deed shall be interpreted adversely against a Party solely because that Party was responsible for drafting that particular provision.

1.6                              Although this Deed has been drafted in the English language, this Deed pertains to Dutch legal concepts. Any consequence of the use of English words and expressions in this Deed under any law other than Dutch law shall be disregarded.

1.7                              The words “include”, “included” and “including” are used to indicate that the matters listed are not a complete enumeration of all matters covered.

1.8                              The titles and headings in this Deed are for construction purposes as well as for reference. No Party may derive any rights from such titles and headings.

43

TRANSFER

Article 2

2.1                              In satisfaction of its obligation to transfer the Transfer Shares pursuant to the Special Voting Agreement, the Company hereby transfers the Transfer Shares to the Voting Depository.

2.2                              The Voting Depository hereby declares to hereby accept the Transfer Shares.

ACKNOWLEDGMENT

Article 3

The Company has taken cognisance of and hereby acknowledges the transfer of the Transfer Shares.

REGISTER

Article 4

The Company shall enter the present transfer of the Transfer Shares in its shareholders register immediately following the execution of this Deed.

NO RECISSION

Article 5

The parties exclude every possibility to rescind and dissolve this Deed for any reason whatsoever.

GOVERNING LAW AND JURISDICTION

Article 6

6.1                              This Deed shall be governed by and construed in accordance with the laws of the Netherlands.

6.2                              The Parties agree that any dispute in connection with this Deed or any agreement resulting therefrom shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam.

(signature page follows)

44

Signature page to a deed of transfer

Cnova N.V.

Name	:

Title	:

Date	:

Stichting Cnova Special Voting Shares

Name	:

Title	:

Date	:

45

ANNEX D - EXERCISE NOTICE

ANNEX D - EXERCISE NOTICE

To:

Cnova N.V.

Attn. Board of Directors

Professor Dr Dorgelolaan 30D

5613 AM Eindhoven

The Netherlands

[Date]

Dear Sirs,

Reference is made to the Special Voting Agreement between Cnova N.V., Stichting Cnova Special Voting Shares, Casino, Guichard-Perrachon S.A., Companhia Brasileira de Distribuição S.A., Via Varejo S.A., Almacenes Éxito, Germán Pasquale Quiroga Vilardo, Eduardo Khair Chalita, [Jaïpur Financial Markets] B.V., [Jaïpur Financial Markets] S.à r.l. and Nova Pontocom Comércio Eletrônico S.A. dated [16] July 2014 (the “Agreement”). Capitalised terms used in this letter shall have the same meaning ascribed to such terms in the Agreement.

This is an Exercise Notice.

Pursuant to the Voting Depository Articles and the Terms, we are under an obligation to issue DRs to one or more Qualifying Shareholders. In connection with such anticipated issue of DRs, the undersigned hereby exercises the Call Option with respect to [number] Special Voting Shares, which according to Recorded Information obtained on the date hereof, is a number not exceeding the Maximum Number.

We hereby request that you, in accordance with the terms of the Agreement, issue and/or transfer the above-mentioned number of Special Voting Shares to us by executing a Call Option Deed of Issue and/or a Call Option Deed of Transfer, as the case may be, as soon as possible but ultimately within five (5) Trading Days after the date of this Exercise Notice.

46

This Exercise Notice shall be governed by and construed in accordance with the laws of the Netherlands. Any dispute arising out of or in connection with this Exercise Notice shall be settled in accordance with the relevant provisions of the Agreement.

Yours faithfully,

Stichting Cnova Special Voting Shares
By	:
Title	:
Date	:

47

ANNEX E - VOTING DEPOSITORY ARTICLES OF ASSOCIATION

48

ANNEX F - TERMS AND CONDITIONS

49

ANNEX G - POWER OF ATTORNEY

To:
Cnova N.V.
Attn. Board of Directors
Professor Dr Dorgelolaan 30D
5613 AM Eindhoven
The Netherlands

and

Stichting Cnova Special Voting Shares
Attn. Board of Directors
[•]

Date:   [•]

Re: Power of Attorney

Dear Sirs,

Reference is made to the Special Voting Agreement between Cnova N.V., Stichting Cnova Special Voting Shares, Casino, Guichard-Perrachon S.A., Companhia Brasileira de Distribuição S.A., Via Varejo S.A., Almacenes Éxito, Germán Pasquale Quiroga Vilardo, Eduardo Khair Chalita, [Jaïpur Financial Markets] B.V., [Jaïpur Financial Markets] S.à r.l. and Nova Pontocom Comércio Eletrônico S.A. dated [•] 2014 (the Agreement). Capitalised terms used in this letter shall have the same meaning ascribed to such terms in the Agreement.

The undersigned hereby irrevocably authorizes and instructs the each of the Voting Depository and the Company to represent the undersigned and act on his behalf in connection with any act (including an issuance, allocation, acquisition, transfer and/or cancellation of any Special Voting Depository Receipts) required under the Terms.

The Voting Depository and Company, in their respective capacity as attorneys under this power of attorney, may act as counterparty of the undersigned. This power of attorney is granted with full power of substitution.

This power of attorney is governed by the laws of the Netherlands.

50

Yours faithfully,
[name]

By:
Title:

51

ANNEX H - ACCEPTANCE OF TERMS AND CONDITIONS AND ADHERENCE TO AGREEMENT

To:
Cnova N.V.
Attn. Board of Directors
Professor Dr Dorgelolaan 30D
5613 AM Eindhoven
The Netherlands

Date:   [•]

Re: Acceptance Terms and Conditions and adherence to Agreement

Dear Sirs,

Reference is made to the Special Voting Agreement between Cnova N.V., Stichting Cnova Special Voting Shares, Casino, Guichard-Perrachon S.A., Companhia Brasileira de Distribuição S.A., Via Varejo S.A., Almacenes Éxito, Germán Pasquale Quiroga Vilardo, Eduardo Khair Chalita, [Jaïpur Financial Markets] B.V., [Jaïpur Financial Markets] S.à r.l. and Nova Pontocom Comércio Eletrônico S.A. dated [•] 2014 (the Agreement). Capitalised terms used in this letter shall have the same meaning ascribed to such terms in the Agreement.

The undersigned represents to Cnova N.V. that it is at least at least 90% Controlled by the following Founding Shareholder:

The undersigned confirms to have received a copy of the Terms and the Voting Depository Articles and accepts to be bound by the Terms, which include:

a.                                      the suspension by the Voting Depository of a DR Holder’s rights under Article [15] of the Voting Depository Articles in case such DR Holder has violated any obligation or requirement under the Voting Depository Articles and/or the Terms;

b.                                      the revocation by the Voting Depository of any Voting Proxy granted to, or rejection or disregarding of any Voting Instruction given by, a DR Holder, in case such DR Holder has violated any of obligation or requirement under the Voting Depository Articles and/or the Terms; and

c.                                       the transfer restrictions applicable to the DRs pursuant Article [6]

52

of the Terms.

The undersigned furthermore irrevocably undertakes towards and for the benefit of the Parties (and every other person who assumes at any time any rights and obligations under the Agreement) to be bound by the Agreement in all respects as if the undersigned was a Party to the Agreement and named in it as Initial Permitted Intermediate Holding Company and to observe and perform all the provisions and obligations of the Agreement applicable to or binding on the Initial Permitted Intermediate Holding Companies under the Agreement insofar as they are to be observed or performed on or after the date of this letter. This Deed of Adherence is made for the benefit of all Parties to the Agreement.

Yours faithfully,

[name]

By:
Title:

53

ANNEX I - DE-REGISTRATION FORM

To:
Cnova N.V.
Attn. Board of Directors
Professor Dr Dorgelolaan 30D
5613 AM Eindhoven
The Netherlands

De-Registration Form

This De-Registration Form is an Annex to the Special Voting Agreement between Cnova N.V., Stichting Cnova Special Voting Shares, Casino, Guichard-Perrachon S.A., Companhia Brasileira de Distribuição S.A., Via Varejo S.A., Almacenes Éxito, Germán Pasquale Quiroga Vilardo, Eduardo Khair Chalita, [Jaïpur Financial Markets] B.V., [Jaïpur Financial Markets] S.à r.l. and Nova Pontocom Comércio Eletrônico S.A. dated [16] July 2014 (the “Agreement”). Capitalised terms used in this De-Registration Form shall have the same meaning ascribed to such terms in the Agreement.

This De-Registration Form shall be completed and signed in accordance with the instructions contained herein, to request de-registration of the relevant Qualifying Shares from the Founders Share Register.

Details of undersigned

(for entities)
Name	:
Registered address	:
Tel.	:
E-mail	:

(for individuals)

Name	:
Date of birth	:
Place of birth	:

54

Tel.	:
E-mail	:

Qualifying Shares

No. of Qualifying Shares	:
Numbered	through

Acknowledgement and waiver

By submitting this De-Registration Form, the undersigned:

•                                         requests de-registration of the Qualifying Shares identified above from the Founders Share Register;

•                                         waives its right to use any Voting Proxy or to give Voting Instructions in respect of the Special Voting Shares that are stapled to the Qualifying Shares identified above;

•                                         acknowledges that the Ordinary Shares that are stapled to the Qualifying Shares identified above shall no longer qualify as Qualifying Shares upon de-registration thereof from the Founders Share Register; and

•                                         acknowledges that the DRs stapled to the Special Voting Shares that are stapled to the Qualifying Shares identified above shall be cancelled upon de-registration of those Qualifying Shares from the Founders Share Register in accordance with the relevant provisions of the Agreement, the Voting Depository Articles and the Terms.

Governing law and jurisdiction

This De-Registration Form shall be governed by and construed in accordance with the laws of the Netherlands. Any dispute arising out of or in connection with this De-Registration Form or the de-registration contemplated thereby shall be settled in accordance with the relevant provisions of the Agreement.

[name holder of Qualifying Shares]

55

By	:
Title	:
Date	:

56

SCHEDULE 5.1 (A)

AGREED FORM OF AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF CNOVA

This is a translation into English of the official Dutch version of the articles of association of a public company with limited liability under Dutch law. In the event of a conflict between the English and Dutch texts, the Dutch text shall prevail.

ARTICLES OF ASSOCIATION

DEFINITIONS AND INTERPRETATION

Article 1

1.1                              In these articles of association the following definitions shall apply:

Article	An article of these articles of association.

Board Co-CEO	A Co-CEO who is an Executive Director.

Board of Directors	The Company’s board of directors.

Board Rules	The internal rules applicable to the Board of Directors, as drawn up by the Board of Directors.

CEO	The Company’s chief executive officer.

Chairman	The chairman of the Board of Directors.

Co-CEO	A co-CEO.

Company	The company to which these articles of association pertain.

DCC	The Dutch Civil Code.

Director	A member of the Board of Directors.

Executive Director	An executive Director.

General Meeting	The Company’s general meeting of shareholders.

Group Company	An entity or company which is organisationally connected with the Company in an economic unit within the meaning of Section 2:24b DCC.

Meeting Rights

With respect to the Company, the rights attributed by law to the holders of depository receipts issued for shares with a company’s cooperation, including the right to attend and address a General Meeting.

Non-Board Co-CEO	A Co-CEO who is not an Executive Director.

Non-Distributable Equity	The part of the Company’s equity that is formed by the

1

paid up and called up part of its capital and the reserves which it must maintain by law.

Non-Executive Director	A non-executive Director.

Person with Meeting Rights	A shareholder, a usufructuary or pledgee with voting rights or a holder of depository receipts for shares issued with the Company’s cooperation.

Registration Date	The twenty-eighth day prior to the date of a General Meeting.

Simple Majority	More than half of the votes cast.

Subsidiary

A subsidiary within the meaning of Section 2:24a DCC, including:

a.     an entity in whose general meeting the Company or one or more of its Subsidiaries can exercise, whether or not by virtue of an agreement with other parties with voting rights, individually or collectively, more than half of the voting rights; and

b.     an entity of which the Company or one or more of its Subsidiaries are members or shareholders and can appoint or dismiss, whether or not by virtue of an agreement with other parties with voting rights, individually or collectively, more than half of the directors or of the supervisory board members, even if all parties with voting rights cast their votes.

Trading Day

A day on which the ordinary shares (or depository receipts or similar rights derived from ordinary shares) can be traded on all stock exchanges where they are listed, including in the United States of America and including in any event a day (other than a Saturday or Sunday) on which banks are generally open in the United States of America for the conduct of normal business.

Website	The Company’s website.

1.2                              References to “shares” or “shareholders” are to both classes of shares or to the holders thereof, respectively, unless the context requires otherwise.

1.3                              References to statutory provisions are to those provisions as they are in force from time to time.

1.4                              Terms that are defined in the singular have a corresponding meaning in the plural.

2

1.5                              Words denoting a gender include each other gender.

1.6                              Except in Articles 7.3 and 22.8, the terms “written” and “in writing” include the use of electronic means of communication.

NAME AND SEAT

Article 2

2.1                              The Company’s name is Cnova N.V.

2.2                              The Company has its corporate seat in Amsterdam.

OBJECTS

Article 3

The Company’s objects are:

a.                                     to engage in all activities and to perform all acts relating to, or which may be conducive to, e-commerce and regular commerce and, in this respect, to provide retail, advertising, transportation, data communication, computing, business consultancy and financial services;

b.                                     to acquire, to dispose of, to import, to export, to develop, to commercialise, to distribute, to market, to advertise and to manufacture any commercial product, food product or raw product;

c.                                      to acquire, dispose of and exploit intellectual property rights and to protect any such rights against infringements;

d.                                     to acquire, to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;

e.                                      to operate, directly or indirectly, either alone or together with any other party in a partnership, joint venture, consortium or other entity;

f.                                       to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of Group Companies or other parties; and

g.                                     generally, to conduct any and all commercial, industrial, real estate, securities or financial transactions and to perform or do anything else that is, in the widest sense, connected with or may be conducive to the matters described above in this Article 3.

3

SHARES - AUTHORISED SHARE CAPITAL AND DEPOSITARY RECEIPTS

Article 4

4.1                              The Company’s authorised share capital amounts to [amount] euro (EUR [amount]).

4.2                              The authorised share capital is divided into:

a.                                      [number] ([number]) ordinary shares; and

b.                                      [number] ([number]) special voting shares,

each having a nominal value of five eurocents (EUR 0.05).

4.3                              The Board of Directors may resolve that one or more shares are divided into such number of fractional shares as may be determined by the Board of Directors. Unless specified differently, the provisions of these articles of association concerning shares and shareholders apply mutatis mutandis to fractional shares and the holders thereof, respectively.

4.4                              The Company may cooperate with the issue of depository receipts for shares in its capital.

SHARES - FORM OF SHARES AND SHARE REGISTER

Article 5

5.1                              All shares are registered shares, provided that the Board of Directors may resolve that one or more ordinary shares are bearer shares, represented by physical share certificates.

5.2                              The Board of Directors is not required to comply with a request made by a shareholder to convert one or more of his registered shares into bearer shares or vice versa. If the Board of Directors resolves to grant such a request, the shareholder concerned shall be charged for the costs of such conversion.

5.3                              Registered shares shall be numbered consecutively for each class of shares, starting from 1.

5.4                              The Board of Directors shall keep a register setting out the names and addresses of all holders of registered shares and all holders of a usufruct or pledge in respect such shares. The register shall also set out any other particulars that must be included in the register pursuant to Section 2:85 DCC.

5.5                              Shareholders, usufructuaries and pledgees whose particulars must be set out in the register shall provide the Board of Directors with the necessary particulars in a timely fashion. Any consequences of a failure to notify such particulars or to notify the correct particulars shall be borne by the relevant party.

5.6                              All notifications may be sent to Persons with Meeting Rights in respect of registered shares at the addresses set out in the register.

5.7                              If the Board of Directors has resolved that one or more ordinary shares are bearer shares, share certificates shall be issued for such bearer shares in such form as the Board of Directors may determine. Share certificates may represent one or more bearer shares. Each share certificate shall be signed by or on behalf of a Director.

4

5.8                              The holder of evidence of a bearer share that was lost may request the Company to provide a duplicate share certificate for such bearer share. The Company shall only provide such duplicate:

a.                                      if the party making the request can demonstrate, to the satisfaction of the Board of Directors, that such party is indeed entitled to receive such duplicate; and

b.                                      after having published the request on the Website for a period of four weeks without any objection to such request having been received by the Company within that period.

5.9                              If an objection as referred to in Article 5.8 paragraph b. has been received by the Company in a timely fashion, the Company shall only provide the duplicate to the party who requested such duplicate after having been provided with a copy of a binding advice or court order to that effect, without the Company being required to investigate the competence of the relevant arbitrators or court, as the case may be, or the validity of such binding advice or judgment, as the case may be.

5.10                       Upon a duplicate of a share certificate for a bearer share having been provided by the Company, such duplicate shall replace the original share certificate and no rights can be derived from the share certificate thus replaced.

SHARES - ISSUE

Article 6

6.1                              Shares can be issued pursuant to a resolution of the General Meeting or of another body authorised by the General Meeting for this purpose for a specified period not exceeding five years. When granting such authorisation, the number of shares that may be issued must be specified. The authorisation may be extended, in each case for a period not exceeding five years. Unless stipulated differently when granting the authorisation, the authorisation cannot be revoked.

6.2                              Article 6.1 applies mutatis mutandis to the granting of rights to subscribe for shares, but does not apply in respect of issuing shares to a party exercising a previously acquired right to subscribe for shares.

6.3                              The Company may not subscribe for shares in its own capital.

SHARES - PRE-EMPTION RIGHTS

Article 7

7.1                              Upon an issue of shares, each holder of ordinary shares shall have a pre-emption right in proportion to the aggregate nominal value of his ordinary shares. Special voting shares do not carry pre-emption rights.

5

7.2                              In deviation of Article 7.1, holders of ordinary shares do not have pre-emption rights in respect of an issue of:

a.                                      special voting shares;

b.                                      ordinary shares against non-cash contribution; or

c.                                       ordinary shares to employees of the Company or employees of a Group Company.

7.3                              The Company shall announce an issue with pre-emption rights and the period during which those rights can be exercised in the State Gazette and in a daily newspaper with national distribution, unless all shares are registered shares and the announcement is sent in writing to all shareholders at the addresses submitted by them.

7.4                              Pre-emption rights may be exercised for a period of at least two weeks after the date of announcement in the State Gazette or after the announcement was sent to the shareholders.

7.5                              Pre-emption rights may be limited or excluded by a resolution of the General Meeting or of the body authorised pursuant to Article 6.1, if that body was authorised by the General Meeting for this purpose for a specified period not exceeding five years. The authorisation may be extended, in each case for a period not exceeding five years. Unless stipulated differently when granting the authorisation, the authorisation cannot be revoked.

7.6                              The preceding provisions of this Article 7 apply mutatis mutandis to the granting of rights to subscribe for shares, but do not apply in respect of issuing shares to a party exercising a previously acquired right to subscribe for shares.

SHARES - PAYMENT

Article 8

8.1                              The nominal value of a share and, if the share is subscribed for at a higher price, the difference between these amounts must be paid up upon subscription for that share. It may be stipulated that part of the nominal value, not exceeding three quarters thereof, need not be paid up until the Company has called for payment.

8.2                             Parties who professionally place shares for their own account may be allowed by virtue of an agreement to pay up less than the nominal value of the shares subscribed for by them, provided that at least ninety-four percent (94%) of this amount is paid up in cash ultimately upon subscription for those shares.

8.3                              Shares must be paid up in cash, except to the extent that payment by means of a contribution in another form has been agreed.

8.4                              Payment in a currency that is not a unit of the euro is only permitted with the Company’s consent. Where such a payment is made, the payment obligation is satisfied for the amount in euro for which the paid amount can be freely exchanged. The date of the payment determines the exchange rate. The previous sentence does not prejudice the last sentence of Section 2:80a(3) DCC.

6

SHARES - FINANCIAL ASSISTANCE

Article 9

9.1                              The Company may not provide security, give a price guarantee, warrant performance in any other way or commit itself jointly and severally or otherwise with or for others with a view to the subscription for or acquisition of shares or depository receipts for shares in its capital by others. This prohibition applies equally to Subsidiaries in relation to the subscription for, or acquisition of, shares or depository receipts for shares in the Company’s capital.

9.2                              The Company and its Subsidiaries may not provide loans with a view to the subscription for or acquisition of shares or depository receipts for shares in the Company’s capital by others, unless the Board of Directors resolves to do so and the relevant statutory requirements of Section 2:98c DCC are observed.

9.3                              The preceding provisions of this Article 9 do not apply if shares or depository receipts for shares are subscribed for or acquired by or for employees of the Company or employees of a Group Company.

SHARES - OWN SHARES

Article 10

10.1                       The acquisition by the Company of shares in its own capital which have not been fully paid up shall be null and void.

10.2                      The Company may only acquire fully paid up shares in its own capital for no consideration or if and to the extent that the General Meeting has authorised the Board of Directors for this purpose and all other relevant statutory requirements of Section 2:98 DCC are observed.

10.3                       An authorisation as referred to in Article 10.2 remains valid for no longer than eighteen months. When granting such authorisation, the General Meeting shall determine the number of shares that may be acquired, how they may be acquired and within which range the acquisition price must be. An authorisation shall not be required for the Company to acquire ordinary shares in its own capital in order to transfer them to employees of the Company or employees of a Group Company pursuant to an arrangement applicable to them, provided that these ordinary shares are included on the price list of a stock exchange.

10.4                       The Company may acquire shares in its own capital for cash consideration or for consideration satisfied in the form of assets. In the case of a consideration being satisfied in the form of assets, the value thereof (as determined by the Board of Directors) must be within the range determined by the General Meeting as referred to in Article 10.3.

10.5                       Articles 10.1 through 10.3 do not apply to shares acquired by the Company by universal

7

succession.

10.6                       In this Article 10, references to shares include depository receipts for shares.

SHARES - REDUCTION OF ISSUED SHARE CAPITAL

Article 11

11.1                       The General Meeting can resolve to reduce the Company’s issued share capital by cancelling shares or by reducing the nominal value of shares by virtue of an amendment to these articles of association. The resolution must designate the shares to which the resolution relates and it must provide for the implementation of the resolution.

11.2                       A resolution to cancel shares may only relate to shares held by the Company itself or in respect of which the Company holds the depository receipts.

SHARES - USUFRUCT AND PLEDGE

Article 12

12.1                      Ordinary shares can be pledged. However, without prejudice to Section 3:259 DCC, special voting shares cannot be pledged.

12.2                       The voting rights attached to ordinary shares which are subject to a usufruct or pledge and the voting rights attached to special voting shares which are subject to a usufruct vest in the shareholder(s) concerned.

12.3                       In deviation of Article 12.2, the holder of a usufruct or pledge on ordinary shares or the holder of a usufruct on special voting shares shall have the voting rights attached to those shares if this was provided when the usufruct or pledge was created.

12.4                       Usufructuaries and pledgees without voting rights shall not have Meeting Rights.

BOARD OF DIRECTORS - COMPOSITION

Article 13

13.1                       The Company has a Board of Directors consisting of:

a.                                      at least one and up to two (2) Executive Directors, being primarily charged with the Company’s day-to-day operations; and

b.                                      at least one and up to fourteen (14) Non-Executive Directors, being primarily charged with the supervision of the performance of the duties of the Directors and the Non-Board Co-CEO(s).

In addition to the Directors, the Company may have one or more Non-Board Co-CEOs. References in these articles of association to a Non-Board Co-CEO and provisions in these articles of association relating to a Non-Board Co-CEO shall be disregarded if and

8

for as long as no Non-Board Co-CEO holds office.

All Directors and Non-Board Co-CEOs shall be individuals.

13.2                       The Board of Directors shall determine the number of Executive Directors, the number of Non-Executive Directors and the number of Non-Board Co-CEOs, all with due observance of Article 13.1.

13.3                       The General Meeting shall appoint the Directors and may at any time suspend or remove any Director. In addition, the Board of Directors may at any time suspend an Executive Director.

13.4                       Upon the appointment of a person as a Director, the General Meeting shall determine whether that person is appointed as Executive Director or as Non-Executive Director.

13.5                       The Board of Directors may elect one or more Executive Directors to be CEO. The Board of Directors may also remove a CEO, in the sense that the Executive Director so removed shall subsequently continue his term of office as Executive Director without having the title of CEO.

If and for as long as one or more Non-Board Co-CEOs hold office, each Executive Director elected as CEO shall be a Board Co-CEO. References in these articles of association to a Board Co-CEO should be construed as being references to a CEO if and for as long as no Non-Board Co-CEO holds office.

13.6                       The Board of Directors may appoint one or more persons, not being Directors, to be the Non-Board Co-CEO(s), with due observance of Article 13.2. The Board of Directors may also suspend or, with due observance of Article 13.2, remove the Non-Board Co-CEO(s).

13.7                       Additionally, the Board of Directors shall elect one Non-Executive Director to be the Chairman. The Board of Directors may also remove or replace the Chairman, in the sense that the Non-Executive Director so removed or replaced shall subsequently continue his term of office as Non-Executive Director without having the title of Chairman.

13.8                       If a Director is suspended and the General Meeting does not resolve to dismiss him within three months from the date of such suspension, the suspension shall lapse. A suspended Director shall be given the opportunity to account for his actions at the General Meeting and to be assisted by counsel in doing so.

13.9                       The Board Rules may contain a rotation schedule in respect of the Directors and the Non-Board Co-CEO(s). This rotation schedule may also include rules concerning the rotation between the positions of Board Co-CEO and Non-Board Co-CEO. The Directors and the Non-Board Co-CEO(s) shall retire in accordance with any such rotation schedule. A retiring Director or Non-Board Co-CEO can be reappointed immediately, subject to the provisions of any such rotation schedule.

13.10                Where a Director, or a Non-Board Co-CEO, is no longer in office or is unable to act (including as a result of a suspension or as a result of having a conflict of interests as described in Article 15.7), he may be replaced temporarily by a person whom the Board of

9

Directors has designated for that purpose and, until then, the other Director(s) shall be charged with the entire management of the Company. Subject to Article 15.8, where all Directors are no longer in office or are unable to act, the management of the Company shall be entrusted temporarily to one or more persons designated by the General Meeting for that purpose.

BOARD OF DIRECTORS - DUTIES AND ORGANISATION

Article 14

14.1                       The Board of Directors is charged with the management of the Company, subject to the restrictions contained in these articles of association. In performing their duties, the Directors and the Non-Board Co-CEO(s) shall be guided by the interests of the Company and of the business connected with it. The duties, responsibilities and powers of the Non-Board Co-CEO(s) under these articles of association and the Board Rules are subject to the limitations under Dutch law relating to (i) the decision-making, functioning and organisation of the Board of Directors and (ii) the interests of the Company and of the business connected with it. The Board of Directors may at any time determine that the specific circumstances of the case at hand require the Board of Directors to perform its duties through deliberations and decision-making among the Directors only. If deemed appropriate by the Board of Directors, such determination will be made in the absence of the Non-Board Co-CEO(s).

14.2                       The Board of Directors shall draw up Board Rules concerning the organisation, decision-making and other internal matters of the Board of Directors and its committees, as well as the tasks, duties and authorities of the Non-Board Co-CEO(s), all with due observance of these articles of association. In performing their duties, the Directors and the Non-Board Co-CEO(s) shall observe and comply with the Board Rules.

14.3                       The Directors may allocate their duties amongst themselves by virtue of the Board Rules or otherwise in writing, provided that:

a.                                      the Executive Directors shall be, together with the Non-Board Co-CEO(s) (subject to Article 14.1), charged with the Company’s day-to-day operations;

b.                                      the supervision of the performance of the duties of the Directors and those of the Non-Board Co-CEO(s) cannot be taken away from the Non-Executive Directors;

c.                                       the Chairman must be a Non-Executive Director;

d.                                      the power to appoint, suspend or remove a Non-Board Co-CEO cannot be allocated to an Executive Director; and

e.                                       the making of proposals for the appointment of a Director or of a Non-Board Co-CEO and the determination of the remuneration of an Executive Director or of a Non-Board Co-CEO cannot be allocated to an Executive Director.

10

14.4                       The Board of Directors may determine, by virtue of the Board Rules or otherwise in writing, that one or more Directors can validly pass resolutions in respect of matters which fall under his/their duties.

14.5                       The Board of Directors may establish an audit committee and a nomination and remuneration committee. The Board of Directors may further establish such other committees as deemed to be appropriate by the Board of Directors. The Board Rules shall govern the composition, duties, organisation and decision-making of these committees.

14.6                       The Board of Directors may perform the following legal acts without the prior approval of the General Meeting:

a.                                      acts in connection with a subscription for shares whereby special obligations are imposed on the Company;

b.                                      acts associated with the acquisition of shares under conditions which are different from those under which the public is granted the opportunity to participate in the Company;

c.                                       acts which are aimed at securing any benefit in favour of an incorporator of the Company or another party involved in its incorporation; and

d.                                      acts in respect of non-cash contributions on shares.

BOARD OF DIRECTORS - DECISION-MAKING

Article 15

15.1                       Without prejudice to Article 15.6, each Director may cast one vote at a meeting of the Board of Directors.

15.2                       Each Non-Board Co-CEO may attend meetings of the Board of Directors as an observer and, subject to Article 14.1, may participate as such in the deliberations of the Board of Directors.

15.3                       A Director can be represented by another Director holding a written proxy for the purpose of the deliberations and the decision-making of the Board of Directors.

15.4                       Resolutions of the Board of Directors shall be passed, irrespective of whether this occurs at a meeting or otherwise, by Simple Majority unless the Board Rules provide differently.

15.5                       Invalid votes and blank votes shall not be counted as votes cast. However, abstentions shall be counted as votes cast.

15.6                       Where there is a tie in any vote of the Board of Directors, the Chairman shall have a casting vote.

15.7                       None of the Co-CEOs shall participate in the deliberations or, if applicable, the decision-making concerning the determination of the remuneration of the Co-CEOs.

11

15.8                       A Director shall not participate in the deliberations and decision-making of the Board of Directors on a matter in relation to which he has a direct or indirect personal interest which conflicts with the interests of the Company and of the business connected with it. The previous sentence applies mutatis mutandis to a Non-Board Co-CEO. If, as a result of the first sentence of this Article 15.8, no resolution can be adopted by the Board of Directors, the resolution may nonetheless be passed by the Board of Directors.

15.9                       Meetings of the Board of Directors can be held through audio- or video-communication facilities, unless a Director or, subject to Article 14.1, a Non-Board Co-CEO objects thereto.

15.10                Resolutions of the Board of Directors may, instead of at a meeting, be passed in writing, provided that all Directors and, subject to Article 14.1, the Non-Board Co-CEO(s) are familiar with the resolution to be passed and none of them objects to this decision-making process. Articles 15.4 and 15.6 apply mutatis mutandis.

15.11                The approval of the General Meeting is required for resolutions of the Board of Directors concerning a material change to the identity or the character of the Company or the business, including in any event:

a.                                      transferring the business or materially all of the business to a third party;

b.                                      entering into or terminating a long-lasting alliance of the Company or of a Subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance for the Company; and

c.                                       acquiring or disposing of an interest in the capital of a company by the Company or by a Subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if the Company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in the Company’s most recently adopted annual accounts.

15.12                The absence of the approval of the General Meeting of a resolution as referred to in Article 15.11 shall not affect the powers of representation of the Board of Directors, the Directors or the Non-Board Co-CEO(s).

BOARD OF DIRECTORS - REMUNERATION

Article 16

16.1                       The General Meeting shall determine the Company’s policy concerning the remuneration of the Board of Directors and the Non-Board Co-CEO(s) with due observance of the relevant statutory requirements.

16.2                       The remuneration of Directors and the Non-Board Co-CEO(s) shall be determined by the Board of Directors with due observance of Article 15.7 and the policy referred to in Article 16.1.

12

16.3                       The Board of Directors shall submit proposals concerning arrangements in the form of shares or rights to subscribe for shares to the General Meeting for approval. This proposal must at least include the number of shares or rights to subscribe for shares that may be awarded to the Board of Directors and the Non-Board Co-CEO(s) and which criteria apply for such awards or changes thereto.

BOARD OF DIRECTORS - INDEMNITY

Article 17

17.1                       The Company shall indemnify each of its Directors and former Directors against:

a.                                      any financial losses or damages incurred by such indemnified person; and

b.                                      any expense reasonably paid or incurred by such indemnified person in connection with any threatened, pending or completed suit, claim, action or legal proceedings, whether civil, criminal, administrative or investigative and whether formal or informal, in which he becomes involved, to the extent this relates to his position as a Director or former Director, in each case to the fullest extent permitted by applicable law.

17.2                       No indemnification shall be given to a Director or former Director:

a.                                      if a Dutch court has established, without possibility for appeal, that the acts or omissions of such Director or former Director that led to the financial losses, damages, suit, claim, action or legal proceedings as described in Article 17.1 result from an improper performance of his duties as a Director or former Director or an unlawful or illegal act; and

b.                                      to the extent that his financial losses, damages and expenses are covered by an insurance and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so).

17.3                       The Board of Directors may stipulate additional terms, conditions and restrictions in relation to the indemnification referred to in Article 17.1.

17.4                       The indemnification provided under this Article 17 applies mutatis mutandis to any Non-Board Co-CEO, or any former Non-Board Co-CEO.

BOARD OF DIRECTORS - REPRESENTATION

Article 18

18.1                       The Board of Directors is entitled to represent the Company.

18.2                       The power to represent the Company also vests in:

13

a.                                      each Board Co-CEO individually; and

b.                                      each Non-Board Co-CEO individually.

18.3                       The Board of Directors may resolve to grant powers of attorney to represent the Company and to determine the scope of powers of attorney. If such a power of attorney is granted to an individual, the Board of Director may grant an appropriate title to such person.

GENERAL MEETINGS – CONVENING AND HOLDING GENERAL MEETINGS

Article 19

19.1                       Annually, at least one General Meeting must be held. This annual General Meeting shall be held within six months after the end of the Company’s financial year.

19.2                       A General Meeting shall also be held:

a.                                      within three months after the Board of Directors has considered it to be likely that the Company’s equity has decreased to an amount equal to or lower than half of its paid up and called up capital; and

b.                                      whenever the Board of Directors so decides.

19.3                       General Meetings must be held in the place where the Company has its corporate seat or in Amsterdam, Rotterdam, Schiphol Airport (municipality Haarlemmermeer) or The Hague.

19.4                       If the Board of Directors has failed to ensure that a General Meeting as referred to in Articles 19.1 or 19.2 paragraph a. is held in a timely fashion, each shareholder may be authorised by the court in preliminary relief proceedings to convene the General Meeting. For the purpose of this Article 19.4, other Persons with Meeting Rights shall be equated with shareholders.

19.5                       One or more shareholders who collectively represent at least (i) ten percent (10%) of the Company’s issued share capital or (ii) ten percent (10%) of the ordinary shares comprised in the Company’s issued share capital may request the Board of Directors in writing to convene a General Meeting, setting out in detail the matters to be discussed. If the Board of Directors has not taken the steps necessary to ensure that the General Meeting could be held within the relevant statutory period after the request, the requesting shareholder(s) may be authorised, at his/their request, by the court in preliminary relief proceedings to convene a General Meeting. For the purpose of this Article 19.5, other Persons with Meeting Rights shall be equated with shareholders.

19.6                       Any matter of which the discussion has been requested in writing by one or more shareholders who, individually or collectively, represent at least (i) three percent (3%) of the Company’s issued share capital or (ii) three percent (3%) of the ordinary shares comprised in the Company’s issued share capital shall be included in the convening notice or announced in the same manner, if the Company has received the substantiated request or a

14

proposal for a resolution no later than on the sixtieth day prior to that of the General Meeting. For the purpose of applying this Article 19.6, other Persons with Meeting Rights shall be equated with shareholders.

19.7                       A General Meeting must be convened with due observance of the relevant statutory minimum convening period.

19.8                       All Persons with Meeting Rights must be convened for a General Meeting (i) by means of an announcement published on the Website, where it shall remain directly and permanently available until the General Meeting, and (ii) if required under applicable laws or regulations, in a daily newspaper with national distribution.

19.9                       The holders of registered shares may be convened for a General Meeting by means of letters sent to the addresses of those shareholders in accordance with Article 5.6. The previous sentence does not prejudice the possibility of sending a convening notice by electronic means in accordance with Section 2:113(4) DCC.

GENERAL MEETING - PROCEDURAL RULES

Article 20

20.1                       The General Meeting shall be chaired by the Chairman. If the Chairman is not present, the General Meeting shall be chaired by another Director or by a Non-Board Co-CEO chosen by the Directors present at the General Meeting. If neither the Directors nor the Non-Board Co-CEO(s) are present at the General Meeting, the General Meeting shall appoint its own chairman.

20.2                       The chairman of the General Meeting shall appoint another person present at the General Meeting to act as secretary and to minute the proceedings at the General Meeting. Where an official report of the proceedings is drawn up by a civil law notary, no minutes need to be taken. Every Director may instruct a civil law notary to draw up such an official report at the Company’s expense.

20.3                       The chairman of the General Meeting shall decide whether persons other than:

a.                                      Persons with Meeting Rights; and

b.                                      others with a statutory right to attend the General Meeting,

shall be admitted to the General Meeting.

20.4                       A Person with Meeting Rights who is represented at a General Meeting by the holder of a written proxy shall only be admitted to the General Meeting if the proxy is determined to be acceptable by the chairman of the General Meeting. A Person with Meeting Rights may inform the Company of his proxy by electronic means of communication.

The Company shall make proxy forms available to all Persons with Meeting Rights which will stipulate that, if a Person with Meeting Rights wishes to use such form to grant a proxy to exercise the meeting and voting rights on his behalf, such proxy (unless expressly

15

stipulated otherwise in the proxy) shall be considered to have been granted with the instruction to the proxyholder (i) to vote in favour of any resolution which is proposed or endorsed by the Board of Directors and (ii) to vote against any other resolution.

20.5                       The Company may direct that any person, before entering a General Meeting, identify himself by means of a valid passport or driver’s license and to be submitted to such security restrictions or arrangements as the Company may consider to be appropriate under the given circumstances. Persons who do not comply with these requirements or restrictions may be refused entry to the General Meeting.

20.6                       The chairman of the General Meeting has the right to eject any person from the General Meeting if he considers that person to disrupt the orderly proceedings at the General Meeting.

20.7                       The General Meeting may be conducted in the English language, if so determined by the chairman of the General Meeting.

GENERAL MEETING - EXERCISE OF MEETING AND VOTING RIGHTS

Article 21

21.1                       Each Person with Meeting Rights has the right to attend, address and, if applicable, vote at a General Meeting, whether in person or represented by the holder of a written proxy. Holders of fractional shares, if any, together constituting the nominal amount of a share of the relevant class, shall exercise these rights collectively, whether through one of them or through the holder of a written proxy.

21.2                       The Board of Directors may decide that each Person with Meeting Rights is entitled, whether in person or represented by the holder of a written proxy, to participate in, address and, if applicable, vote at the General Meeting by electronic means of communication. For the purpose of applying the preceding sentence it must be possible, by electronic means of communication, for the Person with Meeting Rights to be identified, to observe in real time the proceedings at the General Meeting and, if applicable, to vote. The Board of Directors may impose conditions on the use of the electronic means of communication, provided that these conditions are reasonable and necessary for the identification of the Person with Meeting Rights and the reliability and security of the communication. Such conditions must be announced in the convening notice.

21.3                       The Board of Directors can also decide that votes cast through electronic means of communication or by means of a letter prior to a General Meeting are considered to be votes that are cast during the General Meeting. These votes shall not be cast prior to the Registration Date.

21.4                       For the purpose of Articles 21.1 through 21.3, those who have voting rights and/or Meeting Rights on the Registration Date and are recorded as such in a register designated by the Board of Directors shall be considered to have voting rights and/or Meeting Rights, as

16

the case may be, irrespective of whoever is entitled to the shares or depository receipts at the time of the General Meeting. For as long as shares or depository receipts for shares issued with the Company’s cooperation are not admitted to trading on a regulated market within the meaning of Section 1:1 of the Dutch Financial Supervision Act, the Board of Directors is authorised, when convening a General Meeting, to determine that the previous sentence applies.

21.5                       As a prerequisite for a Person with Meeting Rights to exercise his Meeting Rights and, if applicable, his voting rights at a General Meeting, that Person with Meeting Rights must notify the Company in writing of his identity and his intention to attend the General Meeting. This notice must be sent after the Registration Date and must be received by the Company ultimately on the third Trading Day prior to the General Meeting. Persons with Meeting Rights that have not complied with this requirement may be refused entry to the General Meeting in the sole discretion of the chairman of the General Meeting.

GENERAL MEETING - DECISION-MAKING

Article 22

22.1                       Each share, irrespective of whether it concerns an ordinary share or a special voting share, shall give the right to cast one (1) vote at General Meetings. For this purpose, fractional shares, if any, collectively constituting the nominal amount of a share shall be considered to be equivalent to a share of the relevant class.

22.2                       No vote may be cast at a General Meeting in respect of a share belonging to the Company or a Subsidiary or in respect of a share for which either of them holds the depository receipts. Usufructuaries and pledgees of shares belonging to the Company or its Subsidiaries are not, however, precluded from exercising their voting rights if the usufruct or pledge was created before the relevant share belonged to the Company or Subsidiary. Neither the Company nor a Subsidiary may vote shares in respect of which it holds a usufruct or a pledge.

22.3                       Unless a greater majority is required by law, all resolutions of the General Meeting shall be passed by a Simple Majority.

22.4                       Abstentions, invalid votes and blank votes shall not be counted as votes cast.

22.5                       Where there is a tie in any vote of the General Meeting, no resolution shall have been passed.

22.6                       Without prejudice to Article 22.9, the Company shall establish, for each resolution passed by the General Meeting:

a.                                      the number of shares in respect of which valid votes were cast;

b.                                      the percentage of the issued share capital represented by the shares referred to in paragraph a.;

17

c.                                       the total number of votes validly cast;

d.                                      the number of votes that were cast in favour and against the resolution, as well as the number of abstentions.

22.7                       The chairman of the General Meeting shall decide on the method of voting and may determine the voting procedure at General Meetings.

22.8                       The determination made by the chairman of the General Meeting with regard to the results of a vote shall be decisive. However, where the accuracy of the chairman’s determination is contested immediately after it has been made, a new vote shall take place if the majority of the General Meeting so requires or, where the original vote did not take place by response to a roll call or in writing, if any party with voting rights present at the General Meeting so requires. The legal consequences of the original vote shall lapse as a result of the new vote.

22.9                       The Board of Directors shall keep a record of the resolutions passed. The record shall be available at the Company’s office for inspection by Persons with Meeting Rights. Each of them shall, upon request, be provided with a copy of or extract from the record, at no more than the cost price.

22.10                Directors shall, in that capacity, have an advisory vote at General Meetings.

REPORTING - FINANCIAL YEAR, ANNUAL ACCOUNTS AND ANNUAL REPORT

Article 23

23.1                       The Company’s financial year shall coincide with the calendar year.

23.2                       Annually, within the relevant statutory period, the Board of Directors shall prepare the annual accounts and the annual report and deposit them at the Company’s office for inspection by the shareholders.

23.3                       The annual accounts shall be signed by the Directors. If any of their signatures is missing, this shall be mentioned, stating the reasons.

23.4                       The Company shall ensure that the annual accounts, the annual report and the particulars to be added pursuant to Section 2:392(1) DCC shall be available at its offices as from the convening of the General Meeting at which they are to be discussed. Persons with Meeting Rights are entitled to inspect such documents at that location and to obtain a copy at no cost.

23.5                       The annual accounts shall be adopted by the General Meeting.

18

REPORTING - AUDIT

Article 24

24.1                       The General Meeting shall instruct an auditor as referred to in Section 2:393 DCC to audit the annual accounts. Where the General Meeting fails to instruct an auditor, the Board of Directors shall be authorised to do so.

24.2                       The instruction may be revoked by the General Meeting and, if the Board of Directors has granted the instruction, by the Board of Directors. The instruction can only be revoked for well-founded reasons; a difference of opinion regarding the reporting or auditing methods shall not constitute such a reason.

DISTRIBUTIONS - ORDINARY RESERVES AND SPECIAL RESERVES

Article 25

25.1                       The Company may maintain any reserve attached exclusively to the ordinary shares, as the Board of Directors deems to be appropriate.

25.2                       In addition, the Company shall maintain a special capital reserve for the exclusive purpose of facilitating an issue of special voting shares. The Board of Directors is authorised to resolve:

a.                                      to charge amounts to be paid up on special voting shares against the special capital reserve; and

b.                                      to reallocate any part of the balance of the special capital reserve to the Company’s share premium reserve and vice versa.

25.3                       Without prejudice to Article 25.2, no distributions shall be made from the special capital reserve.

25.4                       In addition to the reserves referred to above in this Article 25, the Company shall also maintain a special dividend reserve attached exclusively to the special voting shares.

DISTRIBUTIONS - ENTITLEMENT AND RESTRICTIONS

Article 26

26.1                       A distribution can only be made to the extent that the Company’s equity exceeds the Non-Distributable Equity.

26.2                       Without prejudice to Article 28.3:

a.                                      distributions, except for a distribution from the special dividend reserve, shall be made exclusively to the holders of ordinary shares in proportion to the aggregate nominal value of their ordinary shares;

b.                                      the ordinary shares do not carry any entitlement to distributions from the special dividend reserve;

c.                                       distributions from the special dividend reserve shall be made exclusively to the

19

holders of special voting shares in proportion to the aggregate nominal value of their special voting shares; and

d.                                      the special voting shares do not carry any entitlement to other distributions than distributions from the special dividend reserve.

26.3                       Without prejudice to Article 26.2, the parties entitled to a distribution shall be the shareholders, usufructuaries and pledgees, as the case may be, as at a date to be determined by the Board of Directors for that purpose. This date shall not be earlier than the date on which the distribution was announced.

26.4                       Subject to a proposal of the Board of Directors to that effect and subject to the other provisions of this Article 26:

a.                                      the General Meeting may resolve to make a distribution from the Company’s reserves, except for the special dividend reserve; and

b.                                      the meeting of holders of special voting shares may resolve to make a distribution from the special dividend reserve.

26.5                       The body entitled to resolve on a distribution pursuant to Article 26.4 may also resolve, subject to a proposal of the Board of Directors to that effect, that all or part of such distribution, instead of being made in cash, shall be made in the form of shares in the Company’s capital or in the form of assets.

26.6                       The Board of Directors may also resolve to charge amounts to be paid up on ordinary shares against the Company’s reserves, irrespective of whether those ordinary shares are issued to existing shareholders.

26.7                       A distribution shall be payable in such currency and on such date as determined by the Board of Directors.

26.8                       A claim for payment of a distribution shall lapse after five years have expired after the distribution was declared.

26.9                       No distribution as referred to in this Article 26 shall be made to the Company in respect of shares held by it.

DISTRIBUTIONS - PROFITS

Article 27

27.1                       The Board of Directors shall determine which part of the profits shown in the annual accounts in respect of a financial year shall be added to the Company’s reserves.

27.2                       Out of the remaining profits shown in the annual accounts:

a.                                     an amount equal to one percent (1%) of the aggregate nominal value of the special voting shares that are issued and are not held by the Company itself at the end of the financial year to which the annual accounts pertain shall first be added to the

20

special dividend reserve; and

b.                                      any profits remaining thereafter shall be at the disposal of the General Meeting for distribution to the holders of ordinary shares in proportion to the aggregate nominal value of their ordinary shares.

For the avoidance of doubt, the special voting shares shall not carry any entitlement to profits other than as described in paragraph a.

27.3                       A distribution of profits shall be subject to a proposal of the Board of Directors to that effect and the other provisions of Article 26, and shall be made only after the adoption of the annual accounts that show that such distribution is allowed.

27.4                       The Board of Directors may resolve to make interim distributions of profits, provided that it appears from interim accounts to be prepared in accordance with Section 2:105(4) DCC that the requirement referred to in Article 26.1 has been met, and taking into account Article 27.2.

27.5                       For the purpose of calculating any distribution of profits, shares held by the Company in its own capital shall not be taken into account.

DISSOLUTION AND LIQUIDATION

Article 28

28.1                       In the event of the Company being dissolved, the liquidation shall be effected by the Board of Directors, unless the General Meeting decides otherwise.

28.2                       To the extent possible, these articles of association shall remain in effect during the liquidation.

28.3                       Any assets remaining after payment of all of the Company’s debts shall be distributed to the holders of ordinary shares in proportion to the aggregate nominal value of their ordinary shares. For the avoidance of doubt, the special voting shares shall not carry any entitlement to a distribution as referred to in the previous sentence.

28.4                       No distribution as referred to in Article 28.3 shall be made to the Company in respect of shares held by it.

28.5                      After the liquidation has been completed, the Company’s books, records and other information carriers shall be kept for the period prescribed by law by the person designated for that purpose in the resolution of the General Meeting to dissolve the Company. Where the General Meeting has not designated such a person, the liquidators shall do so.

21

TRANSITIONAL PROVISION

Article 29

The Company’s first financial year ends on the thirty-first day of December two thousand and fourteen. This Article 29 will lapse on the first day of the Company’s second financial year.

22

SCHEDULE 5.1 (D)

AGREED FORM OF INTERIM CNOVA BOARD RULES

SCHEDULE 11.3

AGREED FORM OF PRE-IPO DELEGATIONS

Pre-IPO Delegations

In the pre-IPO resolutions of Cnova, its general meeting of shareholders will resolve, among other things:

1.                                     To delegate to the Cnova Board the authority to issue ordinary shares and special voting shares up to the maximum number allowed under Cnova’s authorized share capital as stipulated in Cnova’s articles of association from time to time, and to grant rights to subscribe for such ordinary shares and special voting shares up to such maximum number, for a period of five (5) years, with effect from the date of the IPO.

[The initial authorized share capital shall be equal to approximately twice the post-IPO share capital.]

2.                                     To delegate to the Cnova Board the authority to limit or exclude the pre-emption rights in respect of any issue of ordinary shares or granting of rights to subscribe for such ordinary shares, for a period of five (5) years, with effect from the date of the IPO.

3.                                     To authorise the Cnova Board to perform acquisitions by Cnova of as many of its own ordinary shares as is permitted by Dutch law and under Cnova’s articles of association, by any means, including through derivative products, purchases on any stock exchange, through any private purchase or block trade, or otherwise, for a price that is between nil and an amount which is not higher than 110% of the average market price of such ordinary shares on [the New York Stock Exchange] / [NASDAQ] (such average market price being the average of the closing prices on each of the 10 consecutive trading days preceding the second day prior to the date the acquisition is agreed upon by Cnova), for a period of eighteen (18) months with effect from the date of the IPO.

SCHEDULE 13.1

FORM OF JOINDER AGREEMENT

This joinder agreement, dated as of                           , 2014 (the “Joinder Agreement”) is entered into by [•] in connection with a framework and IPO agreement, dated as of July 11, 2014, by and among CGP, CBD, VV, Nova, Nova OpCo and Cnova (as it may be amended, restated, supplemented or otherwise modified from time to time until the date hereof, the “Framework and IPO Agreement”).  Capitalized terms used in this Joinder Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Framework and IPO Agreement.

WHEREAS, the undersigned wishes to participate in and cooperate with the Project and to become a Joining Party to the Framework and IPO Agreement.

Section 1.                                          In accordance with Article 13.1, the undersigned hereby:

a)                  acknowledges all the terms and conditions of the Framework and IPO Agreement, including the terms imposing obligations to the Joining Parties;

b)                  agrees that by the execution and delivery hereof, the undersigned becomes a Joining Party and shall be bound by all the terms of the Framework and IPO Agreement (including any obligations contained herein) applicable to the undersigned in its capacity as a Joining Party;

c)                   represents and warrants that each of the representations and warranties set forth in Article 9 of the Framework and IPO Agreement given by it as a Joining Party and to the extent applicable to the undersigned as a Joining Party is true and complete as of the date hereof (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date;

d)                  agrees that this Joinder Agreement may be attached to the Framework and IPO Agreement; and

e)                   the address of the Joining Party for purposes of Article 13.2 is as follows:

[•]

Section 2.                                          This Joinder Agreement shall be governed by, and shall be construed in accordance with the laws of the Netherlands and any dispute arising out of or in connection with this Joinder Agreement shall be settled in accordance with the ICC Rules as provided for in Article 13.13.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed, or cause to be duly executed by its duly authorized officer, this Joinder Agreement as of the date first above written.

[Name of entity if applicable]

By:
Name:
Title:

For acceptance by the Parties to the Framework and IPO Agreement:

Casino, Guichard-Perrachon S.A.

By:
Name:
Title:

Execution version

JOINDER AGREEMENT

This joinder agreement, dated as of                           , 2014 (the “Joinder Agreement”) is entered into by Almacenes Éxito S.A., a company organized under the laws of Colombia, headquartered at Carrera 48 No. 32B Sur - 139, Envigado, Antioquía, Colombia, registered with the trade register under number 890900608-9, in connection with a framework and IPO agreement, dated as of July 11, 2014, by and among CGP, CBD, VV, Nova, Nova OpCo and Cnova (as it may be amended, restated, supplemented or otherwise modified from time to time until the date hereof, the “Framework and IPO Agreement”).  Capitalized terms used in this Joinder Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Framework and IPO Agreement.

WHEREAS, the undersigned wishes to participate in and cooperate with the Project and to become a Joining Party to the Framework and IPO Agreement.

Section 1.              In accordance with Article 13.1, the undersigned hereby:

a)                  acknowledges all the terms and conditions of the Framework and IPO Agreement, including the terms imposing obligations to the Joining Parties;

b)                  agrees that by the execution and delivery hereof, the undersigned becomes a Joining Party and shall be bound by all the terms of the Framework and IPO Agreement (including any obligations contained herein) applicable to the undersigned in its capacity as a Joining Party;

c)                   represents and warrants that each of the representations and warranties set forth in Article 9 given by it as a Joining Party and to the extent applicable to the undersigned as a Joining Party is true and complete as of the date hereof (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date;

d)                  agrees that this Joinder Agreement may be attached to the Framework and IPO Agreement; and

e)                   the address of the Joining Party for purposes of Article 13.2 is as follows:

Carrera 48 No. 32B Sur - 139, Envigado, Antioquía, Colombia

Section 2.              This Joinder Agreement shall be governed by, and shall be construed in accordance with the laws of the Netherlands and any dispute arising out of or in connection with this Joinder Agreement shall be settled in accordance with the ICC Rules as provided for in Article 13.13.

[Signature Page Follows]

1

IN WITNESS WHEREOF, the undersigned has duly executed, or cause to be duly executed by its duly authorized officer, this Joinder Agreement as of the date first above written.

Almacenes Éxito S.A.

By:	/s/
Name: Carlos Mario Giraldo Moreno
Title: Chief Executive Officer

For acceptance by the Parties to the Framework and IPO Agreement:

Casino, Guichard-Perrachon S.A.

By:	/s/
Name: Diane Coliche
Title: Director Development and Holdings

2

Execution version

JOINDER AGREEMENT

This joinder agreement, dated as of July 11, 2014 (the “Joinder Agreement”) is entered into by Casino Entreprise, a société par actions simplifiée organized under the laws of France, with a capital of EUR 166,931,225.00, having its registered office at 1, Esplanade de France, 42000 Saint-Etienne, France, registered with the registry of trade and companies of Saint-Etienne under number 422 919 548, in connection with a framework and IPO agreement, dated as of July 11, 2014, by and among CGP, CBD, VV, Nova, Nova OpCo and Cnova (as it may be amended, restated, supplemented or otherwise modified from time to time until the date hereof, the “Framework and IPO Agreement”).  Capitalized terms used in this Joinder Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Framework and IPO Agreement.

WHEREAS, the undersigned wishes to participate in and cooperate with the Project and to become a Joining Party to the Framework and IPO Agreement.

Section 1.              In accordance with Article 13.1, the undersigned hereby:

a)                  acknowledges all the terms and conditions of the Framework and IPO Agreement, including the terms imposing obligations to the Joining Parties;

b)                  agrees that by the execution and delivery hereof, the undersigned becomes a Joining Party and shall be bound by all the terms of the Framework and IPO Agreement (including any obligations contained herein) applicable to the undersigned in its capacity as a Joining Party;

c)                   represents and warrants that each of the representations and warranties set forth in Article 9 given by it as a Joining Party and to the extent applicable to the undersigned as a Joining Party is true and complete as of the date hereof (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date;

d)                  agrees that this Joinder Agreement may be attached to the Framework and IPO Agreement; and

e)                   the address of the Joining Party for purposes of Article 13.2 is as follows:

1, Esplanade de France, 42000 Saint-Etienne, France

Section 2.              This Joinder Agreement shall be governed by, and shall be construed in accordance with the laws of the Netherlands and any dispute arising out of or in connection with this Joinder Agreement shall be settled in accordance with the ICC Rules as provided for in Article 13.13.

[Signature Page Follows]

1

IN WITNESS WHEREOF, the undersigned has duly executed, or cause to be duly executed by its duly authorized officer, this Joinder Agreement as of the date first above written.

Casino Entreprise S.A.S.

By:	/s/
Name: Emmanuel Grenier
Title: President

For acceptance by the Parties to the Framework and IPO Agreement:

Casino, Guichard-Perrachon S.A.

By:	/s/
Name: Diane Coliche
Title: Director Development and Holdings

2

Execution version

JOINDER AGREEMENT

This joinder agreement, dated as of July 11, 2014 (the “Joinder Agreement”) is entered into by Mr. Eduardo Khair Chalita, Brazilian, holder of Identity Card no. 04340487-0 issued by IFP/RJ, enrolled with the CPF/MF under no. 600.137.107-53, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Gomes de Carvalho, 1609/1617, 3rd - 7th floor, CEP no. 04547-006, Brazil, in connection with a framework and IPO agreement, dated as of July 11, 2014, by and among CGP, CBD, VV, Nova, Nova OpCo and Cnova (as it may be amended, restated, supplemented or otherwise modified from time to time until the date hereof, the “Framework and IPO Agreement”).  Capitalized terms used in this Joinder Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Framework and IPO Agreement.

WHEREAS, the undersigned wishes to participate in and cooperate with the Project and to become a Joining Party to the Framework and IPO Agreement.

Section 1.                                          In accordance with Article 13.1, the undersigned hereby:

a)                  acknowledges all the terms and conditions of the Framework and IPO Agreement, including the terms imposing obligations to the Joining Parties;

b)                  agrees that by the execution and delivery hereof, the undersigned becomes a Joining Party and shall be bound by all the terms of the Framework and IPO Agreement (including any obligations contained herein) applicable to the undersigned in its capacity as a Joining Party;

c)                   represents and warrants that each of the representations and warranties set forth in Article 9 given by it as a Joining Party and to the extent applicable to the undersigned as a Joining Party is true and complete as of the date hereof (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date;

d)                  agrees that this Joinder Agreement may be attached to the Framework and IPO Agreement; and

e)                   the address of the Joining Party for purposes of Article 13.2 is as follows:

Rua Gomes de Carvalho, 1609/1617, 3rd - 7th floor, CEP no. 04547-006, Brazil

Section 2.                                          This Joinder Agreement shall be governed by, and shall be construed in accordance with the laws of the Netherlands and any dispute arising out of or in connection with this Joinder Agreement shall be settled in accordance with the ICC Rules as provided for in Article 13.13.

[Signature Page Follows]

1

IN WITNESS WHEREOF, the undersigned has duly executed, or cause to be duly executed by its duly authorized officer, this Joinder Agreement as of the date first above written.

By:	/s/
Eduardo Khair Chalita

For acceptance by the Parties to the Framework and IPO Agreement:

Casino, Guichard-Perrachon S.A.

By:	/s/
Name: Diane Coliche
Title: Director Development and Holdings

2

Execution version

JOINDER AGREEMENT

                                      This joinder agreement, dated as of July 11, 2014 (the “Joinder Agreement”) is entered into by Mr. Germán Pasquale Quiroga Vilardo, Brazilian, holder of Identity Card no. 7354705-1 issued by the IFP, enrolled with the CPF/MF under no. 009.943.227-71, resident and domiciled in the city of São Paulo, state of São Paulo, at Rua Gomes de Carvalho, 1609/1617, 3rd - 7th floor, CEP no. 04547-006, Brazil, in connection with a framework and IPO agreement, dated as of July 11, 2014, by and among CGP, CBD, VV, Nova, Nova OpCo and Cnova (as it may be amended, restated, supplemented or otherwise modified from time to time until the date hereof, the “Framework and IPO Agreement”).  Capitalized terms used in this Joinder Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Framework and IPO Agreement.

                                      WHEREAS, the undersigned wishes to participate in and cooperate with the Project and to become a Joining Party to the Framework and IPO Agreement.

                                      Section 1.                                         In accordance with Article 13.1, the undersigned hereby:

a)                  acknowledges all the terms and conditions of the Framework and IPO Agreement, including the terms imposing obligations to the Joining Parties;

b)                  agrees that by the execution and delivery hereof, the undersigned becomes a Joining Party and shall be bound by all the terms of the Framework and IPO Agreement (including any obligations contained herein) applicable to the undersigned in its capacity as a Joining Party;

c)                   represents and warrants that each of the representations and warranties set forth in Article 9 given by it as a Joining Party and to the extent applicable to the undersigned as a Joining Party is true and complete as of the date hereof (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date;

d)                  agrees that this Joinder Agreement may be attached to the Framework and IPO Agreement; and

e)                   the address of the Joining Party for purposes of Article 13.2 is as follows:

Rua Gomes de Carvalho, 1609/1617, 3rd - 7th floor, CEP no. 04547-006, Brazil

                                      Section 2.                                         This Joinder Agreement shall be governed by, and shall be construed in accordance with the laws of the Netherlands and any dispute arising out of or in connection with this Joinder Agreement shall be settled in accordance with the ICC Rules as provided for in Article 13.13.

[Signature Page Follows]

1

                                      IN WITNESS WHEREOF, the undersigned has duly executed, or cause to be duly executed by its duly authorized officer, this Joinder Agreement as of the date first above written.

By:	/s/
Germán Pasquale Quiroga Vilardo

For acceptance by the Parties to the Framework and IPO Agreement:

Casino, Guichard-Perrachon S.A.

By:	/s/
Name: Diane Coliche
Title: Director Development and Holdings

2